     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2000
                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           FIRST STERLING BANKS, INC.
                                ---------------

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 GEORGIA                                   6712                                  58-2104977
     (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                   (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                            ------------------------

                               676 CHASTAIN ROAD
                            KENNESAW, GEORGIA 30144
                                 (770) 422-2888
                            ------------------------

         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                         ------------------------------

                               EDWARD C. MILLIGAN
                           FIRST STERLING BANKS, INC.
                               676 CHASTAIN ROAD
                            KENNESAW, GEORGIA 30144
                                 (770) 422-2888
                            ------------------------

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                         ------------------------------

                                    COPY TO:

    T. KENNERLY CARROLL, JR., ESQ.                JOHN L. DOUGLAS, ESQ.
         TED S. BIDERMAN, ESQ.                RALPH F. MACDONALD III, ESQ.
          MILLER & MARTIN LLP                       ALSTON & BIRD LLP
  1275 PEACHTREE STREET, N.E. SEVENTH              ONE ATLANTIC CENTER
                 FLOOR                         1201 WEST PEACHTREE STREET
      ATLANTA, GEORGIA 30309-3576              ATLANTA, GEORGIA 30309-3424
            (404) 962-6100                           (404) 881-7000

                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED             PROPOSED
                                                                MAXIMUM              MAXIMUM             AMOUNT OF
        TITLE OF EACH CLASS             AMOUNT TO BE        OFFERING PRICE          AGGREGATE          REGISTRATION
           OF SECURITIES                 REGISTERED            PER UNIT          OFFERING PRICE             FEE
Common Stock(1)....................     8,917,290(1)              N/A            $46,470,753 (2)          $12,268

(1) Based upon the maximum number of shares that may be issued upon consummation of the transaction described herein.

(2) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(f)(2) under the Securities Act of 1933, based on the book value of the stock of Main Street Banks Incorporated on December 31, 1999.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS AND PROXY STATEMENT OF                PROXY STATEMENT OF
FIRST STERLING BANKS, INC.                       MAIN STREET BANKS INCORPORATED
FOR 8,917,290 SHARES OF COMMON STOCK             FOR THE SPECIAL MEETING OF SHAREHOLDERS
AND THE ANNUAL MEETING OF SHAREHOLDERS
TRADING SYMBOL: NASDAQNM:FSLB

                            MEETING OF SHAREHOLDERS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of First Sterling and Main Street Banks have unanimously agreed to a merger of equals that will result in Main Street Banks merging with and into First Sterling. This strategic transaction provides First Sterling and Main Street Banks with growth and strategic opportunities that would not have been available to us on a stand-alone basis. The merger of the two bank holding companies will result in a larger bank holding company with banks in Cobb, DeKalb, Gwinnett, Barrow, Clarke, Newton, Rockdale and Walton counties.

    If the merger is completed, Main Street Banks shareholders will receive 1.01 shares of stock of First Sterling for each share of Main Street Banks that they own just before the merger. Each share of First Sterling stock outstanding immediately prior to the merger shall remain outstanding from and after the merger. Following the merger, investors that owned First Sterling stock immediately prior to the merger initially will own approximately 35% of the combined company, and investors that owned Main Street Banks stock immediately prior to the merger initially will own approximately 65% of the combined company.

    The shareholders of First Sterling shall vote on the following:

    - Approval of the merger agreement, which is attached as APPENDIX A to this joint proxy statement/prospectus and the issuance of up to 8,917,290 shares of its common stock to Main Street Banks shareholders in exchange for their stock in Main Street Banks;

    - Adoption of the restated articles of incorporation of First Sterling which is attached as Exhibit A to APPENDIX A to this joint proxy statement/prospectus. The restated articles of incorporation amend the present articles to increase the number of shares that First Sterling is authorized to issue from 10,000,000 to 50,000,000 shares of common stock and provides that a director must be elected by a majority of the outstanding shares;

    - Election of three Class III directors to serve for three year terms expiring at the 2003 annual shareholders meeting; and

    - Approval of the First Sterling 1999 Directors Stock Option Plan which is attached hereto as APPENDIX B.

    The shareholders of Main Street Banks shall vote on the following:

    - Approval of the merger agreement which is attached as APPENDIX A to this joint proxy statement/prospectus.

    Whether or not you plan to attend a meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the proposal(s) submitted at your meeting. If you are a First Sterling stockholder and fail to return your proxy card or vote in person at the First Sterling special meeting, the effect will be a vote against the merger. If you are a Main Street Banks shareholder and fail to return your proxy card or do not vote in person at the Main Street Banks special meeting, the effect will be a vote against the merger.

    The dates, times and places of the meetings are as follows:

First Sterling           Main Street Banks
shareholders:            shareholders:

, 2000                   , 2000
, LOCAL TIME             10:00 A.M., LOCAL TIME
WESTSIDE BANK            NEWTON COUNTY LIBRARY
676 CHASTAIN ROAD        7116 FLOYD STREET
KENNESAW, GEORGIA 30144  COVINGTON, GA 30014

    Pursuant to article 13 of the Georgia Business Corporation Code, shareholders of Main Street Banks are entitled to dissent from the transactions contemplated by the merger agreement. A copy of article 13 is annexed as APPENDIX C to this joint proxy statement/prospectus.

    First Sterling's board of directors has unanimously approved the merger agreement. First Sterling's board of directors believes that the merger is fair to, and in the best interest of, First Sterling and its shareholders and strongly encourages you to vote "FOR" the proposal. Brown, Burke Capital Partners, Inc., an investment banking firm, has issued its opinion to First Sterling's board of directors that the consideration to be paid by First Sterling pursuant to the merger agreement is fair, from a financial point of view, to First Sterling and its shareholders.

    Main Street Banks' board of directors has unanimously approved the merger agreement. Main Street Banks' board of directors believes that the merger is fair to, and in the best interest of, Main Street Banks and its shareholders and strongly encourages you to vote "FOR" the proposal. The Carson Medlin Company, an investment banking firm, has issued its opinion to Main Street Banks' board of directors that the consideration to be paid by First Sterling pursuant to the merger agreement is fair, from a financial point of view, to Main Street Banks and its shareholders.

-----------------------------------------------
Edward C. Milligan
Chairman of the Board and
Chief Executive Officer
First Sterling Banks, Inc.
-----------------------------------------------
Robert R. Fowler, III
Chairman of the Board and
Chief Executive Officer
Main Street Banks Incorporated

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE APPROVING THE MERGER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF FIRST STERLING COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

The date of this joint proxy statement/prospectus is ____________, 2000 and it is being mailed or otherwise delivered to First Sterling shareholders and Main Street Banks shareholders on or about ____________, 2000.

                           FIRST STERLING BANKS, INC.
                               676 CHASTAIN ROAD
                            KENNESAW, GEORGIA 30144
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Sterling Banks, Inc. will be held at Westside Bank, 676 Chastain Road, Kennesaw,
Georgia, 30144, at       o'clock   .m., local time, on             , 2000, for
the following purposes:

    1. APPROVE MERGER AGREEMENT. To approve the merger agreement by and between First Sterling Banks, Inc. and Main Street Banks Incorporated, which is attached as APPENDIX A to the joint proxy statement/prospectus.

    2. APPROVE ISSUANCE OF COMMON STOCK. To approve the issuance of up to 8,917,290 shares of First Sterling Banks, Inc.'s common stock to Main Street Banks Incorporated's shareholders in exchange for their stock in Main Street Banks Incorporated.

    3. APPROVE RESTATED ARTICLES OF INCORPORATION. To approve the Restated Articles of Incorporation of First Sterling Banks, Inc. which is attached as EXHIBIT A to APPENDIX A to the Joint Proxy Statement/Prospectus and which amends the present articles of incorporation to increase the number of shares that First Sterling Banks, Inc. is authorized to issue from 10,000,000 to 50,000,000 shares of common stock and provides that a director must be elected by a majority of the outstanding shares.

    4. ELECT CLASS III DIRECTORS. To elect three (3) Class III directors to serve for three-year terms expiring at the 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

    5. 1999 DIRECTORS STOCK OPTION PLAN. To approve the 1999 Directors Stock Option Plan, which is attached as APPENDIX B to the Joint Proxy Statement/Prospectus.

    6. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

    Only shareholders of record at the close of business on             , 2000,
will be entitled to receive notice of and vote at the annual meeting or any adjournments thereof.

    The annual meeting may be adjourned from time to time without notice other than announcement at the annual meeting, and any business for which notice of the annual meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                          By Order of the Board of Directors,

                                          Edward C. Milligan
                                          CHAIRMAN OF THE BOARD OF DIRECTORS
                                          AND CHIEF EXECUTIVE OFFICER

Enclosures

          , 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         MAIN STREET BANKS INCORPORATED
                               1121 FLOYD STREET
                            COVINGTON, GEORGIA 30014
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Main Street Banks Incorporated will be held at Newton County Library, 7116 Floyd Street, Covington, Georgia 30014, at ten o'clock a.m., local time, on
            , 2000, for the following purposes:

    1. To consider and vote upon the Merger Agreement by and between First Sterling Banks, Inc. and Main Street Banks Incorporated. In the merger, each share of Main Street Banks common stock outstanding on the effective date of the merger will be converted into 1.01 shares of First Sterling common stock. You can find a copy of the merger agreement and related plan of merger in Appendix A to the joint proxy statement/prospectus.

    2. To transact such other business, if any, that may properly come before the special meeting or any adjournment or postponement of the special meeting.

    Only shareholders of record at the close of business on             , 2000,
are entitled to receive notice of and vote at the Special Meeting or any adjournment or postponement of the special meeting.

    Appraisal rights are available under Georgia law to Main Streets Banks shareholders with respect to the merger. Please see the section entitled "The Merger--Statutory provisions for dissenting shareholders" on page 40 of the accompanying joint proxy statement/prospectus for a discussion of the availability of appraisal rights and the procedures required to be followed to assert dissenters' rights in connection with the merger.

    We look forward to seeing you at the special meeting. Your vote is important. Please mark, sign and return your proxy card, whether or not you plan to attend the special meeting.

    Main Street Bank's board of directors unanimously recommends that shareholders vote "FOR" approval of the merger.

                                          By Order of the Board of Directors,

                                          Robert R. Fowler, III
                                          CHAIRMAN OF THE BOARD OF DIRECTORS
                                          AND CHIEF EXECUTIVE OFFICER

Enclosures

          , 2000

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Questions and answers about the merger......................      1

A warning about forward-looking statements..................      3

Summary.....................................................      4
    Information about First Sterling and Main Street
     Banks..................................................      4
    The merger (page 19)....................................      4
    Reasons for the merger (page 21)........................      5
    First Sterling shareholders' meeting (page 16)..........      5
    First Sterling's record date and voting (page 16).......      5
    First Sterling's board unanimously recommends
     shareholder approval (page 22).........................      5
    Main Street Banks' special shareholders' meeting (page
     16)....................................................      6
    Main Street Banks' record date and voting (page 16).....      6
    Main Street Banks' board unanimously recommends
     shareholder approval (page 24).........................      6
    First Sterling's dividend policy following the merger
     (page 53)..............................................      6
    Interests of our managements and boards of directors in
     the merger (pages 48)..................................      6
    Comparative rights of shareholders (page 105)...........      6
    Federal income tax considerations (page 39).............      6
    Accounting treatment (page 40)..........................      7
    Fairness opinion of First Sterling's financial advisor
     (page 24)..............................................      7
    Fairness opinion of Main Street Banks' financial advisor
     (page 28)..............................................      7
    Conditions to the merger (page 36)......................      7
    Termination of the merger agreement (page 38)...........      7
    New First Sterling shares to be listed on Nasdaq (page
     37)....................................................      8
    Regulatory approvals (page 37)..........................      8
    Dissenting shareholders' rights of appraisal (page
     40)....................................................      8
    Robert Fowler's nonbinding letter (page 51).............      8

Selected consolidated financial information.................      9
    First Sterling selected historical consolidated
     financial information..................................      9
    Main Street Banks selected historical consolidated
     financial information..................................     10
    First Sterling and Main Street Banks pro forma selected
     historical consolidated financial information..........     11

Comparative stock prices and dividends......................     12
    First Sterling stock information........................     12
    Main Street Banks stock information.....................     12

Historical and pro forma comparative per share data.........     13

Risk factors................................................     15
    Possible loss of key personnel will negatively impact
     First Sterling.........................................     15
    The trading volume in First Sterling stock has been
     low....................................................     15
    Changes in interest rates could have an adverse effect
     on First Sterling's income.............................     15
    First Sterling could experience difficulties in
     integrating its mergers................................     15

Shareholders' meetings......................................     15
    Date, time and place....................................     15
    Matters to be considered at the First Sterling
     shareholders' meeting..................................     16
    Matters to be considered at the Main Street Banks
     shareholders' meeting..................................     16
    Record dates; shares outstanding; quorums...............     16

                                                                PAGE
                                                              --------
    Votes required; voting agreements.......................     17
    Voting of proxies.......................................     17
    Effect of abstentions and broker non-votes..............     18
    Revocability of proxies.................................     18
    Solicitation of proxies.................................     19

The merger..................................................     19
    Overview................................................     19
    Background of the merger................................     19
    Reasons for the merger..................................     21
        First Sterling's reasons for the merger.............     21
        Recommendation of the First Sterling board of
        directors...........................................     22
        Main Street Banks' reasons for the merger...........     22
        Recommendation of the Main Street Banks board of
        directors...........................................     23
    Opinion of financial advisor to First Sterling..........     23
    Opinion of financial advisor to Main Street Banks.......     27
    Exchange of Main Street Banks stock certificates........     32
    Fractional shares.......................................     33
    Effective time of the merger............................     33
    Terms of the merger.....................................     33
    Representations and warranties..........................     33
    Conduct of business pending the merger..................     34
    Conditions to the merger................................     35
    Required regulatory approvals...........................     35
    Nasdaq listing..........................................     36
    Waiver, amendment, and termination......................     36
    Management and operations after the merger..............     37
    Material federal income tax consequences of the
     merger.................................................     37
    Accounting treatment....................................     39
    Expenses and fees.......................................     39
    Statutory provisions for dissenting shareholders........     39
    Restrictions on resales by affiliates...................     41

Unaudited pro forma condensed combined financial
  information...............................................     42

Interests of certain persons in the merger..................     47
    Employment agreements of First Sterling executive
     officers after the merger..............................     47
    Shares owned by management and the board................     50
    Robert Fowler's nonbinding letter.......................     50

Supervision and regulation..................................     51
    General.................................................     51
    Payment of dividends....................................     52
    Financial relationship between First Sterling and Main
     Street Banks and their subsidiaries....................     53
    Capital adequacy........................................     54
    Prompt corrective action................................     55
    Community Reinvestment Act..............................     57
    Legislative and regulatory changes......................     57
    Fiscal and monetary policy..............................     57

Information about First Sterling............................     58
    Board of directors......................................     58

                                                                PAGE
                                                              --------
    Board committees and attendance.........................     61
    Audit committee.........................................     61
    Compensation committee..................................     61
    Reports required by Section 16(a) of the Securities
     Exchange Act of 1934...................................     62
    Certain transactions....................................     62
    Officers................................................     62
    Executive compensation..................................     63
    Stock options...........................................     64
    Director compensation...................................     65
    First Sterling security ownership.......................     65

Information about Main Street Banks.........................     67
    Background..............................................     67
    Lines of business.......................................     67
    Market areas............................................     69
    Competition.............................................     70
    Employee relations......................................     70
    Facilities..............................................     71
    Certain transactions....................................     72
    Legal proceedings.......................................     73

Main Street Banks security ownership........................     74

Main Street Banks' management's discussion and analysis of
  financial condition and results of operations.............     75
    Special Cautionary Notice Regarding Forward-Looking
     Statements.............................................     75
    For the years ended December 31, 1999, 1998 and 1997....     76
        Overview............................................     76
        Results of operations...............................     76
        Financial condition.................................     80
        Quarterly results...................................     92

Directors of Main Street Banks..............................     93
    Committees..............................................     93
    Director compensation...................................     93

Main Street Banks' executive compensation...................     95
    Restricted stock award plan.............................     96
    Long-term incentive plan................................     96
    Savings plan............................................     96
    Cash incentive bonus plan...............................     96
    Compensation committee interlocks and insider
     participation..........................................     96

Proposal to amend First Sterling's articles of
  incorporation.............................................     97

Proposal to elect three Class III directors of First
  Sterling..................................................     97

Proposal to adopt the 1999 Directors Stock Option Plan......     98

Description of First Sterling stock.........................    100
    Common stock............................................    100
    Anti-takeover provisions................................    101
        Classification of the board of directors............    101
        Change in number of directors.......................    101

                                                                PAGE
                                                              --------
        Removal of directors................................    101
        Advantages and disadvantages of articles 7, 8 and
        9...................................................    101
        Supermajority voting on certain transactions........    102
        Evaluation of an acquisition proposal...............    102
        Amendment of anti-takeover provisions...............    103
        Control Acquisition.................................    104

Comparison of the rights of holders of Main Street Banks
  stock and First Sterling stock............................    104
    General.................................................    104
    Authorized Capital Stock................................    104
    Amendment of Articles of Incorporation..................    104
    Notice of Meetings of Shareholders......................    105
    Special Meetings........................................    105
    Record Date.............................................    106
    Removal of Directors....................................    106
    Shareholder Inspection Rights; Shareholder Lists........    106
    Voting Rights...........................................    107
    Directors...............................................    107
    Limitation of liability and indemnification of
     directors, officers and employees......................    107
    Dissenters' Appraisal Rights............................    108
    Anti-Takeover Provisions; Restrictions on Certain
     Business Combinations..................................    108
    Amendment of Bylaws.....................................    109
    Dividends and other distributions.......................    109

Legal matters...............................................    109

Experts.....................................................    110

Miscellaneous information regarding First Sterling's annual
  meeting...................................................    110
    Relationship with independent accountants...............    110
    Solicitation of Proxies.................................    110
    2001 annual meeting of First Sterling- shareholder
     proposals..............................................    110
    Other matters...........................................    110

Where you can get more information..........................    111

Incorporation of certain documents by reference.............    111

Main Street Banks Incorporated and Subsidiary Audited
  Financial Statements
    Report of Independent Auditors..........................    F-1
    Consolidated Balance Sheets as of December 31, 1999 and
     1998...................................................    F-2
    Consolidated Statements of Income for the years ended
     December 31, 1999, 1998 and 1997.......................    F-3
    Consolidated Statements of Changes in Shareholders'
     Equity for the years ended December 31, 1999, 1998 and
     1997...................................................    F-4
    Consolidated Statements of Cash Flows for the years
     ended December 31, 1999, 1998 and 1997.................    F-5
    Notes to Financial Statements...........................    F-6

APPENDIX A: MERGER AGREEMENT................................    A-1

APPENDIX B: FIRST STERLING 1999 DIRECTORS STOCK OPTION
  PLAN......................................................    B-1

APPENDIX C: GEORGIA DISSENTERS' RIGHTS STATUTE..............    C-1

APPENDIX D: OPINION OF BROWN, BURKE CAPITAL PARTNERS,
  INC.......................................................    D-1

APPENDIX E: OPINION OF THE CARSON MEDLIN COMPANY............    E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE FIRST STERLING AND MAIN STREET BANKS PROPOSING TO MERGE?

A. Our companies are proposing to merge because we believe the resulting combination will provide our shareholders with substantial benefits and will enable us to better serve our customers. Our products and markets generally are complementary. The combined company should be in a better position to exploit opportunities within its market. After the merger, the subsidiary banks will have bank branches in the following Georgia counties: Cobb, Gwinnett, Rockdale, Newton, Barrow, DeKalb, Walton and Clarke. To review the reasons for the merger in more detail, see "The merger--Reasons for the merger" at page 21.

Q:  WHAT DO I NEED TO DO NOW?

A. First, carefully read this document, then indicate on your proxy card how you want to vote, and sign, date and return it as soon as possible. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted in favor of the merger.

    You may attend the shareholders' meeting and vote your shares in person rather than completing and returning your proxy card. If you do complete and return your proxy card, you may revoke it at any time prior to the vote at the shareholders' meetings by following the directions described under "Shareholders' meetings--Revocability of proxies" at page 18.

    THE BOARDS OF DIRECTORS OF FIRST STERLING AND MAIN STREET BANKS HAVE EACH UNANIMOUSLY VOTED TO RECOMMEND THAT YOU VOTE IN FAVOR OF EACH OF THE PROPOSALS ON WHICH YOU WILL BE VOTING.

Q:  MY SHARES ARE HELD IN MY BROKER'S NAME. HOW DO I GO ABOUT VOTING?

A: Copies of the joint proxy statement/prospectus have been sent to your broker, who must forward one to you. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions. Your broker cannot vote your shares without your instructions.

Q:  PLEASE EXPLAIN THE EXCHANGE RATIOS IN THE TRANSACTION.

A: Main Street Banks shareholders will receive 1.01 shares of First Sterling common stock in exchange for each share of Main Street common stock. We will not issue fractional shares. Main Street Banks shareholders who would otherwise be entitled to receive a fractional share instead will receive cash based on the market value of the fractional share of First Sterling common stock at the time of the merger.

Q:  WILL FIRST STERLING PAY DIVIDENDS TO SHAREHOLDERS?

A: After the merger, First Sterling intends to continue to pay dividends to shareholders at Main Street Banks' current quarterly rate of $0.08 per share. However, the directors of First Sterling will use their discretion to decide whether to declare dividends and the amount of any dividends.

Q:  WHAT ARE THE TAX CONSEQUENCES TO MAIN STREET BANKS SHAREHOLDERS?

A: Generally, the exchange of shares by Main Street Banks shareholders will be tax-free to Main Street Banks' shareholders for federal income tax purposes, except for taxes on cash received for fractional shares. Please see "The merger--Material federal income tax consequences of the merger" at page 39 for a description of certain federal income tax consequences of the transactions.

Q:  WHAT WILL HAPPEN IF I DON'T SEND IN MY PROXY CARD?

A: If you don't send in your proxy card, your shares will not be voted unless you attend the meeting and vote in person. If a significant number of shareholders do not return their proxy cards, there may not be enough shares represented at each meeting to approve the transactions even if all those present are in favor of approval. In that case, the transactions could not take place at that time. The failure to return your proxy card or vote in person at the meeting will have the same effect as a vote against the merger.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send all Main Street Banks shareholders written instructions for exchanging their share certificates. The First Sterling shareholders will not exchange their certificates and should also not send in their certificates.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working toward completing the merger as quickly as possible. In addition to shareholder approvals, we must also obtain regulatory approvals. We hope the merger will be completed approximately two weeks after the shareholders' meetings.

Q:  WHO SHOULD I CALL WITH QUESTIONS ABOUT THE MERGER?

A: First Sterling shareholders should call Barbara Bond at (770) 422-2888. Main
    Street Banks shareholders should call Angela King at (770) 786-3441.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this document, and in documents that we incorporate by reference, that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of First Sterling or Main Street Banks or the combined company. When we use words such as "believes," "expects," "estimates," "projects," "anticipates," "should," or similar expressions, we are making forward-looking statements.

    You should note that many factors, some of which are discussed elsewhere in this document, could affect the future financial results of First Sterling, Main Street Banks or the combined company. These factors could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

    - combining the businesses of First Sterling and Main Street Banks may cost more or take longer than we expect;

    - integrating the businesses and technologies of First Sterling and Main Street Banks and retaining key personnel may be more difficult than we expect;

    - our revenues after the merger may be lower than we expect, or our operating costs may be higher than we expect;

    - expected cost savings from the merger may not be fully realized or may not be realized when expected;

    - we may lose more business or customers after the merger than we expect or there may be increases in competitive pressures;

    - changes in the interest rate environment may reduce interest margins; increases in interest rates generally may reduce loan demand and the values of our assets and assets securing loans; general economic conditions, either nationally or where the combined company will be doing business, or conditions in securities markets, may be less favorable than we currently anticipate;

    - legislation or regulatory changes may adversely affect our business; or

    - technological changes may increase competitive pressures and increase our costs.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. EACH ITEM IN THIS SUMMARY REFERS TO A PAGE WHERE THAT SUBJECT IS DISCUSSED IN MORE DETAIL. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN GET MORE INFORMATION" AT PAGE 112, AND "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" AT PAGE 112, ADDITIONAL INFORMATION ABOUT FIRST STERLING IS CONTAINED IN ITS FORM 10-KSB FOR DECEMBER 31, 1999 WHICH IS ENCLOSED WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. IN ADDITION, THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

INFORMATION ABOUT FIRST STERLING AND MAIN STREET BANKS

    FIRST STERLING BANKS, INC.
    676 CHASTAIN ROAD
    KENNESAW, GEORGIA 30144
    (770) 422-2888

    First Sterling is a Georgia bank holding company headquartered in Kennesaw, Georgia, and owns all of the outstanding capital stock of three subsidiary banks: Westside, Eastside and Community. As of December 31, 1999, First Sterling had total consolidated assets of $348,251,000.

    The Westside Bank & Trust Company conducts operations through three full service branches in Kennesaw and Marietta in Cobb County, Georgia. The Eastside Bank & Trust Company conducts operations through two full service branches located in Snellville and Lawrenceville, Gwinnett County, Georgia. Community Bank of Georgia conducts operations through its main office in Tucker, DeKalb County, Georgia and two branch offices located in Lilburn and Dacula, Gwinnett County, Georgia. All three banks engage in commercial and retail banking.

    MAIN STREET BANKS INCORPORATED
    1134 CLARK STREET
    COVINGTON, GEORGIA 30014
    (770) 786-3441

    Main Street Banks is a Georgia bank holding company headquartered in Covington, Georgia, and owns all of the outstanding capital stock of Main Street Bank. As of December 31, 1999, Main Street Banks had total consolidated assets of $503,514,800.

    Main Street Bank operates 13 full service banking locations and 16 automated teller machines located in Barrow, Clarke, Gwinnett, Newton, Rockdale and Walton counties in Georgia. Main Street is engaged in a full range of traditional banking, mortgage banking, and investment and insurance services to individual and corporate customers through its thirteen locations.

THE MERGER (PAGE 19)

    Main Street Banks will merge with and into First Sterling. First Sterling will be the surviving company after the merger. The merger will combine our businesses under a single holding company named First Sterling Banks, Inc. As a result of the merger, First Sterling will own Main Street Bank, in addition to Westside, Eastside and Community.

    After the merger, First Sterling's board of directors shall have eight members--four from First Sterling and four from Main Street Banks. The directors from First Sterling shall be Eugene L. Argo, P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan. The directors from Main Street Banks shall be Sam B. Hay III, C. Candler Hunt, Robert R. Fowler III and Frank B. Turner. Mr. Fowler shall be the chairman of the board and Justice Hines shall be vice chairman.
Mr. Milligan shall be the president and chief executive officer. Mr. Hay shall be executive vice president and chief operating officer. Mr. Joseph K. Strickland, Jr., the current president of Main Street Bank, shall become executive vice president, banking.

    The merger consideration will be 1.01 shares of First Sterling common stock for each share of Main Street Banks common stock.

    When the merger is complete, each share of Main Street Banks common stock will be converted into 1.01 shares of First Sterling common stock. The exchange ratio is fixed. However, the market price of the First Sterling common stock that Main Street Banks shareholders will receive as a result of the merger may be significantly higher or lower than its current value or its value at the date of the shareholders' meetings.

    Cash payments will be made instead of issuing fractional shares. For example, if you hold 150 shares of Main Street Banks common stock, you will receive 151 shares of First Sterling common stock (150 X 1.01 = 151.5), plus a cash payment equal to the value of 0.50 of a share of First Sterling common stock at the time of the merger.

    Subsequent to the merger, First Sterling's existing shareholders will own approximately 35% of the total shares outstanding and Main Street Banks' shareholders will own approximately 65%.

REASONS FOR THE MERGER (PAGE 21)

    We believe that the combination of the two companies will enable us to achieve economies of scale, greater growth and diversification of markets, strengthen management and enhance the competitive position of the four banks. We also believe that increasing our shareholder base may increase the liquidity and marketability of First Sterling stock.

FIRST STERLING SHAREHOLDERS' MEETING (PAGE 16)

    First Sterling will hold its shareholders' meeting on             , 2000 at
            local time at 676 Chastain Road, Kennesaw, Georgia 30144. The shareholders of First Sterling will be entitled to vote on the merger and the issuance of up to 8,917,290 shares of its stock to Main Street Banks' shareholders in exchange for their stock in Main Street Banks. They will also vote on whether to approve the restated articles of incorporation of First Sterling which amends the present articles to increase the number of shares that First Sterling is authorized to issue from 10,000,000 to 50,000,000 shares of common stock and to provide that a director must be elected by a majority vote of the outstanding shares of First Sterling stock.

    The First Sterling meeting shall be its annual meeting at which the First Sterling shareholders shall vote, in addition to voting on the merger and the restated articles of incorporation, on the following:
    - The election of three Class III directors to serve for three year terms expiring at the 2003 First Sterling annual shareholders' meeting. The First Sterling board has nominated the following incumbent directors for these positions: Edward C. Milligan; P. Harris Hines and Harry L. Hudson, Jr.; and

    - The approval of First Sterling's 1999 Directors Stock Option Plan which is attached as APPENDIX B.

FIRST STERLING'S RECORD DATE AND VOTING (PAGE 16)

    If you owned shares of First Sterling stock at the close of business on
            , 2000, the record date, you are entitled to vote on the merger agreement and any other matters considered at the meeting. On the record date, there were 4,882,349 shares of First Sterling stock outstanding. You will have one vote at the meeting for each share of First Sterling stock you owned on the record date. The affirmative vote by shareholders owning at least a majority of the outstanding First Sterling stock is required to approve the merger, the issuance of the First Sterling stock, the restated articles of incorporation and the directors stock option plan. The directors shall be elected by a plurality of the shares represented at the meeting. As of March 1, 2000, First Sterling's directors, executive officers and their affiliates beneficially owned approximately 14.72% of the outstanding shares of First Sterling common stock entitled to vote at First Sterling's special meeting. These individuals intend to vote in favor of the proposals considered at the special meeting.

FIRST STERLING'S BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDER APPROVAL (PAGE 22)

    The First Sterling board of directors believes that the merger is in the best interest of First Sterling and its shareholders and unanimously recommends that the shareholders vote "FOR" approval of the merger agreement and the issuance of up to 8,917,290 shares of its stock and the restated articles of incorporation. The board also unanimously recommends that the shareholders vote "FOR" the three director nominees and the directors stock option plan.

MAIN STREET BANKS' SPECIAL SHAREHOLDERS' MEETING (PAGE 16)

    Main Street Banks will hold its special shareholders' meeting on
            , 2000 at 10:00 A.M. local time at Newton County Library, 7116 Floyd Street, Covington, Georgia 30014. The Main Street Banks shareholders will be entitled to vote on the merger.

MAIN STREET BANKS' RECORD DATE AND VOTING (PAGE 16)

    If you owned shares of Main Street Banks stock at the close of business on
            , 2000, the record date, you are entitled to vote on the merger agreement and any other matters considered at the meeting. On the record date, there were 8,829,000 shares of Main Street Banks stock outstanding. You will have one vote at the meeting for each share of Main Street Banks stock you owned on the record date. The affirmative vote by shareholders owning at least a majority of the outstanding Main Street Banks stock is required to approve the merger agreement. As of March 13, 2000, Main Street Banks' directors, executive officers and their affiliates beneficially owned approximately 62% of the outstanding shares of Main Street Banks' common stock entitled to vote at Main Street Banks' special meeting. These individuals intend to vote in favor of the proposals considered at the special meeting.

MAIN STREET BANKS' BOARD UNANIMOUSLY RECOMMENDS SHAREHOLDER APPROVAL (PAGE 24)

    The Main Street Banks board of directors believes that the merger is in the best interest of Main Street Banks and its shareholders and unanimously recommends that the shareholders vote "FOR" approval of the merger agreement.

FIRST STERLING'S DIVIDEND POLICY FOLLOWING THE MERGER (PAGE 15)

    First Sterling currently pays quarterly dividends of $0.04 per share of common stock. Main Street Banks currently pays quarterly dividends of $0.08 per share of common stock. First Sterling expects that it will continue to pay at least the per share amount in quarterly dividends which Main Street Banks is currently paying, but it may change that policy based on business conditions, First Sterling's financial condition and earnings or other factors.

INTERESTS OF OUR MANAGEMENTS AND BOARDS OF DIRECTORS IN THE MERGER (PAGES 48)

    When considering the recommendation of the First Sterling and Main Street Banks boards of directors, you should be aware that some directors and officers have interests in the merger that differ from the interests of other shareholders.

    Upon consummation of the merger, First Sterling would enter into employment agreements with Robert R. Fowler III, Sam B. Hay III and Joseph K. Strickland, Jr. and Edward C. Milligan's employment agreement would be amended. Also upon consummation of the merger, Eugene L. Argo, P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan (all current First Sterling directors) and Sam B. Hay III, C. Candler Hunt, Robert R. Fowler III and Frank B. Turner (all current Main Street Banks directors) shall be the directors of First Sterling.

    Each board was aware of these and other interests and considered them before approving and adopting the merger agreement.

COMPARATIVE RIGHTS OF SHAREHOLDERS (PAGE 105)

    Both First Sterling and Main Street Banks are incorporated under the laws of the State of Georgia and are subject to the Georgia Business Corporation Code. Upon consummation of the merger, the shareholders of Main Street Banks will become shareholders of First Sterling and the articles of incorporation and bylaws of First Sterling will govern their rights. First Sterling's articles of incorporation and bylaws differ somewhat from Main Street Banks.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 39)

    Main Street Banks' shareholders will not recognize gain or loss for federal income tax purposes on the receipt of shares of First Sterling common stock that they receive in the merger in exchange for shares of Main Street Banks stock surrendered. First Sterling's attorneys have issued a legal opinion to this effect. Main Street Banks' shareholders will be taxed, however, on any cash that they receive instead of any fractional shares of First Sterling stock, and if Main Street Banks'shareholders properly exercise their rights to dissent to the merger, they will generally be taxed on the cash that they receive. First Sterling shareholders will have no tax consequences as a result of the merger. Tax matters are complicated and the tax consequences of the merger may vary among shareholders. We urge you to contact your own tax advisor to fully understand how the merger will affect you.

ACCOUNTING TREATMENT (PAGE 40)

    We expect to account for the merger as a "pooling-of-interests." This means that, after the merger, we will treat Main Street Banks and First Sterling as if they had always been combined. Our obligations to complete the merger depend upon receiving a letter from our independent accountants that the merger qualifies as a pooling-of-interests.

FAIRNESS OPINION OF FIRST STERLING'S FINANCIAL ADVISOR (PAGE 24)

    Brown, Burke Capital Partners, Inc., has given an opinion to First Sterling's board of directors that, as of the date of this joint proxy statement/prospectus, the exchange ratio is fair from a financial point of view to First Sterling's shareholders.

    This opinion is attached as APPENDIX D to this document. First Sterling shareholders should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Brown, Burke in providing this opinion.

FAIRNESS OPINION OF MAIN STREET BANKS' FINANCIAL ADVISOR (PAGE 28)

    The Carson Medlin Company has given an opinion to Main Street Banks board of directors that, as of the date of this joint proxy statement/ prospectus, the exchange ratio in the merger is fair from a financial point of view to Main Street Banks' shareholders.

    This opinion is attached as APPENDIX E to this document. Main Street Banks' shareholders should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Carson Medlin in providing this opinion.

CONDITIONS TO THE MERGER (PAGE 36)

    We will complete the merger only if several conditions are satisfied, including the following:

    - A majority of each of Main Street Banks' and First Sterling's outstanding shares vote in favor of the merger agreement;

    - A majority of First Sterling's outstanding shares vote in favor of the issuance of the First Sterling stock pursuant to the merger agreement the restated articles of incorporation;

    - We receive all necessary regulatory approvals;

    - First Sterling's counsel delivers an opinion concerning certain federal income tax consequences of the merger; and

    - First Sterling and Main Street Banks each receive a letter from their independent accountants, Mauldin & Jenkins, LLC and Ernst & Young LLP, respectively, that the merger will qualify for pooling-of-interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 38)

    Our boards of directors can jointly agree to terminate the merger agreement at any time. In addition, either company can terminate the merger agreement if:

    - We do not complete the merger by June 30, 2000 (unless we mutually extend this date);

    - The shareholders of either Main Street Banks or First Sterling do not vote in favor of the merger agreement;

    - The other company materially breaches its representations, warranties or covenants it made or obligations it has under the merger agreement and the breach remains uncured for 30 days after notice of the breach is given;

    - The conditions to completing the merger are not satisfied; or

    - The Board of Governors of the Federal Reserve System or the Georgia Department of Banking and Finance denies approval of the merger.

NEW FIRST STERLING SHARES TO BE LISTED ON NASDAQ (PAGE 37)

    Prior to the effective time of the merger, First Sterling will list the shares of its common stock to be issued in the merger on the Nasdaq National Market.

REGULATORY APPROVALS (PAGE 37)

    We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. First Sterling has filed applications with the Federal Reserve and the Georgia Department of Banking for approval of the merger. We cannot be certain when or if we will obtain the regulatory approvals. However, we do not know of any reason why we should not obtain them in a timely manner.

DISSENTING SHAREHOLDERS' RIGHTS OF APPRAISAL (PAGE 40)

    Main Street Banks shareholders may dissent from the merger and upon following the requirements of Georgia law receive cash in the amount of the fair value of their Main Street Banks shares instead of the shares of First Sterling stock. First Sterling shareholders do not have a right of dissent or appraisal.

    ANY MAIN STREET BANKS' SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS

    - MUST FILE A WRITTEN NOTICE OF INTENT TO DISSENT PRIOR TO THE VOTE;

    - MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT; AND

    - MUST COMPLY WITH ALL OF THE PROCEDURAL REQUIREMENTS PROVIDED BY GEORGIA
      LAW.

    A copy of the dissenters' rights statute is attached as APPENDIX C to this document. We encourage you to read the statute carefully and to consult with legal counsel if you desire to exercise your dissenter's rights.

ROBERT FOWLER'S NONBINDING LETTER (PAGE 51)

    Mr. Robert R. Fowler III after the merger will have voting control over approximately 28% of First Sterling stock. He has stated in a nonbinding letter that his present intention is to vote these shares for a period of six years after the merger to maintain the equal representation on the First Sterling board of directors from First Sterling and Main Street Banks. He stated that it is his intention to vote specifically for the reelection of Eugene L. Argo when his term expires in 2002 and for the reelection of Messrs. Milligan, Hines and Hudson when their terms expire in 2003. Mr. Fowler's letter is simply an expression of his intention and not legally binding against him.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    We are providing the following information to help you analyze the financial aspects of the merger. We derived this information from audited consolidated financial statements for 1995 through 1999. The information has been adjusted to reflect all stock splits and dividends declared through the date of this joint proxy statement/prospectus and First Sterling's financial data has been restated to reflect the 1999 merger with Georgia Bancshares that was accounted for as a pooling-of-interests. This information is only a summary and you should read it in conjunction with both of our historical financial statements and related notes included in this document for Main Street Banks and in First Sterling's 10-KSB which is enclosed. See "Where you can get more information" at page 112 and "Main Street Banks Incorporated and Subsidiary Audited Financial Statements" at page F-1.

FIRST STERLING'S SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                               YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
Net interest income............................   15,088     12,156     10,687      8,331      7,622
Provision for loan losses......................      795        561        680        227        383
Net interest income after provision for loan
  losses.......................................   14,293     11,595     10,007      8,104      7,239
Net income.....................................    3,850      3,316      2,789      2,044      2,571

SELECTED BALANCE SHEET DATA:
Total assets...................................  348,251    283,699    248,397    195,056    168,561
Loans, net.....................................  246,508    188,163    149,999    113,353     96,952
Deposits.......................................  303,633    253,280    223,737    172,583    147,932
Total Shareholders' equity.....................   26,863     25,554     22,771     20,838     19,321

PER SHARE DATA:
Net income, per share
  Basic........................................     0.79       0.68       0.58       0.42       0.52
  Diluted......................................     0.74       0.64       0.55       0.41       0.52
Cash dividends declared per share..............     0.16       0.15       0.13       0.10       0.05
Book value per share...........................     5.50       5.27       4.71       4.28       3.91

SELECTED RATIOS:
Net income to average shareholders' equity.....    14.68%     13.49%     13.20%     10.87%     14.31%
Net income to average total assets.............     1.19%      1.25%      1.20%      1.03%      1.59%
Average shareholders' equity to average total
  assets.......................................     8.13%      9.27%      9.09%     11.13%     11.13%
Tier 1 risk-based capital......................     9.99%     11.28%     12.55%     14.81%     16.04%
Total risk-based capital.......................    11.06%     12.33%     13.69%     15.90%     17.21%
Leverage.......................................     7.66%      9.21%      7.33%     10.55%      9.83%

MAIN STREET BANKS SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                               YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
Net interest income............................   24,438     22,522     20,604     17,369     14,968
Provision for loan losses......................      935        865      1,405        935      1,160
Net interest income after provision for loan
  losses.......................................   23,503     21,657     19,199     16,434     13,808
Net income.....................................    7,234      6,515      5,490      4,291      3,201

SELECTED BALANCE SHEET DATA:
Total assets...................................  503,515    431,250    400,201    364,469    346,665
Loans, net.....................................  375,164    318,767    293,000    254,323    233,499
Deposits.......................................  402,596    365,896    355,947    327,257    312,027
Total shareholders' equity.....................   46,471     42,946     38,109     34,521     31,543

PER SHARE DATA:
Net income, per share
  Basic........................................     0.82       0.75       0.63       0.50       0.38
  Diluted......................................     0.82       0.75       0.63       0.50       0.38
Cash dividends declared per share..............     0.32       0.27       0.27       0.17       0.13
Book value per share...........................     5.26       4.87       4.39       3.99       3.70

SELECTED RATIOS:
Net income to average shareholders' equity.....    16.20%     16.13%     15.15%     13.00%     10.47%
Net income to average total assets.............     1.55%      1.56%      1.38%      1.20%      0.95%
Average shareholders' equity to average total
  assets.......................................     9.58%      9.67%      9.12%      9.20%      9.04%
Tier 1 risk-based capital......................    12.17%     12.74%     12.40%     13.24%     12.93%
Total risk-based capital.......................    13.42%     14.00%     13.66%     14.50%     14.19%
Leverage.......................................     9.27%      9.67%      9.00%      8.92%      8.50%

    The following table shows information about our companies reflecting the merger of our two companies (which is referred to as "pro forma" information).

FIRST STERLING AND MAIN STREET BANKS PRO FORMA SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following pro forma data assumes the merger will be accounted for under the pooling-of-interests method of accounting and we assumed that our companies had been merged throughout the periods presented.

                                                               YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------
                                                   1999       1998       1997       1996       1995
                                                 --------   --------   --------   --------   --------
                                                 (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
Net interest income............................   39,526     34,678     31,291     25,700     22,589
Provision for loan losses......................    1,730      1,426      2,085      1,162      1,543
Net interest income after provisions for loan
  losses.......................................   37,796     33,252     29,206     24,538     21,046
Net income.....................................   11,084      9,833      8,279      6,335      5,772

SELECTED BALANCE SHEET DATA:
Total assets...................................  851,766    714,949    648,598    559,525    515,246
Loans, net.....................................  621,672    506,930    442,999    367,676    330,451
Deposits.......................................  706,229    619,176    579,684    499,840    459,959
Total shareholders' equity.....................   73,334     68,500     60,880     55,359     50,864

PER SHARE DATA:
Net income, per share
  Basic........................................     0.80       0.72       0.61       0.47       0.43
  Diluted......................................     0.79       0.70       0.60       0.46       0.43
Cash dividends declared per share..............     0.16       0.15       0.13       0.10       0.05
Book value per share...........................     5.31       4.98       4.47       4.09       3.77

SELECTED RATIOS:
Net income to average shareholders' equity.....    15.60%     15.14%     14.48%     12.00%     11.89%
Net income to average total assets.............     1.41%      1.44%      1.31%      1.18%      1.16%
Average shareholders' equity to average total
  assets.......................................     9.00%      9.48%      9.07%      8.37%      9.75%
Tier 1 risk-based capital......................    11.23%     12.16%     12.46%     13.81%     14.01%
Total risk-based capital.......................    12.40%     14.10%     13.67%     15.01%     15.24%
Leverage.......................................     8.58%      9.49%      8.28%      9.49%      8.98%

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

FIRST STERLING STOCK INFORMATION

    As of March 1, 2000, there were approximately 1,392 holders of record of First Sterling stock. Shares of stock of First Sterling have been traded on the Nasdaq National Market under the symbol "FSLB" since the first quarter of 1997. The following table sets forth, for each quarter, the high and low sales prices per share as reported on the Nasdaq National Market. The table also shows the regular cash dividends paid for First Sterling stock. All information is adjusted to reflect the 2-for-1 stock split effective March 30, 1998, and the
 .2858 stock split effective April 22, 1999.

                                                         FIRST STERLING
                                                              STOCK
                                                       -------------------
                     FISCAL YEAR                         HIGH       LOW      DIVIDEND
                     -----------                       --------   --------   --------
1998
First Quarter........................................   13.17       9.23     0.04
Second Quarter.......................................   13.03      11.38     0.04
Third Quarter........................................   12.06      10.50     0.04
Fourth Quarter.......................................   11.28       9.92     0.04

1999
First Quarter........................................   11.81      10.69     0.04
Second Quarter.......................................   12.50      10.44     0.04
Third Quarter........................................   12.25       9.25     0.04
Fourth Quarter.......................................   14.50       9.25     0.04

2000
First Quarter........................................                        0.04

    After the merger, First Sterling intends to pay dividends at Main Street Banks' current rate of $0.08 per share per quarter. However, the payment of any future dividends shall be subject to First Sterling's earnings, capital adequacy, liquidity and other factors that the First Sterling board of directors deems appropriate.

    On             , 2000, the last day on which First Sterling common stock was traded prior to the mailing of this joint proxy statement/prospectus, the last reported sales price of First Sterling common stock as reported on the Nasdaq
National Market was $      per share. On November 30, 1999, the date immediately
prior to the pubic announcement of the merger with Main Street Banks, the sales price of First Sterling common stock as reported on the Nasdaq National Market was $9.75 per share.

MAIN STREET BANKS STOCK INFORMATION

    Main Street Banks stock is not publicly traded in any organized market and is infrequently traded. The sales prices known to management of Main Street Banks do not necessarily reflect the price that would be paid for the common stock in an active market. The price of the Main Street Banks common stock in the last known transaction prior to the mailing of this joint proxy
statement/prospectus on             , 2000, was $14.00 per share. The price of
Main Street Banks common stock in the last known transaction prior to December 1, 1999, the date the merger was publicly announced, was $14.00 per share and occurred in November 1999. Based on the limited number of transactions of which Main Street Banks' management is aware, sales of Main Street Banks' common stock were in a price range of $5.00 per share during 1997, between $10.00 and $12.00 during 1998 and between $12.50 and $14.00 during 1999. As of
May 12, 2000, there were 199 holders of record of Main Street Banks stock.

    The following table sets forth for each quarter the regular cash dividends paid on Main Street Banks stock. All information is adjusted to reflect the four-for-one stock split that was effective on September 1, 1998.

                                                              CASH DIVIDENDS
FISCAL YEAR                                                   PAID PER SHARE
-----------                                                   --------------
1998
First Quarter...............................................      $.0625
Second Quarter..............................................       .0625
Third Quarter...............................................       .0625
Fourth Quarter..............................................       .0625

1999
First Quarter...............................................      $.0800
Second Quarter..............................................       .0800
Third Quarter...............................................       .0800
Fourth Quarter..............................................       .0800

2000
First Quarter...............................................       .0800

              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

    The following table sets forth certain unaudited comparative per share data relating to shareholders' equity (book value) per common share, cash dividends declared per common share and income from continuing operations per common share. This information is presented: (i) on a historical basis for First Sterling and Main Street Banks, (ii) on a pro forma combined basis per share of First Sterling stock to reflect completion of the merger, and (iii) on an equivalent pro forma basis per share of Main Street Banks stock to reflect completion of the merger, assuming the merger was effective for the periods presented. The pro forma information has been prepared giving effect to the merger using the pooling-of-interests accounting method. The following equivalent per share data assumes an exchange ratio of 1.01 shares of First Sterling stock for each share of Main Street Banks stock. The information listed as "equivalent pro forma" was computed by multiplying the pro forma combined amounts by an assumed exchange ratio of 1.01. It is intended to reflect the estimate that Main Street Banks shareholders will be receiving 1.01 shares of First Sterling common stock for each share of Main Street Banks common stock exchanged in the merger. This information should be read in conjunction with both of our historical financial statements and related notes. You should not rely on the pro forma information as being indicative of the historical results that would have resulted if First Sterling and Main Street Banks had been combined or the future results First Sterling will experience after the merger.

See "Where you can get more information" at page 112 and "Main Street Banks Incorporated and Subsidiary Audited Financial Statements" at page F-1.

                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31
                                                            ------------------------------
                                                              1999       1998       1997
                                                            --------   --------   --------
Basic net income per share:
  First Sterling, historical..............................    0.79       0.68       0.58
  First Sterling, pro forma combined......................    0.80       0.72       0.61
  Main Street Banks, historical...........................    0.82       0.75       0.63
  Main Street Banks, equivalent pro forma.................    0.81       0.73       0.62
Diluted net income per share:
  First Sterling, historical..............................    0.74       0.64       0.55
  First Sterling, pro forma combined......................    0.79       0.70       0.60
  Main Street Banks, historical...........................    0.82       0.75       0.63
  Main Street Banks, equivalent pro forma.................    0.80       0.71       0.61
Cash dividends declared per share:
  First Sterling, historical..............................    0.16       0.15       0.13
  First Sterling, pro forma combined......................    0.16       0.15       0.13
  Main Street Banks, historical...........................    0.32       0.27       0.27
  Main Street Banks, equivalent pro forma.................    0.16       0.15       0.13

                                                                  FOR THE YEAR ENDED
                                                                  DECEMBER 31, 1999
                                                            ------------------------------
Book value per share (end of period):
  First Sterling, historical..............................               5.50
  Main Street Banks, historical...........................               5.26
  First Sterling, pro forma combined......................               5.31

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS, WE URGE YOU TO CONSIDER THE FOLLOWING FACTORS BEFORE DECIDING HOW TO VOTE AT THE FIRST STERLING AND MAIN STREET BANKS SHAREHOLDERS' MEETINGS.

POSSIBLE LOSS OF KEY PERSONNEL WILL NEGATIVELY IMPACT FIRST STERLING

    Both First Sterling and Main Street Banks currently depend heavily on the services of their respective senior officers including Edward C. Milligan at First Sterling and Robert R. Fowler III and Sam B. Hay III at Main Street Banks, as well as a number of other key management personnel in its subsidiary banks. The loss of their services or of other key personnel could affect the combined company in a material and adverse way. The combined company's success will also depend in part on its ability to attract and retain additional qualified management personnel. Competition for such personnel is strong in the banking industry and the combined company may not be successful in attracting or retaining the personnel it requires.

THE TRADING VOLUME IN FIRST STERLING STOCK HAS BEEN LOW

    The trading volume in First Sterling stock on the Nasdaq National Market has been relatively low when compared with larger companies listed on the Nasdaq National Market or other stock exchanges. We cannot say with any certainty that a more active and liquid trading market for First Sterling stock will develop. Because of this, it may be more difficult for you to sell a large number of shares for the same price at which a smaller number of shares may sell.

CHANGES IN INTEREST RATES COULD HAVE AN ADVERSE EFFECT ON FIRST STERLING'S
  INCOME

    The combined company's profitability depends to a large extent upon its net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Our net interest income will be adversely affected if market interest rates change such that the interest the combined company has to pay on deposits and borrowings increases faster than the interest we earn on loans and investments. See "Supervision and Regulation--Fiscal and monetary policy" at page 58.

FIRST STERLING COULD EXPERIENCE DIFFICULTIES IN INTEGRATING ITS MERGERS

    First Sterling has grown significantly over the last two years and may seek to continue to grow by acquiring other financial institutions and branches. However, the market for acquisitions is highly competitive. First Sterling may not be as successful in the future as it has been in the past in identifying acquisition candidates, integrating acquired institutions or preventing deposit erosion at acquired institutions or branches.

    First Sterling may encounter unforeseen expenses, as well as difficulties and complications in integrating expanded operations and new employees without disruption to overall operations. In addition, such rapid growth may adversely affect First Sterling's operating results because of many factors, including start-up costs, diversion of management time and resources, asset quality and required operating adjustments. First Sterling may not successfully integrate or achieve the anticipated benefits of its growth or expanded operations.

                             SHAREHOLDERS' MEETINGS

DATE, TIME AND PLACE

    FIRST STERLING--The First Sterling shareholders' meeting will be held at Westside Bank located at 676 Chastain Road, Kennesaw, Georgia 30144, at
            local time, on             , 2000.

    MAIN STREET BANKS--The Main Street Banks shareholders' meeting will be held at Newton County Library located at 7116 Floyd Street, Covington, Georgia 30014,
at 10:00 A.M. local time, on             , 2000.

MATTERS TO BE CONSIDERED AT THE FIRST STERLING SHAREHOLDERS' MEETING

    At the First Sterling meeting, holders of First Sterling stock will be asked to consider and vote upon:

    - The approval and adoption of the merger agreement and the issuance of up to 8,917,290 shares of First Sterling stock to Main Street Banks shareholders in the merger;

    - Approval of the restated articles of incorporation of First Sterling which amend the First Sterling articles to increase the number of shares that First Sterling is authorized to issue from 10,000,000 to 50,000,000 shares of common stock and to provide that a director must be elected by a majority of the votes entitled to be cast in the election for directors;

    - Election of three Class III directors to serve for three year terms expiring at the 2003 annual shareholders' meeting; and

    - Approval of the First Sterling 1999 Directors Stock Option Plan which is attached as APPENDIX B.

    Shareholders may also consider such other matters as may properly be brought before the meeting.

    THE BOARD OF DIRECTORS OF FIRST STERLING HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND SHARE ISSUANCE AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ISSUANCE OF THE SHARES. THE BOARD OF DIRECTORS OF FIRST STERLING HAS ALSO UNANIMOUSLY APPROVED THE RESTATED ARTICLES OF INCORPORATION AND THE 1999 DIRECTORS STOCK OPTION PLAN, AND RECOMMENDS A VOTE FOR APPROVAL OF THE RESTATED ARTICLES OF INCORPORATION AND THE 1999 DIRECTORS STOCK OPTION PLAN.

    FIRST STERLING'S BOARD OF DIRECTORS HAVE UNANIMOUSLY NOMINATED AND RECOMMEND THE ELECTION OF P. HARRIS HINES, HARRY L. HUDSON, JR., AND EDWARD C. MILLIGAN AS THE CLASS III DIRECTORS TO SERVE FOR THREE YEAR TERMS EXPIRING AT THE 2003 ANNUAL SHAREHOLDERS' MEETING.

MATTERS TO BE CONSIDERED AT THE MAIN STREET BANKS SHAREHOLDERS' MEETING

    At the Main Street Banks meeting, holders of Main Street Banks stock will be asked to consider and vote upon the approval and adoption of the merger agreement. Shareholders may also consider such other matters as may properly be brought before the meeting.

    THE BOARD OF DIRECTORS OF MAIN STREET BANKS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATES; SHARES OUTSTANDING; QUORUMS

    FIRST STERLING--Only shareholders of record of First Sterling stock at the
close of business on             , 2000, will be entitled to notice of, and to
vote at, the First Sterling meeting. On             , 2000, First Sterling had
outstanding 4,882,349 shares. There is no other class of First Sterling stock outstanding. Each share of First Sterling stock entitles the holder to one vote. The presence at the First Sterling meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum.

    MAIN STREET BANKS--Only shareholders of record of Main Street Banks stock at
the close of business on             , 2000, will be entitled to notice of, and
to vote at, the Main Street Banks meeting. On             , 2000, Main Street
Banks had outstanding 8,829,000 shares of Main Street Banks stock. There is no other class of Main Street Banks stock outstanding. Each share of Main

Street Banks stock entitles the holder to one vote. The presence at the Main Street Banks meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum.

VOTES REQUIRED; VOTING AGREEMENTS

    FIRST STERLING--The approval of the merger agreement, the issuance of First Sterling stock, approval of the restated articles of incorporation and approval of the directors stock option plan will require the affirmative vote of a majority of the outstanding shares of First Sterling.

    The election of the three Class III directors shall require the affirmative vote of the plurality of the shares present, in person or by proxy at the meeting.

    As of the First Sterling record date, directors of First Sterling had voting power over approximately 758,539 shares of First Sterling stock, or approximately 14.72% of the shares of First Sterling stock outstanding on the First Sterling record date. The First Sterling directors intend to vote in favor of the proposals considered at the annual meeting.

    Management of First Sterling is not aware of any person or entity beneficially owning 5% or more of the outstanding shares of First Sterling stock, as of March 1, 2000.

    MAIN STREET BANKS--The approval of the merger agreement will require the affirmative vote of a majority of the outstanding shares of Main Street Banks.

    As of the Main Street Banks record date, directors of Main Street Banks had voting power over approximately 5,441,786 shares of Main Street Banks stock, or approximately 62% of the shares of Main Street Banks stock outstanding on the Main Street Banks record date. The Main Street Banks' directors intend to vote in favor of the merger at the special meeting.

    Mr. Robert R. Fowler, III, who is chairman, president and chief executive officer of Main Street Banks, owns 6% of the Main Street Banks stock outstanding on the Main Street Banks record date. The Fowler Children's Trust, the trustee of which is Mr. Fowler, owns 21.7% of the Main Street Banks stock outstanding on the Main Street Banks record date. Mr. Fowler also controls another 15.9% through 7 other family trusts. Mr. Fowler, therefore, beneficially owns a total of 43.6% of the Main Street Banks stock outstanding of which Mr. Fowler disclaims beneficial ownership of 195,200 shares owned by his wife, Mary Fowler, and 405,520 shares owned by Hunter Fowler, L.P., a family limited partnership for which his daughter, Robin Fowler, has voting control. Management of Main Street Banks is not aware of any other person or entity owning 5% or more of the outstanding shares of Main Street Banks stock.

VOTING OF PROXIES

    FIRST STERLING--All executed proxies received prior to the First Sterling meeting will be voted at the First Sterling meeting in the manner specified, unless the proxy is revoked prior to the vote. Properly executed proxies which do not contain voting instructions will be voted in favor of the merger agreement, issuance of shares, the restated articles of incorporation, the directors stock option plan and the three nominees for Class III directors.

    It is not expected that any other matter will be brought before the First Sterling meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

    If a quorum is not obtained, the First Sterling meeting may be adjourned for the purpose of obtaining additional proxies. At any subsequent reconvening of the First Sterling meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn).

    MAIN STREET BANKS--All executed proxies received prior to the Main Street Banks meeting will be voted at the Main Street Banks meeting in the manner specified, unless the proxy is revoked prior to the vote. Properly executed proxies which do not contain voting instructions will be voted in favor of the merger agreement.

    It is not expected that any other matter will be brought before the Main Street Banks meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their best judgment with respect to such matters.

    If a quorum is not obtained, the Main Street Banks meeting may be adjourned for the purpose of obtaining additional proxies. At any subsequent reconvening of the meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies which have been revoked or withdrawn).

EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

    FIRST STERLING--You may abstain from voting on the merger agreement or any other matters to be considered at the First Sterling meeting. Abstentions will be considered shares present and entitled to vote at the First Sterling meeting, but will not be counted as votes cast at the meeting.

    If your shares are held in a trust by your broker then the broker cannot vote your shares without specific instructions from you. Broker non-votes (resulting from failure to give voting instructions) will be be counted as votes cast at the First Sterling meeting.

    MAIN STREET BANKS--You may abstain from voting on the merger agreement. Abstentions will be considered shares present and entitled to vote at the Main Street Banks meeting, but will not be counted as votes cast at the meeting. Broker non-votes with respect to the merger agreement also will not be counted as votes cast at the meeting.

    BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL SHARES ENTITLED TO VOTE AT THE MAIN STREET BANKS MEETING AND THE FIRST STERLING MEETING, ABSTENTIONS BY MAIN STREET BANKS AND FIRST STERLING SHAREHOLDERS AND BROKER NON-VOTES HAVE THE EFFECT OF VOTES AGAINST THE MERGER AGREEMENT. ABSTENTIONS AND BROKER NON-VOTES SHALL HAVE THE EFFECT OF VOTES AGAINST THE ISSUANCE OF ADDITIONAL SHARES, THE RESTATED ARTICLES OF INCORPORATION AND THE DIRECTORS STOCK OPTION PLAN AT THE FIRST STERLING MEETING.

REVOCABILITY OF PROXIES

    The grant of a proxy on the enclosed First Sterling or Main Street Banks form does not preclude you from voting in person. You may revoke a proxy at any time prior to its exercise by:

    - filing with the secretary of First Sterling, in the case of a First Sterling proxy, or the secretary of Main Street Banks, in the case of a Main Street Banks proxy, a duly executed revocation of proxy;

    - submitting a duly executed proxy bearing a later date; or

    - appearing at the applicable meeting and voting in person at the meeting.

Attendance at the applicable meeting will not, in and of itself, constitute revocation of a proxy.

SOLICITATION OF PROXIES

    First Sterling and Main Street Banks will each bear the cost of the solicitation of proxies from its own shareholders, except that First Sterling and Main Street Banks will share equally the cost of printing and mailing this joint proxy statement/prospectus. In addition to solicitation by mail, the directors, officers, and employees of First Sterling and Main Street Banks and their subsidiaries may solicit proxies from their respective shareholders by telephone or telegram or in person without compensation other than reimbursements of their actual and reasonable expenses. First Sterling and Main Street Banks will reimburse any custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding proxy solicitation material to beneficial owners of the stock they hold.

    MAIN STREET BANKS SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE MERGER--EXCHANGE OF MAIN STREET BANKS STOCK CERTIFICATES," AT PAGE 33, EACH MAIN STREET BANKS SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF MAIN STREET BANKS AS PROMPTLY AS PRACTICABLE AFTER THE CONSUMMATION OF THE MERGER.

                                   THE MERGER

    THE FOLLOWING INFORMATION DESCRIBES THE MATERIAL INFORMATION PERTAINING TO THE MERGER. THE DESCRIPTION IS NOT COMPLETE AND IS QUALIFIED BY THE MORE DETAILED APPENDICES TO THIS DOCUMENT WHICH ARE INCORPORATED BY REFERENCE INCLUDING THE MERGER AGREEMENT IN APPENDIX A. WE URGE YOU TO READ THE APPENDICES IN THEIR ENTIRETY.

OVERVIEW

    The merger agreement provides for a transaction in which Main Street Banks will merge with and into First Sterling. First Sterling will be the surviving corporation resulting from the merger. At the effective time of the merger, each share of outstanding Main Street Banks' common stock will cease to be outstanding and will be converted into the right to receive 1.01 shares of First Sterling common stock.

BACKGROUND OF THE MERGER

    In early 1996, Main Street Banks' board of directors became concerned about the strategic future of Main Street Banks in light of the challenges it was facing as an independent organization in an increasingly competitive environment. These challenges included: (1) significantly increased competition;
(2) narrowing profit margins for Main Street Banks and banks generally; (3) a desire for a publicly-traded stock for purposes of liquidity and possible use as transaction currency; (4) a need to grow faster than what appeared to be possible internally; and (5) to realize efficiencies of scale in administration and service areas, and to more fully utilize Main Street Banks' capacity in these areas.

    In light of these concerns, Main Street Banks' board of directors authorized its management to contact smaller community banks to discuss their potential interest in being acquired by Main Street Banks. Management was also authorized to speak to other community banks whose geographic location, banking philosophy, personality and size were similar to Main Street Banks about a potential "merger of equals." Management focused on potential "merger of equals" partners that were publicly traded which would give Main Street Banks increased liquidity and a transaction currency by which to continue their growth.

    From the beginning of 1996 until the middle of 1998, Main Street Banks' management spoke with various community banks in the greater metropolitan Atlanta area about either being acquired by Main Street Banks or engaging in a merger of equals.

    The board of directors of Main Street Banks also considered whether it would be in the best interest of the shareholders of Main Street Banks to engage in a transaction with a larger company, whereby Main Street Banks would be acquired. In 1998, Main Street Banks received an informal preliminary solicitation regarding a possible transaction. The board of directors of Main Street Banks did not believe that continuing such discussions would be fruitful, as it believed that pursuing a course of seeking smaller acquisitions or engaging in a merger of equals with another institution would be in the best interest of the shareholders of Main Street Banks.

    Since 1995, First Sterling has been reviewing and analyzing possible acquisition and merger of equals opportunities in the Atlanta metropolitan area. Its strategic plan has been to enhance shareholder value by creating a larger organization in the Atlanta metropolitan area. The goal has been to provide broader and more comprehensive services to its customers, create efficiencies in the administration and service functions and provide a larger shareholder base with a more liquid security trading in a national market.

    The first merger occurred in 1996 when First Sterling's predecessor Westside Financial Corporation, a one bank holding company located in Kennesaw, Cobb County, Georgia merged with Eastside Holding Corporation, a one bank holding company located in Snellville, Gwinnett County, Georgia. The combined company's subsidiary banks established branches in Marietta and Lawrenceville, the respective county seats of Cobb and Gwinnett counties and continued to grow internally. First Sterling's common stock was listed on the Nasdaq National Market in the second quarter of 1998. In 1999 First Sterling consummated a merger with Georgia Bancshares, Inc. and thereby acquired Community Bank of Georgia with its headquarters located in Tucker, DeKalb County, Georgia.

    Management of First Sterling continued to discuss and analyze merger and acquisition opportunities with various community bank holding companies. One of the brokerage firms making a market in First Sterling stock informed First Sterling's chief executive officer, Mr. Milligan, that Main Street Banks could potentially be a merger of equals partner and introduced Mr. Milligan to Main Street Banks' executive vice president, Mr. Hay. Managements of First Sterling and Main Street Banks explored the desirability of a merger of First Sterling and Main Street Banks in light of their respective goals. The combined banks would have significantly larger geographic coverage and nearly $1 billion in assets. This merger of equals also would offer greater growth opportunities for the shareholders of both First Sterling and Main Street Banks. In light of this perceived opportunity, management of First Sterling and Main Street Banks informed their respective boards of directors at their July 1999 board meetings that they believed further discussion was appropriate.

    Throughout August and September, First Sterling and Main Street Banks' managements analyzed the merger to determine whether First Sterling and Main Street Banks shared compatible banking philosophies, how the employees and management personnel could best be utilized if a merger occurred, and whether a merger of equals would result in a more valuable institution.

    In October and November, a series of meetings were held between Main Street Banks' chief executive officer, Mr. Fowler, Mr. Hay and Mr. Milligan. At these meetings, more details of a possible combination of the two companies were discussed. First Sterling involved its legal counsel (Miller & Martin LLP) and retained investment bankers (Brown, Burke Capital Partners, Inc.) for assistance. Main Street Banks retained legal counsel (Alston & Bird LLP) and an investment banker (The Carson Medlin Company) to assist in the process.

    In late November, it appeared that the parties could agree on the key issues of price and structure. Management of First Sterling and Main Street Banks performed limited due diligence on the business, operations and loan portfolio of the other company, and the entire boards of directors of Main Street Banks and First Sterling were informally advised of the possible transaction. Upon conclusion of the limited due diligence review and completion of the final negotiations concerning price and other issues, the boards of directors of Main Street Banks and First Sterling held special meetings on December 1, 1999 to consider and vote upon the agreement between the parties.

    At the December 1, 1999 board meeting for Main Street Banks, The Carson Medlin Company presented a financial analysis of the merger. The presentation included an overview of the bank merger market, an analysis of First Sterling in terms of financial and stock data, total stockholder returns, and a discussion of the potential benefits of a merger of equals to Main Street Banks shareholders. Carson Medlin concluded the presentation with their opinion that the exchange ratio for Main Street Banks common stock was fair, from a financial point of view, to the holders of Main Street Banks common stock. Alston & Bird also presented a discussion of the legal aspects of the merger agreement, its ancillary documents, the employment agreements for Mr. Robert R. Fowler, III, Mr. Sam B. Hay, III and Mr. Joseph K. Strickland, Jr. and an amendment to
Mr. Milligan's employment agreement and Mr. Fowler's intent to vote in the future as a shareholder of First Sterling for certain existing First Sterling directors as directors of the combined company. Main Street Banks' board of directors thoroughly reviewed the information provided by Carson Medlin and Alston & Bird, and there was a full discussion by the board and its financial and legal advisors regarding the specific effects of the merger proposal, including the employment agreements above. Following this discussion, the board of directors of Main Street Banks voted unanimously to approve the merger agreement.

    At the December 1, 1999 board meeting for First Sterling, Brown, Burke Capital Partners, Inc. presented a financial analysis of the merger. The presentation included an overview of the bank merger market and an analysis and discussion on the potential benefits of a merger with Main Street Banks to First Sterling shareholders. Brown, Burke concluded the presentation with its opinion that the exchange ratio for Main Street Banks common stock was fair, from a financial point of view, to the holders of First Sterling common stock.
Miller & Martin also presented a discussion of the material sections of the merger agreement, its ancillary documents, the employment agreements for Mr. Robert R. Fowler, III, Mr. Sam B. Hay, III and Mr. Joseph K. Strickland, Jr. and an amendment to Mr. Milligan's employment agreement and Mr. Fowler's intent to vote in the future as a shareholder of First Sterling for certain existing First Sterling directors as directors of the combined company. First Sterling's board of directors thoroughly reviewed the information provided by Brown, Burke and Miller & Martin, and there was a full discussion by the board and its financial and legal advisors regarding the specific effects of the merger proposal, including the employment agreements above. Following this discussion, the board of directors of First Sterling voted unanimously to approve the merger agreement.

    The definitive merger agreement was executed immediately following the December 1, 1999 meetings of the boards of directors of First Sterling and Main Street Banks.

REASONS FOR THE MERGER

    FIRST STERLING'S REASONS FOR THE MERGER

    In deciding whether to enter into the merger agreement, First Sterling's board of directors considered a number of factors, including the following:

    - the financial condition and operating results of First Sterling and Main Street Banks;

    - a comparison of the terms of the merger to other comparable merger-of-equals transactions involving financial institutions, based, among other things, on multiples of book value and earnings;

    - the merger provides First Sterling with a natural extension of its existing metropolitan Atlanta community bank franchise by establishing a presence in Barrow, Clarke, Newton, Rockdale and Walton counties in Georgia;

    - the merger should reduce duplicative administrative expenses and increase profitability;

    - the larger size of the combined institution and a larger shareholder base should increase the potential trading volume and liquidity of First Sterling stock; and

    - the combined institution will have a greater lending capacity through loan participations between the subsidiary banks.

    In approving the transaction, First Sterling's board did not specifically identify any one factor or group of factors as being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors.

    RECOMMENDATION OF THE FIRST STERLING BOARD OF DIRECTORS

    The board of directors of First Sterling believes that the terms of the merger are in the best interest of First Sterling and its shareholders and has unanimously approved the merger agreement. The board of directors of First Sterling unanimously recommends that the shareholders of First Sterling approve the merger agreement, including the issuance of up to 8,917,290 shares of First Sterling stock to Main Street Banks shareholders in accordance with the terms of the merger agreement.

    MAIN STREET BANKS' REASONS FOR THE MERGER

    The Main Street Banks' board of directors, with the assistance of outside financial and legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger. The terms of the merger, including the exchange ratio for shares of Main Street Banks' common stock, are the result of arm's-length negotiations between representatives of Main Street Banks and First Sterling. In reaching its conclusion that the merger agreement is in the best interest of Main Street Banks and its shareholders, the Main Street Banks' board carefully considered, without assigning any relative or specific values, the following material factors:

    - the exchange ratio of the proposed merger, including the fact that Main Street Banks shareholders will not recognize any gain or loss for federal income tax purposes on the receipt of First Sterling's common stock in the merger;

    - a comparison of the terms of the proposed merger with comparable merger-of-equals transactions, both in the Southeastern United States and elsewhere;

    - information concerning the business, financial condition, results of operations and prospects of Main Street Banks and First Sterling;

    - competitive factors and trends toward consolidation in the banking industry;

    - an analysis of the contribution of each company to the combined entity's shareholders' equity, total assets, loans, deposits, and earnings relative to the percentage of the combined entity that each shareholder will own subsequent to the merger;

    - the review by the Main Street Banks' board with its legal and financial advisors of the provisions of the merger agreement;

    - the opinion rendered by Carson Medlin to the Main Street Banks' board that the exchange ratio is fair, from a financial point of view, to the holders of Main Street Banks' common stock;

    - alternatives to the merger, including continuing to operate Main Street Banks on a stand-alone basis, considering the breadth of its product line, economic conditions and the prospects for community banking and competition in the financial services area;

    - the fact that First Sterling common stock is traded on the Nasdaq National Market and that the combined company may have greater liquidity, access to the capital markets and investor interest than either company on a stand-alone basis;

    - that this merger provides Main Street Banks with a natural extension of its existing community banking franchise by establishing a presence in the metropolitan Atlanta counties of Cobb, Gwinnett and Dekalb; and

    - that the merger should increase profitability as a result of the elimination of duplicative administrative expenses.

    The Main Street Banks' board of directors believes that by becoming part of a larger organization with greater resources, Main Street Banks will be able to serve its customers and communities better and to provide services that will be competitive in the combined companies market and elsewhere. Similarly, a larger organization will be able to provide greater career opportunities for Main Street Banks' employees.

    The Main Street Banks' board of directors also considered the separate agreements and benefits proposed for employees and management and concluded that those terms were reasonable. See "Interests of certain persons in the merger" on page 48.

    While each member of the Main Street Banks' board of directors individually considered the foregoing and other factors, the board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Main Street Banks' board of directors collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interest of Main Street Banks' shareholders.

    RECOMMENDATION OF THE MAIN STREET BANKS BOARD OF DIRECTORS

    The board of directors of Main Street Banks believes that the terms of the merger are in the best interest of Main Street Banks and its shareholders and has unanimously approved the merger agreement. The board of directors of Main Street Banks unanimously recommends that the shareholders of Main Street Banks approve the merger agreement.

OPINION OF FINANCIAL ADVISOR TO FIRST STERLING

    First Sterling has retained Brown, Burke Capital Partners, Inc. to act as its financial advisor in connection with the merger. On October 27, 1999, representatives of Brown, Burke participated in a meeting of the executive committee of the board of directors of First Sterling to discuss financial implications of a merger with Main Street Banks. Representatives of Brown, Burke also participated in a meeting of the First Sterling board of directors held on December 1, 1999 when the First Sterling board approved the merger with Main Street Banks, subject to satisfactory completion of a merger agreement. At that meeting Brown, Burke rendered its oral opinion to the effect that, as of such date, an exchange ratio of 1.01 common shares of First Sterling for each common share of Main Street Banks was fair to the First Sterling stockholders from a financial point of view. Brown, Burke has also subsequently rendered its written opinion to the First Sterling board that on the date of this joint proxy statement/prospectus, based on the information set forth therein, the exchange ratio was fair, from a financial point of view, to the First Sterling stockholders.

    THE FULL TEXT OF BROWN, BURKE'S WRITTEN OPINION IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX D. FIRST STERLING STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BROWN, BURKE IN CONNECTION THEREWITH.

    Brown, Burke's opinion is directed to the First Sterling board only and is directed only to the exchange ratio and does not constitute a recommendation to any First Sterling stockholder regarding how such stockholder should vote at the annual meeting.

    In arriving at its opinion, Brown, Burke among other things:

    - analyzed certain audited and unaudited financial statements and other information of First Sterling and Main Street Banks;

    - reviewed and discussed with appropriate management personnel of First Sterling and Main Street Banks the past and current business activities and financial results and the business and financial outlook of First Sterling and Main Street Banks;

    - reviewed the historical price and trading activity of the common stock of First Sterling and other similar banking institutions;

    - compared certain financial and stock market data relating to First Sterling with similar data of other publicly held banking institutions;

    - performed an analysis comparing the pro forma consequences of the merger to both First Sterling and Main Street Banks stockholders with respect to earnings per share and book value and tangible book value per share represented by the First Sterling common stock that will be held after the merger to those same measures represented by the common stock currently held;

    - considered the relative contributions of First Sterling and Main Street Banks to a combined institution in terms of balance sheet, revenue, earnings and ownership measures;

    - reviewed the prices paid in certain comparable transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the participating institutions;

    - reviewed the merger agreement and certain related documents;

    - considered the potential synergies and cost savings made available to First Sterling and Main Street Banks through the merger;

    - evaluated the financial and capital implications to First Sterling of the merger;

    - considered stock trading/liquidity implications to First Sterling stockholders of the merger; and

    - performed such other analyses as Brown, Burke deemed appropriate.

    In conducting its analysis and arriving at its opinion, Brown, Burke assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. Brown, Burke also relied upon the management of First Sterling and Main Street Banks with respect to the reasonableness and achievability of the certain limited budgeted financial forecasts for the remainder of 1999 (and the assumptions and bases underlying such forecasts) provided to it. Brown, Burke also assumed, with First Sterling's consent, that the aggregate allowances for loan losses for each of First Sterling and Main Street Banks are adequate to cover such losses. Brown, Burke is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. Brown, Burke did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either First Sterling or Main Street Banks or any of their subsidiaries. Brown, Burke did not express any opinion about what the value of First Sterling common stock actually will be when issued to the holders of Main Street Banks common stock pursuant to the merger or the price at which First Sterling common stock will trade subsequent to the merger. First Sterling has informed Brown, Burke, and Brown, Burke has assumed, that the merger will be recorded utilizing pooling-of-interests accounting under generally accepted accounting principles.

    No limitation was imposed by First Sterling or the First Sterling board on the scope of Brown, Burke's investigation or the procedures to be followed by Brown, Burke in rendering its opinion. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Brown, Burke as of, the date of its analysis.

    In addressing the fairness, from a financial point of view, of the consideration to be issued by First Sterling to the stockholders of Main Street Banks, Brown, Burke employed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion, Brown, Burke did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by Brown, Burke was assigned a greater significance by Brown, Burke than any other. Accordingly, Brown, Burke believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, Brown, Burke made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond First Sterling's and Main Street Banks' control. Any estimates contained in Brown, Burke's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, Brown, Burke's opinion and presentation to the First Sterling board was one of many factors taken into consideration by the First Sterling board in making its determination to approve the merger agreement.

    The following is a brief summary of analyses performed by Brown, Burke in connection with its oral opinion delivered to the First Sterling board on December 1, 1999:

    SUMMARY OF PROPOSAL. Brown, Burke reviewed the terms of the proposed transaction as reflected in the draft merger agreement, including the calculation of the market value of the consideration represented by the exchange ratio. Brown, Burke stated that based on the price of First Sterling common stock on November 30, 1999 of $9.75, an exchange ratio of 1.01 shares of First Sterling for each share of Main Street Banks common stock and options would provide a per share purchase price of $9.85 and a fully diluted aggregate valuation of $86.9 million.

    PER SHARE FIRST STERLING MERGER CONSEQUENCES ANALYSIS. Based upon an exchange ratio of 1.01 shares of First Sterling common stock for each share of Main Street Banks common stock and using the earnings estimates for 1999 and 2000 for Main Street Banks prepared by Main Street Banks management, earnings estimates for 1999 and 2000 for First Sterling developed with First Sterling management and based on certain cost savings expected to result from the merger, Brown, Burke compared the estimated 1999 and 2000 earnings per share of First Sterling common stock on a stand-alone basis to the equivalent pro forma earnings per share of First Sterling reflecting consummation of the merger. Brown, Burke concluded that the merger would result in an equivalent earnings per share increase of 7.5% in 1999 and 12.6% in 2000 for First Sterling stockholders in the combined company.

    Brown, Burke also analyzed the impact of the merger on the amount of fully diluted book value and tangible book value represented by a share of First Sterling common stock. Brown, Burke assumed consummation of the merger as of September 30, 1999. Brown, Burke concluded that the Merger would result in a decrease of 3.9% in fully diluted book value and a decrease of 5.9% in fully diluted tangible book value on an equivalent per share basis, respectively, for First Sterling stockholders on a pro forma basis as of September 30, 1999.

    RELATIVE CONTRIBUTION ANALYSIS. Brown, Burke compared various income statement, balance sheet and market value measures for First Sterling and Main Street Banks and calculated the relative contribution of each institution to the combined, post merger organization. In this comparison Brown, Burke noted that Main Street Banks is projected to contribute 62.7% of the combined organization's core, recurring net income for the year ended December 31, 1999. Brown, Burke also noted that as of September 30, 1999, on a pro forma basis, Main Street Banks would have contributed 61.1%, 58.6%, 59.5% and 63.3% of the combined organization's gross loans, total deposits, total assets and fully diluted shareholder's equity, respectively. Brown, Burke referenced that Main Street Banks shareholders would hold approximately 61.7% of the combined organization's common shares and common share equivalents based upon an exchange ratio of 1.01.

    ANALYSIS OF SELECTED OTHER BANK MERGERS INVOLVING NATIONWIDE COMMUNITY BANKS. Brown, Burke reviewed 18 mergers involving banks and bank holding companies announced between January 1999 and November 1999 in which the seller's return on average assets was between 1.25% and 1.75% and assets were less than $1 billion. Brown, Burke noted in particular the exchange ratios in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. Brown, Burke also reviewed other data in connection with each of these mergers, including the amount of total assets and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. Brown, Burke then compared this data to that of Main Street Banks and to the value to be received by Main Street Banks stockholders in the merger.

    This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 10.1 times and a high of 42.3 times and a median value of 19.6 times. The Main Street Banks exchange ratio reflected that the multiple of trailing earnings was 12.3 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of
1.65 times to a high of 4.48 times and a median value of 3.09 times. The Main Street Banks exchange ratio reflected that the multiple of book value was 1.92 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 9.7% to a high of 37.2%, with a median value of 26.8%. The equivalent premium on Main Street Banks deposits represented by the exchange ratio was 12.9%, reflecting that this was a merger of equals.

    No company or transaction used in the above analyses as a comparison is identical to First Sterling, Main Street Banks, or the merger, and most of the transactions were not mergers of equals. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial growth, and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) in and of itself, does not necessarily provide meaningful intercompany comparisons.

    In connection with its written opinion dated the date of this joint proxy statement/prospectus, Brown, Burke confirmed the appropriateness of the analyses used to render its December 1, 1999 report and oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

    Brown, Burke is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. First Sterling has paid Brown, Burke a fee of $10,000 in connection with its engagement. An additional fee of 0.25% of the market value of First Sterling's fully diluted common shares and common share equivalents immediately prior to consummation of the merger transaction, will be payable to Brown, Burke upon consummation of the transaction, $10,000 of which shall be due upon delivery of Brown, Burke's fairness opinion. Assuming the market price of a share of First Sterling common stock at the effective date of the merger is $8.88 (the closing price of First Sterling common stock on March 7, 2000) this additional fee would be approximately $123,000. No compensation payable to Brown, Burke is contingent on the conclusions reached in the opinion of Brown, Burke. First Sterling has also agreed to reimburse Brown, Burke for reasonable out of pocket-expenses and to indemnify Brown, Burke and certain related persons against certain liabilities relating to or arising out of its engagement.

OPINION OF FINANCIAL ADVISOR TO MAIN STREET BANKS

    In October 1999, representatives of Carson Medlin met with the senior officers of Main Street Banks and with Alston & Bird to discuss a potential merger of equals transaction with First Sterling as well as other potential transactions by which Main Street Banks would affiliate with other financial institutions. A number of related discussions followed. On November 15, 1999, Main Street Banks engaged Carson Medlin to provide financial advisory services in connection with a proposed transaction which would lead to a merger of equals of Main Street Banks with First Sterling. Main Street Banks selected Carson Medlin as its financial adviser on the basis of Carson Medlin's experience and expertise in serving as financial advisor to community banks in merger transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

    On November 30, 1999, Carson Medlin delivered to Main Street Banks' board of directors, in conjunction with their meeting held to consider the merger, its opinion to the effect that the exchange ratio provided for in the merger agreement is fair, from a financial point of view, to the shareholders of Main Street Banks.

    You should consider the following when reading the discussion of Carson Medlin's opinion in this document:

    - The summary of Carson Medlin's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix E to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Carson Medlin in connection with its opinion.

    - Carson Medlin's opinion is addressed to Main Street Banks' board of directors and is substantially identical to the written opinion delivered to Main Street Banks' board dated November 30, 1999.

    - Carson Medlin expressed no opinion as to the price at which First Sterling common stock would actually be trading at any time.

    - Carson Medlin's opinion does not address the relative merits of the merger and the other business strategies considered by Main Street Banks' board, nor does it address the appropriateness of the decision of Main Street Banks' board to proceed with the merger.

    - Carson Medlin's opinion has been provided to Main Street Banks' board only in connection with the merger and does not constitute a recommendation to any Main Street Banks shareholder regarding how he or she should vote at the special meeting.

    No limitations were imposed by Main Street Banks' board or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

    The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the factors it considered in its analyses, without considering all other analyses and factors, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin's opinion.

    In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Sterling and Main Street Banks and which may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not affected by the order of presentation of the analyses (and the corresponding results). When the summaries of financial analyses include information presented in tabular format, the tables should be read together with the text of those summaries.

    Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of First Sterling or Main Street Banks, nor was it furnished with any appraisals.

    Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, loan charge-offs or the allowance for loan losses; has not reviewed any individual credit files of First Sterling or Main Street Banks; and has assumed that First Sterling's and Main Street Banks' loan loss allowances are in the aggregate adequate to cover future losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

    In rendering its opinion, Carson Medlin made the following assumptions:

    - that the merger will be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles;

    - that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Main Street Banks, First Sterling or on the anticipated benefits of the merger;

    - that Main Street Banks and First Sterling had provided it with all of the information prepared by Main Street Banks and First Sterling or their representatives that might be material to Carson Medlin in its review; and

    - that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Main Street Banks and First Sterling as to the future operating and financial performance of Main Street Banks and First Sterling.

    In connection with its opinion, Carson Medlin reviewed:

    - the merger agreement;

    - the annual reports to shareholders of First Sterling, including the audited financial statements for the five years ended December 31, 1998;

    - audited financial statements of Main Street Banks for the five years ended December 31, 1998;

    - unaudited interim financial statements of First Sterling for the nine months ended September 30, 1999;

    - unaudited interim financial statements of Main Street Banks for the nine months ended September 30, 1999; and

    - certain other financial and operating information with respect to the business, operations and prospects of First Sterling and Main Street Banks.

    In addition, Carson Medlin:

    - held discussions with members of the senior management of Main Street Banks and First Sterling regarding the historical and current business operations, financial condition and future prospects of their respective companies;

    - reviewed the historical market prices and trading activity for the common stock of First Sterling compared with that of certain other publicly traded companies which it deemed to be relevant and the limited information available regarding the limited trading activity of Main Street Banks common stock;

    - compared the results of operations of Main Street Banks and First Sterling with those of certain other financial institutions which it deemed to be relevant;

    - compared the financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions;

    - analyzed the pro forma financial impact of the merger on Main Street Banks and First Sterling; and

    - conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

VALUATION METHODOLOGIES

    The following is a summary of the material analyses performed by Carson Medlin in connection with its opinion provided to Main Street Banks' board of directors as of November 30, 1999. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

SUMMARY OF MERGER AND ANALYSIS

    Carson Medlin reviewed the terms of the proposed merger, including the form of consideration, the exchange ratio, the market value of Main Street Banks' and First Sterling's common stocks as of November 30, 1999. Under the terms of the merger agreement, each outstanding share of Main Street Banks common stock will be converted into the right to receive 1.01 shares of First Sterling's common stock with a value of $9.85 per share of Main Street Banks common stock, based on the closing price of First Sterling's common stock on November 30, 1999 of $9.75 per share. As a result of the merger, Main Street Banks existing shareholders will own 63.4% of the resulting entity and First Sterling existing shareholders will own 36.6%.

INDUSTRY COMPARATIVE ANALYSIS

    In connection with rendering its opinion, Carson Medlin compared selected operating results of Main Street Banks and First Sterling to those of 54 publicly traded community commercial banks in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Virginia and West Virginia as contained in the Southeastern Independent Bank Review a proprietary research publication prepared quarterly by Carson Medlin since 1991. The SIBR banks range in asset size from approximately $126 million to $3.2 billion and in shareholders' equity from approximately $14 million to $412 million. Carson Medlin considers this group of financial institutions more comparable to Main Street Banks and First Sterling than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, the profitability, capitalization, and asset quality of Main Street Banks and First Sterling to these financial institutions. Carson Medlin noted the following results reported for the nine months ended September 30, 1999:

                                                  MAIN
                                                 STREET      FIRST      MEAN FOR
                                                 BANKS     STERLING    SIBR BANKS
                                                --------   ---------   ----------
Return on Average Assets......................    1.48%      1.23%        1.17%
Return on Average Equity......................    15.6%      14.4%        11.7%
Shareholders' Equity to Total Assets..........     9.0%       7.7%         9.7%
Nonperforming Assets Ratio(1).................    0.95%      0.14%        0.88%

------------------------
(1) defined as loans 90 days past due, nonaccrual loans and other real estate to total loans net of unearned income and other real estate, at September 30, 1999

    This comparison indicated that Main Street Banks had significantly higher than average profitability and slightly below average asset quality and level of equity compared to SIBR banks. This comparison indicated that First Sterling had above average profitability and asset quality compared to SIBR banks and a level of equity that was below average.

    Carson Medlin also noted the following comparison of First Sterling's recent market valuation to the average valuation of the SIBR banks.

                                                          FIRST      MEAN FOR
                                                        STERLING    SIBR BANKS
                                                        ---------   ----------
Market value to trailing 12-months earnings...........    17.5x        14.7x
Market value to current book value....................     233%         166%

This comparison indicated that First Sterling's relative market valuation was above average in comparison to the comparable financial institutions.

    Carson Medlin also examined the limited information regarding the limited trading activity of Main Street Banks common stock. Main Street Banks common stock has not traded in any public market or securities exchange, and the number of shares traded was insufficient to reflect a meaningful market value. Therefore, Carson Medlin did not consider the market value of Main Street Banks common stock in its analysis.

    Carson Medlin also reviewed selected investment research reports on and earnings estimates for First Sterling as well as other information which Carson Medlin deemed relevant.

PRESENT VALUE ANALYSIS

    Carson Medlin calculated the present value of Main Street Banks, both assuming that Main Street Banks remained an independent bank as well as assuming that Main Street Banks merged with First Sterling. For purposes of this analysis, Carson Medlin utilized certain projections of First Sterling's and Main Street Banks' future growth of assets, earnings and dividends provided to Carson Medlin by the management of Main Street Banks and First Sterling and assumed that the common stocks of Main Street Banks and First Sterling would be sold at the end of 4 years at 20 times projected 2003 earnings. This value was then discounted to present value utilizing discount rates of 12%, 13% and 14%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as Main Street Banks' and First Sterling's common stock would require in view of the potential appreciation and risks. On the basis of these assumptions, Carson Medlin calculated that the present value of Main Street Banks as an independent bank ranged from $20.09 per share to $21.50 per share. Carson Medlin calculated the present value of Main Street Banks proportionate ownership in the combined company ranged from $22.10 per share to $23.66 per share, higher than the present value of Main Street Banks as an independent bank.

    The earnings projected for the combined company included certain anticipated cost savings and revenue enhancements. Carson Medlin assumed these "consolidation synergies" based on its discussions with the management of Main Street Banks and First Sterling. The actual results achieved by the combined company may vary from the projected results and the variations may be material. Because of the inherent uncertainties associated with merging two companies, there can be no assurance that the combined company will be able to realize the full cost savings and/or revenue enhancements that Carson Medlin assumed to result from the merger and the consolidation of the operations of First Sterling and Main Street Banks or that such savings will be realized at the times assumed. Furthermore, there can be no assurance that any costs savings which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to unanticipated difficulties in integrating the two companies. Carson Medlin noted that it considered present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

CONTRIBUTION ANALYSIS

    Carson Medlin reviewed the relative contributions of various balance sheet and income statement components to be made in the merger by Main Street Banks and First Sterling to the resulting combined institution based on (1) balance sheet data at September 30, 1999, and (2) projected net income for 1999 through 2003 as estimated by management of Main Street Banks and First Sterling. The income statement and balance sheet components analyzed included total assets, total deposits, shareholders' equity, and net income. The following table compares the pro forma ownership of Main Street Banks and First Sterling shareholders in the combined company based upon the exchange ratio to each company's respective contribution of the financial factors:

                                                     PRO FORMA OWNERSHIP OF COMBINED COMPANY
                                              ------------------------------------------------------
                                              MAIN STREET SHAREHOLDERS   FIRST STERLING SHAREHOLDERS
                                              ------------------------   ---------------------------
I.   OWNERSHIP..............................            64.6%                        35.4%

                                                  CONTRIBUTION TO COMBINED COMPANY
                                              ----------------------------------------
                                                 MAIN STREET         FIRST STERLING
                                                 CONTRIBUTION         CONTRIBUTION
                                              ------------------   -------------------
II.  FINANCIAL FACTORS
     Income Statement
     Estimated 1999 net income..............         63.6%                36.4%
     Estimated 2000-2003 net income.........         63.7%                36.3%

Balance Sheet as of September 30, 1999
     Total assets...........................         59.5%                40.5%
     Total deposits.........................         58.6%                41.4%
     Shareholders' equity...................         63.3%                36.7%

    Carson Medlin considers the proportion of the financial factors contributed by Main Street Banks and First Sterling, respectively, in comparison to the ownership in the entity resulting from the merger by their respective existing shareholders groups to be relatively similar to other recent merger of equals transactions involving financial institutions where board representation as well as management responsibilities at the resulting combined entity were shared relatively equally by the merging parties.

    The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Main Street Banks or First Sterling could materially affect the assumptions used in preparing the opinion.

    Main Street Banks paid Carson Medlin a fee of $5,000 due upon delivery to Main Street Banks by Carson Medlin of its initial analysis of the proposed merger and $20,000 upon the execution by Main Street Banks of a definitive agreement to effect a merger. Main Street Banks has agreed to pay Carson Medlin an additional fee of $100,000 when the merger is consummated. In addition to the fees payable pursuant to the foregoing and regardless of whether the merger is consummated, Main Street Banks has also agreed to reimburse Carson Medlin for its reasonable out-of-pocket expenses, including expenses of counsel, incurred in connection with its retention.

EXCHANGE OF MAIN STREET BANKS STOCK CERTIFICATES

    As soon as practicable after the consummation of the merger, a letter of transmittal furnishing instructions for exchanging Main Street Banks stock certificates (and for replacing any lost, stolen or destroyed certificates) will be mailed to each Main Street Banks shareholder of record as of the close of business on the effective date of the merger. Each Main Street Banks shareholder will be urged to return this letter of transmittal, as soon as possible, together with his or her stock certificates to SunTrust Bank, the exchange agent for First Sterling. As soon as practicable after receipt by the exchange agent of your Main Street Banks stock certificates, you will be mailed the First Sterling stock and/or a check for any fractional share interest or dividends or distributions to which you are entitled pursuant to the merger agreement.

    As of the effective date of the merger, each Main Street Banks stock certificate will be deemed for all corporate purposes only to evidence the right to receive certificates representing shares of First Sterling stock pursuant to the merger agreement. Until your Main Street Banks stock certificate is surrendered (or suitable arrangements made for any lost, stolen or destroyed certificate) you:

    - will not be issued a certificate representing the shares of First Sterling stock which you are entitled to receive;

    - will not have any voting rights in respect to the shares of First Sterling stock which you are entitled to receive; and

    - will not be paid dividends or other distributions in respect of the shares of First Sterling stock which you are entitled to receive.

Any dividends or distributions or other cash payable to you will be retained, without interest, for your account until surrender of your stock certificate.

    There will be no transfers of shares of Main Street Banks common stock on Main Street Banks' stock transfer books after the effective time. Main Street Banks common stock certificates presented for transfer after the effective time will be canceled and exchanged for First Sterling common stock certificates and a check for any amount to be paid for a fractional share interest.

    Existing First Sterling shareholders will keep their existing stock certificates and should not deliver any certificates for First Sterling stock.

FRACTIONAL SHARES

    First Sterling will not issue any fractional shares of First Sterling common stock to former Main Street Banks' shareholders. Instead, you will receive cash without interest for any fractional share interest. The amount of cash received will be determined by multiplying the fraction by the average of the last regular closing sales prices of First Sterling common stock on Nasdaq for the 10 trading days immediately preceding the effective time of the merger. You will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional share interest.

EFFECTIVE TIME OF THE MERGER

    The merger will be consummated if it is approved by the shareholders of First Sterling and Main Street Banks, and, unless waived, First Sterling and Main Street Banks obtain all required consents and approvals and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger reflecting the merger is filed with the Secretary of State of Georgia, or a later date or time that is indicated in the certificate. We presently expect that the effective date will occur in the second quarter of 2000.

TERMS OF THE MERGER

    Upon completion of the merger, the separate legal existence of Main Street Banks will cease. All property, rights, powers, duties, obligations, debts and liabilities of Main Street Banks will automatically be transferred to First Sterling. The articles of incorporation of First Sterling shall be amended and restated (subject to approval of the shareholders of First Sterling). These restated articles of incorporation of First Sterling will govern the combined entity.

    Upon the merger, each outstanding share of Main Street Banks stock will be automatically converted into, and become a right to receive 1.01 shares of First Sterling stock. This is the "exchange ratio." Existing shares of First Sterling held by First Sterling shareholders immediately prior to the merger shall not be converted and will continue to be issued and outstanding.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties relating to, among other things:

    - the organization of First Sterling and Main Street Banks;

    - the capital structures of First Sterling and Main Street Banks;

    - the due authorization, execution, delivery, performance and enforceability of the merger agreement;

    - consents or approvals of regulatory authorities and third parties necessary to complete the merger;

    - the consistency of financial statements with generally accepted accounting principles;

    - the absence of material adverse changes, since September 30, 1999, in the consolidated assets, business, liabilities, financial condition or results of operations of First Sterling (or its subsidiaries) or Main Street Banks (or its subsidiary) or in any of its relationships with customers, employees, lessors, or others;

    - the filing of tax returns and payment of taxes;

    - the absence of undisclosed material pending or threatened litigation;

    - compliance with applicable laws and regulations;

    - retirement and other employee plans and matters being in compliance with the Employee Retirement Income Security Act of 1974;

    - the quality of title to assets and properties;

    - the maintenance of adequate insurance;

    - the absence of undisclosed brokers' or finders' fees;

    - the absence of material environmental violations, actions or liabilities;

    - the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria;

    - documents filed with the SEC or other regulatory agencies and the accuracy of information contained in these documents; and

    - the validity and binding nature of loans reflected as assets in the financial statements of First Sterling and Main Street Banks.

CONDUCT OF BUSINESS PENDING THE MERGER

    Pursuant to the merger agreement, First Sterling and Main Street Banks each agreed to use their reasonable efforts to preserve their business organizations intact and to maintain satisfactory relationships with its customers, suppliers, regulators and employees. In addition, First Sterling and Main Street Banks agreed to conduct their businesses and to engage in transactions only in the ordinary course of business as conducted at the date of the merger agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which either is a party.

    In addition, each party has agreed, not to:

    - engage in certain activities such as selling property (except in the ordinary course of business), making capital contributions to affiliates, making capital expenditures (except in the ordinary course of business);

    - enter into any compensation agreements or increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices;

    - change employee benefit plans;

    - enter into any agreements with officers, directors, immediate family members of such officers and directors, or affiliates of the banks;

    - enter into agreements that call for payment of $200,000, or more, with certain exceptions; and

    - fail to maintain books, accounts and records in the ususal, regular and ordinary manner, on a basis consistent in all material aspects with prior years.

    We have agreed, among other things:

    - to submit the merger agreement to our shareholders for approval at meetings to be held as soon as practicable;

    - to prepare all applications for, and use our reasonable efforts to obtain, all required regulatory approvals;

    - subject to the terms of the merger agreement, to take all actions necessary to complete the transactions contemplated by the merger agreement;

    - to maintain accurate books and records;

    - to file all reports required to be filed with regulatory agencies for periods ending on or after December 31, 1999; and

    - to allow representatives of the other to attend our board of directors and loan and executive committee meetings (except during discussions of the merger).

CONDITIONS TO THE MERGER

    Our obligations to consummate the merger are subject to various conditions, which include the following:

    - the merger agreement shall have been duly approved by our stockholders;

    - the Restated Articles of Incorporation shall have been approved by the First Sterling shareholders;

    - all necessary governmental approvals for the merger shall have been obtained, and all waiting periods required by law or imposed by any governmental authority with respect to the merger shall have expired (see "The merger--Required regulatory approvals" at page 37);

    - no action, suit, proceeding or claim shall have been instituted, made or threatened relating to the merger;

    - we shall have received an opinion of our tax counsel that, among other things, the merger will be treated for federal income tax purposes as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (see "The merger--Material federal income tax consequences of the merger" at page 39);

    - we shall each have received an opinion from Ernst & Young LLP and Mauldin & Jenkins, LLC, independent public accountants, that the merger will be treated as a pooling-of-interests for financial accounting purposes (see "The merger--Accounting treatment" at page 40);

    - the aggregate number of shares of Main Street Banks stock dissenting to the merger shall not disqualify the merger to be accounted for as a pooling-of-interests.

    - the accuracy in all material respects as of December 1, 1999 and as of the effective date of the merger of our representations and warranties, except as otherwise contemplated by the merger agreement;

    - our performance in all material respects of all covenants and obligations required to be performed by us at or prior to the effective date of the merger; and

    - other conditions which are customary for transactions of the type contemplated by the merger agreement. See "The merger--Representations and warranties" at page 35 and "The merger--Conduct of business pending the merger" at page 35.

REQUIRED REGULATORY APPROVALS

    The merger may not proceed unless we receive the required regulatory approvals. We know of no reason why such approvals would not be obtained, but we cannot assure you that such regulatory approvals will be obtained or when we will obtain them. Applications for the approvals described in this section have been submitted to the Federal Reserve and the Georgia Department of Banking and Finance, the only regulatory authorities that need to approve the merger.

    We are not aware of any other material regulatory approvals or actions that are required for consummation of the merger. Should any other approval or action be required, we presently contemplate that such approval or action would be sought.

    In evaluating the merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the merger if:

    - it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

    - its effect in any section of the country could be to lessen substantially competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve should find that any anti-competitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

The merger may not be consummated until the fifteenth day following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise.

    The Georgia Department of Banking and Finance also must approve the merger. In its evaluation of the merger, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve.

NASDAQ LISTING

    First Sterling shares are currently listed on the Nasdaq National Market. The continued listing of the First Sterling shares and the listing of the shares to be issued in the merger may require application to and approval of Nasdaq. An application for listing such shares shall be made to Nasdaq, if necessary.

WAIVER, AMENDMENT, AND TERMINATION

    We may agree to amend the merger agreement. However, after approval of the merger agreement by our shareholders, we cannot make any amendment which modifies the exchange ratio specifying the conversion of Main Street Banks shares into First Sterling shares. One party may waive any breach of the merger agreement by the other party, or the failure of the other party to meet any conditions or terms of the merger agreement.

    The merger agreement may be terminated and the merger abandoned at any time prior to the Effective Date, even though we have received the approval of our shareholders:

    - by our mutual consent;

    - by either one of us if, without the fault of the terminating party, the closing of the merger does not occur on or before June 30, 2000;

    - by either of us if regulatory approval is denied; or

    - by either of us if: (i) the other materially breaches its representations, warranties or covenants of the merger agreement and the breach is not corrected for 30 days after notice; (ii) an event or circumstance arises as a result of which the other party will be unable to satisfy certain conditions of the merger agreement; or (iii) if, at the closing of the merger, any condition to the obligations of such party is not met.

    If the merger is terminated as described above, the merger agreement will have no effect, except for certain provisions of the merger agreement, including those relating to the obligations to maintain the confidentiality of certain information, and to return all documents obtained from the other party under the merger agreement. In the event of a termination, we shall each be responsible for the costs, expenses and fees which have been incurred by each of us in attempting to accomplish the transactions contemplated in the merger agreement, including the expenses associated with our own fairness opinion, attorneys and consultants.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    After the merger, the First Sterling board of directors shall initially have eight members. The board of directors will be divided into three classes. The members of the classes and the annual shareholders' meeting at which their terms expire are as follows:

Class I with a term expiring in 2001.....  Robert R. Fowler, III, Sam B. Hay, III
                                           and C. Candler Hunt

Class II with a term expiring in 2002....  Frank B. Turner and Eugene L. Argo

Class III with a term expiring in 2003...  Edward C. Milligan, P. Harris Hines and
                                           Harry L. Hudson, Jr.

Mr. Fowler, the chairman and chief executive officer of Main Street Banks, will be the chairman of the First Sterling board of directors after the merger. Justice Hines will serve as vice chairman of the First Sterling board of directors. Mr. Milligan shall continue to serve as president and chief executive officer of First Sterling and his employment agreement shall be amended to provide that, in addition to continuing as chief executive officer, he shall become chairman of the board of directors two years after the date of the merger. Mr. Hay will serve as executive vice president and chief operating officer of First Sterling and his employment agreement shall provide that, in addition to continuing as chief operating officer, he shall become president of First Sterling two years after the date of the merger. Mr. Joseph K. Strickland, Jr., the president and chief operating officer of Main Street Banks shall serve as executive vice president, banking, of First Sterling after the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted. This summary does not take into account possible changes in these laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary does not address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person.

    In particular, this summary does not address the federal income tax consequences of the merger to Main Street Banks shareholders in light of their particular circumstances or status. For example, this summary does not address the federal income taxation of the merger to Main Street Banks shareholders who are foreign persons, tax-exempt entities, dealers in securities, insurance companies or corporations, among others. Nor does this summary address any consequences of the merger under any state, local, estate or foreign laws, or the tax treatment of shares of Main Street Banks or options or other rights to purchase shares of Main Street Banks stock that are or have been received as compensation. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

    In connection with the filing of the registration statement of which this document is a part, Miller & Martin LLP delivered a tax opinion to First Sterling and Main Street Banks. The following discussion summarizes the material income tax consequences of the merger to the shareholders of First

Sterling and Main Street Banks which were described in that opinion. This discussion is qualified in its entirety by reference to the tax opinion, which is included as an exhibit to the registration statement. In connection with the tax opinion, Miller & Martin LLP has relied upon factual assumptions which are customary in similar tax opinions and representations made by First Sterling and Main Street Banks in the merger agreement.

    Cash that a dissenting Main Street Banks shareholder receives will be treated as having been received as a distribution in redemption of his or her Main Street Banks stock. A dissenting shareholder will realize and recognize gain or loss in an amount equal to the difference between the amount of cash received and the adjusted tax basis of the Main Street Banks stock surrendered. Such gain or loss will be capital gain or loss if the dissenting shareholder held the Main Street stock as a capital asset at the effective time of the merger and will be long-term capital gain or loss if such shares of Main Street Bank common stock have been held for more than 12 months as of the effective time of the merger. MAIN STREET BANKS SHAREHOLDERS ELECTING TO EXERCISE DISSENTERS' RIGHTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR TAX TREATMENT FOR THEIR PARTICULAR CIRCUMSTANCES.

    The payment of cash to holders of Main Street stock in lieu of fractional share interests of First Sterling's common stock will be treated as if the fractional shares were issued as part of the exchange pursuant to the merger and then were redeemed by First Sterling. These cash payments will be treated as having been received as distributions in full payment in exchange for the First Sterling common stock redeemed. A Main Street shareholder who receives such cash will recognize gain or loss equal to the difference between the amount of cash and the tax basis allocated to the fractional share interest exchanged therefor. Such gain or loss will be capital gain or loss if such stockholder's Main Street stock is held as a capital asset at the effective time of the merger and will be long-term capital gain or loss if such shares of Main Street stock have been held for more than 12 months as of the effective time of the merger.

    The aggregate tax basis of the First Sterling stock that Main Street Banks shareholders receive pursuant to the merger will be the same tax basis as their shares of Main Street Banks stock being exchanged, decreased by any portion of the tax basis allocated to fractional shares of First Sterling stock that First Sterling treats as redeemed.

    The holding period of the shares of First Sterling stock that Main Street Banks shareholders receive will include the holding period of the shares of Main Street Banks stock being exchanged, provided that the Main Street Banks stock is held as a capital asset on the date of the consummation of the merger.

    Based upon the merger agreement, the factual assumptions and representations made by First Sterling and Main Street Banks, Miller & Martin LLP is of the opinion that:

    - The merger will be a tax-free reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code.

    - The shareholders of Main Street Banks will recognize no gain or loss upon the exchange of their Main Street Banks stock solely for shares of First Sterling stock plus cash in lieu of fractional shares, except for the recognition of gain as a result of the receipt by the Main Street Banks shareholders of cash in lieu of fractional shares.

    - Neither First Sterling nor Main Street Banks will recognize any income, gain or loss as a consequence of the merger.

ACCOUNTING TREATMENT

    It is anticipated that the merger will be accounted for as a pooling-of-interests transaction under accounting principles generally accepted in the United States. Under this accounting method, Main Street Banks shareholders will be deemed to have combined their existing voting common stock interest with that of holders of First Sterling stock by exchanging their shares for shares of First Sterling common stock. Accordingly, the book value of the assets, liabilities and shareholders' equity of Main Street Banks as reported on its consolidated balance sheet will carry over to First Sterling's consolidated balance sheet, and no goodwill will be created. First Sterling will be able to include in its consolidated income the consolidated income of Main Street Banks for the entire fiscal year in which the merger occurs. The unaudited pro forma financial information contained in this joint proxy statement/prospectus has been prepared using the pooling-of-interests method of accounting. If the merger does not qualify for pooling-of-interests accounting treatment, we may terminate the transaction.

EXPENSES AND FEES

    First Sterling and Main Street Banks shall each be responsible for the costs, expenses and fees which have been incurred by each company in attempting to accomplish the merger, including, the expenses associated with its own fairness opinion, attorneys and consultants.

STATUTORY PROVISIONS FOR DISSENTING SHAREHOLDERS

    THE FOLLOWING DISCUSSION IS NOT A COMPLETE DESCRIPTION OF THE LAW RELATING TO APPRAISAL RIGHTS AVAILABLE UNDER GEORGIA LAW AND IS QUALIFIED BY THE FULL TEXT OF ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE. ARTICLE 13 IS REPRINTED IN ITS ENTIRETY AS Appendix C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. IF YOU DESIRE TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD REVIEW CAREFULLY ARTICLE 13 AND ARE URGED TO CONSULT A LEGAL ADVISOR BEFORE ELECTING OR ATTEMPTING TO EXERCISE THESE RIGHTS.

    Any holder of record of Main Street Banks who objects to the merger, and who fully complies with all of the provisions of Article 13 of the Georgia Business Corporation Code (but not otherwise) shall be entitled to demand and receive payment for all (but not less than all) of his or her shares of Main Street Banks stock if the proposed merger is consummated.

    A shareholder of Main Street Banks who objects to the merger and desires to receive payment of the "fair value" of his or her Main Street Banks stock:

        (a) Must file a written objection to the merger with Main Street Banks either prior to the meeting or at the Main Street Banks meeting but before the vote is taken, and the written objection must contain a statement that the shareholder intends to demand payment for his or her shares if the merger is approved; AND

        (b) Must not vote his or her shares in favor of the merger agreement;
    AND

        (c) Must demand payment and deposit his or her certificate(s) in accordance with the terms of the dissenters' notice sent to the dissenting shareholder by Main Street Banks following approval of the merger.

    A VOTE AGAINST THE MERGER ALONE WILL NOT CONSTITUTE THE SEPARATE WRITTEN NOTICE AND DEMAND FOR PAYMENT REFERRED TO IN (A) AND (C) ABOVE. DISSENTING SHAREHOLDERS MUST SEPARATELY COMPLY WITH ALL THREE CONDITIONS.

    Any notice required to be given to Main Street Banks must be forwarded to Main Street Banks, Incorporated, 1134 Clark Street, Covington, Georgia 30014,
Attention: Corporate Secretary.

    If the merger is approved, Main Street Banks will mail, no later than ten
(10) days after the approval, by certified mail to each shareholder who has complied with conditions (a) and (b) above, written notice of such approval, addressed to the shareholder at such address as the shareholder has furnished Main Street Banks in writing, or, if none, at the shareholder's address as it appears on the records of Main Street Banks. Main Street Banks will set a date by which it must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the dissenters' notice is delivered. The shareholder must make the written election to dissent and demand for payment described in condition (c) above by the payment demand date as set by Main Street Banks.

    If all conditions in (a), (b) and (c) above are satisfied in full, Main Street Banks is required to make a written offer within ten (10) days of receiving the payment demand, or within ten days after the consummation of the merger, whichever is later, to each dissenting shareholder to purchase all of such shareholder's shares of Main Street Banks stock at a specific price. If Main Street Banks and any dissenting shareholder are unable to agree on the fair value of the shares within sixty days, Main Street Banks will commence a proceeding in superior court of the county where its main office is located, to determine the rights of the dissenting shareholders and the fair value of his or her shares. If Main Street Banks does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. In the event of a court proceeding, the court shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess these costs against Main Street Banks, except that the court may assess these costs against all or some of the dissenters, in amounts the court finds equitable to the extent the court finds the dissenters acted arbitrarily or not in good faith in demanding payment under the dissenters' provisions. The court may also assess the fees and expenses of attorneys and experts for the respective parties in amounts the court finds equitable: (1) against Main Street Banks and in favor of any or all dissenters if the court finds Main Street Banks did not substantially comply with the dissenters' provisions; or (2) against Main Street Banks or a dissenter in favor of any other party if the court finds that the party against whom fees and expenses are assessed acted arbitrarily or not in good faith with respect to the rights provided by the dissenters' provisions. If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against Main Street Banks, the court may award these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

    One of the conditions to the merger is that the aggregate number of shares of Main Street Banks stock dissenting to the merger shall not exceed an amount which would cause the transaction not to be accounted for as a pooling-of-interests. If this condition is not satisfied, the parties to the merger agreement will not be required to consummate the merger, in which event the dissenters' rights described in this section would also terminate.

    Upon compliance with the statutory procedures, dissenting shareholders will not have any rights as shareholders of Main Street Banks or of First Sterling, including, among other things, the right to receive dividends and the right to vote on matters submitted for shareholder consideration.

    Main Street Banks' shareholders should note that cash paid to dissenting shareholders in satisfaction of the fair value of their shares will be recognized as gain or loss for federal income tax purposes.

    FAILURE BY A MAIN STREET BANKS SHAREHOLDER TO FOLLOW THE STEPS REQUIRED BY THE GEORGIA BUSINESS CORPORATION CODE FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS AND THE REQUIREMENT THAT THEY BE STRICTLY COMPLIED WITH, IF YOU HOLD MAIN STREET BANKS COMMON STOCK AND ARE CONSIDERING DISSENTING FROM THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND EXERCISING YOUR APPRAISAL RIGHTS UNDER THE GEORGIA BUSINESS CORPORATION CODE, YOU SHOULD CONSULT YOUR LEGAL ADVISORS.

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of First Sterling common stock to be issued in the merger will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of Main Street Banks for purposes of Rule 145 under the Securities Act as of the date of the shareholders' meetings. Affiliates may resell their First Sterling stock (a) only in transactions registered under the Securities Act of 1933 or permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted by the Securities Act and
(b) following the satisfaction of the requirements of the Securities and Exchange Commission's Accounting Series Release Nos. 130 and 135 relating to publication of financial results of the post-merger combined operations of First Sterling and Main Street Banks. These rules also apply to First Sterling stock owned by affiliates of First Sterling. Affiliates generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by or are under common control with First Sterling or Main Street Banks and include directors, certain executive officers and principal shareholders. The restrictions on resales by an affiliate extend also to certain related parties of the affiliate, including spouses, relatives and spouse's relatives who in each case have the same home as the affiliate.

    The merger agreement requires First Sterling and Main Street Banks to use all reasonable efforts to cause each of their affiliates to deliver a written agreement to the effect generally that the affiliate will not offer or otherwise dispose of any shares of First Sterling stock owned by the affiliate, except in compliance with (a) the Securities Act and the rules and regulations issued under the Securities Act and (b) the requirements of the accounting releases described above.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined balance sheet as of December 31, 1999, combines the historical consolidated balance sheets of First Sterling and Main Street Banks as if the merger had been effective on December 31, 1999, after giving effect to certain adjustments. These adjustments are based on estimates. The unaudited pro forma condensed combined statements of income for the years ended December 31, 1999, 1998 and 1997 present the combined results of operations of First Sterling and Main Street Banks as if the companies had been combined for the entire period. The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements of First Sterling and Main Street Banks.

    The unaudited pro forma condensed combined financial information reflects the application of the pooling-of-interests method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of First Sterling and Main Street Banks are combined and reflected at their historical amounts.

    The pro forma combined figures shown in the unaudited pro forma condensed combined financial information are simply arithmetical combinations of First Sterling's and Main Street Banks' separate financial results. You should not assume that First Sterling and Main Street Banks would have achieved the pro forma combined results if they had actually been combined during the periods presented.

    The combined company expects to incur merger and other non-recurring expenses as a result of the merger and to achieve merger benefits in the form of operating cost savings. The pro forma earnings, which do not reflect any direct costs or potential savings which are expected to result from the consolidation of the operations of First Sterling and Main Street Banks, are not indicative of the results of future operations. No assurances can be given with respect to the ultimate level of expense savings.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                               DECEMBER 31, 1999

                                                                                             PRO
                                                    FIRST         MAIN        PRO FORMA     FORMA
                                                   STERLING   STREET BANKS   ADJUSTMENTS   COMBINED
                                                   --------   ------------   -----------   --------
ASSETS

Cash and due from banks..........................  $ 13,477     $ 22,345         $         $$35,822
Interest-bearing deposits in banks...............     1,225          509                      1,734
Federal funds sold and securities purchased under
  resell agreements..............................    20,200       15,420                     35,620
Securities available-for-sale....................    50,364       48,672                     99,036
Securities held-to-maturity......................        --       15,542                     15,542
Mortgage loans held for sale.....................        --        1,357                      1,357
Loans, net.......................................   246,508      375,164                    621,672
Premises and equipment...........................    10,816       15,851                     26,667
Other assets.....................................     5,661        8,656                     14,317
                                                   --------     --------                   --------
      Total assets...............................  $348,251     $503,515                   $851,766
                                                   ========     ========                   ========
LIABILITIES

Deposits.........................................  $303,633     $402,596                   $706,229
Federal funds purchased and securities sold under
  resell agreements..............................     8,873       10,000                     18,873
Other borrowings.................................     7,143       42,000                     49,143
Other liabilities................................     1,739        2,448                      4,187
                                                   --------     --------                   --------
      Total liabilities..........................   321,388      457,044                    778,432
                                                   --------     --------                   --------
SHAREHOLDERS' EQUITY

Common stock.....................................    18,483        8,829     791      (1)    28,103
Capital surplus..................................        --          791     (791    )(1)        --
Retained earnings................................    11,381       37,683                     49,064
Accumulated other comprehensive(loss)............    (1,967)        (832)                    (2,799)
Treasury stock...................................    (1,034)                                 (1,034)
                                                   --------     --------                   --------
      Total shareholders' equity.................    26,863                                  73,334
                                                   --------     --------                   --------
      Total liabilities and shareholders'
        equity...................................  $348,251     $503,515                   $851,766
                                                   ========     ========                   ========

------------------------

(1) To reclassify capital surplus of Main Street Banks to common stock

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1999

                                                                                          PRO
                                                               FIRST         MAIN        FORMA
                                                              STERLING   STREET BANKS   COMBINED
                                                              --------   ------------   --------
Interest income
  Loans.....................................................  $21,721       $34,592     $56,313
  Taxable securities........................................    2,552         2,939       5,491
  Nontaxable securities.....................................      444           628       1,072
  Deposits in banks.........................................       25            15          40
  Federal funds sold and securities purchased under resell
    agreements..............................................      985           267       1,252
                                                              -------       -------     -------
      Total interest income.................................   25,727        38,441      64,168
                                                              =======       =======     =======
Interest expense
  Deposits..................................................   10,257        12,213      22,470
  Federal funds purchased and securities sold under
    repurchase agreements...................................      189           162         351
  Other borrowings..........................................      193         1,628       1,821
                                                              -------       -------     -------
      Total interest expense................................   10,639        14,003      24,642
                                                              -------       -------     -------
      Net interest income...................................   15,088        24,438      39,526
  Provision for loan losses.................................      795           935       1,730
                                                              -------       -------     -------
      Net interest income after provision for loan losses...   14,293        23,503      37,796
                                                              -------       -------     -------
Other income
  Service charges on deposit accounts.......................      833         3,467       4,300
  Net realized gains (losses) on sales of securities
    available-for-sale......................................       (5)           14           9
  Gains on sale of loans....................................       31           321         352
  Gains (losses) on sale of other assets....................      (25)          548         523
  Other operating income....................................      531         2,477       3,008
                                                              -------       -------     -------
      Total other income....................................    1,365         6,827       8,192
                                                              -------       -------     -------
Other expense
  Salaries and employee benefits............................    5,221        10,328      15,549
  Equipment and occupancy expenses..........................    1,116         2,919       4,035
  Other operating expenses..................................    3,275         6,172       9,447
                                                              -------       -------     -------
      Total other expenses..................................    9,612        19,419      29,031
                                                              -------       -------     -------
      Income before income taxes............................    6,046        10,911      16,957
Income tax expense..........................................    2,196         3,677       5,873
                                                              -------       -------     -------
      Net income............................................  $ 3,850       $ 7,234     $11,084
                                                              =======       =======     =======
Basic earnings per common share.............................  $  0.79       $  0.82     $  0.80
                                                              =======       =======     =======
Diluted earnings per common share...........................  $  0.74       $  0.82     $  0.79
                                                              =======       =======     =======

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1998

                                                                                          PRO
                                                               FIRST         MAIN        FORMA
                                                              STERLING   STREET BANKS   COMBINED
                                                              --------   ------------   --------
Interest income
  Loans.....................................................  $17,339       $31,599     $48,938
  Taxable securities........................................    2,101         3,178       5,279
  Nontaxable securities.....................................      348           688       1,036
  Deposits in banks.........................................        3             9          12
  Federal funds sold and securities purchased under resell
    agreements..............................................    1,676           314       1,990
                                                              -------       -------     -------
      Total interest income.................................   21,467        35,788      57,255
                                                              -------       -------     -------

Interest expense
  Deposits..................................................    9,258        12,599      21,857
  Federal funds purchased and securities sold under
    repurchase agreements...................................       25            63          88
  Other borrowings..........................................       28           604         632
                                                              -------       -------     -------
      Total interest expense................................    9,311        13,266      22,577
                                                              -------       -------     -------
      Net interest income...................................   12,156        22,522      34,678
  Provision for loan losses.................................      561           865       1,426
                                                              -------       -------     -------
      Net interest income after provision for loan losses...   11,595        21,657      33,252
                                                              -------       -------     -------
Other income
  Service charges on deposit accounts.......................      739         3,099       3,838
  Net realized gains on sales of securities
    available-for-sale......................................       24            18          42
  Gains on sale of loans....................................      160           337         497
  Gains (losses) on sale of other assets....................     (101)           55         (46)
  Other operating income....................................      760         2,286       3,046
                                                              -------       -------     -------
      Total other income....................................    1,582         5,795       7,377
                                                              -------       -------     -------

Other expense
  Salaries and employee benefits............................    4,492         9,934      14,426
  Equipment and occupancy expenses..........................      920         2,730       3,650
  Other operating expenses..................................    2,864         5,183       8,047
                                                              -------       -------     -------
      Total other expenses..................................    8,276        17,847      26,123
                                                              -------       -------     -------
      Income before income taxes............................    4,901         9,605      14,506
  Income tax expense........................................    1,585         3,090       4,675
                                                              -------       -------     -------
      Net income............................................  $ 3,316       $ 6,515     $ 9,831
                                                              =======       =======     =======
  Basic earnings per common share...........................  $  0.68       $  0.75     $  0.72
                                                              =======       =======     =======
  Diluted earnings per common share.........................  $  0.64       $  0.75     $  0.70
                                                              =======       =======     =======

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  (UNAUDITED)

                          YEAR ENDED DECEMBER 31, 1997

                                                                                          PRO
                                                               FIRST         MAIN        FORMA
                                                              STERLING   STREET BANKS   COMBINED
                                                              --------   ------------   --------
Interest income
  Loans.....................................................  $14,135       $28,415     $42,550
  Taxable securities........................................    2,231         3,731       5,962
  Nontaxable securities.....................................      192           784         976
  Deposits in banks.........................................        6            10          16
  Federal funds sold and securities purchased under resell
    agreements..............................................    2,112           707       2,819
                                                              -------       -------     -------
      Total interest income.................................   18,676        33,647      52,323
                                                              -------       -------     -------
Interest expense
  Deposits..................................................    7,971        12,917      20,888
  Federal funds purchased and securities sold under
    repurchase agreements...................................       18             4          22
Other borrowings............................................       --           122         122
                                                              -------       -------     -------
      Total interest expense................................    7,989        13,043      21,032
                                                              -------       -------     -------
      Net interest income...................................   10,687        20,604      31,291
Provision for loan losses...................................      680         1,405       2,085
                                                              -------       -------     -------
      Net interest income after provision for loan losses...   10,007        19,199      29,206
                                                              -------       -------     -------
Other income
  Service charges on deposit accounts.......................      696         2,898       3,594
  Net realized gains (losses) on sales of securities
    available-for-sale......................................       (4)           21          17
  Gains on sale of loans....................................      279            99         378
  Losses on sale of other assets............................      (42)         (150)       (192)
  Other operating income....................................      564         1,480       2,044
                                                              -------       -------     -------
      Total other income....................................    1,493         4,348       5,841
                                                              -------       -------     -------
Other expense
  Salaries and employee benefits............................    4,093         8,649      12,742
  Equipment and occupancy expenses..........................      953         2,338       3,291
  Other operating expenses..................................    2,206         4,572       6,778
                                                              -------       -------     -------
      Total other expenses..................................    7,252        15,559      22,811
                                                              -------       -------     -------
      Income before income taxes............................    4,248         7,988      12,236
Income tax expense..........................................    1,459         2,498       3,957
                                                              -------       -------     -------
      Net income............................................  $ 2,789       $ 5,490     $ 8,279
                                                              =======       =======     =======
Basic earnings per common share.............................  $  0.58       $  0.63     $  0.61
                                                              =======       =======     =======
Diluted earnings per common share...........................  $  0.55       $  0.63     $  0.60
                                                              =======       =======     =======

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Except for the employment agreements and Robert R. Fowler III's non-binding letter described below, none of our directors or officers, nor any of their associates, has any direct or indirect material interest in the merger other than an interest resulting solely from ownership of our stock or options to purchase stock or from his or her proposed position as a director or executive officer of First Sterling or one of the subsidiary banks.

EMPLOYMENT AGREEMENTS OF FIRST STERLING EXECUTIVE OFFICERS AFTER THE MERGER

    ROBERT R. FOWLER III. Upon consummation of the merger, First Sterling would enter into an employment agreement with Robert R. Fowler III as set forth in Exhibit B to the merger agreement. He would be employed as chairman of the board of directors of First Sterling and vice chairman of the board of directors of Main Street Bank. On the second anniversary of the employment agreement, the executive would resign as chairman of the board of the company and take on the position of chairman emeritus of the company and retain his position and duties as vice chairman of the board of directors of Main Street Bank for the remainder of the term. As chairman emeritus of the company, the executive would be an active participant in strategic planning, business development and development and maintenance of corporate shareholder and community relations for First Sterling. He shall also advise the board of directors with respect to proposed mergers and acquisitions. The term of the agreement shall end on June 30, 2008.

    Mr. Fowler shall receive an annual base salary of $200,000 subject to annual increases of at least three percent (3%) and such other increases as may be approved by the board of directors. First Sterling would agree that Main Street Bank shall continue providing the executive with a split dollar insurance agreement which provides for a $2,000,000 face amount of life insurance on the executive's life. If the executive is terminated for reason other than for cause or if the executive voluntarily terminates for good reason then First Sterling shall continue to pay the executive his base salary for the remainder of the term and shall continue his welfare plans for such time period. If the executive becomes re-employed with another employer then the medical and other welfare benefits provided by First Sterling shall be secondary to those provided under the other employer's plan.

    The agreement provides for restrictions on the ability of Mr. Fowler to compete with First Sterling during the term of the agreement and for two years following his termination of service with First Sterling. He is also restricted in disclosing and using First Sterling's confidential information and trade secrets. He is also restricted from soliciting First Sterling customers with whom he has had material contact during the 12 months immediately preceding the termination of his service. In consideration for Mr. Fowler entering into the restrictive covenants, First Sterling shall pay him the amount of $200,000 per year throughout the term.

    EDWARD C. MILLIGAN. The current president and chief executive officer of First Sterling, Edward C. Milligan, presently has an employment agreement with First Sterling. The term of the agreement is a continuing term of two years which is automatically extended each day for an additional day so that the remaining term shall continue to be two years. Either party may, by written notice to the other, fix the term to a finite term of two years without further automatic extension commencing with the date of such notice. In the event that Mr. Milligan's employment is involuntarily terminated prior to a change in control, Mr. Milligan is entitled to receive a lump sum amount equal to one times the annual base salary paid to him over the previous 12-month period plus an amount equal to his annual incentive bonus paid to him over the previous 12-month period. If Mr. Milligan is terminated without cause after a change in control has occurred or if he voluntarily terminates his employment for good reason after a change in control has occurred, he shall be entitled to receive a lump sum in an amount equal to two times his annual base salary paid to him over the previous 12-month period plus an amount equal to two times the annual incentive cash bonus paid to him over the preceding 12-month period. He would also be entitled to participate for a period of 24 months following the date of termination in all welfare benefit plans at least as favorable as in effect during the 90-day period preceding his termination. If he is re-employed during such 24-month period and if the new employer does not provide the same level of welfare benefits to which he is entitled to under the employment agreement then First Sterling would provide such supplemental benefits as necessary to insure that the executive is at the same level of welfare benefit coverage.

    Upon consummation of the merger, Mr. Milligan's employment agreement would be amended and restated as set forth in the attached Exhibit B to the merger agreement. Under the restated employment agreement, Mr. Milligan would be employed as the president and chief executive officer of the company and, in two years, would become the chairman of the board of the company and would continue as chief executive officer of the company. His term of employment would be increased to a period of three years and on the third anniversary of, and on each anniversary thereafter, would be extended for an additional one year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Milligan's initial annual base salary would be $154,000 subject to annual increases of 3% and such other increases as may be approved by the board of directors. It is expected that after the merger is consummated the board of directors of the combined company will review the compensation of the company's senior officers in light of the larger company and increased duties and responsibilities. If the executive is terminated at any time during the term by First Sterling for any reason other than for cause or if the executive voluntarily terminates his employment with the company for good reason then First Sterling shall pay to the executive an amount equal to three times the sum of his annual base salary plus a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year. First Sterling shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such three year period, the medical and other welfare benefits that First Sterling is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with First Sterling for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of First Sterling's confidential information and trade secrets and in his ability to solicit First Sterling customers with whom he had material contact during the 12-month period immediately preceding his termination.

    SAM B. HAY III. Upon consummation of the merger, First Sterling would enter into an employment agreement with Sam B. Hay as set forth in the attached Exhibit B to the merger agreement. Mr. Hay would be employed as the executive vice president and chief operating officer of the company and, in two years, would become the president of the company and would continue as chief operating officer of the company. His term of employment would be for a period of three years and on the third anniversary of, and on each anniversary thereafter, would be extended for an additional one year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Hay's initial annual base salary would be $140,000 subject to annual increases of 3% and such other increases as may be approved by the board of directors. If the executive is terminated at any time during the term by First Sterling for any reason other than for cause or if the executive voluntarily terminates his employment with the company for good reason then First Sterling shall pay to the executive an amount equal to three times the sum of his annual base salary plus a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year. First Sterling shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such three year period, the medical and other welfare benefits that First Sterling is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with First Sterling for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of First Sterling's confidential information and trade secrets and in his ability to solicit First Sterling customers with whom he had material contact during the 12-month period immediately preceding his termination.

    JOSEPH K. STRICKLAND, JR. Upon consummation of the merger, First Sterling would enter into an employment agreement with Joseph K. Strickland, Jr. as set forth in the attached Exhibit B to the merger agreement. Mr. Strickland would be employed as the executive vice president, banking, of the company. His term of employment would be for a period of two years and on the second anniversary, and on each anniversary thereafter, would be extended for an additional one year period. Either party, by notice to the other, may cause the term of the employment to cease to extend automatically. Mr. Strickland's initial annual base salary would be $142,662 subject to annual increases of 3% and such other increases as may be approved by the board of directors. If the executive is terminated at any time during the term by First Sterling for any reason other than for cause or if the executive voluntarily terminates his employment with the company for good reason then First Sterling shall pay to the executive an amount equal to two times the sum of his annual base salary plus a pro rata amount of his targeted annual bonus for the year of termination based on the number of days employed during such year. First Sterling shall also continue to provide benefits to the executive and his family at least equal to those provided if his employment had not been terminated. If the executive is re-employed during such two year period, the medical and other welfare benefits that First Sterling is obligated to provide under the employment agreement would be secondary to those provided by the new employer. The employment agreement also contains restrictions on the ability of the executive to compete with First Sterling for a period of two years following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of First Sterling's confidential information and trade secrets and in his ability to solicit First Sterling customers with whom he had material contact during the 12-month period immediately preceding his termination.

    The employment agreements with each executive described above provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.

    CHRISTOPHER H. BURNETT. Christopher H. Burnett, a First Sterling board member and the current president and chief executive officer of Eastside, presently has an employment agreement with Eastside. The term of the agreement is a continuing term of one year which is automatically extended each day for an additional day so that the remaining term will continue to be one year. Either party may, by written notice to the other, fix the term to a finite term of one year without further automatic extension commencing with the date of the notice. Mr. Burnett's base salary is $118,520 per year subject to increases from time to time to reflect the duties required by Mr. Burnett.

    In the event that Mr. Burnett's employment is involuntarily terminated prior to a change in control of First Sterling, Mr. Burnett is entitled to receive a lump sum amount equal to 50% of the annual base salary paid to him over the previous 12-month period plus an amount equal to 50% of his annual incentive bonus paid to him over the previous 12-month period. If Mr. Burnett is terminated without cause after a change in control has occurred or if he voluntarily terminates his employment for good reason after a change in control has occurred, he will be entitled to receive a lump sum in an amount equal to one times his annual base salary paid to him over the previous 12-month period plus an amount equal to one times the annual incentive cash bonus paid to him over the preceding 12-month period. He would also be entitled to participate for a period of 12 months following the date of termination in all welfare benefit plans at least as favorable as in effect during the 90-day period preceding his termination. If he is re-employed during such 12-month period and if the new employer doesn't provide the same level of welfare benefits for which he is entitled to under the employment agreement then Eastside would provide the supplemental benefits that are necessary to ensure that Mr. Burnett is at the same level of welfare benefit coverage. The employment agreement also contains restrictions on the ability of Mr. Burnett to compete with Eastside for a period of six months following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of Eastside's and First Sterling's confidential information.

    TED A. MURPHY. A First Sterling board member and the current president and chief executive officer of Community Bank, Ted A. Murphy, presently has an employment agreement with Community Bank. The term of the agreement is three years and expires on December 31, 2000. Mr. Murphy's annual base salary is $152,586 for calendar year 2000. Mr. Murphy's employment may be terminated by his death, complete disability, as defined in his employment agreement, for cause, as defined in the employment agreement, and by Mr. Murphy submitting written notice to Community Bank of his intent to terminate his employment.

    If Mr. Murphy's employment is involuntarily terminated during the term of his employment agreement for reasons other than for cause, or under certain circumstances in the event of a change in control of Community Bank and/or First Sterling as the successor in interest to Georgia Bancshares, Community Bank will pay Mr. Murphy a sum equal to the gross monthly compensation which would be payable to Mr. Murphy under the terms and conditions of his employment agreement and payable for 24 consecutive months or the remainder of the term of Mr. Murphy's employment agreement, whichever is greater. However, if Mr. Murphy and Community Bank agree, Community Bank may pay this severance compensation to him in one lump sum or other equal payments. Community Bank will also maintain Mr. Murphy's full medical and disability benefits for him and his family at no expense to him for 24 months after the termination or the remainder of the term of the employment agreement, whichever is greater. If Mr. Murphy voluntarily terminates his employment, he is restricted in his ability to compete with Community Bank for a period of 12 months following the date of termination.

SHARES OWNED BY MANAGEMENT AND THE BOARD

    As of the record date, the directors and executive officers of First Sterling beneficially own approximately 758,539 shares or 14.72% of First Sterling stock.

    As of the record date, the directors and executive officers of Main Street Banks beneficially own approximately 5,441,786 shares or 62% of Main Street Banks stock.

ROBERT FOWLER'S NONBINDING LETTER

    Mr. Robert R. Fowler III, the chairman and chief executive officer of Main Street Banks currently has voting power over 527,550 shares of Main Street Banks stock in his personal name and voting power as the sole or co-trustee over 3,330,368 shares held in various family trusts. After the merger, Mr. Fowler, the family trusts and family limited partnership will own approximately 28.17% of First Sterling stock of which Mr. Fowler disclaims beneficial ownership of 195,200 shares owned by his wife, Mary H. Fowler, and 405,520 shares owned by Hunter/Fowler L.P., a family limited partnership consisting of Mr. Fowler and his daughter, Robin H. Fowler.

    In a letter dated December 1, 1999 to the board of directors of First Sterling, Mr. Fowler stated that it was his present intention for a period of six years following consummation of the merger to take such action as reasonably necessary at the board level and to vote all shares of First Sterling stock over which he has voting control, including the shares owned by the family trusts, to maintain the same equal ratio of the number of Main Street Banks and First Sterling directors. He also stated that it is his intention to specifically vote the shares over which he has voting control for the reelection to the First Sterling board of directors of Eugene L. Argo upon the expiration of his term in 2002 and for the reelection of Edward C. Milligan, P. Harris Hines and Harry L. Hudson, Jr. when their terms expire in 2003.

    He also expressed his intention that if any of these persons failed to complete their terms of office he would support for election to those vacant positions the person who is or persons who are nominated by the remaining members of the group composed of Messrs. Argo, Milligan, Hines and Hudson.
Mr. Fowler also stated in his letter that he intended to resign as chairman of the First Sterling board two years following the date of the merger and to support Mr. Milligan as his successor as chairman and Mr. Hay as the president of First Sterling.

    Mr. Fowler's letter is simply an expression of his intention on December 1, 1999. It is not legally binding against him. He can change his mind at any time and take action which is completely different from his expressed intention on December 1, 1999. If he desires, he could vote against the First Sterling directors named above.

                           SUPERVISION AND REGULATION

    The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information relevant to First Sterling and Main Street Banks. A change in applicable statutes, regulations or regulatory policy may have a material effect on the business of First Sterling.

GENERAL

    First Sterling and Main Street Banks are bank holding companies registered with the Federal Reserve and the Georgia Department of Banking and Finance under the Bank Holding Company Act and the Georgia Bank Holding Company Act, respectively. As a result, our companies are subject to the supervision, examination and reporting requirements of these acts and the regulations of the Federal Reserve and the Georgia Department of Banking and Finance issued under these acts. Our subsidiary banks are Georgia chartered commercial banks. Each of the bank subsidiaries is an FDIC member whose deposits are insured to the full extent permitted by law. As a result, our banks are subject to the supervision, examination and reporting requirements of the Georgia Department of Banking and Finance and the FDIC.

    The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Federal Reserve before:

    - it may acquire direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than five (5%) percent of the voting shares of the bank;

    - it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or

    - it may merge or consolidate with any other bank holding company.

    The Bank Holding Company Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or that would substantially lessen competition in the banking business, unless the public interest in meeting the needs of the communities to be served outweighs the anti-competitive effects. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks involved and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy, and consideration of convenience and needs issues focuses, in part, on the performance under the Community Reinvestment Act of 1977, both of which are discussed in more detail below.

    The Bank Holding Company Act generally prohibits a bank holding company from engaging in activities other than:

    - banking;

    - managing or controlling banks or other permissible subsidiaries; and

    - acquiring or retaining direct or indirect control of any company engaged in any activities other than activities closely related to banking or managing or controlling banks.

However, the activities permissible to bank holding companies and their affiliates were substantially expanded by the Gramm-Leach-Bliley Act, which the President signed on November 12, 1999. Gramm-Leach-Bliley repeals the anti-affiliation provisions of the Glass-Steagall Act to permit the common ownership of commercial banks, investment banks and insurance companies. The BHC Act was amended to permit a financial holding company to engage in any activity and acquire and retain any company that the Federal Reserve determines to be
(a) financial in nature or incidental to such financial activity or
(b) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally. The Federal Reserve must consult with the Secretary of the Treasury in determining whether an activity is financial in nature or incidental to a financial activity. Holding companies may continue to own companies conducting activities which had been approved by Federal order or regulation on the day before Gramm-Leach-Bliley was enacted.

    In determining whether a particular activity is permissible, the Federal Reserve considers whether performing the activity can be expected to produce benefits to the public that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. The Federal Reserve has the power to order a bank holding company or its subsidiaries to terminate any activity or control of any subsidiary when the continuation of the activity or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

    All of our subsidiary banks are members of the FDIC. Consequently, the FDIC insures their deposits to the maximum extent provided by law. Our banks are also subject to numerous state and federal statutes and regulations that affect their business, activities and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

    Our subsidiary banks are subject to regulation, supervision, and examination by the FDIC and the Georgia Department of Banking and Finance. The FDIC and the Georgia Department of Banking and Finance regularly examine the operations of our banks and are given the authority to approve or disapprove mergers, consolidations, the establishment of branches and similar corporate actions. The FDIC and the Georgia Department of Banking and Finance also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

    First Sterling and Main Street Banks are legal entities separate and distinct from their bank subsidiaries. Substantially all of First Sterling's and Main Street Banks' revenues result from amounts paid as dividends to First Sterling and Main Street Banks by their subsidiary banks. Our banking subsidiaries are subject to statutory and regulatory limitations on the payment of dividends to First Sterling and Main Street Banks. First Sterling and Main Street Banks are also subject to statutory and regulatory limitations on dividend payments to their shareholders.

    If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the regulatory authority may require, after notice and hearing, that the institution cease and desist from the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. See "--Prompt corrective action" at page 56.

    The Georgia Financial Institutions Code and the Georgia Banking Department's regulations provide:

    - that dividends of cash or property may be paid only out of the bank's retained earnings;

    - that dividends may not be paid if the banks' paid-in capital and retained earnings which are set aside for dividend payment and other distributions do not, in combination, equal at least 20% of the bank's capital stock; and

       - that dividends may not be paid without prior approval of the Georgia Banking Department if

       - the bank's total classified assets at its most recent examination exceed 80% of its equity capital;

       - the aggregate amount of dividends to be declared exceeds 50% of the bank's net profits after taxes but before dividends for the previous calendar year; or

       - the ratio of equity capital to total adjusted assets is less than 6%.

    Applying these dividend restrictions, and without prior approval of the Georgia Banking Department, as of December 31, 1999, Eastside, Westside and Community could pay aggregate dividends of $2,200,834 to First Sterling and Main Street could pay dividends of $3,622,838 to Main Street Banks. In 1999, Eastside, Westside and Community paid $1,047,131 in cash dividends to First Sterling and Main Street paid $2,827,136 in cash dividends to Main Street Banks.

    The payment of dividends by our bank holding companies and our subsidiaries may also be affected or limited by other factors, such as a requirement by a regulatory agency to maintain adequate capital above regulatory guidelines.

FINANCIAL RELATIONSHIP BETWEEN FIRST STERLING AND MAIN STREET BANKS AND THEIR
  SUBSIDIARIES

    There are also various legal restrictions on the extent to which First Sterling or Main Street Banks can borrow or otherwise obtain credit from their banking subsidiaries. In general, these restrictions require that any such extensions of credit must be secured by designated amounts of specified collateral and are limited to ten percent of any banking subsidiary's capital stock and surplus.

    Under Federal Reserve policy, First Sterling and Main Street Banks are expected to act as a source of financial strength to their banking subsidiaries and to commit resources to support each banking subsidiary. This support may be required at times when, absent such Federal Reserve policy, First Sterling or Main Street Banks may not find itself willing or able to provide it.

    Any capital loans by a bank holding company to a subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

CAPITAL ADEQUACY

    First Sterling and Main Street Banks are required to comply with the capital adequacy standards established by the Federal Reserve. Our subsidiary banks are required to comply with the capital adequacy standards established by the FDIC. The Federal Reserve has promulgated two basic measures of capital adequacy for bank holding companies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

    The risk-based capital standards are designed to:

    - make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies;

    - account for off-balance-sheet exposure; and

    - minimize disincentives for holding liquid assets.

    Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

    The minimum guideline for the ratio of total capital to risk-weighted assets is eight (8%) percent. At least half of total capital must be comprised of Tier 1 Capital, which is common stock, undivided profits, minority interests in the equity accounts of consolidated subsidiaries and noncumulative perpetual preferred stock, less goodwill and certain other intangible assets. The remainder may consist of Tier 2 Capital, which is subordinated debt, other preferred stock and a limited amount of loan loss reserves. At December 31, 1999, First Sterling's total risk-based capital ratio and its Tier 1 risk-based capital ratio were 11.06% and 9.99% respectively. On a First Sterling and Main Street Banks combined basis such ratios at December 31, 1999, would have been 12.40% and 11.23% respectively.

    In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet specified criteria. All other bank holding companies generally are required to maintain a leverage ratio of at least 3%, plus an additional cushion of 1% to 2% basis points. First Sterling's ratio at December 31, 1999 was 7.66%. On a First Sterling and Main Street Banks combined basis, such ratio at December 31, 1999 would have been 8.58%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital leverage ratio" and other indicia of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not advised First Sterling of any specific minimum leverage ratio or tangible Tier 1 leverage ratio applicable to it.

    Our subsidiary banks are subject to risk-based and leverage capital requirements adopted by the FDIC which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Our banks were in compliance with applicable minimum capital requirements as of December 31,

1999. The following chart shows relevant regulatory ratios for each bank subsidiary as of December 31, 1999:

                                               TIER 1    TOTAL CAPITAL   LEVERAGE RATIO
                                              --------   -------------   --------------
Eastside....................................    8.83%         9.92%           7.49%
Westside....................................   10.41%        11.37%           6.99%
Community...................................   10.35%        11.50%           8.88%
Main Street.................................   11.50%        12.76%           8.81%

    Neither our bank holding companies nor our bank subsidiaries have been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

    Failure to meet capital guidelines could subject a bank to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on taking brokered deposits, and certain other restrictions on its business. As described below, the FDIC can impose substantial additional restrictions upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt corrective action" at page 56.

PROMPT CORRECTIVE ACTION

    The Federal Deposit Insurance Act, among other things, requires the federal regulatory agencies to take "prompt corrective action" if a depository institution does not meet minimum capital requirements. The Act establishes five capital tiers: "well capitalized"; "adequately capitalized"; "undercapitalized"; "significantly undercapitalized"; and "critically undercapitalized". A depository institution's capital tier will depend upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation.

    The federal bank regulatory agencies have adopted regulations establishing relevant capital measures and relevant capital levels applicable to FDIC-insured banks. The relevant capital measures are the total capital ratio, tier 1 capital ratio and the leverage ratio. Under the regulations, a FDIC-insured bank will be:

    - "well capitalized" if it has a total capital ratio of ten percent or greater, a tier 1 capital ratio of six percent or greater and a leverage ratio of five percent or greater and is not subject to any order or written directive by the appropriate regulatory authority to meet and maintain a specific capital level for any capital measure;

    - "adequately capitalized" if it has a total capital ratio of eight percent or greater, a tier 1 capital ratio of four percent or greater and a leverage ratio of four percent or greater (three percent in certain circumstances) and is not "well capitalized";

    - "undercapitalized" if it has a total capital ratio of less than eight percent, a tier 1 capital ratio of less than four percent or a leverage ratio of less than four percent (three percent in certain circumstances);

    - "significantly undercapitalized" if it has a total capital ratio of less than six percent, a tier 1 capital ratio of less than three percent or a leverage ratio of less than three percent; and

    - "critically undercapitalized" if its tangible equity is equal to or less than two percent of average quarterly tangible assets.

An institution may be downgraded to, or deemed to be in, a capital category that is lower than is indicated by its capital ratios if it is determined to be in an unsafe or unsound condition or if it receives an unsatisfactory examination rating with respect to certain matters. As of December 31, 1999, First Sterling, Westside, Community, Main Street Banks and Main Street each had capital levels that qualify each as being "well capitalized" and Eastside had a capital level that qualifies it as "adequately capitalized" under such regulations.

    The Act generally prohibits an FDIC-insured bank from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the bank would thereafter be "undercapitalized". "Undercapitalized" banks are subject to growth limitations and are required to submit a capital restoration plan. The federal regulators may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the bank's capital. In addition, for a capital restoration plan to be acceptable, the bank's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of: (i) an amount equal to five percent of the bank's total assets at the time it became "undercapitalized"; and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized".

    "Significantly undercapitalized" insured banks may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become "adequately capitalized", requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. "Critically undercapitalized" institutions are subject to the appointment of a receiver or conservator. A bank that is not "well capitalized" is subject to certain limitations relating to so-called "brokered" deposits.

COMMUNITY REINVESTMENT ACT

    The Community Reinvestment Act requires federal bank regulatory agencies to encourage financial institutions to meet the credit needs of low- and moderate-income borrowers in their local communities. An institution's size and business strategy determines the type of examination that it will receive. Large, retail-oriented institutions will be examined using a performance-based lending, investment and service test. Small institutions will be examined using a streamlined approach. All institutions may opt to be evaluated under a strategic plan formulated with community input and pre-approved by the bank regulatory agency.

    Community Reinvestment Act regulations provide for certain disclosure obligations. Each institution must post a notice advising the public of its right to comment to the institution and its regulator on the institution's Community Reinvestment Act performance and to review the institution's Community Reinvestment Act public file. Each lending institution must maintain for public inspection a public file that includes a listing of branch locations and services, a summary of lending activity, a map of its communities and any written comments from the public on its performance in meeting community credit needs. The Community Reinvestment Act requires public disclosure of a financial institution's written Community Reinvestment Act evaluations. This promotes enforcement of Community Reinvestment Act requirements by providing the public with the status of a particular institution's community reinvestment record.

    The recently enacted Gramm-Leach-Bliley Act makes various changes to the CRA. Among other changes, CRA agreements with private parties must be disclosed and annual CRA reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under this Act may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" CRA rating in its latest CRA examination.

LEGISLATIVE AND REGULATORY CHANGES

    On November 12, 1999, the President signed the Gramm-Leach-Bliley Act into law. The Act allows bank holding companies that are well managed and well capitalized and whose depositor subsidiaries have satisfactory or better CRA ratings to engage in a substantially broader range of nonbanking activities than are currently permissible, including insurance underwriting and securities activities.

FISCAL AND MONETARY POLICY

    Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings, and the interest received by a bank on its loans and securities holdings, constitutes the major portion of a bank's earnings. Thus, the earnings and growth of First Sterling will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve. The Federal Reserve regulates the supply of money through various means, including open market dealings in United States government securities, the discount rate at which banks may borrow from the Federal Reserve, and the reserve requirements on deposits. The nature and timing of any changes in such policies and their effect on First Sterling cannot be predicted.

    Current and future legislation and the policies established by federal and state regulatory authorities will affect First Sterling's future operations. Banking legislation and regulations may limit our growth and the return to our investors by restricting certain of our activities.

    In addition, capital requirements could be changed and have the effect of restricting our activities or requiring additional capital to be maintained. We cannot predict what changes, if any, will be made to existing federal and state legislation and regulations or the effect that such changes may have on First Sterling's business.

                        INFORMATION ABOUT FIRST STERLING

    Financial and other information relating to First Sterling, including information relating to First Sterling's current directors and executive officers, are set forth in First Sterling's 1999 Annual Report on Form 10-KSB, and First Sterling's 1999 Current Reports on Form 8-K. First Sterling's 1999 Annual Report on Form 10-KSB is enclosed with this joint proxy statement/prospectus. Copies of the 1999 Current Reports may be obtained from First Sterling as indicated under "Where you can get more information" at page 112. See "Incorporation of certain documents by reference" at page 112.

    First Sterling is a three-bank holding company that engages through its subsidiaries, The Westside Bank & Trust Company, The Eastside Bank and Trust Company and Community Bank of Georgia, in providing full banking services to customers of the subsidiary banks. The Company's executive offices are located at 676 Chastain Road, Kennesaw, Georgia 30144, and its telephone number is 770-422-2888. First Sterling was incorporated on March 16, 1994 as a Georgia business corporation under the name of Westside Financial Corporation.

    On August 31, 1994, Westside Financial Corporation purchased all of the shares of common stock of The Westside Bank & Trust Company. On December 21, 1995, the boards of directors of Eastside Holding Corporation, the only shareholder of The Eastside Bank & Trust Company, and Westside Financial Corporation, the only shareholder of The Westside Bank & Trust Company, executed a definitive agreement to merge the two holding companies, with Westside Financial Corporation surviving.

    The merger was consummated on July 31, 1996, at which time Westside Financial Corporation changed its name to First Sterling Banks, Inc. Each bank retained its board of directors, management and trade name. The merger was accounted for as a pooling-of-interests and was subject to approval by federal and state bank holding company regulators and a majority of the shareholders of Eastside Holding Corporation. The merger was approved by Eastside shareholders on July 16, 1996. Eastside Financial Services Inc. (EFS), commenced operations in 1994 as a wholly owned subsidiary of Eastside Bank. The purpose and business of EFS is to provide assistance to the Eastside Bank and other community banks in the closing, sale on the secondary market, and servicing of loans guaranteed by the Small Business Administration.

    On April 23, 1999, First Sterling merged with Georgia Bancshares, Inc. and its subsidiary Community Bank of Georgia by exchanging 1,461,632 shares of its common stock for all of the common stock of Georgia Bancshares, Inc. The combination was accounted for as a pooling-of-interests and all prior financial statements have been restated to include Georgia Bancshares, Inc. and Community Bank of Georgia.

    First Sterling is a multi-bank holding company whose subsidiary banks serve primarily Cobb, Gwinnett, DeKalb and surrounding counties in Georgia. First Sterling's subsidiary banks provide a full range of commercial banking services to its customers, except for trust services.

BOARD OF DIRECTORS

    First Sterling's articles of incorporation divides its board into three classes: Class I, II and III. The directors in each class will hold office for the staggered terms of three years each. At the First Sterling shareholders' meeting which shall also be its annual shareholders' meeting, the shareholders shall elect three directors to serve as Class III directors with terms expiring at the 2003 annual meeting. The First Sterling board has nominated P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan for these positions. Justice Hines and Messrs. James L. Armstrong, Jr. and John S. Thibadeau, Jr. are current Class III directors. Upon consummation of the merger, the services of Messrs. Armstrong and Thibadeau as directors of First Sterling shall terminate. The board has decided not to nominate them for reelection to these positions. Messrs. Hudson and Milligan are currently Class I directors with terms expiring at the 2001 meeting. If elected as Class III directors at the annual meeting, they would resign as Class I directors.

    If the merger is consummated then Eugene L. Argo would resign as a Class I director and Benjamin H. Wofford, Ted A. Murphy and Christopher H. Burnett would resign as Class II directors. The remaining First Sterling directors (assuming that Messrs. Hines, Hudson and Milligan are the Class III directors elected at the annual meeting) would appoint the following persons to the First Sterling board with the terms indicated:

Class I (term expiring at 2001         Robert R. Fowler III; Sam B. Hay III;
  meeting):                            C. Candler Hunt
Class II (term expiring at 2002        Frank B. Turner and Eugene L. Argo
  meeting):

If Messrs. Hines, Hudson and Milligan are not elected Class III directors at the meeting then the merger will not be consummated.

    The following table sets forth the name of each current director and each nominee for Class III director of the company; a description of his position and offices with the company (other than as a director) and with Westside, Eastside and Community, if any; a brief description of his principal occupation and business experience during the past five years and certain other information, including his age as of March 1, 2000. The table also sets forth the class of each director. The terms of the Class I directors expire at the 2001 annual meeting; the terms of the Class II directors expire in 2002; the terms of the present Class III directors expire in 2000; and the terms of the directors elected at the annual meeting shall expire in 2003.

         NAME, YEAR FIRST ELECTED
       TO BOARD OF FIRST STERLING,                     POSITION WITH FIRST STERLING AND PRINCIPAL
                AND CLASS                     AGE        OCCUPATION DURING THE PAST FIVE YEARS
------------------------------------------  --------   ------------------------------------------
The Honorable P. Harris Hines                  56      Justice Hines has served as chairman of
(1994)                                                 the board of directors of Westside since
                                                       April 1992. From January 1, 1983 until
Class III                                              July 26, 1995, Justice Hines served as
Class III Nominee                                      Judge of the Superior Court of Cobb
                                                       County, Georgia. Since July 26, 1995,
                                                       Justice Hines has served as a Justice of
                                                       the Supreme Court of the State of Georgia.

Harry L. Hudson, Jr.                           56      Mr. Hudson is an agent for the State Farm
(1996)                                                 Insurance Company. Mr. Hudson has been
                                                       associated with State Farm since
Class I                                                January 1, 1970, and he has served as an
Class III Nominee                                      Agent, Agency Manager and Agency Field
                                                       Executive. Mr. Hudson is currently serving
                                                       as chairman of the board of directors of
                                                       Eastside, an office he has held since
                                                       February, 1993. He has been a member of
                                                       the board of Eastside since its
                                                       organization in 1990.

         NAME, YEAR FIRST ELECTED
       TO BOARD OF FIRST STERLING,                     POSITION WITH FIRST STERLING AND PRINCIPAL
                AND CLASS                     AGE        OCCUPATION DURING THE PAST FIVE YEARS
------------------------------------------  --------   ------------------------------------------
Edward C. Milligan                             55      Mr. Milligan is chairman of the board of
(1994)                                                 directors, president and chief executive
                                                       officer of First Sterling and has served
Class I                                                as president and chief executive officer
Class III Nominee                                      and a director of Westside since its
                                                       organization in 1990. Mr. Milligan has
                                                       served as a director of Eastside since
                                                       August, 1996 and as a director of
                                                       Community Bank since May, 1999.

John S. Thibadeau, Jr.                         52      Since 1973, Mr. Thibadeau has been
(1996)                                                 president of Deauton Corporation, a real
                                                       estate construction and development firm.
Class III                                              As a licensed real estate broker, Mr.
                                                       Thibadeau is an officer and principal in
                                                       Thibadeau-Burton Realty and serves as vice
                                                       president of University Inn Operating Co.,
                                                       a hotel/motel management firm. He served
                                                       as chairman of the board of directors of
                                                       Eastside from its organization until
                                                       February 1, 1991, and has been a member of
                                                       the board of Eastside since its
                                                       organization in 1990.

Benjamin H. Wofford, M.D.                      62      Dr. Wofford served as chairman of the
(1994)                                                 board of directors of Westside from its
                                                       organization until April 1991 and has
Class II                                               served as a member of the board since its
                                                       organization in 1990. Prior to his
                                                       retirement in 1997, Dr. Wofford, since
                                                       1970, had been a physician specializing in
                                                       plastic and cosmetic surgery in Marietta,
                                                       Georgia.

Eugene L. Argo                                 67      Mr. Argo served on the board of directors
(1999)                                                 of Georgia Bancshares from February 15,
                                                       1995 until its merger with First Sterling
Class I                                                in April of 1999. Mr. Argo serves as the
                                                       chairman of the board of directors of
                                                       Community Bank. For the past five years,
                                                       Mr. Argo has been president of Stacy's
                                                       Pharmacy, Inc. Mr. Argo also serves as
                                                       vice president of Medical Therapies, Inc.

Ted A. Murphy                                  62      Mr. Murphy served on the board of
(1999)                                                 directors of Georgia Bancshares from
                                                       February 15, 1995 until its merger with
Class II                                               First Sterling in April of 1999. Since
                                                       1989, Mr. Murphy has served as president
                                                       and chief executive officer of Community
                                                       Bank and has been a member of its board of
                                                       directors.

         NAME, YEAR FIRST ELECTED
       TO BOARD OF FIRST STERLING,                     POSITION WITH FIRST STERLING AND PRINCIPAL
                AND CLASS                     AGE        OCCUPATION DURING THE PAST FIVE YEARS
------------------------------------------  --------   ------------------------------------------
James L. Armstrong, Jr.                        60      Mr. Armstrong served on the board of
(1999)                                                 directors of Georgia Bancshares from
                                                       February 15, 1995 until its merger with
Class III                                              First Sterling in April of 1999. Mr.
                                                       Armstrong is vice chairman of the board of
                                                       directors of Community Bank. For the past
                                                       five years, Mr. Armstrong has been the
                                                       owner of Jim Armstrong Insurance Agency.

Christopher H. Burnett                         38      Mr. Burnett is a member of the board of
(1999)                                                 directors of Eastside and since January
                                                       1998 he has served as its president and
Class II                                               chief executive officer. From 1991 to
                                                       1998, Mr. Burnett served as senior vice
                                                       president and senior lending and credit
                                                       officer for First Bank of Georgia in East
                                                       Point.

    Upon consummation of the merger, Robert R. Fowler, III, Sam B. Hay III, C. Candler Hunt and Frank B. Turner, each a director of Main Street Banks, will each become a director of First Sterling. For information concerning these directors, see "Directors of Main Street Banks" at page 94.

BOARD COMMITTEES AND ATTENDANCE

    The business and affairs of First Sterling are under the direction of its board of directors. During 1999, its board of directors held seven (7) regular meetings, and all of First Sterling's directors attended at least 75% of the aggregate meeting of First Sterling's board of directors and the committees thereof on which they sat.

    First Sterling's board of directors has established an audit committee and a compensation committee.

AUDIT COMMITTEE

    The primary functions of the audit committee are to see that an audit program is in place to protect the assets of First Sterling, assure that adequate internal controls exist, and recommend the independent auditors for appointment by the board of directors. The current members of the audit committee are: Eugene L. Argo, James L. Armstrong, Jr., P. Harris Hines, Harry
L. Hudson, Jr., John S. Thibadeau, Jr. and Benjamin Wofford. During 1999, the audit committee held 1 meeting.

COMPENSATION COMMITTEE

    The primary functions of the compensation committee are to evaluate and administer the compensation of First Sterling's chief executive officer and other executive officers and to review the general compensation programs of First Sterling. It also administers First Sterling's stock option plans. It has authority to interpret the plans, make grants and determines terms and conditions of grants within the context of the plans. The current members of the compensation committee are: P. Harris Hines, Harry L. Hudson, Jr., Eugene L. Argo and Benjamin H. Wofford. During 1999, the compensation committee met 4 times.

REPORTS REQUIRED BY SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The SEC has adopted certain rules and forms which apply to First Sterling relating to reports concerning stock ownership and transactions by directors, officers, and principal stockholders who directly or indirectly are the beneficial owners of more than ten percent of any class of any equity security. The rules require that any First Sterling director, officer or principal shareholder file a Form 3, which is an initial statement of beneficial ownership of equity securities, a Form 4 to report any changes in beneficial ownership and a Form 5 within forty-five (45) days after the end of First Sterling's fiscal year to report any securities transactions during the fiscal year that have not previously been reported on a Form 3 or Form 4.

    Based on a review of Forms 3, 4 and 5 and any amendments, and certain written representations which have been furnished to First Sterling for its fiscal year ended December 31, 1999, except for the following, there were no persons who were subject to this filing requirement who failed to file on a timely basis the required reports: Eugene L. Argo failed to report two transactions on Form 4; Christopher H. Burnett failed to report one transaction on Form 4; and Ted A. Murphy failed to report two transactions on Form 4. All these transactions were subsequently reported on Form 5.

CERTAIN TRANSACTIONS

    During 1999, Westside, Eastside and Community had outstanding loans directly to or indirectly accruing to the benefit of certain of the then directors, nominees for director, and executive officers of First Sterling, and their related interests. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of First Sterling's management, these loans do not involve more than normal risks of collectibility or present other unfavorable features. In the future, the banks expect to have banking transactions in the ordinary course of business with First Sterling's directors, executive officers and their related interests.

OFFICERS

    The table set forth below shows for each officer of First Sterling (a) the person's name, (b) his or her age at March 1, 2000, (c) the year he or she was first elected as an officer of First Sterling, and (d) his or her present positions with First Sterling and his or her other business experience for the past five years.

                                                     FIRST
                                                      YEAR
NAME                                       AGE      ELECTED              BUSINESS EXPERIENCE
----                                     --------   --------   ---------------------------------------
Edward C. Millligan                         55        1994     Mr. Milligan serves as the chairman of
                                                               the board of directors, chief executive
                                                               officer and president of First Sterling
                                                               and as the president and chief
                                                               executive officer of Westside.(1)

                                                     FIRST
                                                      YEAR
NAME                                       AGE      ELECTED              BUSINESS EXPERIENCE
----                                     --------   --------   ---------------------------------------
Barbara J. Bond                             51        1994     Ms. Bond serves as secretary/treasurer/
                                                               chief financial officer of First
                                                               Sterling. She serves as executive vice
                                                               president, chief financial officer and
                                                               senior operations officer of Westside
                                                               and has served in such capacities since
                                                               the organization of the bank. Ms. Bond
                                                               has served as secretary of Westside
                                                               since September 18, 1991.

------------------------

(1) See "Board of Directors" above for a description of Mr. Milligan's prior business experience.

EXECUTIVE COMPENSATION

    CASH COMPENSATION TABLE--No compensation was paid or provided by First Sterling to its officers in 1999, but it reimburses Westside for one-half of the base salary paid by Westside to First Sterling's chief executive officer and chief financial officer. The cash compensation which has been paid, accrued or awarded by Westside for services rendered in all capacities during the fiscal year ended December 31, 1999 to the chief executive officer and chief financial officer of First Sterling and by Eastside and Community to their respective chief executive officers whose compensation exceeded $100,000 are as follows:

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                               ANNUAL          ------------
                                                            COMPENSATION        SECURITIES
                  NAME AND                               -------------------    UNDERLYING     ALL OTHER
                 PRINCIPAL                                SALARY     BONUS       OPTIONS      COMPENSATION
                  POSITION                      YEAR       ($)        ($)          (#)            ($)
--------------------------------------------  --------   --------   --------   ------------   ------------
Edward C. Milligan..........................    1999     153,382     61,600           --        104,343(1)
president of First Sterling                     1998     142,922     56,000           --         38,413(1)
president/chief                                 1997     131,672     46,200       43,717         67,708(1)
executive officer
of Westside
Barbara J. Bond.............................    1999      89,333     25,025           --         20,588(2)
secretary/chief financial                       1998      86,000     21,500           --          7,599(2)
officer of First Sterling                       1997      77,750     18,565           --         14,174(2)
and Westside;
executive vice
president
Westside Bank
Christopher Burnett.........................    1999     118,520     33,000           --         24,267(3)
president/chief                                 1998     109,601     38,000       28,544         15,600(3)
executive officer
of Eastside

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                               ANNUAL          ------------
                                                            COMPENSATION        SECURITIES
                  NAME AND                               -------------------    UNDERLYING     ALL OTHER
                 PRINCIPAL                                SALARY     BONUS       OPTIONS      COMPENSATION
                  POSITION                      YEAR       ($)        ($)          (#)            ($)
--------------------------------------------  --------   --------   --------   ------------   ------------
Ted A. Murphy...............................    1999     145,320     38,390       22,000         16,223(4)
president/chief
executive officer
of Community Bank

------------------------

(1) Includes amounts contributed by Westside during 1997, 1998 and 1999 to Mr. Milligan's account in Westside's 401(k) plan and director's fees of $18,550 in 1999, $14,700 in 1998 and $12,200 in 1997. Westside accrued
    $48,383 as a liability for the account of Mr. Milligan pursuant to a deferred compensation plan in 1997, $17,213 in 1998 and $79,553 in 1999.

(2) Amounts contributed by Westside during 1997, 1998 and 1999 to Ms. Bond's account in Westside's 401(k) plan. Westside accrued $9,893 as a liability for the account of Ms. Bond pursuant to a deferred compensation plan in 1997, $3,521 in 1998 and $16,265 in 1999.

(3) Includes amounts contributed by Eastside during 1999 to Mr. Burnett's account in Eastside's 401(k) plan. Mr. Burnett was paid $7,200 as an automobile allowance in each year. Mr. Burnett was paid director's fees of $8,400 and $12,150 in 1998 and 1999 respectively.

(4) Mr. Murphy was paid $12,925 in director's fees in 1999.

STOCK OPTIONS

    The following table sets forth information in regard to incentive stock options granted to executive officers in 1999 whose compensation exceeded $100,000:

                       OPTION GRANTS IN LAST FISCAL YEAR
                              [INDIVIDUAL GRANTS]

                                                               PERCENT OF
                                               NUMBER OF      TOTAL OPTIONS
                                               SECURITIES      GRANTED TO
                                               UNDERLYING       EMPLOYEES     EXERCISE OR
                                                OPTIONS            IN         BASE PRICE     EXPIRATION
NAME                                         GRANTED (#)(1)    FISCAL YEAR     ($/SH)(1)        DATE
----                                         --------------   -------------   -----------   -------------
Ted A. Murphy..............................      22,000           53.36         $11.50      June 21, 2009

    The following table sets forth information in regard to exercise of stock options and the fiscal year-end value of unexercised options for each of the named executives:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                            NUMBER OF
                                                                            SECURITIES          VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED        IN-THE-MONEY
                                      NUMBER OF                             OPTIONS AT         OPTIONS AT
                                        SHARES                              FY-END (#)         FY-END ($)
                                     ACQUIRED ON                           EXERCISABLE/       EXERCISABLE/
NAME                                 EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE(1)    UNEXERCISABLE
----                                 ------------   ------------------   ----------------   ----------------
Edward C. Milligan.................      -0-               -0-             92,268/2,057     $687,184/$11,172
Barbara J. Bond....................      -0-               -0-                   37,956     $        345,696

                                                                            NUMBER OF
                                                                            SECURITIES          VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                           UNEXERCISED        IN-THE-MONEY
                                      NUMBER OF                             OPTIONS AT         OPTIONS AT
                                        SHARES                              FY-END (#)         FY-END ($)
                                     ACQUIRED ON                           EXERCISABLE/       EXERCISABLE/
NAME                                 EXERCISE (#)   VALUE REALIZED ($)   UNEXERCISABLE(1)    UNEXERCISABLE
----                                 ------------   ------------------   ----------------   ----------------
Christopher H. Burnett.............      -0-               -0-             5,708/22,836     $ 16,582/$66,339
Ted A. Murphy......................      -0-               -0-                   30,614     $         92,241

------------------------

(1) Mr. Milligan's remaining 2,057 shares are exercisable on September 24, 2000. Mr. Burnett's options are vested at the rate of 1/5 per year.

DIRECTOR COMPENSATION

    During 1999, each director of First Sterling was paid $2,050 per calendar quarter for all services as a member of First Sterling's board of directors. First Sterling's directors were paid a total of $65,100 for such services in 1999.

FIRST STERLING SECURITY OWNERSHIP

    The following table sets forth certain information regarding First Sterling common stock owned, as of the record date and after giving effect to the merger by:

    - each person who beneficially owns more than 5% of the outstanding shares of First Sterling stock,

    - each First Sterling director,

    - each executive officer of First Sterling, and

    - all First Sterling directors and executive officers as a group.

Management of First Sterling is not aware of any person or entity which owns 5% or more of First Sterling stock.

    Except as otherwise indicated, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. Under applicable SEC rules the number of outstanding shares of common stock used in the computation of the "Percent of Class" includes currently exercisable stock options owned by the shareholder.

                                                          FIRST STERLING STOCK     FIRST STERLING STOCK
                                                           BENEFICIALLY OWNED    BENEFICIALLY OWNED AFTER
NAME OF BENEFICIAL OWNER                                     BEFORE MERGER                MERGER
------------------------                                  --------------------   ------------------------
Eugene L. Argo..........................................    193,074.0000            193,074.0000
                                                              (3.95%)                 (1.40%)
James L. Armstrong, Jr..................................    74,049.0000             74,049.0000
                                                              (1.51%)                 (0.54%)
Barbara J. Bond.........................................    45,527.0000             45,527.0000
                                                              (0.93%)                 (0.33%)

                                                          FIRST STERLING STOCK     FIRST STERLING STOCK
                                                           BENEFICIALLY OWNED    BENEFICIALLY OWNED AFTER
NAME OF BENEFICIAL OWNER                                     BEFORE MERGER                MERGER
------------------------                                  --------------------   ------------------------
Christopher H. Burnett..................................    40,427.2960             40,427.2960
                                                              (0.82%)                 (0.29%)
The Honorable P. Harris Hines...........................    23,264.0344             23,264.0344
                                                              (0.47%)                 (0.17%)
Harry L. Hudson, Jr.....................................    45,067.1955             45,067.1955
                                                              (0.92%)                 (0.33%)
Edward C. Milligan......................................    150,746.8370            150,746.8370
                                                              (3.03%)                 (1.08%)
Ted A. Murphy...........................................    65,618.0000             65,618.0000
                                                              (1.34%)                 (0.47%)
John S. Thibadeau, Jr...................................    28,216.0000             28,216.0000
                                                              (0.58%)                 (0.20%)
Benjamin H. Wofford, M.D................................    92,549.4565             92,549.4565
                                                              (1.89%)                 (0.67%)
All First Sterling, directors and executive officers, as
  a group (10 persons)..................................    758,538.8194            758,538.8194
                                                              (14.72%)                (5.39%)

    Mr. Argo's stock ownership includes 11,759 shares of First Sterling stock obtainable upon the exercise of options and 54,152 shares held by spouse.

    Mr. Armstrong's stock ownership includes 11,759 shares of First Sterling stock obtainable upon the exercise of options..

    Ms. Bond's stock ownership includes 37,956 shares of First Sterling stock obtainable upon the exercise of options.

    Mr. Burnett's stock ownership includes 28,544 shares obtainable upon the exercise of options, 1,300 shares held by minor children and 2,869.296 held in his 401(k) plan.

    Justice Hines' stock ownership includes 15,815 shares of First Sterling stock obtainable upon the exercise of options and 254.0344 held in his dividend reinvestment plan.

    Mr. Hudson's stock ownership includes 12,858 shares of First Sterling stock obtainable upon the exercise of the options and 25,716 shares held as joint tenant with spouse and 1,975.1955 held in his dividend reinvestment plan.

    Mr. Milligan's stock ownership includes 94,325 shares of First Sterling stock obtainable upon the exercise of the options and 816.869 shares held by his minor child, 4,305.002 held in a deferred compensation plan and 2,298.966 held in his 401(k) plan.

    Mr. Murphy's stock ownership includes 30,614 shares of First Sterling stock obtainable upon the exercise of options and 12,004 held by spouse.

    Mr. Thibadeau's stock ownership includes 12,858 shares of First Sterling stock obtainable upon the exercise of options.

    Dr. Wofford's stock ownership includes 15,815 shares of First Sterling stock obtainable upon the exercise of options and 15,815 shares held as joint tenant with spouse and 2,869.4565 held in his dividend reinvestment plan.

    The stock ownership of all First Sterling directors and executive officers, as a group, includes 272,303 shares of First Sterling stock obtainable upon the exercise of options.

                      INFORMATION ABOUT MAIN STREET BANKS

BACKGROUND

    Main Street Bank was founded in 1901 as "The Bank of Covington" and operated as a state chartered commercial bank under that name until 1996, when it was renamed "Main Street Bank." This name change was the culmination of a long-term strategy of expansion from Main Street Banks' headquarters in Covington to communities in surrounding Georgia counties. In May 1988, Main Street Banks Incorporated was formed to serve as a holding company for The Bank of Covington. Upon formation, The Bank of Covington, which had four locations in Covington, Newton County, was Main Street Banks' sole subsidiary.

    Main Street Banks began implementing its expansion strategy shortly after formation of the holding company. In August 1990, Main Street Banks purchased Southern Heritage Savings Bank located in Winterville, Clarke County, Georgia. In December 1990, Main Street Banks purchased two branches of Prime Bank, formerly DeKalb Federal Savings Bank, in Conyers, Rockdale County, Georgia. At the same time, Main Street Banks formed its third subsidiary, Main Street Savings Bank, FSB.

    In 1993, Main Street Savings Bank purchased three branches of the former First Federal Savings Bank of Georgia in Winder, Barrow County; Loganville, Walton County; and Athens, Clarke County from the Resolution Trust Corporation. At the beginning of 1996, Main Street Banks was a three-subsidiary holding company operating 15 branches in six counties. In late 1996 Main Street Banks consolidated its subsidiaries into one subsidiary, Main Street Bank.

    Since that time, Main Street Banks has continued to provide leading technology combined with small-town customer service in all of its locations. Main Street Banks continues to be a traditional community bank in all its communities. Main Street Banks currently owns and operates 13 banking offices in six counties, and had approximately $515,514,800 million in assets as of December 31, 1999.

LINES OF BUSINESS

    Main Street Banks' subsidiary bank provides basic banking services to its customers in the form of receiving deposits and making loans. The brick and mortar facility with people-to-people banking has been its mainstay since 1901. As the financial industry becomes more technology-driven, Main Street Banks has recognized the need to adapt and has developed new products and business lines to meet the changing needs and desires of its customers. In addition to a wide variety of checking, savings, certificates of deposit and loan accounts, Main Street Banks also offers credit and debit cards, Ready Reserve lines of credit, check imaging, corporate PC banking, consumer Internet banking, and voice response touch-tone banking. Main Street Banks recently began offering Internet banking. In addition, it offers mortgages, brokerage services, insurance products, and accounts receivable financing through four business lines known as Main Street Mortgage, Main Street Investments, Main Street Insurance and Business Manager.

    Main Street Banks services are:

    REAL ESTATE LENDING. Main Street Banks real estate loans consist of residential first and second mortgage loans, residential construction loans and home equity lines of credit, and term loans secured by first and second mortgages on the residences of borrowers for home improvements, education and other personal expenditures. At December 31, 1999, real estate loans were $138.1 million and constituted approximately 36.2% of total loans. Main Street Banks makes mortgage loans with a variety of terms, including fixed and floating rates. At December 31, 1999, approximately 59.7% of Main Street Banks real estate loans had fixed rates, while approximately 40.3% had variable rates. Generally, Main Street Banks retains real estate loans with maturities under 10 years and sells mortgage loans with longer maturities. Almost all of Main Street Banks loans for acquisition, development and construction purposes are secured by single-family residences or residential development property. Main Street Banks also offers Small Business Administration loans.

    Risks associated with real estate lending include fluctuations in the value of real estate, new job creation trends and the borrower's financial stability. Real estate loans are made consistent with Main Street Banks appraisal policy and real estate lending policy, which prescribe maximum loan-to-value ratios and maturities. Main Street Banks expects that these loan-to-value ratios are sufficient to compensate for fluctuations in the real estate market and to minimize the risk of loss. See "Main Street Banks' management's discussion and analysis of financial condition and results of operations--For the years ended December 31, 1999, 1998 and 1997--Financial condition--Loan portfolio" at page 81.

    CONSUMER LENDING. Main Street Banks offers consumer installment loans to business owners and other individuals for personal, family, and household purposes. Main Street Banks also offers credit cards and home equity lines of credit to consumers. At December 31, 1999, consumer loans constituted approximately 9.1% of total loans, with approximately 99.6% of Main Street Banks consumer loans having fixed rates and the remaining 0.4% having variable rates. Consumer lending presents certain unique risks. Consumer loan repayments depend upon a borrower's financial stability and are more likely to be adversely affected by job loss, divorce, illness and other personal hardships. In addition, collateral such as automobiles and other personal property securing consumer loans depreciates rapidly and sometimes is an inadequate repayment source if a borrower defaults. In evaluating these loans, Main Street Banks requires its lending officers to review the borrower's level and stability of income, past credit history, and the impact of these facts on the borrower's ability to repay the loan in a timely manner. In addition, Main Street Banks requires that its banking officers maintain an appropriate margin between the loan amount and collateral value. See "Main Street Banks' management's discussion and analysis of financial condition and results of operations--For the years ended December 31, 1999, 1998 and 1997--Financial condition--Loan portfolio" at page 81.

    COMMERCIAL LENDING. Main Street Banks commercial loan portfolio is dispersed among various business lines such as a wide variety of small businesses, commercial real estate (both owner-occupied and investment property), and acquisition and development and construction lending. These loans are primarily for the financing of property and plants used in the course of business by these business operators, and to a lesser degree, for the financing of equipment, inventory and accounts receivable. Of Main Street Banks commercial real estate loans, approximately 65.0% are secured by properties that house the businesses of the property's owners. The remainder is made up of loans on properties that may be deemed investment property. At December 31, 1999, commercial loans constituted approximately 54.7% of total loans, with approximately 78.6% of commercial loans having fixed rates and the remaining 21.4% having variable rates.

    Commercial lending entails greater risks than traditional, single-family residential lending. Commercial loans typically involve larger loan balances concentrated among fewer borrowers. The analysis of commercial loans, which requires expertise in evaluating a commercial enterprise and its collateral, is generally more complex than the analysis required for single family residential lending. Like consumer loans, commercial loans are subject to adverse conditions in the economy, as well as the market for the specific goods and services sold by the commercial borrower. Loans secured by commercial real estate can also be affected by trends in the local real estate market. In making all these loans, Main Street Banks manages its credit risk by actively monitoring measures such as cash flow, collateral value and other appropriate credit factors. See "Main Street Banks' management's discussion and analysis of financial condition and results of operations--For the years ended December 31, 1999, 1998 and 1997--Financial condition--Loan portfolio" at page 81.

    DEPOSITS AND OTHER BORROWINGS. Deposits are a key component of Main Street Banks banking business, serving as a source of funding for lending as well as for increasing customer account relationships. Main Street Banks offers competitively priced deposit products, including checking, savings and time deposit accounts, as it seeks to increase core deposits and market share. Borrowings, principally from the Federal Home Loan Bank, and lines of credit with other banks, provide sources of additional liquidity and funding.

    BROKERAGE SERVICES/INVESTMENTS. Main Street Banks provides brokerage services through Main Street Investments, a comprehensive brokerage service. Main Street Investments offers its customers a wide variety of investment options, including stocks and bonds, mutual funds, annuities, 401(k) plans, life insurance, Individual Retirement Accounts and Simplified Employee Pension Accounts, estate planning and financial needs analysis.

    INSURANCE. Main Street Banks provides insurance services through Main Street Insurance, a full-service insurance agency that enables it to offer customers both consumer and commercial insurance products.

    ACCOUNTS RECEIVABLE. Main Street Banks provides accounts receivable financing through the Business Manager program. Business Manager is a process through which Main Street Banks finances existing receivables on a discounted basis and takes over the responsibility for billing its customer's clients and collecting their payments, and providing business owners with needed liquidity.

    Main Street Banks developed brokerage, insurance, and accounts receivable services as a strategy to retain existing customers, to attract additional customers from its market areas, and to enhance its franchise by offering a broader scope of financial services.

    Main Street Banks operating revenues are derived primarily from interest earned from its loan and investment securities portfolios and fee income from loan and deposit products. Main Street Banks is not dependent upon a single customer, or a few customers, the loss of any one or more of which would have a material adverse effect on its financial condition or results of operations.

MARKET AREAS

    Main Street Banks is ranked twentieth in asset size out of 349 Georgia banks. Main Street Banks operates principally in North Georgia, within the eastern side of metropolitan Atlanta, extending into the Athens area. Main Street Banks has a total of 13 banking offices located in Barrow, Clarke, Gwinnett, Newton, Rockdale and Walton counties. Main Street Banks primary market area is the six-county region in which it has branches, and its secondary market includes counties contiguous to that region.

    The following chart describes the communities in which Main Street Banks operates. Market share data is based on deposit information available from the FDIC. Branch deposit data is as of June 30, 1999. Population household and income figures are available from DEMOGRAPHICS USA-COUNTY

EDITION, MARKET STATISTICS, 1998 EDITION and unemployment rates are August 1998 estimates by the Georgia Department of Labor.

                                                                 AVERAGE
                                                                HOUSEHOLD
                                                                EFFECTIVE
                                                                 BUYING     UNEMPLOYMENT     DEPOSIT
COUNTY                                POPULATION   HOUSEHOLDS    INCOME         RATE       MARKET SHARE
------                                ----------   ----------   ---------   ------------   ------------
Barrow..............................     39,000      13,900      $34,947        4.0%           12.14%

Clarke..............................     93,000      35,700       33,879        3.3             4.62

Gwinnett............................    508,700     184,400       52,152        2.5              .21

Newton..............................     55,300      19,500       35,225        3.6            35.64

Rockdale............................     67,600      23,100       48,728        2.7            12.58

Walton..............................     52,300      18,400       35,730        3.5             2.48

COMPETITION

    Main Street Banks competes with several local and regional commercial banks, thrifts, credit unions and mortgage companies for deposits, loans, and other banking-related financial services. There is intense competition in Main Street Banks market areas from other financial institutions as well as other "non-bank" companies that engage in similar activities. Some of Main Street Banks competitors are not subject to the degree of regulatory review and restrictions that apply to us. In addition, Main Street Banks must compete with much larger financial institutions that have greater financial resources than it does and that compete aggressively for market share. These competitors attempt to gain market share through their financial product mix, pricing strategies and banking center locations. Legislative developments related to interstate branching and banking in general are creating more competitive pressure on smaller financial institutions by providing large banking institutions easier access to a broader marketplace. Main Street Banks also competes with insurance companies, savings banks, consumer finance companies, investment banking firms, brokerage houses, mutual fund managers, investment advisors, and credit unions. Retail establishments compete for loans by offering credit cards and retail installment contracts for the purchase of goods and merchandise.

    Main Street Banks anticipates that competition from both bank and non-bank entities will continue to grow. Main Street Banks has been able to compete effectively with other financial institutions by emphasizing customer service and local office decision-making, by establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers.

EMPLOYEE RELATIONS

    As of December 31, 1999, Main Street Banks had 276 employees, of whom 235 were full-time and 41 part-time. In addition to a bonus program, Main Street Banks currently maintains an employee benefit program providing, among other benefits, a medical insurance plan, a profit sharing and 401(k) retirement plan, and life and disability insurance. Main Street Banks also grants shares of stock in Main Street Banks to some of its officers under its Restricted Stock Plan and have also adopted a long-term incentive plan under which it may grant other forms of stock-based compensation to selected employees. Main Street Banks considers these employee benefits, as a whole, to be generally competitive with employee benefits provided by other employers in Georgia. Main Street Banks believes its future success depends, in part, on its ability to continue to attract and retain skilled retail, technical, and managerial personnel in order to maintain its quality delivery of financial and banking services. None of its employees is subject to a collective bargaining agreement, and it has never experienced a work stoppage.

FACILITIES

    Main Street Banks executive offices are located at 1121 Floyd Street and its main banking office is located at 1134 Clark Street, Covington, Georgia 30014. Main Street Banks principal support and operational functions are located at 2118 Usher Street, Covington, Georgia 30014. All of Main Street Banks branch offices are located in Georgia. The following chart indicates whether each office is leased or owned and lists the loan and deposit balances for each office, as of December 31, 1999.

                                                      OWNED
                                                       (O)          LOANS AS OF       DEPOSITS AS OF
BANKING OFFICES                                     LEASED (L)   DECEMBER 31, 1999   DECEMBER 31, 1999
---------------                                     ----------   -----------------   -----------------
                                                                      (IN THOUSANDS)
COVINGTON

Main Office.......................................       O            120,954             129,003
1134 Clark Street
Covington, GA 30014

North Office......................................       O             10,611              35,141
3110 Hwy. 278
Covington, GA 30014

Eastside Office...................................       O              1,520               5,583
9130 Hwy. 278
Covington, GA 30014

Kroger Office (supermarket).......................       L                141               2,872
3139 Hwy. 278
Covington, GA 30014

CONYERS

2405 Salem Road...................................       O              4,969              15,010
Conyers, GA 30013

1887 Hwy. 20, SE..................................       O             40,651              34,154
Conyers, GA 30013

940 Main Street NE................................       O              4,999              33,211
Conyers, GA 30012

LOGANVILLE

4644 Hwy. 78......................................       O             18,800              17,434
Loganville, GA 30052

WINDER

45 East Athens Street.............................       O             53,416              48,537
Winder, GA 30680

LAWRENCEVILLE

867 Buford Drive..................................       O             45,127              22,132
Lawrenceville, GA 30043

                                                      OWNED
                                                       (O)          LOANS AS OF       DEPOSITS AS OF
BANKING OFFICES                                     LEASED (L)   DECEMBER 31, 1999   DECEMBER 31, 1999
---------------                                     ----------   -----------------   -----------------
                                                                      (IN THOUSANDS)
ATHENS

2065 Timothy Road.................................       O              70,71            0 25,528
Athens, GA 30606

475 East Broad Street.............................       O              7,892              15,064
Athens, GA 30601

190 Gaines School Road............................       O              1,618              18,927
Athens, GA 30605

Main Street Insurance.............................       O                 NA                  NA
4644 Hwy. 78
Loganville, GA 30052

Main Street Investments...........................       O                 NA                  NA
1134 Clark Street
Covington, GA 30014

Main Street Mortgage..............................       O                 NA                  NA
475 East Broad Street
Athens, GA 30601

COVINGTON

Corporate Offices and Marketing...................       L                N/A                 N/A
1121 Floyd Street
Covington, GA 30014

Operations Center.................................       L                N/A                 N/A
2118 Usher Street
Covington, GA 30014

Human Resources...................................       O                N/A                 N/A
1122 Pace Street
Covington, GA 30014

Accounting and Card Services......................       L                N/A                 N/A
1114 Pace Street
Covington, GA 30014

    See the following section for a description of the terms of the leases for Main Street Banks corporate and marketing offices, operations center and accounting and card services offices, which Mr. Fowler leases to Main Street Bank.

CERTAIN TRANSACTIONS

    Main Street Banks' directors and certain business organizations and individuals associated with them are customers of and have banking transactions with Main Street Banks' subsidiary bank and Main Street Banks' other former banking subsidiaries in the ordinary course of business. Such transactions include loans, commitments, lines of credit and letters of credit. All of those transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present any other unfavorable features. Additional transactions with these persons and businesses are anticipated in the future.

    Robert R. Fowler, III, president, chief executive officer and chairman of the board, has entered into three lease agreements with Main Street Banks, through which he leases to Main Street Banks buildings that it uses for its operations center, corporate and marketing offices, and accounting and card services office. These leases are described below:

    OPERATIONS CENTER. Main Street Banks entered into the lease agreement for its operations center on April 1, 1998. The operations center building is 22,300 square feet and is located at 2118 Usher Street, Covington, Georgia 30014. Under this lease agreement, Main Street Banks paid to Mr. Fowler rent at a rate of $2.36 per square foot or an aggregate of $52,630 for the period from April 1, 1998 until April 1, 1999. The lease agreement provides a rental schedule by which the rental rate is adjusted each year on the anniversary date of the lease agreement. Main Street Banks expects to pay rent in the amount of $65,526 for the period from April 1, 1999 until April 1, 2000. The lease agreement expires March 31, 2007. Main Street Banks has the option to renew the lease agreement for two successive five-year extension periods. Additionally, Main Street Banks may terminate the lease agreement after the completion of five years of the term with a termination payment equal to six months rent. The termination payments decrease by the amount of one month's rental payment for each succeeding lease year.

    CORPORATE AND MARKETING OFFICES. Main Street Banks entered into the lease agreement for its corporate and marketing offices located at 1121 Floyd Street, Covington, Georgia 30014 in May 1999. This building contains approximately 4,980 square feet. The rental rate from June 1, 1999 through December 1, 1999 is $2,747 per month and will increase to $3,245 per month on January 1, 2000. Thereafter, the lease agreement provides for 3% increases to the rental rate on each January 1 until the expiration date, December 31, 2009. Main Street Banks has the option to renew the lease agreement for two successive five-year extension periods.

    ACCOUNTING AND CARD SERVICES OFFICES. Main Street Banks entered into the lease agreement for its accounting and card services offices, located at 1114 Pace Street, Covington, Georgia 30014, on March 25, 1994. This building is approximately 4,300 square feet. Since July 1999 the rental rate under this lease agreement has been $1,850 per month. The rental rate will increase to $2,220 per month in July 2003 and to $2,664 in July 2007. This lease agreement expires on June 30, 2013.

    Main Street Banks believes that the terms of the lease agreements are at least as favorable to it as terms available from unrelated third parties.

LEGAL PROCEEDINGS

    In the ordinary course of operations, Main Street Banks is a party to various legal proceedings. In the opinion of its management, there are no proceedings pending, or to its knowledge, threatened in which an adverse decision would have a material adverse effect on its financial condition or results of operations.

                      MAIN STREET BANKS SECURITY OWNERSHIP

    The following table sets forth certain information regarding Main Street Banks common stock owned, as of the record date and after giving effect to the merger by:

    - each person who beneficially owned more than 5% of the outstanding shares of Main Street Banks;

    - each Main Street Banks' director;

    - the executive officers of Main Street Banks; and

    - all Main Street Banks' directors and executive officers as a group.

    Except as otherwise indicated, the persons named in the table have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, the person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of the security, or "investment power," which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.

                                                                                   FIRST STERLING
                                                              MAIN STREET BANKS        STOCK
                                                              STOCK BENEFICIALLY    BENEFICIALLY
                                                                 OWNED BEFORE       OWNED AFTER
NAME OF BENEFICIAL OWNER                                            MERGER           THE MERGER
------------------------                                      ------------------   --------------
DIRECTORS AND EXECUTIVE OFFICERS
Robert R. Fowler, III.......................................      4,458,638           4,503,224
Frank B. Turner.............................................        193,440             195,374
Samuel B. Hay, III..........................................        270,000             272,700
Joseph K. Strickland, Jr....................................        134,500             135,845
C. Candler Hunt.............................................        385,208             389,060
All Main Street Banks directors and executive officers, as a
  group (5 persons).........................................      5,441,786           5,496,703
5% Beneficial Owners:
  Fowler Children's Trust...................................      1,922,568           1,941,793
Robert R. Fowler III........................................      4,458,638           4,503,224

------------------------

Mr. Fowler's stock ownership includes the following:

NUMBER OF SHARES                                MANNER HELD
----------------        ------------------------------------------------------------
        162,000         Issued under Main Street's Restricted Stock Award Plan
      1,922,568         Held by the Fowler Children's Trust
        207,000         Held by the Estate of Louly T. Fowler
        640,800         Held by three Fowler Family Grandchildren's Trusts
        560,000         Held by three Fowler Family Generation Skipping Tax Exempt
                        Grandchildren's Trusts
        405,520         Held by Hunter Fowler, L.P., a family limited partnership
                        formed by Mr. Fowler and his daughter
        195,200         Held by Mr. Fowler's spouse, Mary H. Fowler

    Mr. Fowler is the executor of the Estate of Louly T. Fowler, Trustee of the Children's trust, sole trustee for all three Grandchildren's Trusts as well as one of the Generation Skipping Tax Exempt Trusts and Co-Trustee of the other two Generation Skipping Tax Exempt Trusts described above. Mr. Fowler disclaims beneficial ownership of the 405,520 shares held by the family limited partnership and the 195,200 shares held by Mr. Fowler's spouse, Mary H. Fowler.

    Mr. Hay's stock ownership includes 102,000 shares of stock issued to Mr. Hay pursuant to Main Street's Restricted Stock Award Plan.

    Mr. Hunt's ownership includes 285,672 shares owned by his mother, Caroline
C. Hunt. Mr. Hunt votes these shares as attorney-in-fact for his mother.

    Mr. Strickland's stock ownership includes 93,000 shares of stock issued to Mr. Strickland pursuant to Main Street's Restricted Stock Award Plan and 48,000 shares held by Sterne Agee & Leach as IRA custodian for Mr. Strickland.

    The ownership of all of Main Street Banks' directors and executive officers, as a group, includes the shares described above for each individual director and executive officer.

            MAIN STREET BANKS' MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of financial condition and results of operations analyzes the major elements of Main Street Banks' consolidated statements of financial condition and consolidated statements of income. This section should be read in conjunction with Main Street Banks' consolidated financial statements and accompanying notes and other detailed information appearing elsewhere in this joint proxy statement/prospectus.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

    The following discussion contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and our expectations. These forward-looking statements include statements identified by use of the words "may," "should," "will," "contemplate," "continue," "possible," "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain and involve risks and uncertainties that may cause actual results, performance or such investments to be materially different from those expressed or implied from such forward looking statements. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates and the level and composition of deposits, loan demand and the values of loan collateral, mortgages, securities and other interest sensitive assets and liabilities, general economic conditions, legislation and regulation, monetary and fiscal policies of the federal government, including policies of the Treasury Department and the Federal Reserve Board, competition, demand for financial services in our market area, and accounting principles and guidelines and the failure of assumptions underlying the establishment of the reserve for possible loan losses. You should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We will not publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. All written or oral forward statements attributable to Main Street Banks are qualified in their entirety by these cautionary statements.

FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

    OVERVIEW

    Net income was $7.2 million, $6.5 million and $5.5 million for the years ended December 31, 1999, 1998 and 1997, respectively, and basic and diluted earnings per share were $0.82, $0.75 and $0.63 for these same periods. Earnings growth from 1997 to 1998 and from 1998 to 1999 resulted principally from an increase in net interest income which primarily was driven by strong loan demand and an increase in non-interest income as a result of the addition and the continued growth of several fee-based lines of business. Main Street Banks posted returns on average assets of 1.55%, 1.56% and 1.38% and returns on average equity of 16.20%, 16.13% and 15.15% for the years ended December 31, 1999, 1998 and 1997, respectively. Main Street Banks' efficiency ratio was 62.11% in 1999, 63.06% in 1998 and 62.36% in 1997.

    Total assets at December 31, 1999, 1998 and 1997 were $503.5 million,
$431.3 million and $400.2 million, respectively. Total deposits at December 31, 1999, 1998 and 1997 were $402.6 million, $365.9 million and $355.9 million, respectively. Loans, net of unearned income, were $381.4 million at December 31, 1999, an increase of $56.8 million or 17.5% from $324.6 million at the end of 1998. Loans, net of unearned income, were $298.1 million at year end 1997. Shareholders' equity was $46.5 million, $42.9 million and $38.1 million at December 31, 1999, 1998 and 1997, respectively.

    RESULTS OF OPERATIONS

    NET INTEREST INCOME. Net interest income for 1999 was $24.4 million, compared to $22.5 million for 1998, an increase of $1.9 million or 8.4%. The improvement in net interest income for 1999 was primarily due to the increase in total interest earning assets, primarily in the loan portfolio. High loan volume helped make up for a decrease in loan yield caused primarily by decreases in interest rates in late 1998. The yield on interest earning assets decreased from 9.51% in 1998 to 9.18% in 1999 due to declining market interest rates and heightened competition for loan business. The cost of funds decreased from 4.40% in 1998 to 4.18% in 1999 primarily due to an increase in lower yielding demand deposit accounts.

    Net interest income for 1998 was $22.5 million, compared to $20.6 million for 1997, an increase of $1.9 million or 9.2%. The improvement in net interest income for 1998 was primarily due to the increase in total interest earning assets, primarily in the loan portfolio. During 1998, the yield on interest earning assets increased 17 basis points from 9.34% in 1997 to 9.51% in 1998 due to the increase in volume of higher yielding loans. The cost of funds increased slightly from 4.38% in 1997 to 4.40% in 1998.

    The following table presents the total dollar amount of average balances, interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. Nonaccrual loans were $1.5 million, $1.4 million and $754,000 at December 31, 1999, 1998, and 1997, respectively. These amounts are included in the average loan balances in the table below.

                                                                    YEARS ENDED DECEMBER 31
                               --------------------------------------------------------------------------------------------------
                                            1999                              1998                              1997
                               ------------------------------    ------------------------------    ------------------------------
                                                      YIELD/                            YIELD/                            YIELD/
                               BALANCE    INTEREST     RATE      BALANCE    INTEREST     RATE      BALANCE    INTEREST     RATE
                               --------   --------   --------    --------   --------   --------    --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
AVERAGE ASSETS
INTEREST-EARNING ASSETS:
  Loans, net of unearned
    income(1)................  $354,668   $34,592      9.75%     $312,014   $31,599     10.13%     $281,572   $28,414     10.09%
  Investment securities:
    Taxable..................    46,931     2,939      6.26        50,044     3,178      6.35        57,916     3,731      6.44
    Non-taxable(2)...........    14,445       952      6.59        12,466     1,043      8.36        12,435     1,188      9.56

                                                                    YEARS ENDED DECEMBER 31
                               --------------------------------------------------------------------------------------------------
                                            1999                              1998                              1997
                               ------------------------------    ------------------------------    ------------------------------
                                                      YIELD/                            YIELD/                            YIELD/
                               BALANCE    INTEREST     RATE      BALANCE    INTEREST     RATE      BALANCE    INTEREST     RATE
                               --------   --------   --------    --------   --------   --------    --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
  Interest-bearing
    deposits.................       376        15      3.99           123         9      7.32           109        10      9.17
  Federal funds sold.........     5,635       267      4.74         5,365       314      5.85        12,665       707      5.58
                               --------   -------      ----      --------   -------     -----      --------   -------     -----
Total interest-earning
  assets.....................   422,055    38,765      9.18%      380,012    36,143      9.51%      364,697    34,050      9.34%
Noninterest-earning assets
  Cash and due from banks....    22,454                            19,250                            15,787
  Allowance for loan
    losses...................    (6,152)                           (5,471)                           (4,800)
  Premises and equipment.....    15,012                            13,959                            13,174
  Other real estate owned....     1,040                               832                               628
  Other assets...............    11,478                             8,966                             7,803
                               --------                          --------                          --------
    Total assets.............  $465,887                          $417,548                          $397,289
                               ========                          ========                          ========
AVERAGE LIABILITIES AND
  SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand and money market
  deposits...................  $ 90,776   $ 2,048      2.26%     $ 80,373   $ 1,993      2.48%     $ 79,625   $ 1,834      2.30%
Savings deposits.............    25,179       449      1.78        23,917       479      2.00        23,226       466      2.01
Time deposits................   186,994     9,717      5.20       185,237    10,127      5.47       193,050    10,617      5.50
FHLB advances................    28,227     1,605      5.69        10,252       586      5.72         1,764       106      6.01
Federal funds purchased and
  other borrowings...........     3,607       184      5.10         1,382        81      5.86           310        20      6.45
                               --------   -------                --------   -------                --------   -------
Total interest-bearing
  Liabilities................   334,783    14,003      4.18%      301,161    13,266      4.40%      297,975    13,043      4.38%
Non-interest-bearing:
    Demand deposits..........    81,464                            71,694                            59,118
    Other liabilities........     4,985                             4,296                             3,969
                               --------                          --------                          --------
    Total liabilities........   421,232                           377,151                           361,062
Shareholders' equity.........    44,655                            40,397                            36,227
                               --------                          --------                          --------
  Total liabilities and
    shareholders' equity.....  $465,887                          $417,548                          $397,289
                               ========                          ========                          ========
Net interest rate spread.....                          5.00%                             5.13%                             4.93%
Net interest income and
  margin(3)..................             $24,762      5.87%                $22,877      6.02%                $21,007      5.76%

------------------------------

(1) Fee income related to loans of $2,990,000, $2,585,000 and $1,935,000 for the years ended December 31, 1999, 1998, and 1997, respectively, is included in interest income.

(2) In order to make pre-tax income and resultant yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed using a federal income tax rate of 34%.

(3) The net interest margin is equal to net interest income divided by average interest-earning assets.

    The following schedule presents the dollar amount of changes in interest income and interest expense for the major components of interest-earning assets and interest-bearing liabilities and distinguishes between the increase related to higher outstanding balances and the change in interest rates. For purposes of this table, changes attributable to both rate and volume which cannot be segregated have been allocated to rate.

                                                     YEARS ENDED DECEMBER 31          YEARS ENDED DECEMBER 31
                                                  ------------------------------   ------------------------------
                                                          1999 VS. 1998                    1998 VS. 1997
                                                    INCREASE (DECREASE) DUE TO       INCREASE (DECREASE) DUE TO
                                                  ------------------------------   ------------------------------
                                                   VOLUME      RATE      TOTAL      VOLUME      RATE      TOTAL
                                                  --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans..........................................    $4,321    $(1,328)    $2,993     $3,060     $ 125      $3,185
Investment securities:
Taxable........................................      (198)       (41)      (239)      (508)      (45)       (553)
Non-taxable....................................       166       (257)       (91)         3      (150)       (147)
Interest-bearing deposits......................         9         (3)         6          1        (2)         (1)
Federal funds sold.............................        16        (63)       (47)      (407)       14        (393)
                                                   ------    -------     ------     ------     -----      ------
Total increase (decrease) in interest income...     4,314     (1,692)     2,622      2,149       (58)      2,091
                                                   ------    -------     ------     ------     -----      ------
Interest-bearing liabilities:
Demand and money market deposits...............       258       (204)        54         14       145         159
Savings deposits...............................        25        (55)       (30)        15        (2)         13
Time deposits..................................        96       (506)      (410)      (453)      (37)       (490)
FHLB advances..................................     1,028         (9)     1,019        510       (30)        480
Federal funds purchased and other borrowings...       195        (92)       103         69        (8)         61
                                                   ------    -------     ------     ------     -----      ------
Total increase (decrease) in interest
  expense......................................     1,602       (866)       736        155        68         223
                                                   ------    -------     ------     ------     -----      ------
Increase (decrease) in net interest income.....    $2,712    $  (826)    $1,886     $1,994     $(126)     $1,868

    PROVISION FOR LOAN LOSSES. The allowance for loan losses at December 31, 1998 was $6.2 million, representing 1.64% of outstanding loans. One year earlier, this ratio was 1.80% of outstanding loans. The provision for loan losses charged against earnings was $935,000 in 1999 compared to $865,000 in 1998. Net loans charged off in 1999 were $541,000 compared to $107,000 in 1998.

    During 1998, Main Street Banks made provisions totaling $865,000 to the allowance for loan losses, a decrease of $540,000 compared to 1997. Net loans charged off in 1998 were $107,000 compared to $821,000 in loan charge-offs for 1997.

    NONINTEREST INCOME. For 1999, noninterest income totaled $6.8 million, an increase of $1.0 million or 17.8% versus $5.8 million in 1998. This increase is due mainly to an increase in service charge income and increases in revenues from Main Street Banks' investment, insurance and card services divisions as business grew from these lines. A one-time gain on the sale of the West Broad Office of $304,000 before taxes was recognized during first quarter of 1999 and a one-time gain on the sale of an interest rate cap of $196,000 before taxes was recognized in the third quarter of 1999. Noninterest income for 1998 was $5.8 million, a $1.5 million or 34.9% increase from 1997 primarily due to an increase in mortgage, investment, insurance, and card services income. Nonoperating income for 1998 included a $136,000 pretax gain on the sale of the Winterville office.

    The following table presents the major categories of noninterest income:

                                                         YEARS ENDED DECEMBER 31
                                                      ------------------------------
                                                        1999       1998       1997
                                                      --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
Service charges on deposit accounts.................   $3,467     $3,099     $2,898
Mortgage division income............................    1,013      1,035        620
Investment division income..........................      278        123         31
Insurance division income...........................      120         76         --
Card services income................................      858        679        445
Nonoperating income.................................      599        192        (16)
Other noninterest income............................      492        591        370
                                                       ------     ------     ------
  Total noninterest income..........................   $6,827     $5,795     $4,348
                                                       ======     ======     ======

    NONINTEREST EXPENSE. For the years ended 1999, 1998 and 1997, noninterest expense totaled $19.4 million, $17.8 million, $15.6 million, respectively. The following table presents the major categories of noninterest expense:

                                                      YEARS ENDED DECEMBER 31
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
                                                       (DOLLARS IN THOUSANDS)
Salaries and employee benefits...................  $10,328    $ 9,934    $ 8,649
Bank premises expense............................    1,366      1,351      1,223
Equipment rentals, depreciation and
  maintenance....................................    1,553      1,379      1,115
Professional fees................................      868        315        309
Regulatory assessments...........................      157        161        108
Intangible amortization..........................      439        439        439
Other............................................    4,709      4,268      3,717
                                                   -------    -------    -------
  Total noninterest expense......................  $19,420    $17,847    $15,560
                                                   =======    =======    =======

    For 1999, noninterest expense totaled $19.4 million, an increase of $1.6 million or 8.8% over $17.8 million in 1998. Professional fees were $553,000 higher than 1998 due to consultant fees paid for an efficiency study and expenses related to a cancelled stock offering. In addition, processing expenses for card services increased significantly with increased credit card business.

    For 1998, non-interest expense totaled $17.8 million, an increase of $2.2 million or 14.1% over $15.6 million in 1997. Salaries and employee benefits for 1998 totaled $9.9 million, an increase of $1.3 million or 15.1% over $8.6 million for 1997. This was due to several new positions added. Other expenses increased principally due to increased occupancy, equipment and other expenses related to the opening of the Eastside Office and the new Operations Center.

    INCOME TAXES. Income tax expense includes both federal income tax and Georgia state income tax. The amount of federal income tax expense is influenced by the amount of taxable income, the amount of tax-exempt income, the amount of non-deductible interest expense and the amount of other non-deductible expenses. In 1999, income tax expense was $3.7 million compared to $3.1 million in 1998. The 1997 amount was $2.5 million. The effective tax rates in 1999, 1998 and 1997, respectively, were 33.7%, 32.2% and 31.3%.

    IMPACT OF INFLATION. The effects of inflation on the local economy and on Main Street Banks' operating results have been relatively modest for the past several years. Since substantially all of Main Street Banks' assets and liabilities are monetary in nature, such as cash, securities, loans and deposits, their values are less sensitive to the effects of inflation than to changing interest rates, which do not necessarily change in accordance with inflation rates. Main Street Banks tries to control the impact of interest rate fluctuations by managing the relationship between its interest rate sensitive assets and liabilities. Changes in interest rates will affect the volume of loans generated and the values of investment securities and collateral held. Increasing interest rates such as those experienced since mid-1999 generally decrease the values of securities and collateral, and reduce loan demand, especially real estate loans.See "--Financial condition--Interest rate sensitivity and liquidity" at page 89.

    FINANCIAL CONDITION

    LOAN PORTFOLIO. At December 31, 1999, loans, net of unearned income, were $381.4 million, an increase of $56.8 million or 17.5% over net loans at December 31, 1998 of $324.6 million. The growth in the loan portfolio was attributable to a consistent focus on growth and a strong lending market. At December 31, 1999 real estate-construction loans increased $14.9 million or 31.2% and real estate mortgage loans increased $26.7 million or 12.1% from December 31, 1998. Due to the sensitivity of repayment of construction loans to fluctuations in the economy, Main Street Banks maintained a policy of keeping construction loans below 18% of total loans, an amount Main Street Banks' management believes will provide protection in the event of an economic downturn.

    At December 31, 1998, loans, net of unearned income, were $324.6 million, an increase of $26.5 million or 8.9% over net loans at December 31, 1997 of $298.1 million. The growth in the loan portfolio was also attributable to Main Street Banks' consistent focus on growth and a strong lending market. At December 31, 1998 real estate-construction loans increased $8.4 million or 21.2% and real estate mortgage loans increased $13.9 million or 6.7% from December 31, 1997.

    The following table summarizes the loan portfolio of Main Street Banks by type of loan:

                                                                DECEMBER 31
                                            ----------------------------------------------------
                                              1999       1998       1997       1996       1995
                                            --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Commercial and industrial.................  $ 20,530   $ 15,188   $ 13,917   $ 11,392   $ 10,190
Real estate-construction..................    62,740     47,831     39,449     25,917     19,962
Real estate-mortgage......................   247,492    220,743    206,803    183,400    169,686
Consumer and other........................    50,646     40,855     37,922     38,122     37,894
                                            --------   --------   --------   --------   --------
                                            $381,408   $324,617   $298,091   $258,831   $237,732
                                            ========   ========   ========   ========   ========
Mortgage loans held for sale..............  $  1,357   $  4,283         --         --         --
                                            ========   ========   ========   ========   ========
Percent of loans by category to total
  loans (Excluding loans held for sale):
Commercial and industrial.................      5.38%      4.68%      4.67%      4.40%      4.29%
Real estate-construction..................     16.45%     14.73%     13.23%     10.01%      8.40%
Real estate-mortgage......................     64.89%     68.00%     69.38%     70.86%     71.38%
Consumer and other........................     13.28%     12.59%     12.72%     14.73%     15.93%
                                            --------   --------   --------   --------   --------
                                              100.00%    100.00%    100.00%    100.00%    100.00%
                                            ========   ========   ========   ========   ========

    To accomplish Main Street Banks' lending objectives, management seeks to achieve consistent loan growth within its primary market areas while maximizing loan yields and maintaining a high quality loan portfolio. Main Street Banks monitors its lending objectives primarily through its senior loan committee. Main Street Banks' lending objectives are clearly defined in its Lending Policy, which is reviewed annually and approved by the board of directors. The senior loan committee is chaired by Main Street Banks' chief credit officer. Other members of the committee include Main Street Banks' five division executives, its risk management officer and various lending officers.

    Generally, all loans with total related debt of $250,000 or more are reviewed for approval by the senior loan committee. However, for certain loans that Main Street Banks' board of directors has identified as low risk loans, i.e., residential mortgage loans and consumer loans, the division executives have approval authority up to $500,000. The next level of approval authority rests with Main Street Banks' board of directors. The board of directors is generally responsible for ratifying the actions of the senior loan committee and serving as the ultimate approval authority for single advances of $1 million or more. Additionally, Main Street Banks' board of directors is responsible for approving all new loan requests for which a borrower's total debt exceeds
$2.5 million.

    Main Street Banks primarily focuses on the following loan categories:
(1) commercial, (2) real estate construction, (3) real estate mortgage and
(4) consumer loans. Main Street Banks' management has strategically located its branches in high growth markets and has taken advantage of a surge in residential and industrial growth in northeastern Georgia.

    Real estate mortgage lending has significantly contributed to Main Street Banks' loan growth during the past several years. Generally, these loans are owner-occupied and are amortized over a 15 year to 20 year period with a three to five year maturity. The underwriting criteria for these loans is very similar to the underwriting criteria used in the mortgage industry. Typically, a borrower's debt to income ratio can not exceed 36% and the loan to appraised value ratio cannot exceed 89.9%. However, Main Street Banks' knowledge of its customers and its market allows Main Street Banks to be more flexible in meeting its customers' needs. Main Street Banks also underwrites commercial mortgage loans. Loans included in this category are primarily for the acquisition or refinancing of owner occupied commercial buildings. These loans are underwritten on the borrower's ability to meet certain minimum debt service requirements and the value of the underlying collateral to meet certain loan to value guidelines. Main Street Banks also perfects its interest in equipment or other business assets of the borrower and obtains personal guaranties.

    Main Street Banks also underwrites loans to finance the construction of residential and non-residential properties which include speculative and pre-sale loans. Speculative construction loans involve a higher degree of risk, as these are made on the basis that a borrower will be able to sell the project to a potential buyer after a project is completed. Pre-sale construction loans usually have a pre-qualified buyer under contract before construction is to begin. The major risk for pre-sale loans is getting the project completed in a timely manner and according to plan specifications. Non-residential construction loans include construction loans for churches, commercial buildings, strip shopping centers, and acquisition and development loans. These loans also carry a higher degree of risk and require strict underwriting guidelines. All construction loans are secured by first liens on real estate and generally have floating interest rates. Main Street Banks conducts periodic inspections either directly or through an agent prior to approval of periodic draws on these loans. As an underwriting guideline, management focuses on the borrower's past experience in completing projects in a timely manner and the borrower's financial condition with special emphasis placed on liquidity ratios. Although the construction loans are deemed to be of higher risk, Main Street Banks believes that it can monitor and manage this risk properly.

    Main Street Banks also underwrites commercial and industrial loans. Generally, these loans are for working capital purposes and are secured by inventory, accounts receivable or equipment. Main Street Banks maintains strict underwriting standards for this type of lending. Potential borrowers must meet certain working capital and debt ratios as well as generate positive cash flow from operations. Borrowers in this category will generally have a debt service coverage ratio of at least 1.3 to 1. Main Street Banks will also perfect its interest in equipment or other business assets of the borrower and obtain personal guaranties. This loan category represents Main Street Banks smallest loan category. Main Street Banks does not originate and does not currently hold in its portfolio any foreign loans.

    Consumer loans include automobile loans, recreational vehicle loans, boat loans, home improvement loans, home equity loans, personal loans (collateralized and uncollateralized) and deposit account collateralized loans. The terms of these loans typically range from 12 to 120 months and vary based upon the nature of collateral and size of the loan. Consumer loans involve greater risk than residential mortgage loans. This is due to the fact that these loans may be unsecured or secured by rapidly depreciating assets such as automobiles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan balance. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws may limit the amount which can be recovered on such loans.

    The contractual maturity ranges of the commercial and industrial and real estate-construction portfolios and the amount of such loans with predetermined interest rates and floating rates in each maturity range as of December 31, 1999 are summarized as follows:

                                                    AFTER ONE
                                     ONE YEAR OR   YEAR THROUGH   AFTER FIVE
                                        LESS        FIVE YEARS      YEARS       TOTAL
                                     -----------   ------------   ----------   --------
                                                   (DOLLARS IN THOUSANDS)
Commercial and industrial..........    $ 6,189        $5,249        $9,092     $20,530
Real estate-construction...........     59,964         2,042           734      62,740
                                       -------        ------        ------     -------
  Total............................    $66,153        $7,291        $9,826     $83,270
                                       =======        ======        ======     =======
Loans with a predetermined interest
  rate.............................    $24,212        $7,291        $9,826     $41,329
Loans with a floating interest
  rate.............................     41,941            --            --      41,941
                                       -------        ------        ------     -------
    Total..........................    $66,153        $7,291        $9,826     $83,270
                                       =======        ======        ======     =======

    NONPERFORMING ASSETS. Main Street Banks has several procedures in place to assist management in maintaining the overall quality of its loan portfolio. Main Street Banks has established written guidelines contained in its Lending Policy for the collection of past due loan accounts. These guidelines explain in detail Main Street Bank's policy on the collection of loans over 30, 60, and 90 days delinquent. Generally, loans over 90 days delinquent are placed in a nonaccrual status. However, if the loan is deemed to be in process of collection, it may be maintained on an accrual basis. Main Street Banks' Management makes loan officers aware of its lending policy and the collection policy contained therein on a continuous basis. Main Street Banks' Management has also staffed its collection department with properly trained staff to assist lenders with collection efforts and to maintain records and develop reports on delinquent borrowers. Main Street Banks' lending approach, as well as a healthy local economy, has resulted in strong asset quality. Main Street Banks had nonperforming assets of $2.2 million, $2.3 million, and $1.4 million as of December 31, 1999, 1998 or 1997, respectively. For 1999 and 1998, the gross amount of interest income that would have been recorded on nonperforming loans, if all such loans had been accruing interest at the original contract rate, was approximately $85,000 and $12,000 respectively. Management is not aware of any loans that meet the definition of a troubled debt restructuring as of December 31, 1999 or 1998. Main Street Banks records real estate acquired through foreclosure at the lesser of the outstanding loan balance or the fair value at the time of foreclosure, less estimated cost to sell. Main Street Banks usually disposes of real estate acquired through foreclosure within one year; however, if it is unable to dispose of the foreclosed property, the property's value is assessed annually and written down to its fair value less cost to sell.

    The following table presents information regarding nonperforming assets at the dates indicated:

                                                          DECEMBER 31
                                      ----------------------------------------------------
                                        1999       1998       1997       1996       1995
                                      --------   --------   --------   --------   --------
                                                     (DOLLARS IN THOUSANDS)
Nonperforming Assets
Nonaccrual loans....................   $1,474     $1,442     $  754     $  993     $1,726
Other real estate and
  repossessions.....................      750        880        675        687        100
Total nonperforming assets..........   $2,224     $2,322     $1,429     $1,680     $1,826

Loans past due 90 days or more and
  still accruing....................   $  426     $  359     $  850     $  156     $  289

Ratio of past due loans to loans,
  net of unearned income(1).........     0.11%      0.11%      0.29%      0.06%      0.12%
Ratio of nonperforming assets to
  loans, net of unearned income, and
  other real estate(1)..............     0.58%      0.71%      0.48%      0.65%      0.77%

------------------------

(1) Excludes mortgage loans held for sale.

    Management is not aware of any potential problem loans other than those noted in the table above.

    ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. The provision for loan losses is based on management's evaluation of the economic environment, the history of charged-off loans and recoveries, size and composite of the loan portfolio, nonperforming and past-due loans, and other aspects of the loan portfolio. Main Street Banks' management has established an allowance for loan losses which it believes is adequate for anticipated losses in its loan portfolio. Based on a continuous credit evaluation of the loan portfolio, management presents a quarterly review of the allowance for loan losses to Main Street Banks' board of directors. The review that management has developed primarily focuses on risk by evaluating the level of loans in certain risk categories. These categories have also been established by management and take the form of loan grades. These loan grades closely mirror regulatory classification guidelines and include pass loan categories 1 through 4 and special mention, substandard, doubtful, and loss categories of 5 through 8, respectively. By grading the loan portfolio in this manner, Main Street Banks' management is able to effectively evaluate the portfolio by risk, which management believes is the most effective way to analyze the loan portfolio and thus analyze the adequacy of the reserve for loan losses. Also, Main Street Banks' management reviews activity in the allowance for loan losses, such as charge-offs and recoveries, during each quarter to identify trends.

    Main Street Banks follows a loan review program to evaluate the credit risk in the loan portfolio. Through the loan review process, Main Street Banks maintains an internally classified loan list which, along with the delinquency list of loans, helps management assess the overall quality of the loan portfolio and the adequacy of the allowance for loan losses. Loans classified as "substandard" are those loans with clear and defined weaknesses such as a highly-leveraged position, unfavorable financial ratios, uncertain financial ratios, uncertain repayment sources, or poor financial condition which may jeopardize recoverability of the debt. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans but have an increased risk of loss, or at least a portion of the loan may require being charged-off. Loans classified as "loss" are those loans that are in the process of being charged-off. For the year ended 1999, net charge-offs totaled $541,000 or 0.15% of average loans outstanding for the period, net of unearned income, compared to $107,000 or 0.03% in net charge-offs during 1998. Main Street Banks' net charge-offs totaled $821,000 or 0.29% of average loans, net of unearned income, outstanding in 1997. During 1999, Main Street Banks recorded a provision for loan losses of $935,000 compared with $865,000 for 1998. At December 31, 1999, the allowance for loan losses totaled $6.2 million, or 1.64% of total loans, net of unearned income. Main Street Banks made a provision for loan losses of $1.4 million during 1997. At December 31, 1998, the allowance for loan losses was $5.85 million, or 1.80% of total loans, net of unearned income. At December 31, 1997, the allowance was $5.1 million, or 1.71% of total loans, net of unearned income.

    The following table presents an analysis of the allowance for loan losses and other related data:

                                                  YEARS ENDED DECEMBER 31
                                    ----------------------------------------------------
                                      1999       1998       1997       1996       1995
                                    --------   --------   --------   --------   --------
                                                   (DOLLARS IN THOUSANDS)
Average loans outstanding (net of
  unearned income)................  $354,668   $312,014   $281,572   $249,065   $231,024
Total loans, net of unearned
  income, at end of period........   381,408   $324,617   $298,091   $258,831   $237,732
Allowance for loan losses at
  beginning of period.............     5,850      5,092      4,508      4,234      3,338
Provision for loans losses........       935        865      1,405        935      1,160
Charge-offs:
  Commercial and industrial.......      (256)      (132)       (93)      (141)       (24)
  Real estate.....................       (74)       (54)      (221)      (265)       (62)
  Consumer........................      (520)      (322)      (762)      (484)      (269)
Recoveries:
  Commercial and industrial.......        33         62         38         37          1
  Real estate.....................        49        118         28         45          9
  Consumer........................       227        221        189        147         81
                                    --------   --------   --------   --------   --------
Net charge-offs...................  $   (541)  $   (107)  $   (821)  $   (661)  $   (264)
                                    --------   --------   --------   --------   --------
Allowance for loan losses at end
  of period.......................  $  6,244   $  5,850   $  5,092   $  4,508   $  4,234
                                    ========   ========   ========   ========   ========
Ratio of allowance to end of
  period loans....................      1.64%      1.80%      1.71%      1.74%      1.78%
Ratio of net charge-offs to
  average loans...................      0.15%      0.03%      0.29%      0.27%      0.11%
Ratio of allowance to end of
  period nonperforming Loans......    423.61%    405.69%    675.33%    453.98%    245.31%

    The following tables describe the allocation of the allowance for loan losses among various categories of loans and certain other information. The allocation is made for analytical purposes and is not necessarily indicative of the categories in which future losses may occur. The total allowance is available to absorb losses from any segment of loans.

                                                                  DECEMBER 31
                              -----------------------------------------------------------------------------------
                                       1999                     1998                     1997              1996
                              ----------------------   ----------------------   ----------------------   --------
                                         PERCENT OF               PERCENT OF               PERCENT OF
                                          LOANS TO                 LOANS TO                 LOANS TO
                               AMOUNT    TOTAL LOANS    AMOUNT    TOTAL LOANS    AMOUNT    TOTAL LOANS    AMOUNT
                              --------   -----------   --------   -----------   --------   -----------   --------
                                                            (DOLLARS IN THOUSANDS)
Balance of allowance for
  loan losses applicable to:
Commercial and industrial...   $  194        3.11%      $  274        4.68%      $  238        4.67%      $  198
Real estate.................    5,081       81.37        4,840       82.74        4,207       82.61        3,646
Consumer and other..........      969       15.52          736       12.58          647       12.72          664
                               ------      ------       ------      ------       ------      ------       ------
Total allowance for loan
  losses....................   $6,244      100.00%      $5,850      100.00%      $5,092      100.00%      $4,508
                               ======      ======       ======      ======       ======      ======       ======

                                          DECEMBER 31
                              ------------------------------------
                                 1996                1995
                              -----------   ----------------------
                              PERCENT OF               PERCENT OF
                               LOANS TO                 LOANS TO
                              TOTAL LOANS    AMOUNT    TOTAL LOANS
                              -----------   --------   -----------
                                     (DOLLARS IN THOUSANDS)
Balance of allowance for
  loan losses applicable to:
Commercial and industrial...      4.40%      $  182        4.29%
Real estate.................     80.87        3,378       79.78
Consumer and other..........     14.73          674       15.93
                                ------       ------      ------
Total allowance for loan
  losses....................    100.00%      $4,234      100.00%
                                ======       ======      ======

    Main Street Banks believes that the allocation of its allowance for loan losses is reasonable. Where management is able to identify specific loans or categories of loans where specific amounts of reserve are required, allocations are assigned to those categories. Federal and state bank regulators also require that a bank maintain a reserve that is sufficient to absorb an estimated amount of unidentified potential losses based on management's perception of economic conditions, loan portfolio growth, historical charge-off experience and exposure concentrations.

    Main Street Banks believes that the allowance for loan losses at December 31, 1999 is adequate to cover losses inherent in the portfolio as of such date. There can be no assurance that Main Street Banks will not sustain losses in future periods which could be substantial in relation to the size of the allowance at December 31, 1999.

    The allowance for loan losses is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance for loan losses in comparison to a group of peer banks identified by the regulators. During their routine examinations of banks, the FDIC and the Georgia Department of Banking, may require a bank to make additional provisions to its allowance for loan losses when, in the opinion of the regulators, credit evaluations and allowance for loan loss methodology differ materially from those of management.

    While it is the Bank's policy to charge off in the current period loans for which a loss is considered probable there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans on classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

    INVESTMENT SECURITIES. Main Street Banks uses its securities portfolio both as a source of income and as a source of liquidity. At December 31, 1999, investment securities totaled $64.2 million, an increase of $2.1 million from $62.1 million at December 31, 1998. At December 31, 1999, investment securities represented 12.8% of total assets, compared to 14.9% of total assets at December 31, 1998. The average yield on a fully taxable equivalent basis on the investment portfolio for the year ended December 31, 1999 was 6.16% compared to a yield of 6.41% for the year ended December 31, 1998. At December 31, 1998, investment securities were $62.1 million, a decrease of $6.1 million from $68.2 million at December 31, 1997. This was due to several maturities and calls of securities where the proceeds were not reinvested in investment securities. At December 31, 1998, investment securities represented 17.0% of total deposits and 14.9% of total assets. Approximately $25.3 million or 41.7% of Main Street Banks investment securities reprice within one year. The average yield on a fully taxable equivalent basis on the investment portfolio was 6.75% for 1998, compared to 6.99% for 1997. The following table summarizes the contractual maturity of investment securities and their weighted average yields.

                                                                        DECEMBER 31, 1999
                                 ------------------------------------------------------------------------------------------------
                                                         AFTER ONE YEAR       AFTER FIVE YEARS
                                     WITHIN ONE          BUT WITHIN FIVE       BUT WITHIN TEN
                                        YEAR                  YEARS                 YEARS            AFTER TEN YEARS
                                 -------------------   -------------------   -------------------   -------------------
                                  AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      AMOUNT     YIELD      TOTAL
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
U.S. Treasury securities.......   $1,000      6.30%    $ 2,942      5.42%         --        --          --        --     $ 3,942
U.S. government agencies and
  corporations.................       --        --      19,543      5.93     $   957      6.15%         --        --      20,500
Mortgage-backed securities.....    1,030      5.38       1,742      5.72       3,813      6.26     $15,253      5.84%     21,838
States and political
  subdivisions.................    1,667      5.09       4,370      4.47       5,286      4.85       4,219      6.32      15,542
                                  ------      ----     -------      ----     -------      ----     -------      ----     -------
Total..........................   $3,697      5.50%    $28,597      5.64%    $10,056      5.51%    $19,472      5.94%    $61,822
                                  ======      ====     =======      ====     =======      ====     =======      ====     =======

    The following table presents the amortized costs and fair value of securities classified as available for sale and held-to-maturity at December 31, 1999, 1998 and 1997:

                                              1999                   1998                   1997
                                      --------------------   --------------------   --------------------
                                      AMORTIZED     FAIR     AMORTIZED     FAIR     AMORTIZED     FAIR
                                        COST       VALUE       COST       VALUE       COST       VALUE
                                      ---------   --------   ---------   --------   ---------   --------
                                                            (DOLLARS IN THOUSANDS)
HELD TO MATURITY SECURITIES
States and political subdivisions...   $15,541    $15,183     $12,497    $13,044     $12,068    $12,526
                                       =======    =======     =======    =======     =======    =======
AVAILABLE FOR SALE SECURITIES
U.S.Treasury securities.............   $ 3,992    $ 3,942     $ 3,991    $ 4,041     $ 6,477    $ 6,529
U.S. Government agencies and
  corporations......................    21,008     20,500      14,495     14,604      24,526     24,633
Mortgage-backed securities..........    22,541     21,838      29,663     29,598      23,705     23,672
                                       -------    -------     -------    -------     -------    -------
                                       $47,541    $46,280     $48,149    $48,243     $54,708    $54,834
                                       =======    =======     =======    =======     =======    =======

    Mortgage-backed securities are securities which have been developed by pooling real estate mortgages and are principally issued by federal agencies such as the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. These securities are deemed to have high credit ratings, and minimum regular monthly cash flows of principal and interest are guaranteed by the issuing agencies.

    At December 31, 1999, 69.8% of the mortgage-backed securities Main Street Banks held had contractual final maturities of more than ten years. However, unlike U.S. Treasury and U.S. government agency securities, which have a lump sum payment at maturity, mortgage-backed securities provide cash flows from regular principal and interest payments and principal prepayments throughout the lives of the securities. Mortgage-backed securities which are purchased at a premium will generally suffer decreasing net yields as interest rates drop because home owners tend to refinance their mortgages. Thus, the premium paid must be amortized over a shorter period. Therefore, these securities purchased at a discount will obtain higher net yields in a decreasing interest rate environment. As interest rates rise, the opposite will generally be true. During a period of increasing interest rates, fixed rate mortgage-backed securities do not tend to experience heavy prepayments of principal and consequently, the average life of this security will not be unduly shortened. If interest rates begin to fall, prepayments will increase, and the average life of these securities will decrease.

    Main Street Banks has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At the date of purchase, Main Street Banks is required to classify debt and equity securities into one of three categories: held-to-maturity, trading or available-for-sale. At each reporting date, the appropriateness of the classification is reassessed. Investments in debt securities are classified as held-to-maturity and measured at amortized cost in the financial statements only if management has the positive intent and ability to hold those securities to maturity. Securities that are bought and held principally for the purpose of selling them in the near term are classified as trading and measured at fair value in the financial statements with unrealized gains and losses included in earnings. Main Street Banks does not have any securities classified as trading securities. Investments not classified as either held-to-maturity or trading are classified as available-for-sale and measured at fair value in the financial statements with unrealized gains and losses reported, net of tax, in accumulated other comprehensive income, a separate component of shareholders' equity, until realized.

    DEPOSITS. Main Street Banks offers a variety of deposit accounts having a wide range of interest rates and terms. Main Street Banks' deposits consist of demand, savings, money market and time accounts. Main Street Banks relies primarily on competitive pricing policies and customer service to attract and retain these deposits. Main Street Banks does not have any brokered deposits. Main Street Banks' lending and investing activities are funded principally by deposits, approximately 50.5% of which are demand, money market and savings deposits. Deposits at December 31, 1999 were $402.6 million, an increase of $36.7 million or 10.0% from $365.9 million at December 31, 1998. Noninterest-bearing deposits were $79.5 million at December 31, 1999, an increase of $2.7 million, or 3.5% from $76.8 million at December 31, 1998. Noninterest-bearing deposits as of December 31, 1998 were $76.8 million compared to $59.5 million at December 31, 1997. Certificates of Deposit were $199.4 at December 31,1999, an increase of $17.9 million, or 9.9% from $181.5 million at December 31, 1998. Total deposits at December 31, 1997 were $355.9 million.

    The daily average balances and weighted average rates paid on deposits for each of the years ended December 31, 1999, 1998 and 1997 are presented below:

                                                                  YEARS ENDED DECEMBER 31
                                              ---------------------------------------------------------------
                                                     1999                  1998                  1997
                                              -------------------   -------------------   -------------------
                                               AMOUNT      RATE      AMOUNT      RATE      AMOUNT      RATE
                                              --------   --------   --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Demand and money market deposits............  $ 90,776     2.25%    $ 80,373     2.48%    $ 79,625     2.30%
Savings deposits............................    25,179     1.78       23,917     2.00       23,226     2.01
Time deposits...............................   186,994     5.20      185,237     5.48      193,050     5.50
                                              --------     ----     --------     ----     --------     ----
Total interest-bearing deposits.............   302,949     4.03%     289,527     4.35%     295,901     4.37%
                                              ========     ====     ========     ====     ========     ====

    The following table sets forth the amount of Main Street Banks' certificates of deposit that are $100,000 or greater by time remaining until maturity:

                                                              DECEMBER 31, 1999
                                                              -----------------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Three months or less........................................       $ 8,395
Over three through six months...............................        11,477
Over six through 12 months..................................        19,688
Over 12 months..............................................         7,674
                                                                   -------
  Total.....................................................       $47,234
                                                                   =======

    OTHER BORROWINGS. Deposits are the primary source of funds for Main Street Banks' lending and investment activities. Occasionally, it obtains additional funds from the FHLB and correspondent banks. At December 31, 1999, Main Street Banks had borrowings of $42.0 million in FHLB advances and

$10.0 million in Federal Funds Purchased compared to $17.0 million and $2.8 million, respectively, at December 31, 1998. Main Street Banks' weighted average interest rate on FHLB advances for the period ended December 31, 1999 was 5.73%. For a more detailed discussion of the borrowings of Main Street Banks, see note 7 to Main Street Banks' Consolidated Financial Statements included herein.

    INTEREST RATE SENSITIVITY AND LIQUIDITY. Main Street Banks' asset liability and funds management policy provides management with the necessary guidelines for effective funds management, and it has established a measurement system for monitoring its net interest rate sensitivity position. Main Street Banks manages its sensitivity position within established guidelines.

    Interest rate risk is managed by the asset liability committee which is composed of senior officers of Main Street Banks, in accordance with policies approved by its board of directors. The asset liability committee formulates strategies based on appropriate levels of interest rate risk. In determining the appropriate level of interest rate risk, the asset liability committee considers the impact on earnings and capital of the current outlook on interest rates, potential changes in interest rates, regional economies, liquidity, business strategies and other factors. The asset liability committee meets regularly to review, among other things, the sensitivity of assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activities, commitments to originate loans and the maturities of investments and borrowings. Additionally, the asset liability committee reviews liquidity, cash flow flexibility, maturities of deposits and consumer and commercial deposit activity. Main Street Banks' management uses two methodologies to manage interest rate risk: (i) an analysis of relationships between interest-earning assets and interest-bearing liabilities; and (ii) an interest rate shock simulation model. Main Street Banks' has traditionally managed its business to reduce its overall exposure to changes in interest rates.

    Main Street Banks manages its exposure to interest rates by structuring its balance sheet in the ordinary course of business. Main Street Banks has in the past, and may utilize interest rate swaps, financial options, or financial futures contracts in order to reduce interest rate risk. No such interest rate protection instruments were in effect at the end of 1999.

    An interest rate sensitive asset or liability is one that, within a defined time period, either matures or experiences an interest rate change in line with general market interest rates. The management of interest rate risk is performed by analyzing the maturity and repricing relationships between interest-earning assets and interest-bearing liabilities at specific points in time (gap) and by analyzing the effects of interest rate changes on net interest income over specific periods of time by projecting the performance of the mix of assets and liabilities in varied interest rate environments. Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. A company is considered to be asset sensitive, or having a positive gap, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a company is considered to be liability sensitive, or having a negative gap, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a negative gap would tend to affect net interest income adversely, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely.

    The following table sets forth an interest rate sensitivity analysis for Main Street Banks at December 31, 1999:

                                                      VOLUMES SUBJECT TO REPRICING WITHIN
                                         -------------------------------------------------------------
                                                                                  AFTER ONE
                                         0-30 DAYS   31-180 DAYS   181-365 DAYS     YEAR       TOTAL
                                         ---------   -----------   ------------   ---------   --------
                                                            (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Investment Securities................  $  1,473      $  3,175      $  9,557     $ 49,859    $ 64,064
  Loans................................   109,001        76,265        49,592      147,893     382,751
  Federal funds sold and short term
    investments........................     4,590            --            --           --       4,590
                                         --------      --------      --------     --------    --------
Total interest-earning assets..........   115,064        79,440        59,149      197,752     451,405
                                         --------      --------      --------     --------    --------
Interest-bearing liabilities:
  Demand, money market and savings
    deposits...........................     1,920         9,597        11,517      100,701     123,735
  Time deposits........................     9,443        80,218        74,124       35,608     199,393
  Borrowings...........................    10,000         2,000        15,000       25,000      52,000
                                         --------      --------      --------     --------    --------
    Total interest-bearing
      liabilities......................    21,363        91,815       100,641      161,309     375,128
                                         --------      --------      --------     --------    --------
Period gap.............................  $ 93,701      $(12,375)     $(41,492)    $ 36,443    $ 76,277
                                         ========      ========      ========     ========
Cumulative gap.........................  $ 93,701      $ 81,326      $ 39,834     $ 76,277
                                         ========      ========      ========     ========
Period gap to total assets.............     18.61%        (2.46)%       (8.24)%       7.24%
Cumulative gap to total assets.........     18.61%        16.15%         7.91%       15.15%

    Shortcomings are inherent in any gap analysis since certain assets and liabilities may not move proportionally as interest rates change. In addition to gap analysis, Main Street Banks uses an interest rate risk simulation model and shock analysis to test the interest rate sensitivity of net interest income and the balance sheet, respectively. Contractual maturities and repricing opportunities of loans are incorporated in the model as are prepayment assumptions, maturity data and call options within the investment portfolio. Assumptions based on past experience are incorporated into the model for nonmaturity deposit accounts. Based on Main Street Banks' December 31, 1999 simulation analysis, it estimates that a 200 basis point rise or decline in rates over the next 12 month period would have an impact of no more than 4% on its net interest income for the period. The change is relatively small, despite its asset sensitive gap position.

    As a financial institution, Main Street Banks' primary component of market risk is interest rate volatility. Fluctuations in interest rates will ultimately impact both the level of income and expense recorded on most of Main Street Banks' assets and liabilities, and the market value of all interest-earning assets and interest-bearing liabilities, other than those which have a short term to maturity. Based upon the nature of Main Street Banks' operations, it is not subject to foreign exchange or commodity price risk. Main Street Banks does not own investment securities held as trading assets.

    Main Street Banks' exposure to market risk is reviewed on a regular basis. Interest rate risk is the potential of economic losses due to future interest rate changes. These economic losses can be reflected as a loss of future net interest income and/or a loss of current fair market values. The objective is to measure the effect on net interest income and to adjust the balance sheet to minimize the inherent risk while at the same time maximizing income. Main Street Banks' Management realizes certain risks are inherent, and that the goal is to identify and accept the risks.

    Liquidity involves Main Street Banks' ability to raise funds to support asset growth or reduce assets to meet deposit withdrawals and other payment obligations, to maintain reserve requirements and otherwise to operate on an ongoing basis. During the past three years, Main Street Banks' liquidity needs have primarily been met by growth in core deposits, as previously discussed, together with advances from the Federal Home Loan Bank. Although access to purchased funds from correspondent banks is available and has been utilized on occasion to take advantage of investment opportunities, Main Street Banks does not generally rely on these external funding sources. The cash and federal funds sold position, supplemented by amortizing investment and loan portfolios, have generally created an adequate liquidity position.

    CAPITAL RESOURCES. Capital management consists of providing equity to support both current and future operations. Main Street Banks is subject to capital adequacy requirements imposed by the Federal Reserve Board and Main Street Bank is subject to capital adequacy requirements imposed by the FDIC and the Georgia State Department of Banking and Finance. Both the Federal Reserve Board and the FDIC have adopted risk-based capital requirements for assessing bank holding company and bank capital adequacy. These standards define capital and establish minimum capital requirements in relation to assets and off-balance sheet exposure, adjusted for credit risk. The risk-based capital standards currently in effect are designed to make regulatory capital requirements more sensitive to differences in risk profiles among bank holding companies and banks, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate relative risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

    The risk-based capital standards issued by the Federal Reserve Board require all bank holding companies to have "Tier 1 capital" of at least 4.0% and "total risk-based" capital (Tier 1 and Tier 2) of at least 8.0% of total risk-adjusted assets. "Tier 1 capital" generally includes common shareholders' equity and qualifying perpetual preferred stock together with related surpluses and retained earnings, less deductions for goodwill and various other intangibles. "Tier 2 capital" may consist of a limited amount of intermediate-term preferred stock, a limited amount of term subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock not qualifying as Tier 1 capital, and a limited amount of the general valuation allowance for loan losses. The sum of Tier 1 capital and Tier 2 capital is "total risk-based capital."

    The Federal Reserve Board has also adopted guidelines which supplement the risk-based capital guidelines with a minimum ratio of Tier 1 capital to average total consolidated assets ("leverage ratio") of 3.0% for institutions with well diversified risk, including no undue interest rate exposure; excellent asset quality; high liquidity; good earnings; and that are generally considered to be strong banking organizations, rated composite 1 under applicable federal guidelines, and that are not experiencing or anticipating significant growth. Other banking organizations are required to maintain a leverage ratio of at least 4.0% to 5.0%. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, without significant reliance on intangible assets.

    Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991, each federal banking agency revised its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multifamily mortgages. Main Street Bank is subject to capital adequacy guidelines of the FDIC that are substantially similar to the Federal Reserve Board's guidelines. Also pursuant to the Federal Deposit Insurance Corporation Improvement Act, the FDIC has promulgated regulations setting the levels at which an insured institution such as Main Street Bank would be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." Under the FDIC's regulations, Main Street Bank is classified "well capitalized" for purposes of prompt corrective action. See "Supervision and Regulation" (page 66). Shareholders' equity increased to $46.5 million at December 31, 1999 from

$42.9 million at December 31, 1998, an increase of $3.6 million or 8.4%. This increase was primarily the result of net income of $7.2 million, less dividends declared on common stock of $2.8 million. During 1998, shareholders' equity increased by $4.8 million or 12.6% from $38.1 million at December 31, 1997.

    The following table provides a comparison of Main Street Banks' and its banking subsidiary's leverage and risk-weighted capital ratios as of December 31, 1999 to the minimum and well capitalized regulatory standards:

                                       MINIMUM REQUIRED FOR   TO BE WELL CAPITALIZED
                                         CAPITAL ADEQUACY     UNDER PROMPT CORRECTIVE    ACTUAL RATIO AT
                                             PURPOSES            PROVISIONS ACTION      DECEMBER 31, 1999
                                       --------------------   -----------------------   -----------------
Main Street:
  Leverage ratio.....................          3.00%(1)                  5.00%                 9.27%
  Tier 1 risk-based capital ratio....          4.00                      6.00                 12.17
  Risk-based capital ratio...........          8.00                     10.00                 13.42

Banking Subsidiary:
  Leverage ratio.....................          3.00%(2)                  5.00%                 8.81%
  Tier 1 risk-based capital ratio....          4.00                      6.00                 11.50
  Risk-based capital ratio...........          8.00                     10.00                 12.76

------------------------

(1) The Federal Reserve Board may require us to maintain a leverage ratio of up to 200 basis points above the required minimum.

(2) The FDIC may require Main Street Bank to maintain a leverage ratio of up to 200 basis points above the required minimum.

    QUARTERLY RESULTS

    The following table sets forth certain consolidated quarterly financial information of Main Street Banks. This information is derived from unaudited consolidated financial statements which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. The results for any quarter are not necessarily indicative of results for any future period. This information should be read in conjunction with Main Street Banks' consolidated financial statements and the notes thereto included elsewhere in this joint proxy statement/prospectus.

                                                                       1999 QUARTER ENDED
                                                            -----------------------------------------
                                                            MARCH 31   JUNE 30    SEPT. 30   DEC. 31
                                                            --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS, EXCEPT
                                                                         PER SHARE DATA)
Interest income...........................................   $8,834     $9,309     $9,895    $10,403
Interest expense..........................................    3,272      3,275      3,575      3,881
Net interest income.......................................    5,562      6,034      6,320      6,522
Provision for loan losses.................................      225        310        200        200
Securities gains..........................................       --         --         14         --
Earnings before income taxes..............................    2,435      2,186      3,047      3,243
Net income................................................    1,638      1,514      2,019      2,063
Net income per share, basic and diluted...................   $ 0.19     $ 0.17     $ 0.23    $  0.23

                                                                         1998 QARTER ENDED
                                                             -----------------------------------------
                                                             MARCH 31   JUNE 30    SEPT. 30   DEC. 31
                                                             --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT
                                                                          PER SHARE DATA)
Interest income............................................   $8,732     $8,839     $9,042     $9,175
Interest expense...........................................    3,266      3,272      3,374      3,354
Net interest income........................................    5,466      5,567      5,668      5,821
Provision for loan losses..................................      450        220         50        145
Securities gains...........................................       11          2          4          1
Earnings before income taxes...............................    2,012      2,151      2,603      2,839
Net income.................................................    1,416      1,462      1,726      1,911
Net income per share, basic and diluted....................   $ 0.16     $ 0.17     $ 0.20     $ 0.22

                                                                         1997 QARTER ENDED
                                                             -----------------------------------------
                                                             MARCH 31   JUNE 30    SEPT. 30   DEC. 31
                                                             --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT
                                                                          PER SHARE DATA)
Interest income............................................   $7,639     $8,397     $8,809     $8,802
Interest expense...........................................    3,014      3,348      3,365      3,316
Net interest income........................................    4,625      5,049      5,444      5,486
Provision for loan losses..................................      300        315        345        445
Securities gains...........................................        6         11          1          3
Earnings before income taxes...............................    1,631      1,755      2,453      2,149
Net income.................................................    1,152      1,198      1,668      1,472
Net income per share, basic and diluted....................   $ 0.13     $ 0.14     $ 0.19     $ 0.17

                         DIRECTORS OF MAIN STREET BANKS

COMMITTEES

    Main Street Banks' board of directors has established the following committees:

    EXECUTIVE/MANAGEMENT COMMITTEE. The executive/management committee meets as needed, and with certain exceptions, has the same power and authority as the board of directors in the management of the business affairs of Main Street Banks between meetings of the board. In addition, the committee reviews financial reports, personnel and staffing, asset/liability management, investments, and audit reports of Main Street Banks. The committee is composed of Robert R. Fowler, III, chairman, Joseph K. Strickland, Samuel B. Hay, III, and advisory member Frank B. Turner.

    POLICY COMMITTEE. The policy committee meets as needed, to review and approve proposed compensation increases to senior officers and directors of Main Street Banks. This committee also periodically reviews and approves general policies and procedures relating to compensation and benefits for officers and directors, reviews employee compensation plans and benefits, and periodically reports to the board of directors. The committee also reviews policies concerning officer and employee retirement, termination and resignation. Members of this committee are Robert R. Fowler, III, chairman, Frank B. Turner, vice chairman, C. Candler Hunt, and Joseph E. Patrick, Jr.

    EXECUTIVE OFFICER COMPENSATION COMMITTEE. A sub-committee of the policy committee is the executive officer compensation committee. This committee determines and sets executive officer salaries annually. It also reviews and recommends to the policy committee the points at which various percentage awards will be made under the cash incentive bonus plan for executive officers. Members of the executive officer compensation committee are C. Candler Hunt, Joseph E. Patrick, Jr., and Frank B. Turner.

    AUDIT COMMITTEE. The audit committee meets with Main Street Banks' internal audit staff on a quarterly basis to review and discuss specifics of the audit function and to review any problems known to the audit department. Members of this committee are C. Candler Hunt, chairman, Frank B. Turner, vice chairman, and Louly F. Hay.

    ASSET LIABILITY MANAGEMENT & INVESTMENT COMMITTEE. This committee, which generally meets on a monthly basis, or as needed, manages our assets and liabilities, reviews procedures and practices relating to the investment activities of all subsidiaries, reviews examinations and audits of the loan portfolios, examines delinquencies, reviews financial transactions with management, and periodically reports to the board of directors. Members of this committee are Samuel B. Hay, III, chairman, Robert R. Fowler, III, Joseph K. Strickland, Jr., James R. Turner and Ronald H. Cook, Jr.

    SENIOR LOAN COMMITTEE. The senior loan committee meets weekly and reviews applications for loans of $250,000 or more and all loans of customers with a total debt of $250,000 or more. The committee also performs credit reviews on loan customers with total debts of $250,000 or more. Further, the committee reviews procedures and practices related to lending activities, analyzes examinations and audits of loan portfolios, and examines delinquencies. The voting members of the senior loan committee are Joseph K. Strickland, Jr., chairman, Hal W. Dally, vice chairman, Robert R. Fowler, III, John R. Chesnut, Jr., Ronald E. Carter, James A. Fletcher, Samuel B. Hay, III, Guy M. Dabbs, III, William F. Parker, Jr., M. Jay Staines, Rob M. Watts, Charles O. Summerour, Kerry W. Lipscomb, Lee A. Northcutt, Webster G. Samples, and advisory member Frank B. Turner.

    Main Street Banks' board of directors maintains several committees to assist in the supervision and management of Main Street Banks. The committees perform functions typically associated with committees of financial institutions.

    Upon consummation of the merger, Robert R. Fowler III, Sam B. Hay, C. Candler Hunt and Frank B. Turner, each a director of Main Street Bank, will each become a director of First Sterling.

    The table below sets forth for each such person: (a) the person's name and his proposed Class designation on the First Sterling board; (b) his age at March 1, 2000; (c) the year he was first elected as a director of Main Street Banks; and (d) his positions with Main Street Banks and his other business experience for the past five (5) years.

              NAME, YEAR FIRST
             ELECTED TO BOARD OF
              MAIN STREET BANKS                            POSITION WITH MAIN STREET BANKS AND PRINCIPAL
                  AND CLASS                      AGE           OCCUPATION DURING THE PAST FIVE YEARS
---------------------------------------------  --------   ------------------------------------------------
Robert R. Fowler, III........................     61      Mr. Fowler serves as chairman of the board,
(1988)                                                    president and chief executive officer of Main
Class I                                                   Street Banks. Mr. Fowler has been chairman and
                                                          chief executive officer of Main Street Banks
                                                          since its organization in 1988. He served as
                                                          chairman of the board of Main Street Bank from
                                                          1985 to 1996, and was elected vice chairman in
                                                          1996. He has been employed by Main Street Bank
                                                          since 1967. Mr. Fowler also has served on the
                                                          board of directors of The Bankers Bank since
                                                          1996.

Sam B. Hay, III..............................     37      Mr. Hay serves as executive vice president and
(1992)                                                    chief financial officer of Main Street Banks.
Class I                                                   Mr. Hay has served on the board of Main Street
                                                          Banks since 1992, and was elected executive vice
                                                          president and chief financial officer in 1994.
                                                          Mr. Hay was elected chairman and chief executive
                                                          officer of Main Street Bank in December 1996. He
                                                          has been employed by Main Street Bank since
                                                          1990.

C. Candler Hunt..............................     53      Mr. Hunt serves as a director of Main Street
(1989)                                                    Banks. Mr. Hunt has been an executive of
Class I                                                   Godfrey's Warehouse, a manufacturer of livestock
                                                          feed located in Madison, Georgia, since 1971. He
                                                          was elected as a director of Main Street Banks
                                                          in 1989 and is a director of Main Street Bank.

Frank B. Turner..............................     60      Mr. Turner serves as vice chairman of the board
(1990)                                                    of Main Street Banks. Mr. Turner has served as
Class II                                                  vice chairman of Main Street Banks since 1990.
                                                          He has been city manager of Covington, Georgia
                                                          since 1970. Mr. Turner is a director of Main
                                                          Street Bank.

------------------------

Messrs. Fowler and Turner are first cousins. Mr. Hay is Mr. Fowler's nephew.

DIRECTOR COMPENSATION

    All directors of Main Street Banks receive a fee of $300 per board meeting attended. Those who are not also officers receive a fee of $300 per committee meeting attended. The vice chairman of the board receives an additional $300 per month for his services as vice chairman.

                   MAIN STREET BANKS' EXECUTIVE COMPENSATION

    The table below shows information concerning the compensation paid to the chief executive officer and its two other most highly compensated executive officers for services to Main Street Banks in all capacities for the years ended 1999, 1998 and 1997.

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                                                            ---------------------
                                                                              RESTRICTED STOCK
                                                                                  AWARDS(1)
               NAME AND                                    ANNUAL           ---------------------
              PRINCIPAL                                 COMPENSATION
               POSITION                            ----------------------    AWARDS     NUMBER OF        ALL OTHER
             WITH COMPANY                 YEAR     SALARY ($)   BONUS ($)   VALUE ($)    SHARES     COMPENSATION ($)(2)
--------------------------------------  --------   ----------   ---------   ---------   ---------   -------------------
Robert R. Fowler, III.................    1999       153,740     38,435      180,000     18,000            31,468(3)
  chairman, president and chief           1998       142,753     45,683            0          0            35,070(3)
    executive officer                     1997       139,763     55,933      120,000     24,000             9,721(3)
Samuel B. Hay, III....................    1999       120,339     30,085      180,000     18,000             6,424
  executive vice president and chief      1998       104,641     33,485            0          0             9,148
    financial officer                     1997        90,988     35,971       60,000     12,000             8,779
Joseph K. Strickland..................    1999       129,662     32,415      240,000     24,000             6,779
  executive vice president and chief      1998       119,076     38,104            0          0             9,279
    credit officer                        1997       112,259     50,064       60,000     12,000             7,405

------------------------

(1) Prior to this transaction, there has been no public trading market for the shares of Main Street Banks' common stock. As a result, we determined the value of the restricted stock awards listed above based on the per share sales price of Main Street Banks' common stock in the transaction known to management to have occurred nearest to the grant date. All awards granted in 1996 were granted on November 22, 1996 and all awards granted in 1998 were granted on November 22, 1998. The nearest known transaction to November 22, 1996 occurred on September 26, 1996 and the per share sales price was $5.00, as adjusted for Main Street Banks' September 1, 1998 four-for-one stock split. The nearest known transaction to November 22, 1998 occurred on December 7, 1998 and the per share sales price was $10.00. All of the restricted stock awards vest at a rate of 20% per year beginning on the first anniversary of the grant date.

    The number and aggregate value of the restricted stock holdings as of December 31, 1998 are as listed below. The aggregate value is based on the per share sales price of the transaction known to management to have occurred nearest to December 31, 1998. This transaction occurred on December 14, 1998 and the per share sales price was $12.00.

                                                         NUMBER OF SHARES   AGGREGATE VALUE
                                                         ----------------   ---------------
Mr. Fowler.............................................      162,000          $1,944,000

Mr. Hay................................................      102,000           1,244,000

Mr. Strickland.........................................       96,000           1,152,000

------------------------

(2) In all cases except for Mr. Fowler, the amounts shown represent matching and other contributions that Main Street Banks has paid to the indicated person's Savings Plan account. In Mr. Fowler's case, the amounts also include the payments described in note (3) below.

(3) The amounts shown include matching and other contributions to Mr. Fowler's Savings Plan account and the value of life insurance premiums paid on Mr. Fowler's behalf under a split-dollar life insurance policy as follows:

                                                 CONTRIBUTIONS TO     PREMIUMS ON SPLIT-DOLLAR
                                               SAVINGS PLAN ACCOUNT        LIFE INSURANCE
                                               --------------------   ------------------------
1999.........................................          4,794                   26,674
1998.........................................          9,480                   25,590
1997.........................................          9,721                        0

RESTRICTED STOCK AWARD PLAN

    The Main Street Banks restricted stock award plan provides for the grant of restricted stock awards as an incentive to key employees. Main Street Banks reserved a total of 720,000 shares to be issued under the Restricted Stock Award Plan. All of these shares of restricted stock are currently outstanding. These shares of restricted stock vest at a rate of 20% per year beginning on the first anniversary of the grant date. See "Long-term incentive plan" below for the amount of vested and unvested shares as of December 31, 1999.

LONG-TERM INCENTIVE PLAN

    Main Street Banks has reserved 240,000 shares of common stock under its long-term incentive plan, which was adopted in April 1997. Under this plan, the board of directors may grant options, restricted stock, or other stock-based compensation to employees equal to the fair market value of the stock on the date of the grant. As of December 31, 1999, 765,960 shares of restricted stock had been issued under this plan. These shares of restricted stock vest at a rate of 20% per year beginning on the first anniversary of the grant date. As of December 31, 1999, of the 765,960 shares issued under the restricted stock award plan and the long-term incentive plan, 567,560 shares were vested and 198,400 were unvested.

SAVINGS PLAN

    Effective January 1, 1988, Main Street Banks' qualified profit sharing plan was converted to a Section 401(k) employee savings plan. The Savings Plan covers all of our employees who have one year's credited service and includes a vesting schedule for employer's matching contributions of 20% vesting after three years and 20% vesting after each additional year's crediting service thereafter. Matching contributions become fully vested after seven years.

CASH INCENTIVE BONUS PLAN

    The board of directors established the cash incentive bonus plan as a means of compensating Main Street Banks' officers through a cash bonus program tied to specific performance standards achieved by Main Street Banks, as a whole, as well as by each individual officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons serve as members of the executive officer compensation committee, which is a sub-committee of the policy committee: C. Candler Hunt, Joseph E. Patrick, Jr. and Frank B. Turner. Mr. Turner is not an employee of Main Street Banks, but serves as vice chairman of the board of directors.

          PROPOSAL TO AMEND FIRST STERLING'S ARTICLES OF INCORPORATION

    The merger is contingent upon the adoption by the First Sterling shareholders of the First Sterling restated articles of incorporation. The restated articles of incorporation amends First Sterling's present articles of incorporation as follows:

    - It increases the number of authorized shares from 10,000,000 shares of common stock to 50,000,000 shares; and

    - It provides that a director must be elected by a majority vote of the outstanding shares of First Sterling common stock

    REASONS FOR THE AMENDMENTS. It is necessary to increase the number of authorized shares to 50,000,000 so that there will be sufficient shares to issue to the Main Street Banks' shareholders after the merger. After the merger, the total number of First Sterling shares issued will be approximately 13,799,639 shares. As First Sterling's articles of incorporation do not currently state what shareholders vote is needed to elect a director, Georgia corporate law provides that a plurality of the vote of the shares present at the shareholders' meeting at which a quorum is present is sufficient. This means that a director who receives the most votes is elected even if he or she does not receive a vote of greater than 50 percent of the vote. The proposed amendment would require that a director receive greater than fifty percent of the outstanding shares. The First Sterling board of directors believes that this larger vote requirement for director election is in the company's best interest. Mr. Robert Fowler will have voting power over 28.17% of First Sterling stock after the merger. If the articles are not amended his vote alone may be all that is needed to elect a director in many cases. The amendment will require more votes to elect a director and will give more shareholders a voice in electing directors.

THE FIRST STERLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF FIRST STERLING'S ARTICLES OF INCORPORATION.

         PROPOSAL TO ELECT THREE CLASS III DIRECTORS OF FIRST STERLING

    At the First Sterling meeting three (3) Class III directors shall be elected each to serve for a three-year term of office or until his successor is duly elected and qualified.

    First Sterling's articles of incorporation divides the board of directors of First Sterling into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class will hold office for staggered terms of three (3) years each, after the initial terms of one (1) year, two (2) years and three (3) years respectively. The term of the Class III directors expires at the 2003 annual meeting. The board of directors has set the number of the Class III directors at three (3). The board of directors has nominated the following persons for Class III membership on the board, and unanimously recommends a vote "FOR" the election of these persons: P. Harris Hines, Harry L. Hudson, Jr. and Edward C. Milligan.

    All shares of common stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the three (3) Class III nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. The affirmative vote of the holders of a plurality of the shares of common stock represented at the First Sterling annual meeting at which a quorum is present is required for the election of the nominees listed above.

THE FIRST STERLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE (3) NOMINEES LISTED ABOVE.

             PROPOSAL TO ADOPT THE 1999 DIRECTORS STOCK OPTION PLAN

    At the First Sterling meeting, the shareholders shall vote on approval of the First Sterling Banks, Inc. 1999 directors stock option plan. The stock option plan was adopted on June 22, 1999 by the First Sterling board subject to shareholder approval. The stock option plan provides for granting options to purchase shares of First Sterling stock to voting members of the board of directors of First Sterling, Community Bank, Eastside or Westside. Options to purchase First Sterling common stock may also be granted under the stock option plan to a former voting member of the board of directors of First Sterling, Community, Eastside or Westside who has been designated by any of these boards of directors as an emeritus non-voting advisory member of any of these boards. The stock option plan is attached to this joint proxy statement/prospectus as APPENDIX B. The stock option plan was effective June 22, 1999 subject to the approval of the shareholders of First Sterling at the 2000 annual meeting. The stock option plan is intended to encourage the directors and emeritus directors of First Sterling, Community Bank, Eastside and Westside to remain with and devote their best efforts to their respective bank or First Sterling.

    The stock option plan is administered by the compensation committee appointed by First Sterling's board of directors. The number of shares of common stock available under the stock option plan will be subject to adjustment upon the occurrence of certain events, pursuant to the terms of the stock option plan. The total number of shares of common stock that may be purchased pursuant to options under the stock option plan will not exceed 100,000 shares of First Sterling common stock subject to adjustment upon the occurrence of certain events such as a stock split or payment of a stock dividend on the common stock.

    The period during which each option may be exercised shall be ten years from the date the option is granted. The price at which shares of stock may be purchased under an option granted pursuant to the stock option plan will be determined by the board on the date that the option is granted. Any stock option granted under the stock option plan must be granted on or before June 21, 2009. The options granted under the stock option plan are nontransferable except by will or by the laws of descent and distribution. All unexercised options under the stock option plan will terminate immediately upon their lapse by their terms.

    If a director terminates board membership other than by death or disability, the options will terminate on the date that is 12 months from the date on which the director ceases to be a director. However, if he or she is immediately appointed an emeritus director, the options will terminate on the date that is 12 months from the date on which the director ceases to be an emeritus director. The board of directors may, in its discretion extend either of these dates for an additional 12 months. At the later of the time that a director ceases to be a director or an emeritus director other than by his or her death or disability, all options held by him or her at the time of the termination will be exercisable by the director but only:

    - if and to the extent the same were exercisable at the time the director ceases to be a director or emeritus director, and

    - prior to the earlier of

       - the expiration dates of the options or

       - that date that is 12 months from the date the director ceases to be a director or an emeritus director, the 12-month period to include the date on which the termination occurs, provided that the board may in its discretion extend the date for an additional 12 months.

    Options will terminate on the date which is two years from the date that the director ceases to be a director or an emeritus director by reason of his or her death or disability. If a director ceases to be a director or an emeritus director as a result of such directors death or disability then all options held by the director on the date of the termination will be exercisable in full, whether or not exercisable on the date of the termination, but only at any time prior to the earlier of (a) the expiration dates of the options or (b) that date that is two years from the date the director ceases to be a director or emeritus director. If the director dies, his or her options will be exercisable, except as otherwise noted, by the executor or personal representative of the director's estate or by any person who acquired the right to exercise the options by bequest under the director's will or by inheritance.

    Upon exercise, the exercise price may be paid in cash or in shares of First Sterling's common stock previously held by the director or a combination of both. Shares surrendered in payment of the option price will be valued at the fair market value as of the date of exercise.

    Under present federal tax law there will be no federal income tax consequences to First Sterling and to the director upon the grant of an option under the stock option plan. However, there may be federal income tax consequences to the director upon the exercise of an option. The difference between the exercise price and the value of First Sterling's stock subject to the option being exercised will be taxed to the director as compensation income in the taxable year that the option is exercised.

    The stock option plan may be amended or terminated by First Sterling's board of directors at any time. However, generally no amendments will be made in the 1999 Plan without the approval of First Sterling's shareholders which:

    - increase the total number of shares for which options may be granted under the stock option plan;

    - change the minimum purchase price for the optioned shares;

    - affect any outstanding option or any unexercised right thereunder;

    - extend the option period; or

    - extend the termination date of the plan.

    On June 22, 1999, First Sterling's board of directors and the compensation committee granted options to the following individuals who were members of the board of directors of Community Bank subject to the approval of the stock option plan by the First Sterling shareholders:

NAME                                                          NUMBER OF SHARES
----                                                          ----------------
Eugene L. Argo..............................................        5,645
James L. Armstrong..........................................        5,645
Dean T. Teusaw..............................................        5,645
Hugh Norton.................................................        5,645
Thomas M. Carnes............................................        3,000
Larry N. Reed...............................................        3,000
Robert C. Pittard...........................................        3,000
Ted A. Murphy...............................................       22,000
                                                                   ------
      TOTAL.................................................       53,580

    The term of these options is ten years and the option exercise price is $11.50 per share which is the closing price of the stock at the end of the day on June 21, 1999.

    The affirmative vote of the holders of a majority of the shares of First Sterling's common stock represented at the annual meeting is necessary to approve and adopt the 1999 Plan.

THE FIRST STERLING BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE FIRST STERLING BANKS, INC. 1999 DIRECTORS STOCK OPTION PLAN.

                      DESCRIPTION OF FIRST STERLING STOCK

    The authorized capital stock of First Sterling consists of 10,000,000 shares of common stock, no par value. Subject to the approval of the shareholders of First Sterling, First Sterling will amend and restate its articles of incorporation to increase the authorized capital stock of First Sterling to 50,000,000 shares of common stock, no par value. As of March 1, 2000, there were 4,882,349 shares of First Sterling stock outstanding. There are no other shares of capital stock of First Sterling authorized or outstanding. First Sterling has no options, warrants or other rights authorized, issued or outstanding other than options and rights granted under First Sterling's stock option plans.

COMMON STOCK

    The holders of First Sterling common stock are entitled to share ratably in dividends when declared by First Sterling's board of directors. Declaration and payment of cash dividends by First Sterling depends upon dividend payments by First Sterling's banking subsidiaries, which are First Sterling's primary source of revenue and cash flow.

    For legal limitations on the ability of Eastside, Westside, Community and Main Street to pay dividends to First Sterling, see "Supervision and regulation--Payment of dividends" at page 68.

    First Sterling's stockholders possess exclusive voting rights. Each stockholder is entitled to one vote for each share held on matters upon which shareholders have the right to vote. First Sterling stockholders are not entitled to cumulate votes in the election of directors.

    First Sterling's stockholders do not have pre-emptive rights to acquire any additional shares of First Sterling stock.

    The issuance of stock by First Sterling will not be subject to regulatory or shareholder approval and such stock may be issued for cash or other property. However, since First Sterling stock is included for quotation on the Nasdaq National Market, under the Nasdaq National Market rules, approval of First Sterling's shareholders is required for the issuance of additional shares of First Sterling stock if the issuance of such stock

    - is in connection with the acquisition of a company, and not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or exceeding 20% of the voting power outstanding before such issuance;

    - is in connection with the acquisition of a company in which a director, officer or substantial shareholder of First Sterling has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding First Sterling stock or voting power of 5% or more;

    - is in connection with a transaction, other than a public offering, at a price less than the greater of book or market value in which the shares issued will equal 20% or more of the shares of First Sterling stock, or have 20% or more of the voting power, outstanding before issuance; or

    - would result in a change in control of First Sterling.

Under the Nasdaq National Market rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than pursuant to a broadly-based plan in which other security holders of First Sterling or employees of First Sterling participate.

    In the event of First Sterling's liquidation, dissolution or winding-up, whether voluntary or involuntary, First Sterling's stockholders will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made for the liabilities).

ANTI-TAKEOVER PROVISIONS

    The following is a description of the anti-takeover provisions that are in the First Sterling articles of incorporation and bylaws.

    CLASSIFICATION OF THE BOARD OF DIRECTORS

    Article 7 of First Sterling's articles of incorporation divides the board of directors into three classes, Class I, Class II and Class III, each of which is as nearly equal in numbers as possible. The directors in each class will hold office for staggered terms of three years each. Each director also serves until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is modified, any increase or decrease in directorships would be apportioned among the classes so as to make all classes as nearly equal in number as possible.

    CHANGE IN NUMBER OF DIRECTORS

    Article 3.2 of First Sterling's bylaws provides that a change in the number of directors of First Sterling would have to be made by the affirmative vote of two-thirds of the entire board of directors or by the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock. Article 8 of the articles of incorporation of First Sterling provides that any amendment to this Bylaw will require the affirmative vote of at least two-thirds of the outstanding shares of First Sterling stock. The total number of directors for First Sterling is currently set at nine and after the consummation of the merger it will be set at eight.

    REMOVAL OF DIRECTORS

    Article 9 of the articles of incorporation of First Sterling provides that directors of First Sterling may be removed during their terms for "cause" by the affirmative vote of the holders of a majority of the outstanding shares of First Sterling stock or by the affirmative vote of a majority of the directors then in office. They may be removed without cause only by the affirmative vote of the holders of at least two-thirds of the outstanding shares. The articles of incorporation define "cause" for this purpose as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over First Sterling, adjudication as an incompetent by a court, determination by at least two-thirds of the incumbent directors of First Sterling that the conduct of the director to be removed has been contrary to the best interest of First Sterling, or the director was an employee or officer of First Sterling or any of its subsidiaries and was discharged or resigned at the request of the board of directors of First Sterling or any subsidiary of First Sterling for reasons relating to the performance of his or her duties.

    ADVANTAGES AND DISADVANTAGES OF ARTICLES 7, 8 AND 9

    Articles 7, 8 and 9 of First Sterling's articles of incorporation would make it more difficult for shareholders of First Sterling, including those holding a majority of the outstanding shares of First Sterling stock, to force an immediate change in the composition of a majority of the board of directors, even if the reason for the change was the performance of the present directors. Under article 7, the terms of only one-third of the incumbent directors will expire each year, provided no new directorships are created and no directors resign or are removed from office. Under article 8 and article 3.2 of First Sterling's bylaws, it will be more difficult to create new directorships, and under article 9, it will be more difficult to remove directors without cause. Accordingly, generally two annual shareholders' meetings will be required to change a majority of the directors of First Sterling instead of one such meeting.

    Although First Sterling has not encountered difficulties in the past due to lack of continuity of management, the board believes that articles 7, 8 and 9 will help to assure continuity and stability in the leadership and policies of First Sterling. Management also believes that these articles will enable First Sterling to protect the interests of its shareholders in the event that another party, through a takeover bid or otherwise, obtains a substantial number of shares of First Sterling stock.

    It would be impossible, assuming that no new directorships were created, no directors resigned and no directors were removed from office, for shareholders to change a majority of the directors at any one annual meeting should they consider such a change desirable unless the shareholders controlled sufficient votes to amend articles 7, 8 or 9 (two-thirds of the outstanding shares). Although articles 7, 8 and 9 will make it more difficult to acquire operating control of First Sterling in an unfriendly manner, directors who oppose or who are discouraged by new controlling shareholders might resign, thereby allowing directors elected by the new controlling shareholders to fill the vacancies created by such resignations.

    SUPERMAJORITY VOTING ON CERTAIN TRANSACTIONS

    Article 13 (which will be article 12 if the First Sterling shareholders approve the restated articles of incorporation) of the articles of incorporation of First Sterling, provides, with certain exceptions, that any merger or share exchange involving First Sterling or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock. However, an exception to this rule exists where the board of directors of First Sterling has approved the particular transaction by the affirmative vote of more than two-thirds of the entire board. In cases where this exception applies, the applicable provisions of the Georgia Business Corporation Code govern, and shareholder approval of the transaction would require a favorable vote by a majority of all votes entitled to be cast.

    The primary purpose of this article is to discourage any party from attempting to acquire control of First Sterling without negotiation with the board of directors. Such a merger or sale might not be in the best interest of First Sterling or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and First Sterling and its other shareholders on the other.

    You should recognize that the foregoing provision could enable the holders of a minority of the shares of First Sterling stock to prevent a transaction favored by the holders of a majority of such shares. Also, in some circumstances, the board of directors could, by withholding its consent to such a transaction, cause a two-thirds vote to be required to approve the transaction, thereby enhancing the ability of management to retain control over the affairs of First Sterling and their positions with First Sterling. However, of the eight persons who will be directors of First Sterling at the effective date of the merger, only three will be employed by First Sterling or one of its subsidiary banks in full-time management positions.

    EVALUATION OF AN ACQUISITION PROPOSAL

    Article 14 (which will be article 13 if the First Sterling shareholders approve the restated articles of incorporation) of First Sterling's articles of incorporation provides that the response of First Sterling to any acquisition proposal made by another party will be based on the board's evaluation of the best interests of First Sterling and its shareholders. As used in this prospectus, an acquisition proposal refers to any offer of another party:

    - to make a tender offer or exchange offer for any equity security of First Sterling;

    - to merge or consolidate First Sterling with another corporation; or

    - to purchase or otherwise acquire all or substantially all of the assets owned by First Sterling.

    Article 14 (restated article 13) charges the board, in evaluating an acquisition proposal, to consider all relevant factors, including:

    - the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of First Sterling and its subsidiaries;

    - the expected social and economic effects on the communities within which First Sterling and its subsidiaries operate; and

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    - the consideration being offered by the other corporation in relation:

    - to the then current value of First Sterling as determined by a freely negotiated transaction; and

    - to the board of directors then estimate of First Sterling's future value as an independent entity.

The enumerated factors are not exclusive, and the board may consider other relevant factors.

    First Sterling included this article in its articles of incorporation because banks are charged with providing support to and being involved with the communities they serve. The board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of First Sterling stock. Neither the Georgia Business Corporation Code nor the Georgia Financial Institutions Code specifically enumerates the factors the board of directors of a corporation or a bank, respectively, should consider in the event the corporation or the bank is presented with an acquisition proposal.

    While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the board believes it appropriate also to consider all other relevant factors. For example, this article directs the board to evaluate the consideration being offered in relation to the then current value of First Sterling determined in a freely negotiated transaction and in relation to the board's then estimate of the future value of First Sterling as an independent concern. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of First Sterling.

    One effect of this article may be to discourage a tender offer in advance. Often a potential acquirer consults the board of a target corporation prior to or after commencing a tender offer in an attempt to avoid a contest from developing. In the opinion of the board, this provision will strengthen its position in dealing with any potential acquirer which might attempt to acquire First Sterling through a hostile tender offer. Another effect of this article may be to dissuade shareholders who might be displeased with the board's response to an acquisition proposal from engaging First Sterling in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the board's response to an acquisition proposal to institute litigation against First Sterling and to allege that the board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of First Sterling stock.

    Article 14 (restated article 13) would not make an acquisition proposal regarded by the board as being in the best interest of First Sterling more difficult to accomplish. It would, however, permit the board to determine that an acquisition proposal was not in the best interest of First Sterling (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the board might have the effect of maintaining the positions of incumbent management.

    AMENDMENT OF ANTI-TAKEOVER PROVISIONS

    Any amendment of articles 7, 8, 9, 13 and 14 of First Sterling's articles of incorporation requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of First Sterling stock, unless two-thirds of the entire board of directors approves the amendment. If two-thirds of the board approves the amendment, the applicable provisions of the Georgia Business Corporation Code would govern, and the amendment would be approved by a majority of the shares entitled to be cast on the amendment.

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    CONTROL ACQUISITION

    The Federal Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board receives 60 days' prior written notice of the proposed acquisition and the Federal Reserve Board has not issued within that time period a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. The Federal Reserve Board presumes that the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act constitutes the acquisition of control. This presumption can, under certain circumstances, be challenged.

    COMPARISON OF THE RIGHTS OF HOLDERS OF MAIN STREET BANKS STOCK AND FIRST
                                 STERLING STOCK

GENERAL

    Upon consummation of the merger, shareholders of Main Street Banks will automatically become shareholders of First Sterling. Certain legal distinctions exist between owning First Sterling stock and Main Street Banks stock. The shareholders of First Sterling will be governed by and subject to the restated articles of incorporation (if approved) and bylaws of First Sterling rather than the articles of incorporation and bylaws of Main Street Banks.

    First Sterling and Main Street Banks are both Georgia corporations organized and existing under the Georgia Business Corporation Code and the Georgia Financial Institutions Code. The following is a summary of the material differences in the rights of holders of First Sterling and Main Street Banks common stock. The summary is necessarily general and it is not intended to be a complete statement of all differences affecting the rights of shareholders and respective entities, and is qualified in its entirety by reference to the Georgia Business Corporation Code, the Georgia Financial Institutions Code, as well as to the articles of incorporation and bylaws of each corporation. Shareholders should consult with their own legal counsel with respect to specific differences and changes in their rights as shareholders which will result from the proposed merger.

AUTHORIZED CAPITAL STOCK

    FIRST STERLING

    First Sterling's articles of incorporation authorize the issuance of up to 10,000,000 shares of no par value common stock (50,000,000 if the First Sterling shareholders approve the restated articles of incorporation), and there are 4,882,349 shares outstanding. Because the exchange of shares by virtue of the merger is to be effected at the rate of 1.01 shares of First Sterling stock for each share of Main Street Banks stock, First Sterling will have approximately 13,799,639 shares of stock outstanding after consummation of the merger.

    MAIN STREET BANKS

    Main Street Banks' articles of incorporation authorizes the issuance of up to 30,000,000 shares of common stock, par value $1.00 per share, and there are currently 8,829,000 shares outstanding.

AMENDMENT OF ARTICLES OF INCORPORATION

    FIRST STERLING

    With respect to amending or repealing (1) the class structure of the board,
(2) indemnification of directors, (3) the change of control supermajority voting requirements, and (4) the factors the board of directors is to consider for change of control proposals, the affirmative vote of two-thirds of First Sterling's directors is necessary. If two-thirds of the directors approve such an amendment then the amendment will only need the approval of a majority of the shareholder votes entitled to be cast on

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the amendment. However, if two-thirds of the directors do not vote for such an amendment, the amendment may still pass if two-thirds of the outstanding shares of First Sterling vote to approve such an amendment.

    As to the remaining provisions in First Sterling's articles of incorporation, under Georgia law, the First Sterling board of directors may amend its articles of incorporation without shareholder action if the amendment relates to certain procedural matters as set forth in Section14-2-1002 of the Georgia Business Corporation Code. For all other amendments, First Sterling's board of directors must propose amendments to the articles of incorporation for submission to the shareholders. The amendment must then be submitted to a vote and be approved by a majority of the shareholders entitled to vote on the amendment.

    MAIN STREET BANKS

    The affirmative vote of two-thirds of the shareholders is required to amend the limitation of the director liability provision in Main Street Banks' articles of incorporation. As to the remainder of Main Street Banks' articles of incorporation, under Georgia law, Main Street Banks' board of directors may amend its articles of incorporation without shareholder action if the amendment relates to certain procedural matters as set forth in Section14-2-1002 of the Georgia Business Corporation Code. For all other amendments, Main Street Banks' board of directors must propose amendments to the articles of incorporation for submission to the shareholders. The amendment must then be submitted to a vote and be approved by a majority of the shareholders entitled to vote on the amendment.

NOTICE OF MEETINGS OF SHAREHOLDERS

    FIRST STERLING

    The First Sterling bylaws provide that First Sterling must notify the shareholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting, and, for special meetings, the purpose for which the meeting is called.

    MAIN STREET BANKS

    The Main Street Banks' bylaws provide that Main Street Banks must notify shareholders between 10 and 50 days before any annual or special meeting of the date, time and place of the meeting, and, for special meetings, the purpose for which the meeting is called.

SPECIAL MEETINGS

    FIRST STERLING

    A special meeting of the shareholders of First Sterling may be called by the board of directors, the president, or by written request of at least two-thirds of the shareholders of First Sterling.

    MAIN STREET BANKS

    A special meeting of the shareholders of Main Street Banks may be called by the chairman of the board of directors, the president, a majority of the members of the board of directors, or by written request of at least two-thirds of the shareholders of Main Street Banks.

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RECORD DATE

    FIRST STERLING

    The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or voting rights. This record date must not be more than 70 days before a meeting or action requiring a determination of shareholders.

    MAIN STREET BANKS

    The board of directors may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or voting rights. This record date must be not more than 50 days before a meeting or action requiring a determination of shareholders.

REMOVAL OF DIRECTORS

    FIRST STERLING

    A director of First Sterling may be removed, at a meeting with respect to which notice of such purpose has been given, without cause upon a two-thirds vote of the outstanding shares of First Sterling. A director may be removed, at a meeting with respect to which notice of such purpose has been given, with cause by the affirmative vote of a majority of outstanding shares, or upon the affirmative vote of the directors then in office.

    MAIN STREET BANKS

    A director of Main Street Banks may be removed, at a meeting with respect to which notice of such purpose has been given, with or without cause by a two-thirds vote of the shares entitled to vote at an election of directors.

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

    FIRST STERLING

    Qualified shareholders have the right to inspect and copy certain records of First Sterling if their demand is in good faith and for a proper purpose. The shareholder must give First Sterling at least 5 business days written notice of the demand, describing with reasonable particularity the purpose and the requested records. The records must be directly connected with the shareholder's purpose. Additionally, the rights of inspection and copying are limited to shareholders who either have been shareholders for at least six months or hold at least five percent of the outstanding shares of First Sterling.

    The First Sterling bylaws provide that First Sterling must prepare an alphabetical list of all shareholders showing the addresses and share holdings of each shareholder and must make such list available continuously throughout each shareholder meeting.

    MAIN STREET BANKS

    The Georgia Business Corporation Code provides Main Street Banks' shareholders with inspection rights substantially similar to those of First Sterling's shareholders, but does not, however, restrict these rights to shareholders who have been shareholders for at least six months or who hold at least five percent of the outstanding shares of a class of stock. Further, the Georgia Business Corporation Code provides that after fixing a record date for a meeting, Main Street must prepare a list of all shareholders entitled to vote at a shareholders meeting and make a list available for inspection by any shareholder, his agent, or his attorney at the time and place of the meeting.

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VOTING RIGHTS

    FIRST STERLING

    Each holder of First Sterling stock is entitled to one vote per share on all matters submitted to a vote of shareholders. In the election of directors, each holder of First Sterling stock has the right to vote the number of shares owned by him or her on the record date for as many persons as there are directors to be elected. Cumulative voting is not available with respect to the election of directors of First Sterling.

    MAIN STREET BANKS

    Main Street Banks' articles of incorporation reflect the same voting rights for shareholders as First Sterling's.

DIRECTORS

    FIRST STERLING

    The bylaws of First Sterling provide that the board of directors of First Sterling shall have from five to twenty-five members, and the board of directors of First Sterling currently has nine members. Pursuant to the articles of incorporation, First Sterling's directors are divided into three classes, each consisting of approximately one-third of the total directors. Each year, one class of the directors comes up for election, resulting in director terms of three years. If the shareholders of First Sterling approve the restated articles of incorporation of First Sterling, article 7 will provide that "[a] director shall be elected by a majority of the votes entitled to be cast in the election at a meeting at which a quorum is present." The board of directors of First Sterling may fill vacancies arising in its directorship.

    MAIN STREET BANKS

    The bylaws of Main Street Banks provides that the board of directors of Main Street Banks shall have five members, and the board of directors of Main Street Banks currently has five members. Main Street Banks does not have a staggered board of directors. Main Street Banks' articles of incorporation does not address the required votes to elect a director. Where articles of incorporation do not address the required votes to elect a director, the Georgia Business Corporation Code provides that it takes a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Main Street Banks directors are elected annually for a term of one year and the board of directors of Main Street Banks may fill a vacancy arising in their directorship.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

    FIRST STERLING

    The Georgia Business Corporation Code requires that a director discharge his or her duties as director subject to several general standards of care. Each director must act in a manner he or she believes in good faith to be in the best interest of the corporation. Additionally, a director must exercise the care of an ordinarily prudent person in a like position and in similar circumstances. First Sterling's articles of incorporation provide that, to the extent permitted by law, no director will be liable to First Sterling or its shareholders for monetary damages for breach of his or her duty of care or other duty as a director.

    Consistent with the Georgia Business Corporation Code, First Sterling's bylaws provide that First Sterling may indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee, or agent of First Sterling. First Sterling may indemnify these individuals for reasonable expenses, judgments, fines, penalties and amounts paid in

                                      107
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settlement that are incurred in connection with the proceeding if the individual acted in a manner that he or she believed in good faith to be in or not opposed to the best interests of First Sterling and, in the case of any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent of First Sterling has been successful, on the merits or otherwise, in defending any proceeding to which he or she was a party, or in defending any claim, issue or matter in the proceeding, because he or she is or was a director, officer, employee or agent of First Sterling, First Sterling will indemnify the director, officer, employee, or agent against reasonable expenses he or she incurred in connection with the proceeding. Nonetheless, Federal law prohibits First
Sterling from paying any indemnification with respect to any liability or legal expenses incurred by a director, officer, or employee as result of an action or proceeding by a Federal banking agency resulting in a civil money penalty or certain other remedies against such person.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling First Sterling pursuant to the foregoing provisions, First Sterling has been informed that in the opinion of the SEC indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    MAIN STREET BANKS

    Main Street Banks' articles of incorporation and bylaws contain limitations on directors liability to the same extent as the First Sterling articles of incorporation and bylaws.

DISSENTERS' APPRAISAL RIGHTS

    FIRST STERLING

    Georgia law generally provides dissenters' rights for mergers and certain share exchanges that would require shareholder approval, sales of all or substantially all of the assets, certain amendments to the articles of incorporation and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors entitle shareholders to dissent. However, Georgia law does not provide dissenters' rights for Georgia corporations which have over 2,000 record holders or whose voting stock is listed on a national securities exchange. As First Sterling's stock is listed on a national securities exchange, the shareholders of First Sterling will not be entitled to dissent from this transaction.

    MAIN STREET BANKS

    Main Street Banks does not have 2,000 shareholders and its common stock is not listed on a national securities exchange. Therefore, holders of Main Street Banks' common stock do have dissenters' rights. See "The merger-Statutory provisions for dissenting shareholders" on page 40.

ANTI-TAKEOVER PROVISIONS; RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

    FIRST STERLING

    First Sterling's articles of incorporation and bylaws have restrictions which discourage attempts to acquire control of First Sterling in non-negotiated transactions. These anti-takeover provisions are more fully described in "Description of First Sterling Stock--Anti-takeover provisions."

    The Georgia Business Corporation Code provides for voting rules and fair price requirements in connection with business combinations with "interested shareholders." These requirements are not applicable to any corporation unless they are specifically incorporated in the bylaws of the corporation. First Sterling has not adopted implementing bylaw provisions, and is not subject to the fair price requirements in the Georgia Business Corporation Code.

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
    MAIN STREET BANKS

    The articles of incorporation and bylaws of Main Street Banks do not contain specific anti-takeover provisions. However, the Georgia Business Corporation Code provides for voting rules and fair price requirements in connection with business combinations with "interested shareholders." These requirements are not applicable to any corporation unless they are specifically incorporated in the bylaws of the corporation. Main Street Banks has not adopted implementing bylaw provisions, and is not subject to the fair price requirements in the Georgia Business Corporation Code.

AMENDMENT OF BYLAWS

    FIRST STERLING

    First Sterling bylaws may be altered or amended by either the shareholders or board of directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. First Sterling's shareholders may also provide that any bylaws altered or amended by the shareholders may not be altered or amended by the board of directors. Generally, any action with respect to First Sterling's bylaws shall require either an affirmative vote of a majority of all shares entitled to elect directors or an affirmative vote of a majority of all directors then holding office.

    MAIN STREET BANKS

    The power of the board of directors and shareholders to amend or alter Main Street Banks' bylaws is generally the same as First Sterling's.

DIVIDENDS AND OTHER DISTRIBUTIONS

    FIRST STERLING

    Neither the First Sterling articles of incorporation nor the bylaws set forth any restriction on the ability of First Sterling to issue dividends to its shareholders. The Georgia Business Corporation Code, though, forbids any distribution which, after being given effect, would leave First Sterling unable to pay its debts as they become due in the usual course of business. Additionally, the Georgia Business Corporation Code provides that no distribution shall be made if, after giving it effect, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential dissolution rights.

    MAIN STREET BANKS

    Main Street Banks' bylaws do set forth several restrictions on its ability to pay dividends to its shareholders. The board of directors may declare dividends from either the unreserved and unrestricted earned surplus of Main Street Banks or out of the unreserved and unrestricted net earnings of the current fiscal year. However, before any dividends are declared, the board of directors shall set aside out of either earned surplus or current net earnings a sum, to be determined in the board's sole discretion, a reserve fund to meet contingencies or other obligations of Main Street Bank. Additionally, the restrictions of the Georgia Business Corporation Code set forth above also apply to Main Street Banks.

                                 LEGAL MATTERS

    Certain federal income tax consequences of the merger and the legality of the authorization and issuance under Georgia law of the First Sterling stock to be issued in the merger will be passed upon by counsel to First Sterling, Miller & Martin LLP, 1275 Peachtree Street, N.E., Suite 700, Atlanta, Georgia 30309.

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    Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, 40th
Floor, Atlanta, Georgia 30309-3424, has acted as counsel to Main Street Banks in connection with certain legal matters relating to the merger.

                                    EXPERTS

    The consolidated financial statements of First Sterling as of December 31, 1999 and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference in this joint proxy statement/prospectus and in the registration statement in reliance on the report of Mauldin & Jenkins, LLC, independent accountants, given on the authority of that firm as experts in accounting and auditing. In rendering its report Mauldin & Jenkins relied on the report of Porter Keadle Moore, LLP dated February 3, 1999 as to the financial statements of Georgia BancShares, Inc. for its year ended December 31, 1998.

    Ernst & Young LLP, independent auditors, have audited Main Street Banks' consolidated financial statements at December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, as set forth in their report. Main Street Banks included the financial statements in the prospectus and elsewhere in the registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

      MISCELLANEOUS INFORMATION REGARDING FIRST STERLING'S ANNUAL MEETING

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

    Mauldin & Jenkins, LLC served as the independent accountants for First Sterling the year ended December 31, 1999, and performed an audit of the company's 1999 financial statements which are included in the 1999 Annual Report to Shareholders on Form 10-KSB which accompanies this joint proxy statement/prospectus. First Sterling has not selected its independent accountants for the 2000 fiscal year. It intends to wait to select its independent accountants until after consummation of the merger to allow its new board of directors to make this selection for the 2000 fiscal year.

    Representatives of Mauldin & Jenkins are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representatives shall be available to respond to questions from the shareholders.

SOLICITATION OF PROXIES

    The cost of soliciting proxies for the First Sterling annual meeting will be paid by First Sterling. First Sterling has not engaged any outside organizations or agents to assist in the solicitation of proxies.

2001 ANNUAL MEETING OF FIRST STERLING- SHAREHOLDER PROPOSALS

    Proposals of shareholders of First Sterling intended to be presented at the 2001 annual meeting must be received by First Sterling on or before to be included in First Sterling's proxy statement or form of proxy for the 2001 annual meeting of shareholders.

OTHER MATTERS

    We do not know of any other matters to be presented for action at the shareholders' meetings other than those described in this joint proxy statement/prospectus. However, if any other matter requiring a vote of the shareholders is properly presented at either meeting, it is intended that votes will be cast on these matters in accordance with the best judgment of the persons acting under the proxies.

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                       WHERE YOU CAN GET MORE INFORMATION

    First Sterling files annual, quarterly and special reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by First Sterling with the SEC can be inspected and copied at the offices of the SEC Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the SEC maintains at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. First Sterling's stock is quoted on the Nasdaq National Market. The reports, proxy statements and other information concerning First Sterling can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    First Sterling has filed a registration statement on Form S-4 to register with the SEC the First Sterling stock to be issued to shareholders of Main Street Banks in the merger. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of First Sterling in addition to being a joint proxy statement of First Sterling and Main Street Banks for the shareholders' meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Copies of the registration statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or obtained from the SEC web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to incorporate by reference information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that First Sterling has previously filed with the SEC:

    - Annual Report on Form 10-KSB for the year ended December 31, 1999 for First Sterling

    - Current Report on Form 8-K filed for First Sterling

    All documents filed by First Sterling pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this joint proxy statement/prospectus and prior to the shareholders' meetings shall be deemed to be incorporated by reference into this joint proxy statement/ prospectus from the date of filing of such documents.

DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE FROM FIRST STERLING WITHOUT CHARGE, EXCLUDING ALL EXHIBITS, UNLESS WE HAVE SPECIFICALLY INCORPORATED BY REFERENCE AN EXHIBIT IN THIS JOINT PROXY STATEMENT/ PROSPECTUS. FIRST STERLING OR MAIN STREET BANKS SHAREHOLDERS MAY OBTAIN DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS BY REQUESTING THEM IN WRITING OR BY TELEPHONE FROM MS. BARBARA J. BOND, FIRST STERLING BANKS, INC., P. O. BOX 2147, MARIETTA, GEORGIA 30061, (770-422-2888). IF YOU WOULD LIKE TO REQUEST DOCUMENTS,
PLEASE DO SO BY             , 2000 TO RECEIVE THEM BEFORE THE SHAREHOLDERS'
MEETINGS.

    A copy of First Sterling's annual report on Form 10-KSB for the year ended December 31, 1999 accompanies this joint proxy statement/prospectus.

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    All information concerning First Sterling and its subsidiaries has been furnished by First Sterling, and all information concerning Main Street Banks has been furnished by Main Street Banks.

    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint
proxy statement/prospectus is dated             , 2000. You should not assume
that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of First Sterling stock in the merger shall create any implication to the contrary. This joint proxy statement/ prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of First Sterling or Main Street Banks since the date hereof or that the information herein is correct as of any time subsequent to its date.

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                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Main Street Banks Incorporated

    We have audited the accompanying consolidated balance sheets of Main Street Banks Incorporated and subsidiary as of December 31, 1999 and 1998, and the related statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Main Street Banks Incorporated and subsidiary as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

Atlanta, Georgia
January 21, 2000

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
ASSETS                                                        ------------   ------------
Cash and due from banks.....................................  $ 22,345,169   $ 21,231,287
Interest-bearing deposits in banks..........................       508,941        143,111
Federal funds sold..........................................    15,420,000             --
Investment securities held to maturity (fair value of
  $15,182,297, and $13,044,485 at December 31, 1999 and
  1998, respectively).......................................    15,541,492     12,497,146
Investment securities available for sale....................    46,280,461     48,242,546
Other investments...........................................     2,391,756      1,375,579
Mortgage loans held for sale................................     1,356,664      4,282,914
Loans, net of unearned income...............................   381,408,075    324,616,860
Allowance for loan losses...................................    (6,244,282)    (5,849,997)
                                                              ------------   ------------
Loans, net..................................................   375,163,793    318,766,863
Premises and equipment, net.................................    15,851,239     16,328,067
Other real estate...........................................       685,000        832,023
Accrued interest receivable.................................     3,526,663      2,739,057
Goodwill and other intangible assets........................     1,384,300      1,823,067
Other assets................................................     3,059,322      2,988,761
                                                              ------------   ------------
Total assets................................................  $503,514,800   $431,250,421
                                                              ============   ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand..................................  $ 79,467,415   $ 76,762,889
Interest-bearing demand and money market....................    99,740,938     83,520,903
Savings.....................................................    23,994,326     24,157,812
Time deposits of $100,000 or more...........................    47,234,068     43,373,125
Other time deposits.........................................   152,159,042    138,081,728
                                                              ------------   ------------
Total deposits..............................................   402,595,789    365,896,457
Accrued interest payable....................................     1,662,742      1,372,846
Federal Home Loan Bank advances.............................    42,000,000     17,000,000
Federal funds purchased.....................................    10,000,000      2,800,000
Other liabilities...........................................       785,516      1,234,796
                                                              ------------   ------------
Total liabilities...........................................   457,044,047    388,304,099
Shareholders' equity
Common stock--$1 par value per share; authorized 30,000,000
  shares; issued and outstanding 8,829,000, shares in 1999
  and 8,827,600 in 1998.....................................     8,829,000      8,827,600
Additional paid-in-capital..................................       791,088        783,488
Retained earnings...........................................    37,682,632     33,274,134
Accumulated other comprehensive income (loss)...............      (831,967)        61,100
                                                              ------------   ------------
Total shareholders' equity..................................    46,470,753     42,946,322
                                                              ------------   ------------
Total liabilities and shareholders' equity..................  $503,514,800   $431,250,421
                                                              ============   ============

                            See accompanying notes.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                        ---------------------------------------
                                                           1999          1998          1997
                                                        -----------   -----------   -----------
Interest income:
    Loans, including fees.............................  $34,592,219   $31,598,633   $28,414,337
    Interest on investment securities:
        Taxable.......................................    2,939,337     3,178,151     3,731,234
        Non-taxable...................................      628,301       688,448       784,261
    Federal funds sold................................      266,646       314,158       707,009
    Interest-bearing deposits in banks................       14,713         8,912         9,797
                                                        -----------   -----------   -----------
Total interest income.................................   38,441,216    35,788,302    33,646,638
Interest expense:
    Interest-bearing demand and money market..........    2,047,065     1,992,775     1,833,960
    Savings...........................................      449,304       479,459       465,560
    Time deposits of $100,000 or more.................    2,471,451     2,435,359     2,261,132
    Other time deposits...............................    7,245,154     7,691,218     8,355,983
    Federal Funds purchased...........................      162,390        62,871         4,314
    Federal Home Loan Bank advances...................    1,605,471       586,113       105,661
    Other.............................................       21,978        18,494        16,044
                                                        -----------   -----------   -----------
Total interest expense................................   14,002,813    13,266,289    13,042,654
Net interest income...................................   24,438,403    22,522,013    20,603,984
Provision for loan losses.............................      935,000       865,000     1,405,000
                                                        -----------   -----------   -----------
Net interest income after provision for loan losses...   23,503,403    21,657,013    19,198,984
Noninterest income:
    Service charges on deposit accounts...............    3,466,992     3,098,573     2,897,612
    Investment securities gains.......................       13,950        17,533        20,958
    Gain (loss) on sales of premises and equipment....      547,758        55,284      (150,059)
    Gains on sales of mortgage loans..................      309,316       296,845            --
    Gains on sales of other loans.....................       11,600        40,587        99,266
    Other income......................................    2,477,442     2,286,219     1,480,375
                                                        -----------   -----------   -----------
Total noninterest income..............................    6,827,058     5,795,041     4,348,152
Noninterest expense:
    Salaries and other compensation...................    8,813,197   $ 8,594,292   $ 7,291,916
    Employee benefits.................................    1,514,645     1,339,640     1,357,062
    Net occupancy and equipment expense...............    2,919,204     2,729,816     2,338,049
    Professional services.............................      867,660       315,015       308,854
    Regulatory agency assessments.....................      156,621       161,351       107,622
    Amortization of intangible assets.................      438,767       438,767       438,767
    Other expense.....................................    4,709,803     4,268,097     3,717,315
                                                        -----------   -----------   -----------
Total noninterest expense.............................   19,419,897    17,846,978    15,559,585
Income before income taxes............................   10,910,564     9,605,076     7,987,551
Income tax expense....................................    3,676,898     3,089,701     2,497,768
                                                        -----------   -----------   -----------
Net income............................................  $ 7,233,666   $ 6,515,375   $ 5,489,783
                                                        ===========   ===========   ===========
Earnings per share-basic and diluted..................  $       .82   $       .75   $       .63
                                                        ===========   ===========   ===========
Weighted average common shares outstanding............    8,828,081     8,710,970     8,657,180
                                                        ===========   ===========   ===========

                            See accompanying notes.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                    ACCUMULATED
                                                    COMMON STOCK        ADDITIONAL                     OTHER            TOTAL
                                               ----------------------    PAID-IN      RETAINED     COMPREHENSIVE    SHAREHOLDERS'
                                                SHARES       AMOUNT      CAPITAL      EARNINGS     INCOME (LOSS)       EQUITY
                                               ---------   ----------   ----------   -----------   --------------   -------------
Balance at January 1,1997....................  2,163,740   $2,163,740   $6,635,913   $25,966,273     $(244,486)      $34,521,440
  Comprehensive income, net of tax:
    Net income...............................                                          5,489,783                       5,489,783
    Other comprehensive income:
      Net unrealized gains on investment
        securities held for sale arising in
        the current year.....................                                                          340,683           340,683
      Less reclassification adjustment for
        net gains included in net income.....                                                          (13,832)          (13,832)
                                                                                                                     -----------
  Comprehensive income.......................                                                                          5,816,634
  Cash dividends declared per share ($.27 per
    share)...................................                                         (2,360,290)                     (2,360,290)
  Stock issued under restricted stock award
    plan.....................................      9,700        9,700     135,800                                        145,500
  Stock forfeited under restricted stock
    award plan...............................     (1,040)      (1,040)    (13,025)                                       (14,065)
                                               ---------   ----------   ----------   -----------     ---------       -----------
Balance at December 31, 1997.................  2,172,400    2,172,400   6,758,688     29,095,766        82,365        38,109,219
  Comprehensive income, net of tax:
    Net income...............................                                          6,515,375                       6,515,375
    Other comprehensive income:
      Net unrealized losses on investment
        securities held for sale arising in
        the current year.....................                                                          (32,837)          (32,837)
      Less reclassification adjustment for
        net gains included in net income.....                                                           11,572            11,572
                                                                                                                     -----------
  Comprehensive income.......................                                                                          6,494,110
  Cash dividends declared per share ($.27 per
    share)...................................                                         (2,337,007)                     (2,337,007)
  Stock issued under restricted stock award
    plan.....................................    132,000      132,000     548,000                                        680,000
  Common stock split (4 for 1), effected in
    the form of a dividend...................  6,523,200    6,523,200   (6,523,200)
                                               ---------   ----------   ----------   -----------     ---------       -----------
Balance at December 31, 1998.................  8,827,600   $8,827,600   $ 783,488    $33,274,134     $  61,100       $42,946,322

  Comprehensive income, net of tax:
    Net income...............................                                          7,233,666                       7,233,666
    Other comprehensive income:
      Net unrealized losses on investment
        securities held for sale arising in
        the current year.....................                                                         (902,274)         (902,274)
      Less reclassification adjustment for
        net gains included in net income.....                                                            9,207             9,207
                                                                                                                     -----------
  Comprehensive income.......................                                                                          6,340,599
  Cash dividends declared per share ($.32 per
    share)...................................                                         (2,825,168)                     (2,825,168)
  Stock issued under restricted stock award
    plan.....................................      4,000        4,000      16,000                                         20,000
  Stock forfeited under restricted stock
    award plan...............................     (2,600)      (2,600)     (8,400)                                       (11,000)
                                               ---------   ----------   ----------   -----------     ---------       -----------
Balance at December 31, 1999.................  8,829,000   $8,829,000   $ 791,088    $37,682,632     $(831,967)      $46,470,753
                                               =========   ==========   ==========   ===========     =========       ===========

                            See accompanying notes.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEAR ENDED DECEMBER 31
                                                              ---------------------------------------
                                                                 1999          1998          1997
                                                              -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................  $ 7,233,666   $ 6,515,375   $ 5,489,783
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Provision for loan losses...............................      935,000       865,000     1,405,000
    Depreciation and amortization of premises and
      equipment.............................................    1,328,274     1,090,001       913,918
    Amortization of intangible assets.......................      438,767       438,767       438,767
    Net (gain) loss on sales of OREO........................      (25,590)      (79,018)       10,677
    Investment securities gains.............................      (13,950)      (17,553)      (20,958)
    Net accretion of investment securities..................      (45,225)      (33,502)      (10,022)
    Net accretion of loans purchased........................     (109,828)      (69,695)     (126,214)
    (Gain) loss on sales of premises and equipment..........     (547,758)      (55,284)      150,059
    Net decrease (increase) in mortgage loans held for
      sale..................................................    2,926,250    (4,282,914)           --
    Gains on sales of mortgage loans........................     (309,316)     (296,845)           --
    Gain on sales of other loans............................      (11,600)      (40,587)      (99,266)
    Deferred income tax expense (benefit)...................      151,553        95,955      (216,840)
    Deferred net loan fees..................................      100,270       100,120        50,135
    Vesting in restricted stock award plan..................      443,832       493,000       335,700
    Changes in operating assets and liabilities:
      (Increase) decrease in accrued interest receivable....     (787,606)      245,179      (468,856)
      Increase in accrued interest payable..................      289,896         3,902       165,487
      Other.................................................     (480,638)     (961,883)      213,962
                                                              -----------   -----------   -----------
Net cash provided by operating activities...................   11,515,997     4,010,018     8,231,332

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investment securities held to maturity.........   (4,272,280)   (3,764,460)   (1,015,000)
Purchases of investment securities available for sale.......  (18,794,996)  (25,389,492)  (41,813,157)
Purchases of other investments..............................   (1,016,177)      (14,000)      (54,300)
Maturities of investment securities held to maturity........    1,237,790     3,368,790     2,363,022
Maturities and calls of investment securities available for
  sale......................................................   19,394,149    31,951,576    31,541,825
Proceeds from sales of investment securities available for
  sale......................................................           --            --     3,106,435
Net increase in loans funded................................  (57,554,248)  (27,319,593)  (40,668,075)
Purchases of premises and equipment.........................   (1,252,761)   (3,764,652)   (1,367,513)
Proceeds from sales of premises and equipment...............    1,367,599       491,506       572,198
Proceeds from sales of OREO.................................      200,473       796,165       889,343
                                                              -----------   -----------   -----------
Net cash used by investing activities.......................  (60,690,451)  (23,644,160)  (46,445,222)
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand and savings accounts.................   18,761,075    18,553,345    14,767,417
Increase (decrease) in time deposits........................   17,938,257    (8,603,660)   13,922,667
Increase in federal funds purchased.........................    7,200,000     1,300,000     1,500,000
Increase in Federal Home Loan Bank advances.................   25,000,000    15,000,000     2,000,000
Dividends paid..............................................   (2,825,168)   (2,173,900)   (1,817,190)
                                                              -----------   -----------   -----------
Net cash provided by financing activities...................   66,074,166    24,075,785    30,372,894
Net increase (decrease) in cash and cash equivalents........   16,899,712     4,441,643    (7,840,996)
Cash and cash equivalents at beginning of year..............   21,374,398    16,932,755    24,773,751
                                                              -----------   -----------   -----------
Cash and cash equivalents at end of year....................  $38,274,110   $21,374,398   $16,932,755
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest....................................................  $13,712,917   $13,262,387   $12,877,167
                                                              ===========   ===========   ===========
Income taxes, net...........................................  $ 4,075,000   $ 2,764,270   $ 2,725,000
                                                              ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS
Loans transferred to real estate acquired through
  foreclosure...............................................  $   478,576   $   550,168   $   496,750
                                                              ===========   ===========   ===========
Bank owned premises transferred to other real estate........           --   $   685,000            --
                                                              ===========   ===========   ===========

                            See accompanying notes.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Main Street Banks Incorporated is a one-bank holding company which conducts business primarily in Barrow, Clarke, Gwinnett, Newton, Rockdale and Walton counties through its wholly owned subsidiary, Main Street Bank. Main Street Bank provides a full range of traditional banking, mortgage banking, and investment and insurance services to individual and corporate customers through its thirteen locations.

    The consolidated financial statements of Main Street Banks Incorporated and subsidiary (collectively the "Company") are prepared in accordance with generally accepted accounting principles and practices within the financial services industry, which requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of other real estate acquired in connection with foreclosures or in satisfaction of loans. Management believes that the allowance for loan losses is adequate and the valuation of other real estate is appropriate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions.

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Main Street Banks Incorporated ("Parent") and its wholly owned subsidiary, Main Street Bank. All significant intercompany transactions and balances have been eliminated in consolidation. Management has determined that the Company operates in a single business segment, community banking and related services.

INVESTMENT SECURITIES

    Management determines the appropriate classification of investment securities at the time of purchase and reevaluates such designation as of each balance sheet date. Investment securities are classified as held-to-maturity when the Company has the positive intent and the ability to hold the securities to maturity. Held to maturity securities are stated at amortized cost.

    Investment securities not classified as held-to-maturity are classified as available for sale. Available for sale securities are stated at fair value with the unrealized gains and losses, net of tax, reported as a separate component of shareholders' equity. Other investments are stated at amortized cost.

    Realized gains and losses, and declines in value determined to be other than temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

    The amortized cost of investment securities classified as held-to-maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to expected maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
LOANS

    Loans are reported at the gross amount outstanding reduced by purchase discount, deferred net loan fees, and unearned income. Interest income on loans is generally recognized over the terms of the loans based on the unpaid daily principal amount outstanding. If the collectibility of interest appears doubtful, the accrual thereof is discontinued. When accrual of interest is discontinued, all unpaid interest is reversed. Interest income on such loans is subsequently recognized only to the extent cash payments are received, the full recovery of principal is anticipated, or after full principal has been recovered when collection of principal is in question. Gains on sales of loans are recognized at the time of sale, as determined by the difference between the net sales proceeds and the book value of the loans sold. Loan origination fees, net of direct loan origination costs, are deferred and recognized as income over the life of the related loan on a level-yield basis.

MORTGAGE LOANS HELD FOR SALE

    Mortgage loans held-for-sale are recorded at the lower of cost or market on an individual loan basis. Market value is determined based on outstanding commitments from investors and prevailing market conditions. Gains and losses on sales of loans are recognized at settlement date. Gains and losses are determined as the difference between the net sales proceeds and carrying value of the loans sold.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through a provision for loan losses charged to expense. The allowance represents an amount which, in management's judgment, will be adequate to absorb inherent losses on the existing loan portfolio. Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans and taking into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans. Periodic revisions are made to the allowance when circumstances which necessitate such revisions become known. Recognized losses are charged to the allowance for loan losses, while subsequent recoveries are added to the allowance.

PREMISES AND EQUIPMENT

    Premises and equipment are reported at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using primarily accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful lives of the improvements or the term of the related lease.

OTHER REAL ESTATE

    Other real estate represents property acquired through foreclosure or in settlement of loans and is recorded at the lower of cost or fair value less estimated selling expenses. Losses incurred in the acquisition of foreclosed properties are charged against the allowance for loan losses at the time of foreclosure. Subsequent writedowns of other real estate are charged to current operations.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
GOODWILL AND OTHER INTANGIBLE ASSETS

    Substantially all costs in excess of net assets of entities acquired are being amortized using the straight-line method over periods ranging from 10 to 15 years. Other intangibles related to entities acquired are being amortized over periods ranging from 5 to 10 years using the straight-line method. Intangible assets related to capital lease rights are being amortized over the term of the related lease using the straight-line method. Accumulated amortization was $3,289,700, $2,850,933 and $2,412,166 at December 31, 1999,
1998, and 1997 respectively. Amortization expense totaled $438,767 for the periods ended December 31, 1999, 1998 and 1997.

INCOME TAXES

    The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

EARNINGS PER SHARE AND COMMON STOCK SPLIT

    The Company has adopted the provisions of Financial Accounting Standards Board No. 128, "Earnings Per Share" ("Statement 128"). All earnings per share amounts for all periods presented have been restated to conform to the requirements of Statement 128. All per share amounts have been adjusted for a 4 for 1 common stock split, effected in the form of a 300% stock dividend, to shareholders of record on September 1, 1998.

FINANCIAL INSTRUMENTS

    In the ordinary course of business, the Company enters into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or when related fees are incurred or received.

CASH AND CASH EQUIVALENTS

    For purposes of presentation in the statement of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits in banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

RECLASSIFICATION

    Certain previously reported amounts have been reclassified to conform to current presentation.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement 133"). Statement 133 establishes new accounting and reporting standards for derivatives. This statement requires all derivatives to be measured at fair value and recognized as either assets or liabilities in the statement of financial condition. Accounting for the changes in fair value of a derivative depends on the intended use of the derivative and the resulting designation. In June 1999, the Financial Accounting Standards Board elected to defer the effective date of this statement for one year. Adoption of this statement is required for the Company's financial statements for the year ending December 31, 2001. Adoption is not expected to result in a material financial impact based on the Company's limited use of derivatives.

2. CASH AND DUE FROM BANKS

    The Company is required to maintain average reserve balances with the Federal Reserve Bank, on deposit with national banks, or in cash. The average reserve requirements at December 31, 1999 and 1998 were approximately $9,561,000 and $8,588,000 respectively. The Company maintained cash balances and reserves which were adequate to meet these requirements.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

3. INVESTMENT SECURITIES

    The amortized cost and estimated fair value of investment securities are as follows:

                                                                DECEMBER 31, 1999
                                                             ------------------------
                                                               GROSS         GROSS
                                                AMORTIZED    UNREALIZED   UNREALIZED     ESTIMATED
                                                  COST         GAINS        LOSSES      FAIR VALUE
                                               -----------   ----------   -----------   -----------
HELD TO MATURITY SECURITIES
States and political subdivisions............  $15,541,492          --    $  (359,195)  $15,182,297
                                               ===========     =======    ===========   ===========
AVAILABLE FOR SALE SECURITIES
U.S. Treasury securities.....................  $ 3,992,001     $ 1,166    $   (51,117)  $ 3,942,050
U.S. Government agencies and corporations....   21,007,781          --       (507,701)   20,500,080
Mortgage-backed securities...................   22,541,234      40,072       (742,975)   21,838,331
                                               -----------     -------    -----------   -----------
                                               $47,541,016     $41,238    $(1,301,793)  $46,280,461
                                               ===========     =======    ===========   ===========

                                                                 DECEMBER 31, 1998
                                                              -----------------------
                                                                GROSS        GROSS
                                                 AMORTIZED    UNREALIZED   UNREALIZED    ESTIMATED
                                                   COST         GAINS        LOSSES     FAIR VALUE
                                                -----------   ----------   ----------   -----------
HELD TO MATURITY SECURITIES
States and political subdivisions.............  $12,497,146    $547,339           --    $13,044,485
                                                ===========    ========    =========    ===========
AVAILABLE FOR SALE SECURITIES
U.S. Treasury securities......................  $ 3,991,421    $ 49,529           --    $ 4,040,950
U.S. Government agencies and corporations.....   14,495,177     108,438           --     14,603,615
Mortgage-backed securities....................   29,663,372      59,314    $(124,705)    29,597,981
                                                -----------    --------    ---------    -----------
                                                $48,149,970    $217,281    $(124,705)   $48,242,546
                                                ===========    ========    =========    ===========

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

3. INVESTMENT SECURITIES (CONTINUED)

    Other investments are comprised of the following:

                                                             DECEMBER 31
                                                       -----------------------
                                                          1999         1998
                                                       ----------   ----------
Federal Home Loan Bank stock.........................  $2,100,000   $1,231,800
Southeast Bankcard Association stock.................      40,000       40,000
Community Financial Services, Inc. stock.............     100,000      100,000
North Georgia Bank Stock.............................     150,000           --
Other................................................       1,756        3,779
                                                       ----------   ----------
                                                       $2,391,756   $1,375,579
                                                       ==========   ==========

    The amortized cost and estimated fair value of investment securities held to maturity and available for sale at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or repay obligations without call or prepayment penalties. Mortgage-backed securities have been allocated based on expected maturity dates after considering assumed prepayment patterns.

                                                   INVESTMENT
                                                   SECURITIES             INVESTMENT SECURITIES
                                                HELD TO MATURITY           AVAILABLE FOR SALE
                                            -------------------------   -------------------------
                                             AMORTIZED       FAIR        AMORTIZED       FAIR
                                               COST          VALUE         COST          VALUE
                                            -----------   -----------   -----------   -----------
Due in one year or less...................  $ 1,666,596   $ 1,674,320   $ 2,064,659   $ 2,030,167
Due after one year through five years.....    6,014,190     5,933,710    28,207,664    27,460,104
Due after five years through ten years....    5,294,497     5,204,872     3,420,724     3,371,853
Due after ten years.......................    2,566,209     2,369,395    13,847,969    13,418,337
                                            -----------   -----------   -----------   -----------
                                            $15,541,492   $15,182,297   $47,541,016   $46,280,461
                                            ===========   ===========   ===========   ===========

    There were no sales of investments securities available for sale during 1999 and 1998. During 1997, proceeds from sales of investment securities available for sale were $3,106,435 with gross gains of $21,908 and gross losses of $5,617 realized on those sales. During 1999, 1998 and 1997, net gains of $13,950, $17,533 and $4,667, respectively, were realized on investment securities called prior to contractual maturity.

    The related income tax expense on sale of securities for periods ended December 31, 1999, 1998 and 1997 was $4,743, $5,961 and $6,707, respectively.

    Securities with a carrying value of approximately $48,298,835 and $51,551,503 and estimated fair values of $47,063,077 and $51,883,915 at
December 31, 1999 and 1998, respectively, were pledged to secure public deposits as provided by law.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

4. LOANS

    Loans are summarized as follows:

                                                                      DECEMBER 31
                                                              ---------------------------
                                                                  1999           1998
                                                              ------------   ------------
Consumer Loans..............................................  $ 43,168,318   $ 35,180,907
Residential Mortgage Loans..................................   102,104,723     97,563,512
Construction Loans..........................................    63,360,523     48,331,252
Business Loans..............................................   106,553,891     89,264,517
Real Estate Loans--Other....................................    67,563,792     55,591,396
                                                              ------------   ------------
Total loans.................................................   382,751,247    325,931,584
Less:
  Purchase discount.........................................      (289,594)      (399,422)
  Deferred net loan fees....................................      (620,264)      (499,785)
  Unearned income...........................................      (433,314)      (415,517)
  Allowance for loan losses.................................    (6,244,282)    (5,849,997)
                                                              ------------   ------------
Loans, net..................................................  $375,163,793   $318,766,863
                                                              ============   ============

    Loans in nonaccrual status amounted to $1,474,078, $1,442,259 and $754,290 at December 31, 1999, 1998 and 1997, respectively. The allowance for loan losses related to these impaired loans was $221,112, $216,339 and $65,510 at December 31, 1999, 1998 and 1997, respectively. The average recorded investment in impaired loans was $1,553,722, $826,254 and $436,742 during the years ended December 31, 1999, 1998 and 1997, respectively. If such loans had been on an accrual basis, interest income would have been approximately $172,402, $82,407 and $27,993 higher for the periods ended December 31, 1999, 1998 and 1997, respectively.

    An analysis of activity in the allowance for loan losses is as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Balance at beginning of year.............................  $5,849,997   $5,091,653   $4,508,378
Provision charged to expense.............................     935,000      865,000    1,405,000
Loans charged off........................................    (850,543)    (507,555)  (1,076,946)
Recoveries of loans previously charged off...............     309,828      400,899      255,221
                                                           ----------   ----------   ----------
Balance at end of year...................................  $6,244,282   $5,849,997   $5,091,653
                                                           ==========   ==========   ==========

    A substantial portion of the Company's loans are secured by real estate in northeast Georgia communities, primarily in Barrow, Clarke, Gwinnett, Newton, Rockdale, and Walton counties. In addition, a substantial portion of real estate acquired through foreclosure consists of single-family residential properties and land located in these same markets. The ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate are susceptible to changes in market conditions in northeast Georgia.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

5. PREMISES AND EQUIPMENT

    Premises and equipment are comprised of the following:

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
Land........................................................  $ 3,571,410   $ 3,462,623
Buildings and leasehold improvements........................    9,827,886     9,421,350
Furniture, fixtures and equipment...........................    8,410,872     7,553,580
Construction in process.....................................      283,474       917,897
                                                              -----------   -----------
                                                               22,093,642    21,355,450
Less accumulated depreciation and amortization..............   (6,242,403)   (5,027,383)
                                                              -----------   -----------
                                                              $15,851,239   $16,328,067
                                                              ===========   ===========

    Depreciation and amortization expense totaled $1,328,274, $1,090,001, and $913,918 for the periods ended December 31, 1999, 1998 and 1997, respectively.

    The Company leases certain buildings and various equipment under operating leases. Minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 1999 are as follows:

2000........................................................  $  186,221
2001........................................................     197,117
2002........................................................     190,277
2003........................................................     197,956
2004........................................................     204,881
Thereafter..................................................     759,105
                                                              ----------
Total minimum lease payments................................  $1,735,557
                                                              ==========

    Rental expense for all operating leases was $229,832, $200,933 and $154,915, in 1999, 1998 and 1997, respectively. Rental income of $1,950, $29,582 and $20,880 for the periods ended December 31, 1999, 1998 and 1997, respectively, is included as a reduction of net occupancy and equipment expense in the consolidated statements of income.

6. INTEREST BEARING DEPOSITS

    A summary of time deposits by year of maturity at December 31, 1999 is as follows:

2000........................................................  $159,285,494
2001........................................................    35,192,791
2002........................................................     1,936,542
2003........................................................     1,531,251
2004 and after..............................................     1,447,032
                                                              ------------
Total time deposits.........................................  $199,393,110
                                                              ============

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

6. INTEREST BEARING DEPOSITS (CONTINUED)
    The Company had $47,234,068 and $43,373,125 in time deposits over $100,000 at December 31, 1999 and 1998, respectively.

    Interest expense on these deposits was $2,471,451, $2,435,359 and $2,261,132 for the periods ended December 31, 1999, 1998 and 1997, respectively.

7. BORROWINGS

    At December 31, 1999 and 1998 the Company had advances borrowed from the Federal Home Loan Bank totaling $42,000,000 and $17,000,000, respectively. Interest payments and principal payments are due at various maturity dates through 2008 with rates ranging from 5.40% to 6.13%. The Company has pledged all of its eligible residential mortgage loans secured by first mortgages on one-to-four family dwellings as collateral. The Company is allowed to borrow up to 75% of the balance of the eligible loans pledged as collateral. At
December 31, 1999 and 1998 the available balance under the Company's line with the Federal Home Loan Bank was approximately $55,700,000 and $55,300,000 respectively.. The Company's weighted average interest rate on borrowings for the periods ended, December 31, 1999, 1998 and 1997 was 5.75%, 5.72 and 5.99%,
respectively. Of the $42,000,000 balance outstanding at December 31, 1999, $17,000,000 matures in 2000, $5,000,000 matures in 2001, $5,000,000 matures in
2002, $5,000,000 matures in 2003 and $10,000,000 matures in 2008.

8. INCOME TAXES

    Income tax expense is summarized as follows:

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              1999         1998         1997
                                                           ----------   ----------   ----------
Current income tax provision.............................  $3,525,345   $2,993,746   $2,714,248
Deferred income tax expense (benefit)....................     151,553       95,955     (216,480)
                                                           ----------   ----------   ----------
                                                           $3,676,898   $3,089,701   $2,497,768
                                                           ==========   ==========   ==========

    A reconciliation of income tax computed at statutory rates to total income tax expense is as follows:

                                                                 YEAR ENDED DECEMBER 31
                                                          -------------------------------------
                                                             1999          1998         1997
                                                          -----------   ----------   ----------
Pretax income...........................................  $10,910,564   $9,605,076   $7,987,551
                                                          ===========   ==========   ==========
Income tax computed at statutory rate...................  $ 3,709,592   $3,265,726   $2,715,768
Increase (decrease) resulting from:
  Tax-exempt interest...................................     (313,559)    (299,866)    (325,452)
  Nondeductible interest on tax-exempt investments......       65,866       27,505       34,064
  Amortization of goodwill..............................       35,790       35,790       35,790
  Other, net............................................      179,209       60,546       37,598
                                                          -----------   ----------   ----------
                                                          $ 3,676,898   $3,089,701   $2,497,768
                                                          ===========   ==========   ==========

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

8. INCOME TAXES (CONTINUED)
    The following summarizes the significant components of the Company's deferred tax assets and (liabilities):

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
Reserve for loan losses.....................................  $1,789,063   $1,691,102
Premises and equipment......................................    (378,697)    (274,128)
Core deposit intangible.....................................      47,038      (15,594)
Deferred net loan fees......................................     210,890      169,927
Net unrealized losses (gains) on investment securities
  available for sale........................................     428,589      (31,476)
Other, net..................................................    (225,351)    (279,917)
                                                              ----------   ----------
Net deferred tax asset......................................  $1,871,532   $1,259,914
                                                              ==========   ==========

9. EMPLOYEE BENEFITS

    The Company sponsors a 401(k) Employee Savings Plan that permits employees to defer annual cash compensation as specified under the plan. The Board of Directors determines the annual Company contribution, which was $172,313, $195,434 and $278,272 in 1999, 1998 and 1997, respectively.

    The Company has a Management Incentive Bonus Plan for key executives that provides annual cash awards, if approved, based on eligible compensation and achieving earnings goals. The Company also has a General Bonus Plan that provides for annual cash awards to eligible employees as established by the Board of Directors. The total expense under these plans was $587,871, $465,669 and $474,109 in 1999, 1998 and 1997, respectively.

10. RELATED PARTY TRANSACTIONS

    Directors, executive officers, and their related interests were customers of the Company and had other transactions with the Company in the ordinary course of business. Loans outstanding to certain directors, executive officers, and their related interests at December 31, 1999 and 1998 were $2,034,754 and $2,378,145, respectively. For the periods ended December 31, 1999 and 1998, $97,269 and $744,424, respectively, of such loans were made and loan repayments totaled $218,190 and $426,756 for the respective periods. It is the policy of the Company that such transactions be made on substantially the same terms as those prevailing at the time for comparable loans to other persons. These individuals and their related interests also maintain customary demand and time deposit accounts with the Company.

    The Company has operating leases for bank premises that are owned by related parties. These related parties consist of an individual who is a primary shareholder, member of the Board of Directors, and an Executive Officer of the Company, and also members of this individual's family. Terms for these related party leases are substantially the same as those that would be expected to prevail in the market place. During 1999, 1998 and 1997, total lease payments under these related party leases totaled approximately $130,000, $111,000, and $95,000, respectively.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

11. SHAREHOLDERS' EQUITY

    Banking regulations limit the amount of dividends that may be paid to the Parent without prior approval of the applicable regulatory agency. At
December 31, 1999, under current state banking laws, the approval of the Georgia Department of Banking and Finance will be required if the total of all dividends declared by the Bank in the calendar year exceeds 50 percent of the net profits for the previous calendar year and the ratio of equity capital to adjusted total assets is less than 6 percent.

    The Parent has adopted a nonqualified Restricted Stock Award Plan and a Long-term Incentive Plan, which grant restricted stock and other stock based compensation to key executives and officers of the Bank. In the case of restricted stock, Bank executives and officers designated as an "eligible executive" will vest in the number of shares of common stock awarded under the plan based on service over the next five years. A total of 960,000 shares are authorized to be issued under the plans, with 765,960 and 764,560 shares of restricted stock issued as of December 31, 1999 and 1998, respectively. A total of 567,560 and 491,280 shares were vested with 198,400 and 273,280 shares issued and unvested as of December 31, 1999 and 1998, respectively.

12. REGULATORY MATTERS

    The Company and its banking subsidiary are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The regulations require the Company and its banking subsidiary to meet specific capital adequacy guidelines that involve quantitative measures of the Company's and its banking subsidiary's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company and its banking subsidiary's capital classification is also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined), and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). To be considered adequately capitalized (as defined) under the regulatory framework for prompt corrective action, the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table. As of its most recent regulatory notification, the Bank was considered well capitalized under current regulatory guidelines. There are no conditions or events since that notification that management believes have changed the institution's category.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

12. REGULATORY MATTERS (CONTINUED)
    The following is a summary of the Company's and its banking subsidiary's capital ratios at December 31, 1999, 1998 and 1997:

                                                                                                        TO BE WELL
                                                                                                        CAPITALIZED
                                                                                                           UNDER
                                                                                                          PROMPT
                                                                               FOR CAPITAL              CORRECTIVE
                                                        ACTUAL                  ADEQUACY                  ACTION
                                                        AMOUNT       RATIO      PURPOSES      RATIO     PROVISIONS     RATIO
                                                      -----------   --------   -----------   --------   -----------   --------
Company only
  As of December 31, 1999
    Total Capital (to Risk Weighted Assets).........  $50,875,000    13.42%    $30,327,920     8.00%    $37,909,900    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   46,118,000    12.17%    15,163,960      4.00%     22,745,940     6.00%
    Tier 1 Capital (to Average Assets)..............   46,118,000     9.27%    19,917,920      4.00%     24,897,400     5.00%
  As of December 31, 1998
    Total Capital (to Risk Weighted Assets).........  $45,713,000    14.00%    $26,121,000     8.00%    $32,651,000    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   41,610,000    12.74%    13,061,000      4.00%     19,591,000     6.00%
    Tier 1 Capital (to Average Assets)..............   41,610,000     9.67%    17,213,000      4.00%     21,516,000     5.00%
  As of December 31, 1997
    Total Capital (to Risk Weighted Assets).........  $40,642,000    13.66%    $23,805,000     8.00%    $29,756,000    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   36,906,000    12.40%    11,903,000      4.00%     17,854,000     6.00%
    Tier 1 Capital (to Average Assets)..............   36,906,000     9.00%    16,403,000      4.00%     20,504,000     5.00%
Banking subsidiary only
  As of December 31, 1999
    Total Capital (to Risk Weighted Assets).........  $48,615,000    12.76%    $30,483,000     8.00%    $38,103,000    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   43,834,000    11.50%    15,241,000      4.00%     22,862,000     6.00%
    Tier 1 Capital (to Average Assets)..............   43,834,000     8.81%    19,909,000      4.00%     24,887,000     5.00%
  As of December 31, 1998
    Total Capital (to Risk Weighted Assets).........  $43,056,000    13.17%    $26,154,000     8.00%    $32,692,000    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   38,969,000    11.92%    13,077,000      4.00%     19,615,000     6.00%
    Tier 1 Capital (to Average Assets)..............   38,969,000     9.08%    17,172,000      4.00%     21,465,000     5.00%
  As of December 31, 1997
    Total Capital (to Risk Weighted Assets).........  $37,293,000    12.89%    $23,142,560     8.00%    $28,928,200    10.00%
    Tier 1 Capital (to Risk Weighted Assets)........   33,659,000    11.64%    11,571,289      4.00%     17,356,920     6.00%
    Tier 1 Capital (to Average Assets)..............   33,659,000     8.26%    16,292,250      4.00%     20,365,650     5.00%

13. OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS

   The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the customer to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as are used for on-balance-sheet instruments.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

13. OFF-BALANCE-SHEET FINANCIAL INSTRUMENTS (CONTINUED)
    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Total commitments to extend credit at December 31, 1999 and 1998 include $21,371,000 and $9,719,000, respectively, in undisbursed credit lines and $33,708,000 and $29,711,000, respectively, in unfunded construction and development loans. The Company's experience has been that approximately 80 percent of loan commitments are ultimately drawn upon by customers.

    The Company issues standby letters of credit, which are conditional commitments issued to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company had $630,000 and $668,000 in irrevocable standby letters of credit outstanding at December 31, 1999 and 1998, respectively. The Company was not required to perform under any standby letters of credit during 1999 or 1998.

    The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, residential real estate, and income-producing commercial properties on those commitments for which collateral is deemed necessary.

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company uses the following methods and assumptions in estimating fair values of financial instruments:

    Cash and cash equivalents--The carrying amount of cash and cash equivalents approximates fair value.

    Interest-bearing deposits--The carrying amount of interest-bearing deposits approximates fair value.

    Investment securities--The fair value of investment securities held to maturity and available for sale is estimated based on published bid prices or bid quotations received from securities dealers. The carrying amount of other investments approximates fair value.

    Loans--For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other loans, fair values are calculated by discounting the contractual cash flows using estimated market rates which reflect the credit and interest rate risk inherent in the loan, or by using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

    Mortgage loans held for sale--The carrying amount of mortgage loans held for sale approximates fair value.

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

14. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)
    Deposits--The fair value of deposits with no stated maturity, such as demand, NOW and MMDA, and savings accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using the rates currently offered for deposits of similar remaining maturities.

    Accrued interest--The carrying amount of accrued interest receivable and payable approximates fair value.

    Off-balance-sheet instruments--Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the borrowers' credit standing.

    The estimated fair values of the Company's financial instruments are as follows:

                                                                 DECEMBER 31
                                            -----------------------------------------------------
                                                      1999                        1998
                                            -------------------------   -------------------------
                                             CARRYING      ESTIMATED     CARRYING      ESTIMATED
                                               VALUE      FAIR VALUE       VALUE      FAIR VALUE
                                            -----------   -----------   -----------   -----------
Financial assets:
  Cash and due from banks.................  $22,345,169   $22,345,169   $21,231,287   $21,231,287
  Interest-bearing deposits...............      508,941       508,941       143,111       143,111
  Investment securities held to
    maturity..............................   15,541,492    15,182,297    12,497,146    13,044,485
  Investment securities available for
    sale..................................   46,280,461    46,280,461    48,242,546    48,242,546
  Other investments.......................    2,391,756     2,391,756     1,371,800     1,371,800
  Loans (net of unearned income)..........  381,408,075   377,999,050   324,616,860   324,115,263
  Mortgage loans held for sale............    1,356,664     1,356,664     4,282,914     4,282,914
  Accrued interest receivable.............    3,526,663     3,526,663     2,739,057     2,739,057

Financial liabilities:
  Noncontractual deposits.................  203,202,679   206,642,846   184,441,604   184,281,858
  Contractual deposits....................  199,393,110   199,195,298   181,454,853   183,573,873
  Accrued interest payable................    1,662,742     1,662,742     1,372,846     1,372,846

Off-balance-sheet instruments:
  Undisbursed credit lines................   21,371,000       194,991     9,719,000        88,676
  Unfunded construction and development
    loans.................................   33,708,000       307,555    29,711,000       271,087
  Standby letters of credit...............      630,000         5,748       668,000         6,095

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

15. PARENT COMPANY FINANCIAL INFORMATION

    The following information presents the condensed balance sheet of Main Street Banks Incorporated at December 31, 1999 and 1998, and the statements of income and cash flows for the years ended December 31, 1999, 1998 and 1997:

                            CONDENSED BALANCE SHEET

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
ASSETS
Cash and cash equivalents...................................  $ 1,920,430   $ 2,064,537
Investment in subsidiary....................................   44,537,099    40,852,625
Other assets................................................      657,018       658,831
                                                              -----------   -----------
Total assets................................................  $47,114,547   $43,575,993
                                                              ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Other liabilities...........................................  $   643,793   $   629,671
Shareholders' equity........................................   46,470,754    42,946,322
                                                              -----------   -----------
Total liabilities and shareholders' equity..................  $47,114,547   $43,575,993
                                                              ===========   ===========

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

15. PARENT COMPANY FINANCIAL INFORMATION (CONTINUED)
                         CONDENSED STATEMENTS OF INCOME

                                                  YEAR ENDED DECEMBER 31
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
Income:
  Dividends from subsidiary..............  $2,827,136   $2,878,106   $1,821,328
  Other income...........................          --           --           --
                                           ----------   ----------   ----------
                                            2,827,136    2,878,106    1,821,328
                                           ----------   ----------   ----------
Expenses:
  Salaries and employee benefits.........      11,700       10,500       10,500
  Legal and professional.................         482           --           --
  Other expenses.........................       6,015       10,695       10,867
                                           ----------   ----------   ----------
Total expenses...........................      18,197       21,195       21,367
                                           ----------   ----------   ----------
Income before income tax benefits and
  equity in undistributed income of
  subsidiaries...........................   2,808,939    2,856,911    1,799,961
Benefit for income taxes.................       6,187        7,206        7,265
                                           ----------   ----------   ----------
Income before equity in undistributed
  income of subsidiary...................   2,815,126    2,864,117    1,807,226
Equity in undistributed income of
  subsidiary.............................   4,418,540    3,651,258    3,682,557
                                           ----------   ----------   ----------
Net income...............................  $7,233,666   $6,515,375   $5,489,783
                                           ==========   ==========   ==========

                                                  YEAR ENDED DECEMBER 31
                                           ------------------------------------
                                              1999         1998         1997
                                           ----------   ----------   ----------
OPERATING ACTIVITIES
Net income...............................  $7,233,666   $6,515,375   $5,489,783
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
Undistributed income of subsidiary.......  (4,418,540)  (3,651,258)  (3,682,557)
Other....................................    (134,065)    (721,990)       4,536
                                           ----------   ----------   ----------
Net cash provided by operating
  activities.............................   2,681,061    2,142,127    1,811,762
FINANCING ACTIVITIES
Dividends paid...........................  (2,825,168)  (2,173,900)  (1,817,190)
                                           ----------   ----------   ----------
Net cash used in financing activities....  (2,825,168)  (2,173,900)  (1,817,190)
Net decrease in cash.....................    (144,107)     (31,773)      (5,428)
Cash at beginning of period..............   2,064,537    2,096,310    2,101,738
                                           ----------   ----------   ----------
Cash at end of period....................  $1,920,430   $2,064,537   $2,096,310
                                           ==========   ==========   ==========

                 MAIN STREET BANKS INCORPORATED AND SUBSIDIARY

                               DECEMBER 31, 1999

16. SUBSEQUENT EVENTS

    During December, 1999, the Company entered into a Definitive Agreement with First Sterling Banks Incorporated ("First Sterling") in which Main Street Banks Incorporated will be merged into First Sterling and First Sterling will be the surviving company. As a result of the merger, First Sterling will become the holding company for Main Street Bank. First Sterling is a $350 million total asset bank holding company with three subsidiary banks, the Westside Bank & Trust Company, the Eastside Bank & Trust Company and Community Bank of Georgia. Under the proposed agreement, Main Street Bank, Eastside, Westside and Community Bank will continue to operate as separate subsidiaries of First Sterling.

    If the merger is completed, each share of Main Street Banks common stock will be exchanged for 1.01 shares of First Sterling common stock. The exchange in the merger of Main Street Banks stock for First Sterling stock will not give rise to taxable gain or loss to shareholders of Main Street Banks nor will the Company recognize taxable gain or loss as a consequence of the merger. The transaction is expected to be accounted for as pooling of interests.

    The Company expects to complete the merger during the second quarter of 2000 and is in the process of obtaining approval from the Federal Reserve Bank and the Georgia Department of Banking and Finance.

17. YEAR 2000 (UNAUDITED)

    The company completed all Year 2000 readiness work during 1999 and has not experienced any significant operating problems during 2000. Total Year 2000 readiness expenses incurred in the years ended December 31, 1999 and 1998 were $82,085 and $63,401, respectively. There were no Year 2000 readiness expenses incurred during 1997. The Company does not have significant continued exposure to the Year 2000 issue, did not have customers who were significantly impacted, and does not anticipate material expenditures in the future.

                                                             APPENDIX A TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

              MERGER AGREEMENT BETWEEN FIRST STERLING BANKS, INC.
              AND MAIN STREET BANKS INCORPORATED DECEMBER 1, 1999

                                MERGER AGREEMENT

                                    BETWEEN

                           FIRST STERLING BANKS, INC.

                                      AND

                         MAIN STREET BANKS INCORPORATED

                                     DATED

                                DECEMBER 1, 1999

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                 --------
          1.            MERGER............................................................           2
                          1.1      MAIN STREET MERGER INTO FSLB................................      2
                          1.2      EFFECTIVE DATE OF THE MERGER................................      2
                          1.3      MANAGEMENT OF THE RESULTING CORPORATION.....................      2

          2.            MANNER AND BASIS OF CONVERTING SHARES OF STOCK....................           2
                          2.1      CONVERSION OF SHARES........................................      2
                          2.2      OPTIONS.....................................................      3
                          2.3      SHARES HELD BY FSLB OR MAIN STREET..........................      3
                          2.4      FRACTIONAL SHARES...........................................      3
                          2.5      SURRENDER OF STOCK CERTIFICATE..............................      3
                          2.6      NO INTEREST.................................................      4

          3.            OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC...........................           4
                          3.1      MATERIAL....................................................      4
                          3.2      MATERIAL ADVERSE EFFECT OR CHANGE...........................      4
                          3.3      ACCESS, INFORMATION AND DOCUMENTS...........................      5
                          3.4      REGISTRATION STATEMENT; SHAREHOLDERS' MEETINGS..............      5
                          3.5      CONFIDENTIAL INFORMATION....................................      5
                          3.6      FULL COOPERATION............................................      6
                          3.7      APPLICATIONS................................................      6
                          3.8      PUBLIC ANNOUNCEMENTS AND DISCLOSURES........................      6
                          3.9      GENERALLY ACCEPTED ACCOUNTING PRINCIPLES....................      6
                          3.10     AGREEMENT AS TO EFFORTS TO CONSUMMATE.......................      6
                          3.11     ACCOUNTING AND TAX TREATMENT................................      6
                          3.12     KNOWLEDGE...................................................      6

          4.            REPRESENTATIONS AND WARRANTIES OF FSLB............................           6
                          4.1      FSLB SCHEDULE...............................................      6
                          4.2      CORPORATE ORGANIZATION......................................      7
                          4.3      AUTHORIZED CAPITAL STOCK; SUBSIDIARIES......................      7
                          4.4      QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED.........      7
                          4.5      AUTHORIZATION...............................................      7
                          4.6      NON-CONTRAVENTION...........................................      7
                          4.7      FINANCIAL STATEMENTS........................................      7
                          4.8      NOTES AND OBLIGATIONS.......................................      8
                          4.9      LIABILITIES.................................................      8
                          4.10     INVESTMENTS.................................................      8
                          4.11     TAXES.......................................................      8
                          4.12     LITIGATION..................................................      9
                          4.13     REGULATORY FILINGS..........................................      9
                          4.14     GENERAL LEGAL COMPLIANCE....................................      9
                          4.15     PROPERTIES; ENVIRONMENTAL...................................      9
                          4.16     INSURANCE...................................................     10
                          4.17     BROKER......................................................     10
                          4.18     TRADEMARKS..................................................     10
                          4.19     SOLE AGREEMENT TO MERGE AND SELL............................     11

                                                                                                   PAGE
                                                                                                 --------
                          4.20     INSIDER CONTRACTS...........................................     11
                          4.21     EMPLOYEE BENEFIT PLANS......................................     11
                          4.22     ARTICLES AND BYLAWS.........................................     13
                          4.23     BOOKS AND RECORDS...........................................     13
                          4.24     ABSENCE OF CHANGES..........................................     13

          5.            REPRESENTATIONS AND WARRANTIES OF Main Street.....................          14
                          5.1      MAIN STREET SCHEDULE........................................     14
                          5.2      CORPORATE ORGANIZATION......................................     15
                          5.3      AUTHORIZED CAPITAL STOCK; SUBSIDIARIES......................     15
                          5.4      QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED.........     15
                          5.5      AUTHORIZATION...............................................     15
                          5.6      NON-CONTRAVENTION...........................................     15
                          5.7      FINANCIAL STATEMENTS........................................     15
                          5.8      NOTES AND OBLIGATIONS.......................................     16
                          5.9      LIABILITIES.................................................     16
                          5.10     INVESTMENTS.................................................     16
                          5.11     TAXES.......................................................     16
                          5.12     LITIGATION..................................................     17
                          5.13     REGULATORY FILINGS..........................................     17
                          5.14     GENERAL LEGAL COMPLIANCE....................................     17
                          5.15     PROPERTIES; ENVIRONMENTAL...................................     17
                          5.16     INSURANCE...................................................     18
                          5.17     BROKER......................................................     18
                          5.18     TRADEMARKS..................................................     18
                          5.19     SOLE AGREEMENT TO MERGE OR SELL.............................     18
                          5.20     INSIDER CONTRACTS...........................................     18
                          5.21     EMPLOYEE BENEFIT PLANS......................................     19
                          5.22     ARTICLES AND BYLAWS.........................................     21
                          5.23     BOOKS AND RECORDS...........................................     21
                          5.24     ABSENCE OF CHANGES..........................................     21

          6.            COVENANTS OF FSLB.................................................          22
                          6.1      CONDUCT OF BUSINESS.........................................     22
                          6.2      CAPITAL STOCK, ARTICLES AND BYLAWS..........................     23
                          6.3      APPROVAL OF FSLB SHAREHOLDERS...............................     23
                          6.4      PROXY MATERIALS.............................................     23
                          6.5      NOTICE OF BREACH............................................     24
                          6.6      SOLE AGREEMENT TO MERGE OR SELL.............................     24
                          6.7      REPORTS.....................................................     24
                          6.8      INDEMNITY...................................................     24
                          6.9      AFFILIATES..................................................     25
                          6.10     EMPLOYEE BENEFITS...........................................     25

          7.            COVENANTS OF MAIN STREET..........................................          25
                          7.1      CONDUCT OF BUSINESS.........................................     25
                          7.2      CAPITAL STOCK, ARTICLES AND BYLAWS..........................     26
                          7.3      APPROVAL OF Main Street SHAREHOLDERS........................     26
                          7.4      PROXY MATERIALS.............................................     27
                          7.5      NOTICE OF BREACH............................................     27

                                                                                                   PAGE
                                                                                                 --------
                          7.6      SOLE AGREEMENT TO MERGE OR SELL.............................     27
                          7.7      REPORTS.....................................................     27
                          7.8      AFFILIATES..................................................     27

          8.            CONDITIONS TO OBLIGATIONS OF FSLB.................................          28
                          8.1      REPRESENTATIONS AND COVENANTS COMPLIANCE....................     28
                          8.2      NO CHANGE IN CONDITION......................................     28
                          8.3      CLOSING CERTIFICATE AND OTHER DOCUMENTS.....................     28
                          8.3      LEGAL OPINION...............................................     28
                          8.5      NO LEGAL ACTION.............................................     28
                          8.6      FAIRNESS OPINION............................................     28

          9.            CONDITIONS TO OBLIGATIONS OF MAIN STREET..........................          28
                          9.1      REPRESENTATIONS AND COVENANTS COMPLIANCE....................     28
                          9.2      NO CHANGE IN CONDITION......................................     28
                          9.3      CLOSING CERTIFICATE AND OTHER DOCUMENTS.....................     28
                          9.4      LEGAL OPINION...............................................     28
                          9.5      NO LEGAL ACTION.............................................     28
                          9.5      FAIRNESS OPINION............................................     28

         10.            CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.........................          29
                         10.1      GOVERNMENT APPROVAL.........................................     29
                         10.2      SHAREHOLDER APPROVAL........................................     29
                         10.3      REGISTRATION STATEMENT......................................     29
                         10.4      DISSENTING SHARES...........................................     29
                         10.5      POOLING LETTERS.............................................     29
                         10.6      TAX MATTERS.................................................     29

         11.            ACQUISITION OF DISSENTERS' STOCK..................................          29
                         11.1      DISSENTING SHAREHOLDERS.....................................     29
                         11.2      NOTICE OF DISSENT...........................................     30
                         11.3      PURCHASER OF DISSENTERS' STOCK..............................     30

         12.            CLOSING...........................................................          30
                         12.1      CLOSING.....................................................     30
                         12.2      NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...............     30

         13.            TERMINATION.......................................................          30
                         13.1      TERMINATION.................................................     30
                         13.2      PROCEDURE AND EFFECT OF TERMINATION; EXPENSES...............     30

         14.            MISCELLANEOUS.....................................................          31
                         14.1      AMENDMENT...................................................     31
                         14.2      WAIVER......................................................     31
                         14.3      ENTIRE AGREEMENT............................................     31
                         14.4      NOTICES.....................................................     31
                         14.5      ASSIGNMENT..................................................     32
                         14.6      SEVERABILITY................................................     32
                         14.7      COUNTERPARTS................................................     32
                         14.8      HEADINGS....................................................     32
                         14.9      GOVERNING LAW...............................................     32

                                MERGER AGREEMENT

    THIS MERGER AGREEMENT (the "AGREEMENT") is made and entered into effective as of the 1st day of December, 1999 by and between FIRST STERLING BANKS, INC. ("FSLB"), a corporation organized under the laws of the State of Georgia, and MAIN STREET BANKS, INCORPORATED ("MAIN STREET"), a corporation organized under the laws of the State of Georgia (Main Street and FSLB are sometimes collectively referred to as the "PARTIES" and individually referred to as "Party").

                              W I T N E S S E T H:

    WHEREAS, the authorized capital stock of FSLB consists of 10,000,000 shares of common stock, no par value ("FSLB STOCK"), of which 4,882,349 shares are issued and outstanding;

    WHEREAS, The Westside Bank & Trust Company ("WESTSIDE"), The Eastside
Bank & Trust Company ("EASTSIDE") and Community Bank of Georgia ("COMMUNITY"), each banking corporations organized under the laws of the State of Georgia, are wholly-owned subsidiaries of FSLB;

    WHEREAS, the authorized capital stock of Main Street consists of 30,000,000 shares of common stock, $1.00 par value ("MAIN STREET STOCK"), of which 8,829,000 shares are issued and outstanding;

    WHEREAS, Main Street Bank ("MAIN STREET BANK"), a banking corporation organized under the laws of the State of Georgia, is a wholly-owned subsidiary of Main Street;

    WHEREAS, the Boards of Directors of the Parties deem it advisable and in the best interests of each Party and its respective shareholders that Main Street and FSLB merge on the basis set forth in this Agreement (the "MERGER"), with FSLB being the surviving and resulting corporation arising from such merger, under the name "First Sterling Banks, Inc." (FSLB, as the resulting corporation, is occasionally referred to herein as the "RESULTING CORPORATION"), and by the Main Street shareholders exchanging and converting their stock into FSLB Stock in the manner and basis hereinafter set out;

    WHEREAS, the Board of Directors of Main Street and FSLB have approved and adopted this Agreement and directed that it be submitted to their respective shareholders for approval;

    WHEREAS, it is the intention of the Parties to this Agreement that the Merger of Main Street with and into FSLB (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and (ii) for accounting purposes shall be accounted for as a pooling-of-interests:

    NOW THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for the purpose of stating the method, terms and conditions of the merger provided for herein, the mode of carrying the same into effect, the manner and basis of converting and exchanging the shares of Main Street Stock into FSLB Stock, as hereinafter provided, and such other provisions relating to the merger as the Parties deem necessary or desirable, the Parties hereto agree as follows:

1.  MERGER

    1.1 MAIN STREET MERGER INTO FSLB. Pursuant to the applicable provisions of the Georgia Business Corporation Code ("CORPORATION CODE"), other provisions of law and on the terms and conditions set forth herein, Main Street shall be merged with and into FSLB. FSLB shall be the survivor of this Merger. The name of the Resulting Corporation shall be "First Sterling Banks, Inc.", and the Articles of Incorporation of FSLB shall be amended and restated substantially as set forth in Exhibit A hereto. The Bylaws of the Resulting Corporation shall also be amended to reflect the changes required by this Agreement.

    1.2 EFFECTIVE DATE OF THE MERGER. Subject to compliance with the various conditions and requirements of this Agreement, the Merger shall be effective as of the effective date ("EFFECTIVE DATE") as set forth in the Articles of Merger to be filed with the Georgia Secretary of State in accordance with the applicable provisions of the Corporation Code.

    1.3  MANAGEMENT OF THE RESULTING CORPORATION.

        1.3.1 BOARD OF DIRECTORS. On the Effective Date after the closing of the Merger, the Board of Directors of the Resulting Corporation shall consist of eight (8) directors divided into three classes, with terms of three years each; provided that there shall be three members in the first class, with a term expiring in 2001; two members in the second class, with a term expiring in 2002, and three members in the third class, with a term expiring in 2003. Subject to the foregoing, at each annual meeting of shareholders, the successors to the class of directors whose term is then expiring shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors have been elected and qualified. The initial members of the Board of Directors of the Resulting Corporation, and the classes in which they will serve, are as follows:

           First Class, with a term expiring in 2001: Robert R. Fowler, III; Sam
           B. Hay, III and C. Candler Hunt;

           Second Class, with a term expiring in 2002: Frank B. Turner and Eugene L. Argo;

           Third Class, with a term expiring in 2003; Edward C. Milligan, P. Harris Hines and Harry L. Hudson.

           In the event an individual named above is unable or unwilling to serve on the initial Board of Directors of the Resulting Corporation on and as of the Effective Date, the Boards of Directors of Main Street and FSLB shall consult on their replacements, but if they are unable to agree, the Board of Directors of Main Street shall choose the replacements for Messrs. Fowler, Hay, Hunt and Turner, and the Board of Directors of FSLB shall choose the replacement for Messrs. Milligan, Argo, Hines and Hudson.

        1.3.2 SUPPORT FOR REELECTION OF CERTAIN DIRECTORS. Robert R. Fowler, III contemporaneously with the execution of this Agreement, has executed a non-binding letter indicating his current intent that when
    Messrs. Milligan, Argo, Hines and Hudson are presented to the shareholders of the Resulting Corporation for re-election to the Board of Directors in 2002 and 2003, appropriately, he intends to vote shares of the Resulting Corporation over which he has voting control in favor of such re-election.

        1.3.3 CERTAIN OFFICERS. The Chairman of the Resulting Corporation shall be Robert R. Fowler, III; the President and Chief Executive Officer of the Resulting Corporation shall be Edward C. Milligan; the Executive Vice President and Chief Operating Officer shall be Sam B. Hay, III, and the Vice-Chairman will be P. Harris Hines. Messrs. Fowler, Milligan, and Hay shall have employment contracts on terms as set forth in Exhibit B hereto.

2.  MANNER AND BASIS OF CONVERTING SHARES OF STOCK

    2.1 CONVERSION OF SHARES. Subject to the provisions of this Section 2, at the time the Merger is consummated (the "Effective Time"), by virtue of the Merger and without any action on the part of FSLB or Main Street or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

        (a) Each share of FSLB Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

        (b) Each share of Main Street Stock issued and outstanding immediately prior to the Effective Time, excluding shares held by FSLB or Main Street or any wholly-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted and shares held by shareholders who have protected dissenters' rights of appraisal under the applicable provisions of the Corporation Code (the "DISSENTERS' PROVISIONS"), shall cease to be outstanding and shall be converted into and exchanged for 1.01 share(s) of FSLB Stock

    2.2 OPTIONS. Properly authorized and issued options to acquire shares of FSLB Stock shall remain issued and outstanding, unaffected by the Merger, and shall remain subject to the agreements and plans under which they were issued.

    2.3 SHARES HELD BY FSLB OR MAIN STREET. Each of the shares of Main Street Common Stock held by Main Street or FSLB, or any wholly-owned subsidiary of either of them, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    2.4 FRACTIONAL SHARES Notwithstanding any other provision of this Agreement, each holder of shares of Main Street Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FSLB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FSLB Common Stock multiplied by the market value of one share of FSLB Common Stock at the Effective Time. The market value of one share of FSLB Common Stock at the Effective Time shall be the average of the last sale prices of such common stock on Nasdaq (as reported by any other authoritative source reasonably selected by FSLB and reasonably acceptable to Main Street) on the ten trading days immediately preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares that would otherwise be issued pursuant to the Merger.

    2.5  SURRENDER OF STOCK CERTIFICATE.

        2.5.1 LETTER OF TRANSMITTAL. As soon as practicable after the Effective Date, a letter of transmittal shall be mailed by FSLB, as Exchange Agent (or some other Exchange Agent reasonably acceptable to FSLB and Main Street (in either event, the "EXCHANGE AGENT"), to each shareholder of Main Street as of the close of business on the Effective Date. Upon receipt of the letter of transmittal, each holder of a certificate or certificates theretofore representing shares of Main Street Stock shall surrender such certificates to the Exchange Agent, together with a properly completed and signed letter of transmittal, and shall receive in exchange therefor certificates representing shares of FSLB Stock, subject to the restrictions and conditions of this Agreement.

        Replacements for stock certificates which have been destroyed, stolen or lost may be obtained according to the usual procedures of Main Street, as applicable, in order to permit the surrender of such replacement certificates.

        2.5.2 RIGHTS OF FORMER SHAREHOLDERS. As of the Effective Date, each certificate theretofore representing one or more outstanding shares of Main Street Stock shall be deemed for all corporate purposes to evidence only the right to receive certificates representing shares of FSLB Stock as provided in accordance with this Agreement.

        2.5.3 FAILURE TO SURRENDER STOCK CERTIFICATES. Until a former Main Street shareholder surrenders his or her stock certificate or certificates to the Exchange Agent: (i) the shareholder shall not be issued certificates representing the shares of FSLB Stock which such Main Street Stock certificate may otherwise entitle him or her to receive; (ii) the shareholder shall not have any voting rights in respect of the shares of FSLB Stock which such Main Street Stock certificate may otherwise entitle him or her to receive; (iii) the shareholder shall not be paid dividends nor other distributions in respect of the shares of FSLB Stock which such Main Street Stock certificate may otherwise entitle him or her to receive; and
    (iv) any dividends or distributions payable on FSLB Stock shall be retained, without interest, for his or her account until surrender of such Main Street Stock certificate. Nothing contained herein shall affect the rights of holders of Main Street to dividends and distributions with respect to shares of Main Street Stock prior to the Effective Time.

    2.6 NO INTEREST. Except as otherwise provided by the Dissenters' Provisions, any cash payment which is to be made pursuant to this Agreement to any holder of a certificate formerly representing shares of Main Street Stock shall bear no interest whatsoever regardless of when such certificate is surrendered to the Exchange Agent.

3.  OTHER ACKNOWLEDGEMENTS, AGREEMENTS, ETC.

    3.1 MATERIAL. "Material" shall be determined in light of the facts and circumstances of the matter in question in the context of the size, historical performance and market location of the Party or any of its subsidiary banks.

    3.2 MATERIAL ADVERSE EFFECT OR CHANGE. "Material adverse" effect or change shall mean any event, change or occurrence, which individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of the Party and its subsidiaries, taken as a whole, or (ii) the ability of Party or its shareholders to perform their respective obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a material adverse effect or change shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of either FSLB or Main Street (or any of their respective subsidiaries) or the shareholders taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, and
(d) the direct effects of compliance with this Agreement on the operating performance of either FSLB or Main Street, including expenses incurred by them in consummating the transactions contemplated by this Agreement. With the exception of the foregoing exclusions, and without limiting the generality of the foregoing the following shall constitute material adverse effects or changes for the purposes of this Agreement:

        3.2.1  UNDISCLOSED LIABILITIES. (a) The existence of any liability that
    (1) was required to be disclosed pursuant to this Agreement and was not so disclosed and (2) together with all other such undisclosed liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate; or (b) the creation or incurrence of any liability of the Party or any of its subsidiary banks, (other than liabilities incurred in the ordinary course of business permitted under Sections 4.9 and 5.9 of this Agreement), that together with all other such liabilities exceeds, or may reasonably be expected to exceed, $200,000 in the aggregate; or

        3.2.2 SUPERVISORY ACTION. Any cease and desist order, consent order or similar order or proceeding being filed or issued against, the Party or any of its subsidiary banks by the Federal Deposit Insurance Corporation ("FDIC"), the Georgia Department of Banking and Finance ("GEORGIA DEPARTMENT") or the Board of Governors of the Federal Reserve ("FEDERAL RESERVE"), or the entering into of any memorandum of understanding, supervisory agreement between or among the Party or any of its subsidiary banks by the FDIC, Georgia Department or Federal Reserve; or

        3.2.3 OTHER. Any other event, action, condition or state of facts, which, if such event, condition or state of facts were being considered during the course of an audit of the books and records of the Party or any of its subsidiary banks in accordance with generally accepted accounting principles, and the standard of materiality for qualifying such audit were $200,000, would result in such audit being qualified or would require any disclosure to be made in the report accompanying such audit with respect to the business, properties or financial condition of the Party.

    3.3  ACCESS, INFORMATION AND DOCUMENTS.

        3.3.1 ACCESS. The Parties hereto shall permit each other's authorized representatives reasonable access during normal business hours from and after the date hereof and prior to the Effective Date to all of their respective properties, books, contracts, commitments and records and shall promptly furnish each other with such information concerning their respective affairs as each may reasonably request.

        3.3.2 ASSISTANCE. The personnel of each of the Parties hereto shall assist the other in making its investigation, and each shall cause its respective counsel, accountants, employees and other representatives to be reasonably available for such purposes. During such investigation, the Parties and their respective authorized representatives shall have the right to make copies of such records, files, tax returns and other materials as they may deem advisable. No investigation made theretofore or hereafter by any Party hereto shall affect the representations and warranties made by the other Party hereunder. Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a material adverse effect on the other Party.

    3.4 REGISTRATION STATEMENT; SHAREHOLDERS' MEETINGS. As soon as practicable after execution of this Agreement, FSLB shall file a registration statement with the Securities and Exchange Commission (the "SEC") covering the FSLB Stock to be issued upon consummation of the Merger (the "REGISTRATION STATEMENT"), and shall use its reasonable efforts to cause the Registration Statement to become effective under the Securities Act of 1933 (the "1933 ACT") and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of FSLB Stock upon consummation of the Merger. Main Street shall furnish all information concerning it and the holders of its capital stock as FSLB may reasonably request in connection with such action. Each Party shall call a shareholders' meeting (collectively the "SHAREHOLDERS' MEETINGS" and respectively "FSLB SHAREHOLDERS' MEETING" and "MAIN STREET SHAREHOLDERS' MEETING"), to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with each Party's respective shareholders' meeting, (i) each Party shall prepare and file a joint proxy statement (the "PROXY STATEMENT") (which shall be included in the Registration Statement) with the SEC and mail it to each Party's respective shareholders,
(ii) each Party shall furnish to the other Party all information concerning it that the other Party may reasonably request in connection with such Proxy Statement, (iii) the Boards of Directors of each Party shall recommend (subject to compliance with its fiduciary duties, following consultation with its legal advisers) to its shareholders the approval of this Agreement, and (iv) the Board of Directors and officers of each Party shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties, following consultation with its legal advisers).

    3.5 CONFIDENTIAL INFORMATION. In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and re-adopted, and incorporated by reference herein, each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If the transactions contemplated herein are not consummated, each Party and its representatives shall treat all information obtained from the other, and not already in the public domain, as confidential, and each Party (upon written request) shall return to the other Party all such confidential information received from the other, as well as all copies and work papers containing such confidential information, or shall certify the destruction thereof.

    3.6 FULL COOPERATION. The Parties shall cooperate fully with each other and with their respective counsel, accountants and other agents in connection with any acts or actions required to be taken as part of their respective obligations under this Agreement, including cooperation in the filing of all applications with respect to the transactions contemplated hereby.

    3.7 APPLICATIONS. FSLB shall promptly prepare and file, and Main Street shall cooperate in the preparation and, where appropriate, filing of, applications with all regulatory authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite consents necessary to consummate the transactions contemplated by this Agreement.

    3.8 PUBLIC ANNOUNCEMENTS AND DISCLOSURES. The Parties hereto agree that, from the date hereof until the Effective Date, none of the Parties to this Agreement shall make any public announcements or disclosures, other than public announcements and disclosures required to be made by law, relating to this Agreement or to the transactions contemplated hereby without the prior approval of the other Party.

    3.9 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Whenever any financial report, determination, adjustment, warranty, representation or covenant relates to any financial matter hereunder, it shall, unless stated to the contrary, be deemed to refer to such item as determined in accordance with generally accepted accounting principles as set forth in Sections 4.7 and 5.7.

    3.10 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its subsidiaries to use, reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end, including, without limitation, using its reasonable efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Sections 8, 9 and 10 of this Agreement. Each Party shall use, and shall cause each of its subsidiaries to use, its reasonable efforts to obtain all consents necessary for the consummation of the transactions contemplated by this Agreement.

    3.11 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes.

    3.12 KNOWLEDGE As used in this Agreement, references "to the knowledge of" or "known by" a Party shall mean the Board of Directors, Chairman, President and any officer of the Party (or any person holding such position in any of its subsidiaries that are banks) having a title of Senior Vice President or above.

4.  REPRESENTATIONS AND WARRANTIES OF FSLB

    As an inducement to Main Street to enter into this Agreement, FSLB hereby represents and warrants to Main Street as follows:

    4.1 FSLB SCHEDULE. Prior to the date hereof, FSLB has delivered to Main Street a schedule (the "FSLB SCHEDULE") containing certain information regarding FSLB as indicated at various places in this Agreement. All information set forth in the FSLB Schedule or in documents incorporated by reference in the FSLB
Schedule is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this

Agreement to constitute part of the representations and warranties contained in this Section. The information contained in the FSLB Schedule shall be deemed to be part of and qualify all representations and warranties contained in this Section; provided, however, that in order to be part of or modify a representation or warranty, the FSLB Schedule must reference the particular warranty or representation by Section. FSLB shall promptly provide Main Street with written notification of any event, occurrence or other information that would be required to be included on the FSLB Schedule were the FSLB Schedule to be prepared as of the date of such event, occurrence or information.

    4.2 CORPORATE ORGANIZATION. FSLB is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted. Each of Eastside, Westside and Community are banking corporations organized under the laws of the State of Georgia, with all requisite power and authority, and with all licenses, permits and authorizations necessary to own its properties, to engage in the business of banking within the State of Georgia and to conduct its business as presently conducted.

    4.3  AUTHORIZED CAPITAL STOCK; SUBSIDIARIES.

        4.3.1 The authorized capital stock of FSLB consists of 10,000,000 shares of common stock, no par value (previously defined as FSLB Stock), of which 4,882,349 shares are issued and outstanding. All of the outstanding shares of FSLB Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person.

    There are no other classes of authorized capital stock of FSLB. Except as set forth on the FSLB Schedule, there are no outstanding options, agreements, contracts, calls or commitments of any character that would require the issuance by FSLB, Eastside, Westside or Community of any shares of its common stock or securities convertible into such stock.

        4.3.2 FSLB owns all of the outstanding stock of Eastside, Westside and Community. Except as set forth in the FSLB Schedule, FSLB has no other subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation.

    4.4 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. FSLB does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

    4.5 AUTHORIZATION. This Agreement and its execution by the President and Secretary of FSLB or other persons designated by the Board of Directors of FSLB have been duly authorized, approved and ratified by the Board of Directors of FSLB at meetings duly called and held at which quorums were present and acting throughout, and, subject to approval by its shareholders as required by law, this Agreement is valid and binding on FSLB.

    4.6 NON-CONTRAVENTION. The execution and delivery of this Agreement by FSLB and the carrying out of the transactions contemplated hereby will not
(a) violate any provisions of its Articles of Incorporation or Bylaws,
(b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

    4.7 FINANCIAL STATEMENTS. The audited statements of financial condition of FSLB at December 31, 1998, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited statement of condition at September 30, 1999 and the related unaudited statement of income for the periods then ended and the notes thereto (the audited financial statements at December 31, 1998, 1997 and 1996 and for the years then ended and the notes thereto being referred to as the "ANNUAL FSLB FINANCIALS," and the unaudited financial statements at September 30, 1999 and for the periods then ended and the notes thereto being referred to as the "INTERIM FSLB FINANCIALS") fairly present assets, liabilities, financial condition and results of operations of FSLB as of the dates mentioned and for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

    4.8  NOTES AND OBLIGATIONS.

        4.8.1 Except as set forth in the FSLB Schedule or except to the extent such matters are adequately provided for in the loss reserve described in subsection 4.8.2 below, all notes receivable or other obligations owned by FSLB or its subsidiaries or due to it or its subsidiaries shown in the Annual and Interim FSLB Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as FSLB is aware will not be subject to any defense, offset or counterclaim. Except as set forth in subsection 4.8.2 below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to the other Party for examination prior to the Effective Date. All such notes and obligations were entered into by FSLB or its subsidiaries in the ordinary course of their businesses and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of FSLB or its subsidiaries.

        4.8.2 The loss reserves established by FSLB on the Annual and Interim FSLB Financials were, as of the dates thereof adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims, or the availability of legal or equitable defenses which might preclude or limit the ability of FSLB or its subsidiaries to enforce any note or obligation, and the representations set forth in subsection 4.8.1 above are qualified in their entirety by the aggregate of such loss reserves.

    4.9 LIABILITIES. FSLB and its subsidiaries have no debt, liability or obligation of any kind whether or not required to be shown pursuant to GAAP on the balance sheet of FSLB that would constitute a material adverse effect with respect to FSLB except (i) those reflected, accrued or reserved against on the Annual and Interim FSLB Financials, (ii) liabilities incurred in the ordinary course of business since December 31, 1998, and (iii) as set forth in the FSLB Schedule.

    4.10 INVESTMENTS. Except for pledges to secure public and trust deposits or as set forth in the FSLB Schedule, none of the investments reflected in the Annual FSLB Financials and none of the investments made since the date of the Annual FSLB Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The FSLB books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments.

    4.11 TAXES. FSLB and its subsidiaries have filed all federal, state, county and other tax returns and reports required by applicable law and have paid in full or have made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities. All such payments of taxes were timely made. FSLB does not know of any circumstances or facts which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns. To the knowledge of FSLB, there are no tax examinations or proceedings pending or threatened for any period and FSLB does not know of any circumstances or facts which would cause any such examinations or proceedings. There are no federal, state or local tax liens upon any property or assets of FSLB and its subsidiaries, except for liens for state and local property taxes which are not yet due. Except as disclosed on the FSLB Schedule, the federal income tax returns of FSLB have not been examined by the Internal Revenue Service for any period, and FSLB has not consented to the extension of any statute or limitations with respect to any period.

    4.12 LITIGATION. Except as set forth in the FSLB Schedule, there are no causes of action pending or (to the knowledge of FSLB) threatened against FSLB or any of its subsidiaries or regulatory orders, memoranda of understanding or similar documents involving FSLB or any of its subsidiaries. Except as set forth in the FSLB Schedule, there are no causes of action pending against FSLB or any of its subsidiaries with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or threatened against FSLB or any of its subsidiaries which, if adversely decided, could have a material adverse effect on the business, prospects, financial condition or results of operations of FSLB or any of its subsidiaries.

    4.13 REGULATORY FILINGS. Since January 1, 1994, FSLB and its subsidiaries have filed all reports they were required to file with the FDIC, the Georgia Department, and the Federal Reserve. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.14 GENERAL LEGAL COMPLIANCE. Except as set forth in the FSLB Schedule, to the best knowledge of FSLB with respect to the conduct of its business, FSLB and its subsidiaries are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their business, prospects, financial condition or results of operations. FSLB is not aware of the existence of any facts which would support the assessment of civil money penalties against FSLB or any of its subsidiaries, their directors, officers or employees.

    4.15  PROPERTIES; ENVIRONMENTAL.

        4.15.1 FSLB and its subsidiaries own good title to or hold a valid leasehold estate in all of their properties and assets reflected in the Annual FSLB Financials and to all properties acquired after such date, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of FSLB or the marketability of their properties.

        4.15.2 To the best knowledge of FSLB, FSLB and its subsidiaries are in compliance with all "Environmental Laws" as defined below. FSLB and its subsidiaries have not been notified nor are otherwise aware that they are liable, potentially liable, or are considered potentially liable, under or are in violation or potential violation of any Environmental Law. There are no actions, suits, regulatory investigations, requests for information or other proceedings pending or, to the knowledge of FSLB, threatened against FSLB or any of its subsidiaries relating to any Environmental Laws, nor does FSLB have any reason to believe any such actions, suits, investigations, requests or proceedings may be brought against it or any of its subsidiaries. To the best knowledge of FSLB, no disposal, release, storage or discharge of "Hazardous Materials" as defined below has occurred on, in, at or about any of the facilities or properties of FSLB or any of its subsidiaries, or on any properties held as collateral for any loans held by any of its subsidiaries.

    All above-ground and underground storage tanks located on any of the facilities or properties of FSLB or any of its subsidiaries have been identified in The FSLB Schedule, together with a description of the materials stored therein and a statement as to whether such tanks and separators are currently used by FSLB or any of its subsidiaries. To the best knowledge of FSLB, none of such tanks and separators, and no above-ground and underground storage tanks located on any properties held as collateral for any loans held by FSLB or any of its subsidiaries, is leaking or has leaked. Except as identified on the FSLB Schedule, none of the facilities or properties of FSLB or any of its subsidiaries contain any asbestos-containing materials, and to the best knowledge of FSLB, none of such materials, and no asbestos-containing materials at any properties held as collateral for any loans held by FSLB or any of its subsidiaries, require removal, remediation, or encapsulation. To the best of FSLB's knowledge, except as identified on the FSLB Schedule, no environmental audit or other investigation has been conducted at the facilities or properties of FSLB or any of its subsidiaries, and any such audit or other investigation report has been provided to Main Street.

    For purposes of this Agreement, the terms "ENVIRONMENTAL LAW" or "ENVIRONMENTAL LAWS" shall mean any and all statutes, codes, laws (including, without limitation, common law), ordinances, agency rules, regulations, and guidance, and reporting or licensing requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. SectionSection9601 ET SEQ. ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection6901 ET SEQ., ("RCRA"); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. SectionSection11001 ET SEQ.); (iv) the Clean Air Act (42 U.S.C. SectionSection 7401 ET SEQ.); (v) the Clean Water Act (33 U.S.C. I 1251 ET SEQ.); (vi) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts
(i)--(v) of this subparagraph, (vii) any amendments to the statutes, laws or ordinances listed in parts (i)--(vi) of this subparagraph, (viii) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts
(i)--(vii) of this subparagraph; and (ix) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental protection or to employee health and safety.

    For purposes of this Agreement, the terms "HAZARDOUS MATERIAL" or "HAZARDOUS MATERIALS" shall mean any and all chemicals, substances, wastes, materials, pollutants, contaminants, equipment or fixtures defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, asbestos-containing materials, and polychlorinated biphenyls ("PCBS").

    4.16  INSURANCE.

        4.16.1 FSLB and its subsidiaries are not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect on the business, prospects, financial condition or results of operations of FSLB and any of its subsidiaries; nor has FSLB or any of its subsidiaries failed to give any notice or present any claim thereunder in a due and timely fashion.

        4.16.2 The FSLB Schedule describes each of FSLB's and its subsidiaries' insurance policies, including carrier, amount of coverage and annual premium.

    4.17 BROKER. Except with respect to a fee to be paid Brown Burke Capital Partners, Inc., FSLB is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

    4.18 TRADEMARKS. Except as set forth on the FSLB Schedule, FSLB and its subsidiaries own or have license agreements to use all trademarks, service marks, copyrights, trade names or patents used by them in the conduct of their business. FSLB and its subsidiaries are not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name or patent, to the best of its knowledge. No proceedings have been instituted, or (to the knowledge of FSLB) threatened, nor has any claim been made, against FSLB or any of its subsidiaries alleging any such infringement or violation.

    4.19 SOLE AGREEMENT TO MERGE AND SELL. FSLB is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition, directly or indirectly, of all or substantially all of its stock or assets.

    4.20 INSIDER CONTRACTS. Except as set forth in the FSLB Schedule, (a) FSLB and its subsidiaries are not a party to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) FSLB and its subsidiaries are not parties to any written agreement or understanding with any officer or director of FSLB or its subsidiaries, their affiliates or the immediate family members of any such officers and directors (collectively, the "Insiders") which calls for the payment of money by FSLB or its subsidiaries, and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from FSLB or any of its subsidiaries or the successor thereof to any Insider under any written or oral agreement or understanding.

    4.21  EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective
Date:

        4.21.1 The FSLB Schedule contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by FSLB and its subsidiaries and each other employer, which together with FSLB are treated as a single employer within the meaning of
    Section 414 of the Code (hereinafter collectively referred to as the "FSLB GROUP"), that are presently in effect or which have been in effect at any time:

           (i) "employee welfare benefit plans" and "employee pension benefit plans, "as defined in Sections 3(1) and 3(2) of ERISA; and

           (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the FSLB Group maintains or to which any member of the FSLB Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) as established, adopted or maintained by any member of the FSLB Group are herein collectively referred to as the "FSLB PLANS").

    For each FSLB Plan, FSLB will deliver to the other Party true and complete copies of all documents as they may have been amended to the date hereof which establish the FSLB Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, any current insurance contract relating to such FSLB Plan and such other documents and information as Main Street may reasonably request. Except for Eastside and its subsidiary, no member of the FSLB Group is or has ever been part of a group of corporations and/or other business entities treated as a single employer within the meaning of Section 414 of the Code other than the FSLB Group itself.

        4.21.2 Each of the FSLB Plans maintained, or previously maintained, by any member of the FSLB Group has at all times been operated in material compliance with ERISA, the Code and the plan itself. Each FSLB Plan
    (i) which is intended to satisfy the requirements of Code Section 401(a), and the trust for which is intended to be exempt from taxation under Code
    Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "FSLB QUALIFIED PLANS") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in the FSLB Schedule, no such FSLB Qualified Plan has been amended since the issuance of the most recent favorable determination letter. The FSLB Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

        4.21.3 No member of the FSLB Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.

        4.21.4 Except as set forth in the FSLB Schedule, no member of the FSLB Group currently maintains an "employee pension benefit plan" as defined in ERISA Section 3(2). No assets of the FSLB Group are, and FSLB does not reasonably expect them to become, subject to a lien imposed under ERISA
    Section 4068 or Code Section 412 and no assets of the FSLB Group have been provided as security to any FSLB Plan pursuant to Code Section 401(a)(29).

        4.21.5 No termination or partial termination of any FSLB Qualified Plan has occurred nor has a notice of intent to terminate any FSLB Qualified Plan been issued by a member of the FSLB Group.

        4.21.6 No member of the FSLB Group nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA
    Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), each member of the FSLB Group and their respective officers and employees, with respect to the FSLB Plans, have complied in all material respects with the requirements of ERISA
    Section 404.

        4.21.7 To the best knowledge of FSLB, each member of the FSLB Group has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        4.21.8 Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of the FSLB Plans or any fiduciary of any of the FSLB Plans or against the assets of any of the FSLB Plans.

        4.21.9 Except as provided in the FSLB Schedule, each member of the FSLB Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each FSLB Plan to be paid by the FSLB Group.

        4.21.10 No member of the FSLB Group has an obligation to any retired or former employee, or any current employee upon retirement, under any FSLB Plan, and any FSLB Plan can be terminated without resulting in any liability to FSLB for any additional penalties, premiums, fees, or any other charges.

        4.21.11 Except as provided in the FSLB Schedule, no member of the FSLB Group has any outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to an FSLB Plan under any arrangement with an insurer.

        4.21.12 No member of the FSLB Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

        4.21.13 No member of the FSLB Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than (i) liabilities accrued on the Annual and Interim FSLB Financials and (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date.

        4.21.14 Until the Effective Date, no member of the FSLB Group shall amend any FSLB Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the extent provided to the contrary herein, increase any benefits or rights under any FSLB Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a FSLB Plan.

        4.21.15 The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any FSLB Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

        4.21.16: There are no restrictions on the right of FSLB to terminate any FSLB Plan without incurring any liability to a participant or beneficiary of such plan or any other party, other than the liability to satisfy claims for benefits incurred or accrued prior to such termination.

        4.21.17: No representative or employee of FSLB has made any representation to any individual regarding his or her eligibility for an FSLB Plan, or the benefits provided under an FSLB Plan, that is not consistent with the terms of such Plan.

    4.22 ARTICLES AND BYLAWS. FSLB has previously delivered to Main Street true and correct copies of the Articles of Incorporation and Bylaws of FSLB and its subsidiaries.

    4.23 BOOKS AND RECORDS. The books of account and other financial records of FSLB and its subsidiaries are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual and Interim FSLB Financials. The minute books of FSLB and its subsidiaries accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of FSLB and its subsidiaries.

    4.24 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the FSLB Schedule, since September 30, 1999:

        4.24.1 There has been no change in the business, assets, liabilities, results of operations or financial condition of FSLB or its subsidiaries, or in any of its relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of FSLB believes may have a material adverse effect on such business or properties;

        4.24.2 There has been no damage, destruction or loss to the assets, properties or business of FSLB or its subsidiaries, whether or not covered by insurance, which has had or which management of FSLB believes may have a material adverse effect thereon;

        4.24.3 The business of FSLB and its subsidiaries has been operated in the ordinary course and not otherwise;

        4.24.4 The properties and assets of FSLB and its subsidiaries used in their businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

        4.24.5 The books, accounts and records of FSLB and its subsidiaries have been maintained in the usual, regular and ordinary manner;

        4.24.6 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of FSLB;

        4.24.7 Except as set forth in the FSLB Schedule, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by FSLB or any of its subsidiaries to any director or executive officer, or any employee earning $50,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

        4.24.8 There has been no change in the Articles of Incorporation or Bylaws of FSLB and its subsidiaries;

        4.24.9 There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of management of FSLB, any organizational effort by any union, or institution or (to the knowledge of management of FSLB) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving FSLB or any of its subsidiaries or affecting their operations;

        4.24.10 Except as set forth in the FSLB Schedule, there has been no issuance, sale, repurchase, acquisition, or redemption by FSLB of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

        4.24.11 There has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including, without limitation, any deposit for security consisting of) any asset or assets of FSLB or any of its subsidiaries or assumed by them with respect to any asset or assets;

        4.24.12 There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by FSLB or its subsidiaries whether or not it would be required to be reflected on a balance sheet of FSLB prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

        4.24.13 No obligation or liability of FSLB or its subsidiaries has been discharged or satisfied, other than in the ordinary course of business;

        4.24.14 Except as set forth in the FSLB Schedule, there has been no sale, transfer or other disposition of any asset or assets of FSLB or any of its subsidiaries, other than sales in the ordinary course of business; and

        4.24.15 There has been no amendment, termination or waiver of any right of FSLB or its subsidiaries under any contract or agreement or governmental license, permit or permission which has had or may have a material adverse effect on its business or properties.

5.  REPRESENTATIONS AND WARRANTIES OF MAIN STREET

    As an inducement to FSLB to enter into this Agreement, Main Street hereby represents and warrants to FSLB as follows:

    5.1 MAIN STREET SCHEDULE. Prior to the date hereof, Main Street has delivered to FSLB a schedule (the "MAIN STREET SCHEDULE") containing certain information regarding Main Street as indicated at various places in this Agreement. All information set forth in the Main Street Schedule or in documents incorporated by reference in the Main Street Schedule is true, correct and complete, does not omit to state any fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties of Main Street. The information contained in the Main Street Schedule shall be deemed to be part of and qualify all representations and warranties contained in this Section, provided, however, that in order to be part of or modify a representation or warranty, the Main Street Schedule must reference the particular warranty or representation by Section. Main Street shall promptly provide FSLB with written notification of any event, occurrence or other information that would be required to be included on the Main Street Schedule were the FSLB Schedule to be prepared as of the date of such event, occurrence or information.

    5.2 CORPORATE ORGANIZATION. Main Street is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted. Main Street Bank is a banking corporation organized under the laws of the State of Georgia, with all requisite power and authority, and with all licenses, permits and authorizations necessary to own its properties, to engage in the business of banking within the State of Georgia and to conduct its business as presently conducted.

    5.3  AUTHORIZED CAPITAL STOCK; SUBSIDIARIES.

        5.3.1 The authorized capital stock of Main Street consists of 30,000,000 shares of common stock, $1.00 par value (previously defined as Main Street Stock), of which 8,829,000 shares are issued and outstanding. All of the outstanding shares of Main Street Stock are validly issued, fully paid and nonassessable, and none of such shares was issued in violation of the preemptive rights of any person. There are no other classes of authorized capital stock of Main Street.

        Except as set forth on the Main Street Schedule, there are no outstanding options, agreements, contracts, calls or commitments of any character that would require the issuance by Main Street or Main Street Bank of any shares of its common stock or securities convertible into such stock.

        5.3.2 Main Street owns all of the capital stock of Main Street Bank. Except as set forth in the Main Street Schedule, Main Street has no subsidiaries and does not own, for its own account, any stocks, options, calls, warrants or rights to acquire stock or other equity securities in any partnership or corporation.

    5.4 QUALIFICATION AS A FOREIGN CORPORATION NOT REQUIRED. Main Street does not own any property or conduct any business outside of the State of Georgia which would require it to be qualified as a foreign corporation in any jurisdiction.

    5.5 AUTHORIZATION. This Agreement and its execution by the President and Secretary of Main Street or other persons designated by the Board of Directors of Main Street have been duly authorized, approved and ratified by the Board of Directors of Main Street at meetings duly called and held at which quorums were present and acting throughout, and, subject to approval by its shareholders as required by law, this Agreement is valid and binding on Main Street.

    5.6 NON-CONTRAVENTION. The execution and delivery of this Agreement by Main Street and the carrying out of the transactions contemplated hereby will not
(a) violate any provisions of its Articles of Incorporation or Bylaws,
(b) result in any breach or violation of the terms or conditions of or cause or create a right to any acceleration under any agreement to which it is a party or any judgment, decree or order of any court or administrative agency having jurisdiction over it, or (c) violate or result in a violation of any federal or state law, statute, ordinance, rule or regulation applicable to it, subject to securing the approvals required by Section 10 hereof.

    5.7 FINANCIAL STATEMENTS. The audited statements of financial condition of Main Street at December 31, 1998, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended, and the notes thereto, and the unaudited statement of condition at September 30, 1999 and the related unaudited statement of income for the periods then ended and the notes thereto (the audited financial statements at December 31, 1998. 1997 and 1996 and for the years then ended and the notes thereto being referred to as the "ANNUAL MAIN STREET FINANCIALS," and the unaudited financial statements at September 30, 1999 and for the periods then ended and the notes thereto being referred to as the "INTERIM MAIN STREET FINANCIALS") fairly present assets, liabilities, financial condition and results of operations of Main Street as of the dates mentioned and for the periods then ended in conformity with GAAP applied on a consistent basis (subject to any exceptions as to consistency as specified in such reports and, in the case of interim financial statements, to normal recurring year-end adjustments).

    5.8  NOTES AND OBLIGATIONS.

        5.8.1 Except as set forth in the Main Street Schedule or except to the extent such matters are adequately provided for in the loss reserve described in subsection 5.8.2 below, all notes receivable or other obligations owned by Main Street or Main Street Bank or due to them shown in the Annual and Interim Main Street Financials and any such notes receivable and obligations on the date hereof and on the Effective Date are and will be genuine, legal and valid obligations of the respective makers thereof and are not and insofar as Main Street is aware will not be subject to any defense, offset or counterclaim. Except as set forth in subsection 5.8.2 below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to FSLB for examination prior to the Effective Date. All such notes and obligations were entered into by Main Street or Main Street Bank in the ordinary course of their businesses and in compliance with all applicable laws and regulations, except as to any noncompliance which has not and will not have a material adverse effect on the business, properties or earnings of Main Street or Main Street Bank.

        5.8.2 The loss reserves established by Main Street on the Annual and Interim Main Street Financials were, as of the dates thereof, adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of Main Street or Main Street Bank to enforce the note or obligation, and the representations set forth in subsection 5.8.1 above are qualified in their entirety by the aggregate of such loss reserve.

    5.9 LIABILITIES. Main Street and Main Street Bank have no debt, liability or obligation of any kind whether or not required to be shown pursuant to GAAP on the balance sheet of Main Street that would constitute a material adverse effect with respect to Main Street except (i) those reflected on the Annual and Interim Main Street Financials, (ii) liabilities incurred in the ordinary course of business since December 31, 1998, and (iii) as set forth in the Main Street Schedule.

    5.10 INVESTMENTS. Except for pledges to secure public and trust deposits or as set forth in the Main Street Schedule, none of the investments reflected in the Annual Main Street Financials and none of the investments made since the date of the Annual Main Street Financials is subject to any restriction, contractual, statutory or otherwise, which materially would impair the ability of the holder of such investment freely to dispose of such investment at any time. The Main Street books and records accurately reflect the nature, terms and characteristics of such investments. No such investments are derivative investments except as described on the Main Street Schedule.

    5.11 TAXES. Main Street and Main Street Bank have filed all federal, state, county and other tax returns and reports required by applicable law and have paid in full or have made adequate provision for the payment of all taxes shown on said returns or claimed to be due by federal, state, county or other taxing authorities. All such payments of taxes were timely made. Main Street does not know of any circumstances or facts which exist or have heretofore existed which would constitute grounds for the assessment of any further material tax liability for any period covered by any of such filed returns.

To the knowledge of Main Street, there are no tax examinations or proceedings pending or threatened for any period and Main Street does not know of any circumstances or facts which would cause any such examinations or proceedings. There are no federal, state or local tax liens upon any property or assets of Main Street or Main Street Bank, except for liens for state and local property taxes which are not yet due. Except as disclosed on the Main Street Schedule, the federal income tax returns of Main Street have not been examined by the Internal Revenue Service for any period, and Main Street has not consented to the extension of any statute of limitations with respect to any period.

    5.12 LITIGATION. Except as set forth in the Main Street Schedule, there are no causes of action pending or (to the knowledge of Main Street) threatened against Main Street or Main Street Bank or regulatory orders, memoranda of understanding or similar documents involving Main Street or Main Street Bank. Except as set forth in the Main Street Schedule, there are no causes of action pending against Main Street or Main Street Bank with respect to the transactions contemplated by this Agreement, and there are no actions, suits, claims, demands or proceedings pending or threatened against Main Street or Main Street Bank which, if adversely decided, could have a material adverse effect on the business, prospects, financial condition or results of operations of Main Street or Main Street Bank.

    5.13 REGULATORY FILINGS. Since January 1, 1994, Main Street and Main Street Bank have filed all reports they were required to file with the Federal Reserve, the FDIC and Georgia Department. As of their respective dates, all such reports complied in all material respects with all rules, regulations and instructions promulgated by such agencies and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    5.14 GENERAL LEGAL COMPLIANCE. Except as set forth in the Main Street Schedule, to the best knowledge of Main Street with respect to the conduct of its business, Main Street and Main Street Bank are in compliance in all material respects with all applicable federal, state or local laws, regulations, ordinances, decrees or orders of any governmental entity, the noncompliance with which could have a material adverse effect on their business, prospects, financial condition or results of operations. Main Street is not aware of the existence of any facts which would support the assessment of civil money penalties against Main Street or Main Street Bank, their directors, officers or employees.

    5.15  PROPERTIES; ENVIRONMENTAL.

        5.15.1 Main Street and Main Street Bank own good title to or hold a valid leasehold estate in all of their properties and assets reflected in the Annual Main Street Financials and to all properties acquired after such date, free and clear of all liens, encumbrances, security interests and mortgages, except for the liens of state and local property taxes which are not due and payable, easements or other claims, none of which materially interfere with the operation of the business of Main Street or Main Street Bank or the marketability of their properties.

        5.15.2 To the best knowledge of Main Street, Main Street and Main Street Bank are in compliance with all Environmental Laws. Main Street and Main Street Bank have not been notified nor are otherwise aware that they are liable, potentially liable, or are considered potentially liable, under any Environmental Laws. There are no actions, suits, regulatory investigations, requests for information or other proceedings pending or, to the knowledge of Main Street, threatened against Main Street or Main Street Bank relating to environmental protection, nor does Main Street have any reason to believe any such actions, suits, investigations, requests or proceedings may be brought against it or Main Street Bank. To the best knowledge of Main Street, no disposal, release, storage or discharge of any Hazardous Materials has occurred on, in, at or about any of the facilities or properties of Main Street or Main Street Bank, or on any properties held as collateral for any loans held by Main Street Bank.

    All above-ground and underground storage tanks located on any of the facilities or properties of Main Street or any of its subsidiaries have been identified in the Main Street Schedule, together with a description of the materials stored therein and a statement as to whether such tanks and separators are currently used by Main Street or any of its subsidiaries. To the best knowledge of Main Street, none of such tanks and separators, and no above-ground and underground storage tanks located on any properties held as collateral for any loans held by Main Street or any of its subsidiaries, is leaking or has leaked. Except as identified on the Main Street Schedule, none of the facilities or properties of Main Street or any of its subsidiaries contain any asbestos-containing materials, and to the best knowledge of Main Street, none of such materials, and no asbestos-containing materials at any properties held as collateral for any loans held by Main Street or any of its subsidiaries, require removal, remediation, or encapsulation. To the best of Main Street's knowledge, except as identified on the Main Street Schedule, no environmental audit or other investigation has been conducted at the facilities or properties of Main Street or any of its subsidiaries, and any such audit or other investigation report has been provided to Main Street.

    5.16  INSURANCE.

        5.16.1 Main Street and Main Street Bank are not in default with respect to any provisions of any fire, fidelity bond, directors' and officers' liability, other liability, title or other forms of insurance held by them where the loss of such insurance and the occurrence of any event intended to be thereby insured against could have a material adverse effect on the business, prospects, financial condition or results of operations of Main Street or Main Street Bank; nor has Main Street or Main Street Bank failed to give any notice or present any claim thereunder in a due and timely fashion.

        5.16.2 The Main Street Schedule describes each of Main Street's and Main Street Bank's insurance policies, including carrier, amount of coverage and annual premium.

    5.17 BROKER. Except with respect to a fee to be paid to The Carson Medlin Company, Main Street is not in any way obligated for the payment of fees or expenses to any investment banker, broker or finder in connection with the origination, negotiation, execution or fairness of this Agreement or the transactions contemplated hereby.

    5.18 TRADEMARKS. Except as set forth on the Main Street Schedule, Main Street or Main Street Bank own or have license agreements to use all trademark, service marks, copyrights, trade names or patents used by them in the conduct of their businesses. Main Street and Main Street Bank are not infringing upon, or otherwise violating the rights of any third party with respect to, any trademark, service mark, copyright, trade name or patent, to the best of Main Street's knowledge. No proceedings have been instituted, or (to the knowledge of Main Street) threatened, nor has any claim been made, against Main Street or Main Street Bank alleging any such infringement or violation.

    5.19 SOLE AGREEMENT TO MERGE OR SELL. Main Street is not a party to any other acquisition agreement, merger agreement, plan of reorganization, letter of intent, agreement of sale, or other agreement which would result in the sale or other disposition, directly or indirectly, of all or substantially all of its stock or assets.

    5.20  INSIDER CONTRACTS. Except as set forth in the Main Street Schedule,
(a) Main Street and Main Street Bank are not parties to or otherwise obligated under any management agreement, employment contract, consulting agreement, personal service agreement or other contract or agreement for the provision of similar services, (b) Main Street or Main Street Bank are not parties to any written agreement or understanding with any officer or director of Main Street, its affiliates or the immediate family members of any such officers and directors (collectively, the "Main Street Insiders") which calls for the payment of money by Main Street or Main Street Bank and (c) the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any act or event, or with the lapse of time or both) result in any payment (severance or other) becoming due from Main Street or Main Street Bank or the successor thereof to any Main Street Insider under any written or oral agreement or understanding.

    5.21  EMPLOYEE BENEFIT PLANS. As of the date hereof as well as the Effective
Date:

        5.21.1 The Main Street Schedule contains a true and complete list of all the following types of agreements or plans established, maintained or contributed to by Main Street and Main Street Bank and each other employer, which together with Main Street are treated as a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "MAIN STREET GROUP"), that are presently in effect or which have been in effect at any time:

           (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(l) and 3(2) of ERISA; and

           (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefit, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which any member of the Main Street Group maintains or to which any member of the Main Street Group has any outstanding, present, or future obligation to contribute to or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (i) or (ii) as established, adopted or maintained by any member of the Main Street Group are herein collectively referred to as the "MAIN STREET PLANS").

    For each Main Street Plan, Main Street will deliver to FSLB true and complete copies of all documents as they may have been amended to the date hereof which establish the Main Street Plan, the most recent summary plan description, the annual reports filed for the three most recent plan years, the most recent actuarial report prepared, if any, and any current insurance contract relating to such Main Street Plan and such other documents and information as FSLB may reasonably request. No member of the Main Street Group is or has ever been part of a group of corporations and/or other business entities treated as a single employer within the meaning of Section 414 of the Code other than the Main Street Group itself.

        5.21.2 Each of the Main Street Plans maintained, or previously maintained, by any member of the Main Street Group has at all times been operated in material compliance with ERISA, the Code and the terms of the Plan itself. Each Main Street Plan (i) which is intended to satisfy the requirements of Code Section 401 (a), and the trust for which is intended to be exempt from taxation under Code Section 501(a), or (ii) which is intended to be exempt from taxation under Code Section 501(c)(9) (collectively, the "MAIN STREET QUALIFIED PLANS") has received a favorable determination letter to that effect from the Internal Revenue Service, and such favorable determination letter remains in effect and, except as set forth in the Main Street Schedule, no such Main Street Qualified Plan has been amended since the issuance of the most recent favorable determination letter. The Main Street Qualified Plans currently comply in form with the requirements under the Code, other than changes required by statutes, regulations and rulings for which amendments are not yet required.

        5.21.3 No member of the Main Street Group has any past, present or future obligation or liability to contribute to any "multiemployer plan," as defined in ERISA Section 3(37), or any single-employer plan having two or more contributing sponsors at least two of whom are not under common control, as described in ERISA Section 4063.

        5.21.4 Except as set forth in the Main Street Schedule, no member of the Main Street Group currently maintains an "employee pension benefit plan" as defined in ERISA Section 3(2). No assets of the Main Street Group are, and Main Street does not reasonably expect them to become, subject to a lien imposed under ERISA Section 4068 or Code Section 412 and no assets of the Main Street Group have been provided as security to any Main Street Plan pursuant to Code Section 401(a)(29).

        5.21.5 No termination or partial termination of any Main Street Qualified Plan has occurred nor has a notice of intent to terminate any Main Street Qualified Plan been issued by a member of the Main Street Group.

        5.21.6 No member of the Main Street Group nor any other "disqualified person" or "party in interest," as defined in Code Section 4975 and ERISA
    Section 3(14), respectively, has engaged in any "prohibited transaction," as defined in Code Section 4975 or ERISA Section 406. All "fiduciaries," as defined in ERISA Section 3(21), each member of the Main Street Group and their respective officers and employees, with respect to the Main Street Plans, have complied in all material respects with the requirements of ERISA
    Section 404.

        5.21.7 To the best knowledge of Main Street, each member of the Main Street Group has complied in all material respects with the continuation coverage requirements of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        5.21.8 Other than routine claims for benefits, there are no actions, audits, investigations, suits, or claims pending, or threatened against any of the Main Street Plans or any fiduciary of any of the Main Street Plans or against the assets of any of the Main Street Plans.

        5.21.9 Except as provided in the Main Street Schedule, each member of the Main Street Group has made full and timely payment of, or has accrued pending full and timely payment, all amounts which are required under the terms of each Main Street Plan to be paid by the Main Street Group.

        5.21.10 No member of the Main Street Group has an obligation to any retired or former employee, or any current employee upon retirement, under any Main Street Plan, and any Main Street Plan can be terminated without resulting in any liability to Main Street for any additional penalties, premiums, fees, or any other charges.

        5.21.11 Except as provided in the Main Street Schedule, no member of the Main Street Group has any outstanding, present or future obligation to make payments to an insurer for premiums, reserves or other liability relating to a Main Street Plan under any arrangement with an insurer.

        5.21.12 No member of the Main Street Group is obligated, contingently or otherwise, under any agreement to pay any amount which will be treated as an "excess parachute payment" as defined in Code Section 280G(b), determined without regard to Code Section 280G(b)(2)(A)(i).

        5.21.13 No member of the Main Street Group is liable for any unpaid wages, bonuses or commissions, or taxes, penalties, assessments or forfeitures arising from any employment matter other than (i) liabilities accrued on the Annual and Interim Main Street Financials and (ii) wages owed for services rendered since the payroll date immediately preceding the Effective Date.

        5.21.14 Until the Effective Date, no member of the Main Street Group shall amend any Main Street Plan, except to the extent necessary to maintain compliance with the Code or ERISA or, except to the extent provided to the contrary herein, increase any benefits or rights under any Main Street Plan, or adopt any new plan, program, policy, or arrangement which, if it existed as of the Effective Date, would constitute a Main Street Plan.

        5.21.15 The consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Main Street Plan because of an acceleration or increase of any of the rights or benefits to which employees may be entitled thereunder.

        5.21.16 There are no restrictions on the right of Main Street to terminate any Main Street Plan without incurring any liability to a participant or beneficiary of such plan or any other party, other than the liability to satisfy claims for benefits incurred or accrued prior to such termination.

        5.21.17 No representative or employee of Main Street has made any representation to any individual regarding his or her eligibility for a Main Street Plan, or the benefits provided under a Main Street Plan, that is not consistent with the terms of such Plan.

    5.22 ARTICLES AND BYLAWS. Main Street has previously delivered to FSLB true and correct copies of the Articles of Incorporation and Bylaws of Main Street and Main Street Bank.

    5.23 BOOKS AND RECORDS. The books of account and other financial records of Main Street and Main Street Bank are, in all material respects, complete and correct, maintained in accordance with good business practice, and are fairly reflected in the Annual and Interim Main Street Financials. The minute books of Main Street and Main Street Bank accurately reflect all material corporate action of the shareholders and the Board of Directors (including any Executive Committee thereof) of Main Street and Main Street Bank.

    5.24 ABSENCE OF CHANGES. Except as specifically provided for in this Agreement or specifically set forth in the Main Street Schedule, since September 30, 1999:

        5.24.1 There has been no change in the business, assets, liabilities, results of operations or financial condition of Main Street and Main Street Bank, or in any of their relationships with customers, employees, lessors or others, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or which management of Main Street and Main Street Bank believe may have a material adverse effect on such business or properties;

        5.24.2 There has been no damage, destruction or loss to the assets, properties or business of Main Street and Main Street Bank, whether or not covered by insurance, which has had or which management of Main Street and Main Street Bank believe may have a material adverse effect thereon;

        5.24.3 The businesses of Main Street and Main Street Bank have been operated in the ordinary course and not otherwise;

        5.24.4 The properties and assets of Main Street and Main Street Bank used in their businesses have been maintained in good order, repair and condition, ordinary wear and tear excepted;

        5.24.5 The books, accounts and records of Main Street and Main Street Bank have been maintained in the usual, regular and ordinary manner;

        5.24.6 There has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Main Street;

        5.24.7 Except as set forth in the Main Street Schedule, there has been no increase in the compensation or in the rate of compensation or commissions payable or to become payable by Main Street and Main Street Bank to any director or executive officer, or any employee earning $50,000 or more per annum, or any increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

        5.24.8 There has been no change in the Articles of Incorporation or Bylaws of Main Street and Main Street Bank;

        5.24.9 There has been no labor dispute, unfair labor practice charge or employment discrimination charge, nor, to the knowledge of management of Main Street, any organizational effort by any union, or institution or (to the knowledge of Main Street) threatened institution, of any organizational effort, complaint or other proceeding in connection therewith, involving Main Street or Main Street Bank or affecting their operations;

        5.24.10 Except as set forth in the Main Street Schedule, there has been no issuance, sale, repurchase, acquisition, or redemption by Main Street of any of its authorized capital stock, bonds, notes, debt or other securities or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes, debt or other securities thereof;

        5.24.11 There has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due or purchase money security interests arising in the ordinary course of business) created on or in (including without limitation any deposit for security consisting of) any asset or assets of Main Street or Main Street Bank or assumed by them with respect to any asset or assets;

        5.24.12 There has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by Main Street or Main Street Bank whether or not it would be required to be reflected on a balance sheet of Main Street or Main Street Bank prepared as of the date hereof in accordance with GAAP applied on a consistent basis, except as incurred in the ordinary course of business;

        5.24.13 No obligation or liability of Main Street or Main Street Bank has been discharged or satisfied, other than in the ordinary course of business;

        5.24.14 Except as set forth in the Main Street Schedule, there has been no sale, transfer or other disposition of any asset or assets of Main Street or Main Street Bank, other than sales in the ordinary course of business; and

        5.24.15 There has been no amendment, termination or waiver of any right of Main Street or Main Street Bank under any contract or agreement or governmental license, permit or permission which has had or may have a material adverse effect on its business or properties.

6. COVENANTS OF FSLB

    Except with the prior written approval of Main Street, FSLB agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided:

    6.1 CONDUCT OF BUSINESS. Each of FSLB and its subsidiaries:

        (a) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

        (b) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

        (c) Will permit a representative of Main Street to attend (i) all meetings of the Board of Directors of FSLB and its subsidiaries and
    (ii) all meetings of their loan and executive committees (but only to the extent of expressing their opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

        (d) Will not dispose of any property or incur any indebtedness except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make, or commit to make any capital expenditure except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); will not fail to maintain all of its properties in good repair, order and condition;

        (e) Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the FSLB Schedule;

        (f) Will make no changes to any of the FSLB Plans;

        (g) Will not enter into any agreement, including without limitation any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any FSLB Insider;

        (h) Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $200,000 or more by FSLB or its subsidiaries, (i) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of FSLB's or its subsidiaries' then current requirements, (ii) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and except as set forth in the FSLB Schedule; and

        (i) Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material aspects with prior years.

    6.2 CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of Main Street, FSLB will not (a) issue or agree to issue any shares of capital stock or any rights or options with respect thereto, or issue or agree to issue any shares of capital stock with respect to any of its subsidiaries or rights or options with respect thereto, except as set forth in the FSLB Schedule (which Schedule shall only permit the issuance of shares pursuant to the exercise of properly issued options outstanding on the date hereof, and shall set forth the number of shares subject to such options, the holder and the exercise price thereof); (b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock, except in accordance with past practices; (c) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, except as set forth in the FSLB Schedule; (d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Incorporation or Bylaws.

    6.3 APPROVAL OF FSLB SHAREHOLDERS. FSLB shall cause a meeting of its shareholders (the "FSLB SHAREHOLDERS' MEETING") to be held on such date as shall be agreed upon with Main Street for the purpose of considering the approval of the Merger and adoption of this Agreement. FSLB shall deliver to Main Street promptly at the conclusion of the FSLB Shareholders' Meeting, a certificate stating (a) the number of shares present in person or by proxy at the meeting,
(b) the number of shares which were voted for the Merger, (c) the number of shares which were voted against the Merger, and (d) the number of shares dissenting to the Merger. Such certificate shall include the names and mailing addresses of the shareholders who voted against the Merger and of the holders of shares dissenting to the Merger.

    6.4 PROXY MATERIALS. To the best knowledge of FSLB, neither the proxy materials nor any other materials (or amendments thereof or supplements thereto) to be furnished by FSLB to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to FSLB shareholders through the Effective Date, contain, with respect to

FSLB or any of its subsidiaries, any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to FSLB and its shareholders, not misleading.

    6.5 NOTICE OF BREACH. FSLB shall promptly give written notice to Main Street upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by it in this Agreement and shall use its respective best efforts to prevent or promptly remedy the same.

    6.6 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, FSLB will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than Main Street relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, FSLB or any of its subsidiaries if the effect of such proposed transaction would be to impair or delay the ability of FSLB to consummate the transactions contemplated by this Agreement. FSLB shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. FSLB will not, directly or indirectly (as aforesaid), participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of FSLB (as determined in good faith after consultation with counsel to FSLB) FSLB shall promptly notify Main Street of any unsolicited proposal or offer FSLB receives with respect to the foregoing.

    6.7 REPORTS. FSLB shall file, and shall promptly provide Main Street with a copy of, all of the reports required to be filed by it or any of its subsidiaries with any regulatory agencies (including without limitation, the SEC, the FDIC, the Georgia Department and the Federal Reserve) for periods ending on and after December 31, 1998, and shall, to the extent permitted by law, promptly provide to Main Street copies of all correspondence submitted to or received by it or any of its subsidiaries from any regulatory agency.

    6.8 INDEMNITY.

        (a) With respect to any claim made or action commenced within six
    (6) years after the Effective Date of the Merger, FSLB shall indemnify and hold harmless to the extent permitted by the provisions of the Articles of Incorporation and Bylaws of Main Street, each as in effect as of the date hereof, each director, officer, and employee of Main Street against any costs or expenses (including attorneys' fees), judgments, fines, losses, threatened or completed action, suit, proceeding or investigation (whether civil, criminal, administrative or investigative) arising out of or pertaining to any action or omission by such director, officer or employee on or prior to the consummation of the Merger in his capacity as such, and such indemnification shall be to the fullest extent permitted by applicable Georgia law.

        (b) FSLB shall use its reasonable efforts to maintain Main Street' existing directors' and officers' liability insurance policy (or a policy, including existing policy, providing at least comparable coverage) covering persons who are currently covered by such insurance for a period of six years after the Effective Date on terms no less favorable than those in effect on the date hereof.

        (c) If FSLB or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any person or entity, then and in each case, proper provision shall be made so that the surviving or acquiring entity shall assume the obligations set forth in this Section 6.8.

    6.9 AFFILIATES. At least thirty (30) days prior to the Effective Date of the Merger, FSLB shall deliver to Main Street a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of FSLB, "affiliates" of FSLB for purposes of Rule 145 under the Securities Act of 1933. FSLB shall use all reasonable efforts to cause each person who is identified as an "Affiliate" in the letter referred to above to deliver to Main Street not later than thirty (30) days prior to the Effective Date of the Merger, a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the FSLB Stock held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of such FSLB Stock except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. If the Merger will qualify for pooling-of-interests accounting treatment, the FSLB Stock held by such person shall not be transferable until such time as the financial results covering at least thirty
(30) days of combined operations of FSLB and Main Street have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies.

    6.10 EMPLOYEE BENEFITS. For purposes of calculating an employee's accrual of sick time, vacation time, eligibility for and vesting under any FSLB Benefit Plan, but not for purposes of calculating benefit accrual under any FSLB Benefit Plan that is also a defined benefit plan within the meaning of Section 3(35) of ERISA, each employee of Main Street shall be credited with his period of employment with Main Street or any predecessor of Main Street. The amount of such accruals, however, shall be based on the terms of such FSLB Benefit Plan or other benefit program, without regard to the accrual schedules under any corresponding Main Street Benefit Plan.

    Immediately after the Effective Date and for at least one year thereafter, FSLB shall allow Main Street employees who continue in employment on and after the Effective Date to participate in employee benefit plans and policies that are at least as favorable as those provided to employees of FSLB in comparable positions.

    FSLB shall waive, under its medical plan, any pre-existing condition exclusion for any Main Street employee who continues in employment after the Effective Date and becomes covered under such medical plan, to the extent that such pre-existing condition would have been covered under the comparable Main Street Benefit Plan and the individual with the pre-existing condition was covered under such Plan.

7. COVENANTS OF MAIN STREET

    Except with the prior written approval of FSLB, Main Street agrees that from the date of this Agreement until the Effective Date or until this Agreement is terminated by the Parties as herein provided:

    7.1 CONDUCT OF BUSINESS. Each of Main Street and Main Street Bank:

        (a) Will conduct its business only in the ordinary course as conducted at the date of this Agreement, and in compliance in all material respects with all applicable laws and regulations and all contracts to which it is a party;

        (b) Will use all reasonable efforts to maintain satisfactory relationships with its customers, suppliers, regulators and employees;

        (c) Will permit a representative of FSLB to attend (i) all meetings of the Board of Directors of Main Street and Main Street Bank and (ii) all meetings of their loan and executive committees (but only to the extent of expressing their opinion on any matter before the Board and not otherwise to influence the Board's decision and not to vote) with such representative to be excused during deliberations relating to the transactions contemplated by this Agreement;

        (d) Will not dispose of any property or incur any indebtedness except in the ordinary course of business; will not make any capital contribution to any affiliate or non-affiliate; will not mortgage, pledge or otherwise encumber any of its properties except in the ordinary course of business; will not make or commit to make any capital expenditure except in the ordinary course of business; will not commit to any transaction requiring regulatory approval (other than the transactions contemplated by this Agreement); will not fail to maintain all of its properties in good repair, order and condition;

        (e) Will not increase salaries, employee benefits, directors' fees or bonuses, except to the extent consistent with past practices, and will not enter into any compensation agreements with anyone, except as set forth in the Main Street Schedule;

        (f) Will make no changes to any of the Main Street Plans;

        (g) Will not enter into any agreement, including, without limitation, any agreement for the purchase, sale or lease of any property or for the furnishing of services, with any Main Street Insider;

        (h) Will not make any commitments or enter into any contracts which, individually or in the aggregate, call for the payment of $200,000 or more by Main Street or Main Street Bank, (i) except for agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business and not in excess of Main Street's or "Main Street Bank's then current requirements, (ii) except for the acceptance of deposits and the making and selling of loans in the ordinary course of business as a lending institution, and except as set forth in the Main Street Schedule; and

        (i) Will not fail to maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent in all material respects with prior years.

    7.2 CAPITAL STOCK, ARTICLES AND BYLAWS. Except with the prior written approval of FSLB, Main Street will not (a) issue or agree to issue any shares of capital stock or any rights or options with respect thereto, or issue or agree to issue any shares of capital stock with respect to any of its subsidiaries or rights or options with respect thereto, except as set forth in the Main Street Schedule (which Schedule shall only permit the issuance of shares pursuant to the exercise of properly issued options outstanding on the date hereof, and shall set forth the number of shares subject to such options, the holder and the exercise price thereof); (b) declare, set aside or pay any dividends or make any other distributions with respect to its capital stock, except that Main Street may continue paying its regular, normal dividends in accordance with its past practices; (c) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, except as set forth in the Main Street Schedule;
(d) effect a stock split or reclassification of its stock or create any new class of capital stock or issue any capital debt; or (e) amend its Articles of Incorporation or Bylaws.

    7.3 APPROVAL OF MAIN STREET SHAREHOLDERS. Main Street shall cause a meeting of its shareholders (the "MAIN STREET SHAREHOLDERS' MEETING") to be held on such date as shall be agreed upon with FSLB for the purpose of considering the approval of the Merger and adoption of this Agreement. Main Street shall deliver to FSLB promptly at the conclusion of the Main Street Shareholders' Meeting, a certificate stating (a) the number of shares present in person or by proxy at the meeting, (b) the number of shares which were voted for the Merger, (c) the number of shares which were voted against the Merger, and (d) the number of shares dissenting to the Merger. Such certificate shall include the names and mailing addresses of the shareholders who voted against the Merger and of the holders of shares dissenting to the Merger.

    7.4 PROXY MATERIALS. To the best knowledge of Main Street, neither the proxy materials nor any other materials (or amendments thereof or supplements thereto) to be furnished by Main Street to its shareholders in connection with the transactions contemplated by this Agreement will, at the times such documents are distributed to Main Street shareholders through the Effective Date, contain with respect to Main Street or Main Street Bank any untrue statement of a material fact or omit to state any information required to be stated therein or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made with respect to Main Street and Main Street Bank, not misleading.

    7.5 NOTICE OF BREACH. Main Street shall promptly give written notice to FSLB upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants made by it in this Agreement and shall use its respective best efforts to prevent or promptly remedy the same.

    7.6 SOLE AGREEMENT TO MERGE OR SELL. During the term of this Agreement, Main Street will not directly or indirectly (through, if applicable, its respective directors, officers, employees, representatives or otherwise) make, solicit, initiate or encourage proposals or offers from any party other than FSLB relating to any recapitalization, merger, consolidation, acquisition or purchase of all or substantially all of the assets of, or any equity interest in, Main Street or Main Street Bank if the effect of such proposed transaction would be to impair or delay the ability of Main Street to consummate the transactions contemplated by this Agreement. Main Street shall immediately cease and cause to be terminated all such contacts or negotiations with third parties, if any. Main Street will not, directly or indirectly (as aforesaid) participate in any negotiations regarding, furnish to any other person any information with respect to, assist or participate in any effort or attempt by any other person to do or seek any of the foregoing, except where the failure to furnish such information or to participate in such negotiations or discussions would constitute a breach of the fiduciary duties of the Board of Directors of Main Street (as determined in good faith after consultation with counsel to Main Street). Main Street shall promptly notify FSLB of any unsolicited proposal or offer Main Street receives with respect to the foregoing.

    7.7 REPORTS. Main Street shall file, and shall promptly provide FSLB with a copy of, all of the reports required to be filed by it or Main Street Bank with regulatory agencies for periods ending on and after December 31, 1998, and each shall, to the extent permitted by law, promptly provide to FSLB copies of all correspondence submitted to or received by it from any regulatory agency.

    7.8 AFFILIATES. At least thirty (30) days prior to the Effective Date of the Merger, Main Street shall deliver to FSLB a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Main Street, "affiliates" of Main Street for purposes of Rule 145 under the Securities Act of 1933. Main Street shall use all reasonable efforts to cause each person who is identified as an "Affiliate" in the letter referred to above to deliver to FSLB not later than thirty (30) days prior to the Effective Date of the Merger, a written agreement providing that such person will not sell, pledge, transfer, or otherwise dispose of the Main Street Stock held by such person except as contemplated by such written agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the FSLB Stock to be received by such person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. If the Merger will qualify for pooling-of-interests accounting treatment, the FSLB Stock issued to such Affiliates of Main Street in exchange for the Main Street Stock shall not be transferable until such time as the financial results covering at least thirty (30) days of combined operations of FSLB and Main Street have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies regardless of whether each such person has provided the written agreement referred to in this Section 7.8. FSLB shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Main Street Stock by such persons.

8. CONDITIONS TO OBLIGATIONS OF FSLB

    The obligations of FSLB hereunder are, at the option of FSLB, subject to the following conditions:

    8.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of Main Street contained in Section 5, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. Main Street shall have performed and complied in all material respects with its covenants made in Section 7.

    8.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of Main Street from that presented in the Interim Main Street Financials.

    8.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. FSLB shall have received a certificate signed by the President and Chief Financial Officer of Main Street, dated the Effective Date, to the effect that the requirements of Sections 8.1 and 8.2 above have been satisfied and that the other conditions set forth in this Section 8 have been complied with and satisfied as of the Effective Date.

    8.4. LEGAL OPINION FSLB shall have received a favorable legal opinion from counsel to Main Street that is in form and substance reasonably satisfactory to FSLB's counsel.

    8.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

    8.6 FAIRNESS OPINION. FSLB shall have received from Brown Burke Capital Partners, Inc. or such other firm as shall be acceptable to it, a letter dated not more than five (5) business days prior to the date of the FSLB Proxy Statement to the effect that, in the opinion of such firm, the consideration being paid by FSLB for the Main Street Stock is fair to the FSLB shareholders from a financial point of view.

9. CONDITIONS TO OBLIGATIONS OF MAIN STREET

    The obligations of Main Street hereunder are, at the option of Main Street, subject to the following conditions:

    9.1 REPRESENTATIONS AND COVENANTS COMPLIANCE. The representations and warranties of FSLB contained in Section 4, shall be true and correct as of the date of this Agreement and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except for changes contemplated by this Agreement. FSLB shall have performed and complied in all material respects with all of its covenants made in Section 6.

    9.2 NO CHANGE IN CONDITION. There shall have occurred no material adverse change in the financial condition of FSLB from that presented in the Interim FSLB Financials.

    9.3 CLOSING CERTIFICATE AND OTHER DOCUMENTS. Main Street shall have received certificates signed by the respective President and Chief Financial Officer of FSLB, dated the Effective Date, to the effect that requirements of Sections 8.1 and 8.2 above have been satisfied and that the other conditions set forth in this Section 9 have been complied with and satisfied as of the Effective Date.

    9.4 LEGAL OPINION. Main Street shall have received a favorable legal opinion from counsel to FSLB in form and substance satisfactory to FSLB's counsel.

    9.5 NO LEGAL ACTION. No action, suit, proceeding or claim shall have been instituted, made or threatened relating to the Merger.

    9.6 FAIRNESS OPINION. Main Street shall have received from The Carson Medlin Company, or such other firm as may be selected by it, a letter, dated not more than five (5) business days prior to the date of the Main Street Proxy Statement, reconfirming the fairness opinion received by Main Street at or prior to the execution of this Agreement, to the effect that, in the opinion of such firm, the consideration to be received by Main Street shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

10. CONDITIONS TO OBLIGATIONS OF BOTH PARTIES

    The respective obligations of the Parties hereto are subject to the following conditions:

    10.1 GOVERNMENT APPROVAL. The Federal Reserve and the Georgia Department shall have approved the Merger and all other required regulatory approvals of the Merger shall have been received and any applicable waiting periods shall have expired. There shall be no action pending concerning the Merger brought by the United States Attorney General under the antitrust laws.

    10.2 SHAREHOLDER APPROVAL. The holders of the legally required number of the outstanding shares of Main Street Stock and FSLB Stock at meetings duly called and held with proper notice thereof, shall have respectively approved the Merger and the issuance of the FSLB Stock pursuant to this Agreement.

    10.3 REGISTRATION STATEMENT. At the time of mailing the Proxy Statement of Main Street and FSLB to its shareholders in connection with the shareholder meetings at which the Merger will be considered and thereafter through the Effective Date, the Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or the Securities Exchange Act of 1934 ("Exchange Act") relating to the issuance or trading of the shares of FSLB Stock issuable pursuant to the Merger shall have been received. Further, FSLB shall have received approval from Nasdaq to list all additional shares to be issued to Main Street's Shareholders pursuant to this Agreement.

    10.4 DISSENTING SHARES. The aggregate number of shares of Main Street Stock, dissenting to the Merger shall not exceed an amount which would cause the transaction not to be accounted for as a pooling-of-interests.

    10.5 POOLING LETTERS. Each of the Parties shall have received a letter, dated as of the Effective Date, in form and substance reasonably acceptable to such Party, from Ernst & Young, LLP and Mauldin & Jenkins to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

    10.6 TAX MATTERS. Main Street and FSLB shall have received a written opinion of counsel for FSLB in form reasonably satisfactory to Main Street and FSLB (the "TAX OPINION"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (ii) the exchange in the Merger of Main Street Stock for FSLB Stock will not give rise to gain or loss to the stockholders of Main Street with respect to such exchange (except to the extent of any cash received), and
(iii) neither Main Street nor FSLB will recognize gain or loss as a consequence of the Merger except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Code. In rendering such Tax Opinion, counsel for FSLB shall be entitled to rely upon representations of officers of Main Street and FSLB reasonably satisfactory in form and substance to such counsel.

11. ACQUISITION OF DISSENTERS' STOCK

    11.1 DISSENTING SHAREHOLDERS. Any shareholder of Main Street who fully complies with the applicable Dissenters' Provisions shall be entitled to dissent from the Merger (a "DISSENTING SHAREHOLDER") and seek appraisal remedies under the Dissenters' Provisions, provided that such shareholder has not voted, either in person or by proxy, in favor of such Merger.

    11.2 NOTICE OF DISSENT. Main Street shall give prompt notice to FSLB of any demand received by it from a Dissenting Shareholder, and both Parties shall have the right to participate in any negotiations and proceedings with respect to such dissent. Each Party agrees that it will not, except with the prior consent of the other, purport to make any determination of fair value, make any payment with respect to, or settle or offer to settle any matter arising out of such dissent.

    11.3 PURCHASER OF DISSENTERS' STOCK. Each Dissenting Shareholder who becomes entitled to receive the fair value of his or her shares shall receive such value from Main Street but only after the value shall have been agreed upon or finally determined pursuant to the applicable Dissenters' Provisions. Immediately upon the purchase by Main Street of any shares of Main Street Stock from the Dissenting Shareholder pursuant to the Dissenters' Provisions, FSLB shall purchase such shares from Main Street for the same price as shall have been paid by Main Street to the Dissenting Shareholder. The shares of Main Street Stock so purchased by FSLB shall be cancelled.

12. CLOSING

    12.1 CLOSING The closing (the "CLOSING") of the Merger shall take place on the fifth (5th) business day after the latest to occur of (a) approval of the Merger and the issuance of FSLB Stock by the holders of the outstanding shares of Main Street Stock and FSLB Stock, respectively, (b) approval by the applicable regulatory authorities and (c) expiration of any required waiting periods associated with such regulatory approvals, or on such other date mutually agreeable to the Parties hereto. The Closing shall take place at such time and place mutually agreeable to the Parties hereto. At the Closing, the Parties hereto shall execute and deliver such instruments and certificates as are required by this Agreement and as are necessary or appropriate to close the transactions contemplated herein.

    12.2 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Closing except this Section 12.2, Sections 1 and 2, and Section 6.8.

13. TERMINATION

    13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Date:

        (a) By mutual written consent of the Parties hereto; or

        (b) By either Party hereto if, without fault of such terminating party, the Closing shall not have occurred on or before June 30, 2000, unless the Parties hereto shall have agreed in writing to extend this Agreement to a later date; or

        (c) By either Party hereto if any application contemplated by this Agreement is deemed withdrawn or affirmatively denied by the applicable regulatory agency; or

        (d) By a Party if the other Party (i) breaches its representations, warranties or covenants hereunder in any material respect and such breach remains uncured for a period of thirty days after notice of such breach is given to such Party, (ii) an event or circumstance arises which, in the reasonable opinion of the Board of Directors of the Party, the other Party will be unable to satisfy the conditions set forth in Sections 8 or 9, as appropriate, or (iii) if, at the Closing, any condition to the obligations of such Party is not met.

    13.2 PROCEDURE AND EFFECT OF TERMINATION; EXPENSES. In the event of termination and abandonment of this Agreement by the Parties hereto pursuant to
Section 13.1, written notice thereof shall promptly be given to the others, and this Agreement shall terminate and the transaction contemplated hereby shall be abandoned without further action by the Parties hereto. In the event of such termination and abandonment, each Party shall share be responsible for the costs, expenses and fees which have been incurred by such Party in attempting to accomplish the transactions contemplated herein, including the expenses associated with its fairness opinion and any attorneys and consultants retained by such Party. No Party hereto (or any of their respective directors or officers) shall have any liability or further obligation to the other Party to this Agreement, except for the obligations set forth in Section 3.4 and this
Section 13, and except that nothing herein will relieve any Party from liability for any willful breach of this Agreement or any warranty, representation or covenant contained herein.

14. MISCELLANEOUS

    14.1 AMENDMENT. At any time before or after approval and adoption hereof by the shareholders of Main Street and FSLB, this Agreement may be amended by agreement between the Parties hereto; PROVIDED, HOWEVER, that after the approval and adoption of this Agreement by the Main Street and FSLB shareholders, no amendment changing Sections 2.1 and 2.2 shall be valid without having been approved by the shareholders of the Parties in the manner required for approval of this Agreement.

    14.2 WAIVER. A waiver by either Party hereto of any breach of a term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of other terms or conditions, nor shall failure to enforce any term or condition operate as a waiver of such term or condition nor be deemed to be a waiver or release of any other right, in law or at equity, or claim which a Party may have against the other Party for anything arising out of, connected with or based upon this Agreement. A waiver shall be effective only if evidenced by a writing signed by the Party who is entitled to the benefit of the term or condition of this Agreement which is to be waived. A waiver of a term or condition on one occasion shall not be deemed to be a waiver of the same or of any other term or condition on a future occasion.

    14.3 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements with respect hereto, and no representations or agreement not included or incorporated herein shall survive the execution hereof.

    14.4 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing, and shall be mailed postage prepaid, send by courier, hand delivered or faxed, as follows:

If to Main Street:

       Robert R. Fowler, III, President and CEO
       Main Street Banks Incorporated
       1121 Floyd Street
       Covington, GA
       Fax: 770-786-9789

with a copy to:

       John L. Douglas
       Alston & Bird LLP
       One Atlantic Center
       1201 West Peachtree Street
       Atlanta, Georgia 30309-3424
       Fax: 404-881-4777

If to FSLB:

       Mr. Edward C. Milligan, President and CEO
       First Sterling Banks, Inc.
       1200 Barrett Parkway
       Kennesaw, Georgia 30144 Fax: 770-422-9855
with a copy to:

       T. Kennerly Carroll, Jr., Esq.
       Miller & Martin LLP
       100 Galleria Parkway, N.W.
       Suite 1200
       Atlanta, Georgia 30339-3122
       Fax: 404-962-6300

    14.5 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    14.6 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    14.7 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    14.8 HEADINGS. The title of this Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

    14.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

                         [SIGNATURES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Parties hereto have caused by this Merger Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, as of the month, day and year first above written.

MAIN STREET BANKS, INCORPORATED

[SEAL]

                                                       By:        /s/ ROBERT R. FOWLER III
                                                       ------------------------------------------
                                                       Name and Title:  Robert R. Fowler, III
                                                                           President and CEO

Attest:

By:           /s/ SAM B. HAY III
  ----------------------------------------
    Name and Title:  Sam B. Hay III, Secretary

FIRST STERLING BANKS, INC.
[SEAL]
                                                       By:        /s/ EDWARD C. MILLIGAN
                                                       ------------------------------------------
                                                       Name and Title:  Edward C. Milligan
                                                                            President and CEO

Attest:

By:          /s/ BARBARA J. BOND
  ----------------------------------------
Name and Title:  Barbara J. Bond, Secretary

                                   EXHIBIT A
                              AMENDED AND RESTATED
               ARTICLES OF INCORPORATION OF RESULTING CORPORATION

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           FIRST STERLING BANKS, INC.

                                       1.

    The name of the Corporation is: "First Sterling Banks, Inc."

                                       2.

    The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                       3.

    The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                                       4.

    The Corporation shall have authority to issue Fifty Million (50,000,000) shares of common stock (the "Common Stock").

                                       5.

    The initial registered office of the Corporation shall be at 1200 Barrett Parkway, Kennesaw, Georgia 30144. The initial registered agent of the Corporation at such address shall be Edward C. Milligan.

                                       6.

    The mailing address of the initial principal office of the Corporation is 1200 Barrett Parkway, Kennesaw, Georgia 30144.

                                       7.

    (a) The Board of Directors shall be divided into three (3) classes, Class I, Class II and Class III which shall be as nearly equal in number as possible. Following the merger of Main Street Banks, Incorporated into the Corporation, each director in Class I shall be elected to an initial term of one
(1) year, each director in Class II shall be elected to an initial term of two
(2) years, each director in Class III shall be elected to an initial term of three (3) years, and each director shall serve until the election and qualification of his or her successor or until his or her earlier resignation, death or removal from office. Upon the expiration of the initial terms of office for each Class of directors, the directors of each Class shall be elected for terms of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. A director shall be elected by a majority of the votes entitled to be cast in the election at a meeting at which a quorum is present.

    (b) Unless two-thirds (2/3rds) of the directors then in office shall approve the proposed change, this Article 7 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       8.

    (a) Except as provided in paragraph (b) of this Article 8, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

    (b) Notwithstanding paragraph (a) of this Article 8, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                       9.

    (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.

    (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors; and the Board of Directors may remove a director for cause by the affirmative vote of a majority of all the directors then in office.

    (c) For purposes of this Article 9, a director of the Corporation may be removed for cause if: (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; (iii) he is adjudicated an incompetent by a court; (iv) at least two-thirds (2/3rds) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interest of the Corporation; or (v) he was an employee or duly elected officer of the Corporation or any of its subsidiaries and was discharged or resigned at the request of the Board of Directors of the Corporation or any of its subsidiaries for reasons relating to the performance of his duties as an employee or officer of the Corporation or any of its subsidiaries.

    (d) Unless two-thirds (2/3rds) of the directors then in office shall approve the proposed change, this Article 9 may be amended or rescinded only by the affirmative vote of the holder of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      10.

    (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

        (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

        (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

       (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

        (iv) any transaction from which the director derived an improper material tangible personal benefit.

    (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

    (c) Unless two-thirds (2/3rds) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      11.

    Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                                      12.

    (a) Except as set forth in subparagraph (b) of this Article, the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote thereon shall be required to approve:

        (i) any merger or share exchange of the Corporation with or into any other corporation; or

        (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity.

    (b) The provisions of this Article shall not apply to any merger, share exchange or sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation if more than two-thirds (2/3rds) of the directors of the Corporation then in office have approved any such transaction.

    (c) Unless two-thirds (2/3rds) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      13.

    (a) The Board of Directors, when evaluating any offer of another party
(i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

    (b) Unless two-thirds (2/3rds) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3rds) of the issued and outstanding shares of the Corporation entitled to vote therein, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                                      14.

    Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

                                      15.

    The name and address of the incorporator of the Corporation is:

                           Edward C. Milligan
                           1200 Barrett Parkway
                           Kennesaw, Georgia 30144

    IN WITNESS WHEREOF, the undersigned has caused these Articles of
Incorporation to be executed, this       day of December, 1999.

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                                          Edward C. Milligan
                                          President and Chief Executive Officer

MILLER & MARTIN LLP
1275 Peachtree Street, N.E.
Suite 700
Atlanta, Georgia 30309
404/962-6100

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                                   EXHIBIT B
                         TERMS OF EMPLOYMENT CONTRACTS

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this
      day of             , 2000 by and among First Sterling Banks, Inc., a
Georgia corporation (hereinafter, the "Company"), and Robert R. Fowler III (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

    Executive currently serves as the Chairman of the Board of Directors, President and Chief Executive Officer of Main Street Banks Incorporated ("Main Street") and as Vice Chairman of the Board of Directors of Main Street Bank ("MSB"). The Company and Main Street have entered into that certain Merger Agreement, dated as of December 1, 1999 (the "Merger Agreement"), pursuant to which Main Street will merge with and into the Company (the "Merger"). The Company desires to retain Executive as the Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors of MSB for two years after the Merger and thereafter, though June 30, 2008, in the capacity of Chairman Emeritus of the Company and Vice Chairman of the Board of Directors of MSB, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs.

    2. EMPLOYMENT. Executive is hereby employed on the Effective Date as the Chairman of the Board of Directors of the Company and Vice Chairman of the Board of Directors of MSB. In such capacity, Executive shall attend and serve as chairman of meetings of the Board of Directors of the Company and shall have such other responsibilities commensurate with such positions as set forth in the bylaws of the Company and MSB and as shall be assigned to him by the respective Boards of Directors of the Company and MSB. Executive will report directly to the Board of Directors of the Company. On the second anniversary of the Effective Date, Executive will resign as Chairman of the Board of Directors of the Company and take on the position of Chairman Emeritus of the Company and retain his position and duties as Vice Chairman of the Board of Directors of MSB for the remainder of the Term. In his capacity as Chairman Emeritus of the Company, Executive shall be an active participant in strategic planning, business development, and development and maintenance of corporate, shareholder and community relations for the Company and shall advise the Board of Directors with respect to proposed mergers and acquisitions.

    3. TERM. Unless earlier terminated herein in accordance with Section 6 hereof, this Agreement shall be for the period beginning on the Effective Date and ending on June 30, 2008 (the "Term").

    4. EXTENT OF SERVICE. During the Term, and excluding any periods of vacation to which Executive is entitled, Executive agrees to devote reasonable business time and attention to the performance of his duties hereunder and shall faithfully attend meetings of the Board of Directors of the Company. It shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

    5.  COMPENSATION AND BENEFITS.

        (a) BASE SALARY. During each year of the Term, the Company will pay to Executive annual base salary in the amount equal to U.S. $200,000 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary from year to year; provided that annual increases of at least 3%, intended to approximate cost of living increases, shall be automatic. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance, as well as any recommendations of an outside consulting firm that may be engaged by the Company, from time to time, to evaluate management compensation.

        (b) SAVINGS AND RETIREMENT PLANS. During the Term, Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on the same basis as such Peer Executives, with full credit given for Executive's total accumulated years of service at Main Street for purposes of determining vesting and eligibility.

        (c) WELFARE BENEFIT PLANS. During the Term, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives, with full credit given for Executive's total accumulated years of service at Main Street for purposes of determining vesting and eligibility. In the event that participation in any such Welfare Plan is barred for any reason, the Company shall arrange to provide Executive and his family with insurance benefits substantially similar to those to which they would have been entitled to receive under the Welfare Plans from which Executive's continued participation is barred. Without limiting the foregoing, the Company shall cause MSB to continue with its obligations under that certain Split-Dollar Agreement, dated as of June 27, 1997, by and among MSB, Executive and the Fowler Family Trust, with respect that certain $2,000,000 face amount life insurance policy on Executive's life.

        (d) EXPENSES. During the Term, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

        (e) FRINGE BENEFITS. During the Term, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for Peer Executives. Without limiting the foregoing, during the Term, Executive shall be provided a car allowance of not less than $4,200 per year.

        (f) PAST SERVICE CREDIT. Executive shall be given full credit for Executive's years of service with Main Street and its predecessors for all purposes (other than for benefit accrual purposes) under the plans, programs, policies, agreements and practices covering Executive pursuant to this Section 5. The Company shall cause the Welfare Plans to (i) waive, with respect to Executive, any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) credit Executive with any deductible, co-payment, co-insurance, or maximum out-of-pocket payments made by Executive under the Welfare Plans so as to reduce the amount of any deductible, co-payment, co-insurance or maximum out-of-pocket payments payable by Executive under the Welfare Plans.

    6.  TERMINATION OF AGREEMENT.

        (a) DEATH. This Agreement shall be terminated automatically upon Executive's death during the Term.

        (b) TERMINATION BY THE COMPANY. The Company may terminate Executive's service during the Term with or without Cause. For purposes of this Agreement, "Cause" shall mean:

           (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the President or the Board of Directors of the Company which specifically identifies the manner in which such Board or the President believes that Executive has not substantially performed Executive's duties, or

           (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

    For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of Executive's service shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of the Company at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

           (c) TERMINATION BY EXECUTIVE. Executive's service may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

       (i) the failure, for any reason, during the first two years of the Term, of Executive to be re-elected to the Board of Directors of the Company;

       (ii) without the written consent of Executive, the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Effective Date, or any other action by the Company which results in a diminution in such position or authority (other than Executive's change in status from Chairman of the Board to Chairman Emeritus of the Company in accordance with Section 3 of this Agreement and the resulting change in duties and responsibilities commensurate therewith);

       (iii) a reduction by the Company in Executive's Base Salary and benefits as in effect on the Effective Date or as the same may be increased from time to time;

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
       (iv) the Company's requiring Executive, without his consent, to be based at any office or location other than in Covington, Georgia or to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

       (v) the inability of Executive to perform his duties hereunder due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months (as certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company);

       (vi) any failure by the Company to comply with and satisfy Section 14(c) of this Agreement; or

       (vii) the material breach of this Agreement by the Company.

           (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with
       Section 15(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in
       Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

           (e) DATE OF TERMINATION. "Date of Termination" means (i) if Executive's service is terminated other than by reason of death, the date of receipt of the Notice of Termination, or any later date specified therein, or (ii) if Executive's service is terminated by reason of death, the Date of Termination will be the date of death.

    7.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

           (a) TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If, during the Term, the Company shall terminate Executive's service other than for Cause, or Executive shall terminate employment for Good Reason, then:

       (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, and (2) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses
       (1) and (2) shall be hereinafter referred to as the "Accrued Obligations"); and

       (ii) the Company shall continue to pay Executive his Base Salary for the remainder of the Term as if his service had not been terminated; and

       (iii) for the remainder of the Term, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's service had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

       (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

           (b) DEATH. If Executive's service is terminated by reason of Executive's death during the Term, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this
       Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death.

           (c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's service shall be terminated for Cause during the Term, or if Executive voluntarily terminates service during the Term without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

    8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor, subject to Section 15(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

    (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) All determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected

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by Executive and reasonably acceptable to the Company as may be designated by
Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is reasonably requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

    10. COSTS OF ENFORCEMENT. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

    11. REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

    12.  RESTRICTIONS ON CONDUCT OF EXECUTIVE.

    (a) GENERAL. Executive and the Company understand and agree that the purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-service competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-service restrictions set forth in this Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 12.

    (b) DEFINITIONS. The following capitalized terms used in this Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

    "COMPETITIVE POSITION" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Company;

    "COMPETITIVE SERVICES" means the provision of banking products and services similar in scope to those provided by the Company and its subsidiaries as of the Effective Date.

    "COMPETITOR" means any Person engaged, wholly or in part, in Competitive Services.

    "CONFIDENTIAL INFORMATION" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and

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
that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

    "DETERMINATION DATE" means the date of termination of Executive's service with the Company for any reason whatsoever or any earlier date (during the Term) of an alleged breach of the Restrictive Covenants by Executive.

    "PERSON" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

    "PRINCIPAL OR REPRESENTATIVE" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

    "PROTECTED CUSTOMERS" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

    "PROTECTED EMPLOYEES" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

    "RESTRICTED PERIOD" means the Term and a period extending two (2) years from the termination of Executive's service with the Company.

    "RESTRICTED TERRITORY" means the areas within a 25 mile radius of each banking office of the Company or its subsidiaries immediately after the Effective Date.

    "RESTRICTIVE COVENANTS"  means the restrictive covenants contained in
Section 12(c) hereof.

    "TRADE SECRET" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

    (c)  RESTRICTIVE COVENANTS.

    (i) RESTRICTION ON DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the

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Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

    Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

    (ii) NONSOLICITATION OF PROTECTED EMPLOYEES. Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

    (iii) RESTRICTION ON RELATIONSHIPS WITH PROTECTED CUSTOMERS. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; PROVIDED, HOWEVER, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve
(12) months immediately preceding the termination of his service hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company.

    (iv) NONCOMPETITION WITH THE COMPANY. The parties acknowledge: (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and

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desirable employment that does not violate the restrictions contained in this
Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; PROVIDED, HOWEVER, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

    (d) CONSIDERATION FOR THE RESTRICTIVE COVENANTS. In consideration for the Executive entering into the Restrictive Covenants, the Company shall pay to the Executive the amount of $200,000 per year throughout the Term.

    (e)  ENFORCEMENT OF RESTRICTIVE COVENANTS.

    (i) RIGHTS AND REMEDIES UPON BREACH. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

    (ii) SEVERABILITY OF COVENANTS. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

    13. ARBITRATION. Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. Section1, ET. SEQ. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. Section10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

    14.  ASSIGNMENT AND SUCCESSORS.

    (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    15.  MISCELLANEOUS.

    (a) WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

    (b) SEVERABILITY. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

    (c) OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

    (d) ENTIRE AGREEMENT. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

    (e) GOVERNING LAW. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

    (f) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Company:    First Sterling Banks, Inc. Edward C. Milligan, President and
               CEO
               1200 Barrett Parkway
               Kennesaw, Georgia 30144

To Executive:  Robert R. Fowler III
               1121 Floyd Street
               Covington, Georgia

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

    (g) AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

    (h) CONSTRUCTION. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                       FIRST STERLING BANKS, INC.

                                                       By:
                                                               ----------------------------------------
                                                       Title:  President and CEO

                                                       EXECUTIVE:

                                                       ---------------------------------------------
                                                       Robert R. Fowler III

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this
      day of             , 2000 by and between First Sterling Banks, Inc., a
Georgia corporation (hereinafter, the "Company"), and Edward C. Milligan (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in Section 1.

                                   BACKGROUND

    Executive is currently employed as the President and Chief Executive Officer of the Company and The Westside Bank & Trust Company pursuant to that certain Employment Agreement dated August 16, 1995 (the "Prior Employment Agreement"). The Company and Main Street Banks Incorporated ("MSBI") have entered into that certain Merger Agreement, dated as of December 1, 1999 (the "Merger Agreement"), pursuant to which MSBI will merge with and into the Company (the "Merger"). The Company desires to retain Executive as the President and Chief Executive Officer of the Company and, after two years, as the Chairman of the Board of Directors of the Company, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs, and on such date the Prior Employment Agreement shall terminate.

    2. EMPLOYMENT. Executive is hereby employed on the Effective Date as the President and Chief Executive Officer of the Company. Beginning on the second anniversary of the Merger, Executive shall become the Chairman of the Board of Directors of the Company and shall continue as Chief Executive Officer in addition to his other duties. In each such capacity, Executive shall have such responsibilities commensurate with such positions as set forth in the bylaws of the Company and as shall be assigned to him by the Board of Directors of the Company. Executive will report directly to the Board of Directors of the Company.

    3.  EMPLOYMENT PERIOD.  Unless earlier terminated herein in accordance with
Section 6 hereof, Executive's employment shall be for a three year term (the "Employment Period"), beginning on the Effective Date. Beginning on the third anniversary of the Effective Date and on each anniversary of the Effective Date, the Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period; PROVIDED, HOWEVER, that either party may, by notice to the other, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

    4. EXTENT OF SERVICE. During the Employment Period, and excluding any periods of vacation to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

    5.  COMPENSATION AND BENEFITS.

        (a) BASE SALARY. During each year of the Employment Period, the Company will pay to Executive annual base salary in the amount equal to U.S. $154,000 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary from year to year; provided that annual increases of at least 3%, intended to approximate cost of living increases, shall be automatic. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance, as well as any recommendations of an outside consulting firm that may be engaged by the Company, from time to time, to evaluate management compensation.

        (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on the same basis as such Peer Executives.

        (c) WELFARE BENEFIT PLANS. During the Employment Period, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives.

        (d) EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

        (e) FRINGE BENEFITS. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for Peer Executives. Without limiting the foregoing, during the Employment Period, Executive shall be provided a car allowance or a Company-owned car of a model appropriate to his position, as determined by the Compensation Committee of the Board of Directors of the Company.

    6.  TERMINATION OF AGREEMENT.

        (a) DEATH, RETIREMENT OR DISABILITY. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

        (b) TERMINATION BY THE COMPANY. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

           (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Board of Directors of the Company which specifically identifies the manner in which the Board believes that Executive has not substantially performed Executive's duties, or

           (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

          (iii) a requirement by any state or federal authority regulating the Company or its subsidiaries that Executive be removed from his office.

    For purposes of this provision, no act or failure to act, on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its shareholders and subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company, its shareholders and subsidiaries. The cessation of employment of Executive under subparagraph (i) or (ii) above shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors the Company at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

        (c) TERMINATION BY EXECUTIVE. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

           (i) without the written consent of Executive, a change in Executive's status, title, position or responsibilities (including reporting responsibilities) which, in Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at the Effective Date or, if greater, at any time thereafter; the assignment to Executive of any duties or responsibilities which, in Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at the Effective Date or, if greater, at any time thereafter; or any other change in condition or circumstances that in Executive's reasonable judgment makes it materially more difficult for Executive to carry out the duties and responsibilities of his then-existing office; provided that Good Reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

           (ii) a reduction, without the written consent of Executive, in Executive's Base Salary as in effect on the Effective Date or as the same may be increased from time to time, or any failure to pay Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

          (iii) the failure by the Company (a) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which Executive participated as of the Effective Date, or at any time thereafter, that is material to Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation therein relative to other participants; or

           (iv) the Company's requiring Executive, without his consent, to be based at any office or location other than in Cobb County, Georgia or to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

           (v) the failure, for any reason, of Executive to be re-elected to the Board of Directors of the Company;

           (vi) the insolvency or the filing by any party, including the Company or any of its subsidiaries, of a petition for bankruptcy of the Company or any such subsidiary, which petition is not dismissed within sixty
       (60) days;

          (vii) any failure by the Company to comply with and satisfy
       Section 14(c) of this Agreement;

         (viii) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement; or

           (ix) the material breach by the Company of any provision of this Agreement.

    Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination of Good Reason made by Executive shall be conclusive.

        (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with
    Section 15(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

        (e) DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated other than by reason of death or Disability, the date of receipt of the Notice of

    Termination, or any later date specified therein, or (ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the Disability Effective Date, as the case may be.

    7.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

        (a) TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good Reason, then:

           (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

               A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of
           (x) Executive's target annual bonus for the year in which the Date of Termination occurred (the "Target Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, (3) any accrued vacation pay to the extent not theretofore paid, and (4) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

                B. the amount equal to three times the sum of (1) Executive's Base Salary in effect as of the Date of Termination, and (2) the Target Annual Bonus; and

           (ii) for three years after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in
       Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

          (iii) all of Executive's outstanding stock options and other incentive awards from the Company in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive's outstanding awards of restricted stock shall lapse; and

           (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

        (b) DEATH; DISABILITY OR RETIREMENT. If Executive's employment is terminated by reason of Executive's death, Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, as are applicable to Executive on the Date of Termination.

        (c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 7(a)(i)(A)) and the timely payment or provision of Other Benefits.

    8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor, subject to Section 15(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

        (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        (b) All determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected by Executive and reasonably acceptable to the Company as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is reasonably requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

    10. COSTS OF ENFORCEMENT. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

    11. REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

    12.  RESTRICTIONS ON CONDUCT OF EXECUTIVE.

        (a) GENERAL. Executive and the Company understand and agree that the purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 12.

        (b)  DEFINITIONS.  The following capitalized terms used in this
    Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

           "COMPETITIVE POSITION" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Company;

           "COMPETITIVE SERVICES" means the provision of banking products and services similar in scope to those provided by the Company and its subsidiaries as of the Effective Date.

           "COMPETITOR" means any Person engaged, wholly or in part, in Competitive Services.

           "CONFIDENTIAL INFORMATION" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

           "DETERMINATION DATE" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

           "PERSON" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

           "PRINCIPAL OR REPRESENTATIVE" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

           "PROTECTED CUSTOMERS" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

           "PROTECTED EMPLOYEES" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

           "RESTRICTED PERIOD" means the Employment Period and a period extending two (2) years from the Date of Termination.

           "RESTRICTED TERRITORY" means the areas within a 25 mile radius of each banking office of the Company or its subsidiaries immediately after the Effective Date.

           "RESTRICTIVE COVENANTS" means the restrictive covenants contained in
       Section 9(c) hereof.

           "TRADE SECRET" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

        (c)  RESTRICTIVE COVENANTS.

           (i) RESTRICTION ON DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

           Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; PROVIDED, HOWEVER, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

           (ii) NONSOLICITATION OF PROTECTED EMPLOYEES. Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

           (iii)  RESTRICTION ON RELATIONSHIPS WITH PROTECTED
       CUSTOMERS. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf;
       (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company.

           (iv)  NONCOMPETITION WITH THE COMPANY.  The parties acknowledge:
       (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers of the Company;
       (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; PROVIDED, HOWEVER, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

        (d)  ENFORCEMENT OF RESTRICTIVE COVENANTS.

           (i) RIGHTS AND REMEDIES UPON BREACH. In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

           (ii) SEVERABILITY OF COVENANTS. Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

    13. ARBITRATION. Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. Section1, ET. SEQ. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. Section10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

    14.  ASSIGNMENT AND SUCCESSORS.

        (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    15.  MISCELLANEOUS.

        (a) WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

        (b) SEVERABILITY. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

        (c) OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

        (d) ENTIRE AGREEMENT. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

        (e) GOVERNING LAW. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

        (f) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Company:      First Sterling Banks, Inc.
                 1200 Barrett Parkway
                 Kennesaw, Georgia 30144
                 Attention: Secretary

To Executive:    Edward C. Milligan
                 600 Longstreet Drive
                 Marietta, Georgia 30064

    Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

        (g) AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

        (h) CONSTRUCTION. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

                         (SIGNATURES ON FOLLOWING PAGE)

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                       FIRST STERLING BANKS, INC.

                                                       By:
                                                               ----------------------------------------
                                                       Title:
                                                               ----------------------------------------

                                                       EXECUTIVE:

                                                       ---------------------------------------------
                                                       Edward C. Milligan

                              EMPLOYMENT AGREEMENT

    THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this
      day of            , 2000 by and between First Sterling Banks, Inc., a
Georgia corporation (hereinafter, the "Company"), and Sam B. Hay (hereinafter, "Executive"), to be effective as of the Effective Date, as defined in
Section 1.

                                   BACKGROUND

    Executive currently serves as the Executive Vice President and Chief Financial Officer of Main Street Banks Incorporated ("Main Street"). The Company and Main Street have entered into that certain Merger Agreement, dated as of December 1, 1999 (the "Merger Agreement"), pursuant to which Main Street will merge with and into the Company (the "Merger"). The Company desires to retain Executive as the Executive Vice President and Chief Operating Officer of the Company and, after two years, as the President of the Company, in accordance with the terms of this Agreement. Executive is willing to serve as such in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. EFFECTIVE DATE. The effective date of this Agreement (the "Effective Date") will be the date on which the effective time of the Merger occurs.

    2. EMPLOYMENT. Executive is hereby employed on the Effective Date as the Executive Vice President and Chief Operating Officer of the Company. Beginning on the second anniversary of the Merger, Executive shall become the President and Chief Operating Officer of the Company. In each such capacity, Executive shall have such responsibilities commensurate with such positions as set forth in the bylaws of the Company and as shall be assigned to him by the Chief Executive Officer or the Board of Directors of the Company. Executive will report directly to the Chief Executive Officer of the Company.

    3.  EMPLOYMENT PERIOD.  Unless earlier terminated herein in accordance with
Section 6 hereof, Executive's employment shall be for a three year term (the "Employment Period"), beginning on the Effective Date. Beginning on the third anniversary of the Effective Date and on each anniversary of the Effective Date, the Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period; PROVIDED, HOWEVER, that either party may, by notice to the other, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

    4. EXTENT OF SERVICE. During the Employment Period, and excluding any periods of vacation to which Executive is entitled, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; PROVIDED, HOWEVER, that it shall not be a violation of this Agreement for Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Executive prior to date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of Executive's responsibilities hereunder.

    5.  COMPENSATION AND BENEFITS.

    (a) BASE SALARY. During each year of the Employment Period, the Company will pay to Executive annual base salary in the amount equal to U.S. $140,000 ("Base Salary"), less normal withholdings, payable in equal monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary annually and in its sole discretion, subject to approval of the Board of Directors of the Company, may increase Executive's Base Salary from year to year; provided that annual increases of at least 3%, intended to approximate cost of living increases, shall be automatic. The annual review of Executive's salary by the Board will consider, among other things, Executive's own performance and the Company's performance, as well as any recommendations of an outside consulting firm that may be engaged by the Company, from time to time, to evaluate management compensation.

    (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Employment Period, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on the same basis as such Peer Executives, with full credit given for Executive's total accumulated years of employment at Main Street for purposes of determining vesting and eligibility.

    (c) WELFARE BENEFIT PLANS. During the Employment Period, Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives, with full credit given for Executive's total accumulated years of employment at Main Street for purposes of determining vesting and eligibility.

    (d) EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

    (e) FRINGE BENEFITS. During the Employment Period, Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for Peer Executives. Without limiting the foregoing, during the Employment Period, Executive shall be provided a car allowance or a Company-owned car of a model appropriate to his position, as determined by the Compensation Committee of the Board of Directors of the Company.

    (f) PAST SERVICE CREDIT. Executive shall be given full credit for Executive's years of employment with Main Street and its predecessors for all purposes under the plans, programs, policies, agreements and practices covering Executive pursuant to this Section 5. The Company shall cause the Welfare Plans to (i) waive, with respect to Executive, any waiting period and restrictions and limitations for preexisting conditions or insurability, and (ii) credit Executive with any deductible, co-payment, co-insurance, or maximum out-of-pocket payments made by Executive under the Welfare Plans so as to reduce the amount of any deductible, co-payment, co-insurance or maximum out-of-pocket payments payable by Executive under the Welfare Plans.

    6.  TERMINATION OF AGREEMENT.

    (a) DEATH, RETIREMENT OR DISABILITY. Executive's employment shall terminate automatically upon Executive's death or Retirement during the Employment Period. For purposes of this Agreement, "Retirement" shall mean normal retirement as defined in the Company's then-current retirement plan, or if there is no such retirement plan, "Retirement" shall mean voluntary termination after age 65 with ten years of service. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such written notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the inability of Executive, as determined by the Board, to substantially perform the essential functions of his regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months. At the request of Executive or his personal representative, the Board's determination that the Disability of Executive has occurred shall be certified by two physicians mutually agreed upon by Executive, or his personal representative, and the Company. Failing such independent certification (if so requested by Executive), Executive's termination shall be deemed a termination by the Company without Cause and not a termination by reason of his Disability.

    (b) TERMINATION BY THE COMPANY. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

        (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness, and specifically excluding any failure by Executive, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to Executive by the Chief Executive Officer or the Board of Directors of the Company which specifically identifies the manner in which the Chief Executive Officer or the Board believes that Executive has not substantially performed Executive's duties, or

        (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

       (iii) a requirement by any state or federal authority regulating the Company or its subsidiaries that Executive be removed from his office.

    For purposes of this provision, no act or failure to act, on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company and its shareholders and subsidiaries. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company, its shareholders and subsidiaries. The cessation of employment of Executive under subparagraph (i) or (ii) above shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors the Company at a meeting of such Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before such Board), finding that, in the good faith opinion of such Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

    (c) TERMINATION BY EXECUTIVE. Executive's employment may be terminated by Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean:

        (i) without the written consent of Executive, a change in Executive's status, title, position or responsibilities (including reporting responsibilities) which, in Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at the Effective Date or, if greater, at any time thereafter; the assignment to Executive of any duties or responsibilities which, in Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at the Effective Date or, if greater, at any time thereafter; or any other change in condition or circumstances that in Executive's reasonable judgment makes it materially more difficult for Executive to carry out the duties and responsibilities of his then-existing office; provided that Good Reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

        (ii) a reduction, without the written consent of Executive, in Executive's Base Salary as in effect on the Effective Date or as the same may be increased from time to time, or any failure to pay Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

       (iii) the failure by the Company (a) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which Executive participated as of the Effective Date, or at any time thereafter, that is material to Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or
    (b) to continue Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of Executive's participation therein relative to other participants; or

        (iv) the Company's requiring Executive, without his consent, to be based at any office or location other than in Covington, Georgia or to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

        (v) the failure, for any reason, of Executive to be re-elected to the Board of Directors of the Company;

        (vi) the insolvency or the filing by any party, including the Company or any of its subsidiaries, of a petition for bankruptcy of the Company or any such subsidiary, which petition is not dismissed within sixty (60) days;

       (vii) any failure by the Company to comply with and satisfy
    Section 14(c) of this Agreement;

      (viii) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement; or

        (ix) the material breach by the Company of any provision of this Agreement.

    Good Reason shall not include Executive's death or Disability. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. Any good faith determination of Good Reason made by Executive shall be conclusive.

    (d) NOTICE OF TERMINATION. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(f) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) specifies the termination date. If a dispute exists concerning the provisions of this Agreement that apply to Executive's termination of employment, the parties shall pursue the resolution of such dispute with reasonable diligence. Within five (5) days of such a resolution, any party owing any payments pursuant to the provisions of this Agreement shall make all such payments together with interest accrued thereon at the rate provided in Section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

    (e) DATE OF TERMINATION. "Date of Termination" means (i) if Executive's employment is terminated other than by reason of death or Disability, the date of receipt of the Notice of Termination, or any later date specified therein, or
(ii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination will be the date of death or the Disability Effective Date, as the case may be.

    7.  OBLIGATIONS OF THE COMPANY UPON TERMINATION.

    (a) TERMINATION BY EXECUTIVE FOR GOOD REASON; TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE. If, during the Employment Period, the Company shall terminate Executive's employment other than for Cause, or Executive shall terminate employment for Good Reason, then:

        (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

           A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of Executive's target annual bonus for the year in which the Date of Termination occurred (the "Target Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and
       (3) any accrued vacation pay to the extent not theretofore paid, and
       (4) unless Executive has elected a different payout date in a prior deferral election, any compensation previously deferred by Executive (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3) and (4) shall be hereinafter referred to as the "Accrued Obligations"); and

           B. the amount equal to three times the sum of (1) Executive's Base Salary in effect as of the Date of Termination, and (2) the Target Annual Bonus; and

        (ii) for three years after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 5(c) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives and their families, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and

       (iii) all of Executive's outstanding stock options and other incentive awards from the Company in the nature of rights that may be exercised shall become fully exercisable and all restrictions on Executive's outstanding awards of restricted stock shall lapse; and

        (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

    (b) DEATH; DISABILITY OR RETIREMENT. If Executive's employment is terminated by reason of Executive's death, Disability or Retirement during the Employment Period, this Agreement shall terminate without further obligations to Executive or his legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as used in this Section 7(b) shall include, without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death, disability or retirement benefits, if any, as are applicable to Executive on the Date of Termination.

    (c) TERMINATION FOR CAUSE OR VOLUNTARY TERMINATION WITHOUT GOOD REASON. If Executive's employment shall be terminated for Cause during the Employment Period, or if Executive voluntarily terminates employment during the Employment Period without Good Reason, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations (excluding the pro-rata bonus described in clause 2 of Section 7(a)(i)(A)) and the timely payment or provision of Other Benefits.

    8. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which Executive may qualify, nor, subject to Section 15(d), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

    9.  CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

    (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) All determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a certified public accounting firm selected by Executive and reasonably acceptable to the Company as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is reasonably requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

    10. COSTS OF ENFORCEMENT. In any action taken in good faith relating to the enforcement of this Agreement or any provision herein, Executive shall be entitled to be paid any and all costs and expenses incurred by him in enforcing or establishing his rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

    11. REPRESENTATIONS AND WARRANTIES. Executive hereby represents and warrants to the Company that Executive is not a party to, or otherwise subject to, any covenant not to compete with any person or entity, and Executive's execution of this Agreement and performance of his obligations hereunder will not violate the terms or conditions of any contract or obligation, written or oral, between Executive and any other person or entity.

    12.  RESTRICTIONS ON CONDUCT OF EXECUTIVE.

    (a) GENERAL. Executive and the Company understand and agree that the purpose of the provisions of this Section 12 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this
Section 12 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law, Executive shall be subject to the restrictions set forth in this Section 12.

    (b) DEFINITIONS. The following capitalized terms used in this Section 12 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

    "COMPETITIVE POSITION" means any employment with a Competitor in which Executive will use or is likely to use any Confidential Information or Trade Secrets, or in which Executive has duties for such Competitor that relate to Competitive Services and that are the same or similar to those services actually performed by Executive for the Company;

    "COMPETITIVE SERVICES" means the provision of banking products and services similar in scope to those provided by the Company and its subsidiaries as of the Effective Date.

    "COMPETITOR" means any Person engaged, wholly or in part, in Competitive Services.

    "CONFIDENTIAL INFORMATION" means all information regarding the Company, its activities, business or clients that is the subject of reasonable efforts by the Company to maintain its confidentiality and that is not generally disclosed by practice or authority to persons not employed by the Company, but that does not rise to the level of a Trade Secret. "Confidential Information" shall include, but is not limited to, financial plans and data concerning the Company; management planning information; business plans; operational methods; market studies; marketing plans or strategies; product development techniques or plans; customer lists; details of customer contracts; current and anticipated customer requirements; past, current and planned research and development; business acquisition plans; and new personnel acquisition plans. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. This definition shall not limit any definition of "confidential information" or any equivalent term under state or federal law.

    "DETERMINATION DATE" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

    "PERSON" means any individual or any corporation, partnership, joint venture, limited liability company, association or other entity or enterprise.

    "PRINCIPAL OR REPRESENTATIVE" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

    "PROTECTED CUSTOMERS" means any Person to whom the Company has sold its products or services or solicited to sell its products or services during the twelve (12) months prior to the Determination Date.

    "PROTECTED EMPLOYEES" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

    "RESTRICTED PERIOD" means the Employment Period and a period extending two
(2) years from the Date of Termination.

    "RESTRICTED TERRITORY" means the areas within a 25 mile radius of each banking office of the Company or its subsidiaries immediately after the Effective Date.

    "RESTRICTIVE COVENANTS" means the restrictive covenants contained in
Section 9(c) hereof.

    "TRADE SECRET" means all information, without regard to form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, distribution lists or a list of actual or potential customers, advertisers or suppliers which is not commonly known by or available to the public and which information: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Without limiting the foregoing, Trade Secret means any item of confidential information that constitutes a "trade secret(s)" under the common law or statutory law of the State of Georgia.

    (c)  RESTRICTIVE COVENANTS.

        (i) Restriction on Disclosure and Use of Confidential Information and Trade Secrets.

        Executive understands and agrees that the Confidential Information and Trade Secrets constitute valuable assets of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Executive shall not directly or indirectly transmit or disclose any Trade Secret of the Company to any Person, and shall not make use of any such Trade Secret, directly or indirectly, for himself or for others, without the prior written consent of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

            Anything herein to the contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

        (ii) NONSOLICITATION OF PROTECTED EMPLOYEES. Executive understands and agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

       (iii) RESTRICTION ON RELATIONSHIPS WITH PROTECTED CUSTOMERS. Executive understands and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person, solicit, divert, take away or attempt to solicit, divert or take away a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve (12) months immediately preceding the termination of his employment hereunder. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf;
    (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Trade Secrets or Confidential Information about the customer as a result of his association with the Company.

        (iv) NONCOMPETITION WITH THE COMPANY.  The parties acknowledge:
    (A) that Executive's services under this Agreement require special expertise and talent in the provision of Competitive Services and that Executive will have substantial contacts with customers of the Company; (B) that pursuant to this Agreement, Executive will be placed in a position of trust and responsibility and he will have access to a substantial amount of Confidential Information and Trade Secrets and that the Company is placing him in such position and giving him access to such information in reliance upon his agreement not to compete with the Company during the Restricted Period; (C) that due to his management duties, Executive will be the repository of a substantial portion of the goodwill of the Company and would have an unfair advantage in competing with the Company; (D) that due to Executive's special experience and talent, the loss of Executive's services to the Company under this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law; (E) that Executive is capable of competing with the Company; and (F) that Executive is capable of obtaining gainful, lucrative and desirable employment that does not violate the restrictions contained in this Agreement. In consideration of the compensation and benefits being paid and to be paid by the Company to Executive hereunder, Executive hereby agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly seek or obtain a Competitive Position in the Restricted Territory with a Competitor; provided, however, that the provisions of this Agreement shall not be deemed to prohibit the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.

    (d)  ENFORCEMENT OF RESTRICTIVE COVENANTS.

        (i) Rights and Remedies Upon Breach.In the event Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

        (ii) Severability of Covenants.Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. The covenants set forth in this Agreement shall be considered and construed as separate and independent covenants. Should any part or provision of any covenant be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision of this Agreement. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Executive in agreeing to the provisions of this Agreement will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

    13. ARBITRATION. Any claim or dispute arising under this Agreement shall be subject to arbitration, and prior to commencing any court action, the parties agree that they shall arbitrate all controversies. The arbitration shall be conducted in Atlanta, Georgia, in accordance with the Employment Dispute Rules of the American Arbitration Association and the Federal Arbitration Act, 9 U.S.C. Section1, ET. SEQ. The arbitrator(s) shall be authorized to award both liquidated and actual damages, in addition to injunctive relief, but no punitive damages. Such an award shall be binding and conclusive upon the parties hereto, subject to 9 U.S.C. Section10. Each party shall have the right to have the award made the judgment of a court of competent jurisdiction.

    14.  ASSIGNMENT AND SUCCESSORS.

    (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

    15.  MISCELLANEOUS.

    (a) WAIVER. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

    (b) SEVERABILITY. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

    (c) OTHER AGENTS. Nothing in this Agreement is to be interpreted as limiting the Company from employing other personnel on such terms and conditions as may be satisfactory to it.

    (d) ENTIRE AGREEMENT. Except as provided herein, this Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof and, from and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

    (e) GOVERNING LAW. Except to the extent preempted by federal law, and without regard to conflict of laws principles, the laws of the State of Georgia shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

    (f) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Company:    First Sterling Banks, Inc.
               Edward C. Milligan, President and CEO
               1200 Barrett Parkway
               Kennesaw, Georgia 30144

To Executive:  Sam B. Hay
               625 Cornish Mountain Road
               Oxford, Georgia 30054

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

    (g) AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

    (h) CONSTRUCTION. Each party and his or its counsel have reviewed this Agreement and have been provided the opportunity to revise this Agreement and accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against either party.

                         (signatures on following page)

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                                       FIRST STERLING BANKS, INC.

                                                       By:
                                                               ----------------------------------------
                                                       Title:  President and CEO

                                                       EXECUTIVE:

                                                       ---------------------------------------------
                                                       Sam B. Hay

                                                             APPENDIX B TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                           FIRST STERLING BANKS, INC.
                        1999 DIRECTORS STOCK OPTION PLAN

1. DEFINITIONS

    a. "Banks"--Community Bank of Georgia, The Eastside Bank & Trust Company and The Westside Bank & Trust Company

    b.  "Board"--Board of Directors of the Corporation

    c.  "Code"--IRS Code Section 83.

    d.  "Committee"--a committee named specifically to administer this Plan.

    e.  "Common Stock"--common voting stock of the Corporation.

    f.  "Corporation"--FIRST STERLING BANKS, INC.

    g. "Director"--a voting member of any of the Boards of Directors of the Banks or the Corporation

    h. "Emeritus Director"--a former Director of any of the Banks or the Corporation who has been designated by any of the Boards of Directors of the Banks or the Corporation as an emeritus non-voting advisor member of any such Board.

    i. "Fair Market Value"--determined in good faith by the Board by reference to the price at which the shares of Common Stock are trading on the NASDAQ National Market System or any other exchange on which the shares may be traded.

    j.  "Option"--right to purchase shares of Common Stock.

    k. "Option Agreement"--formal agreement for each grant with specific terms and conditions not inconsistent with this Plan.

    l. "Optionee"--an eligible person under Section 5 below who has been granted options under Plan.

    m. "Plan"--the 1999 Directors Stock Option Plan.

2. PURPOSE

    To advance the interests of the Banks and the Corporation and its shareholders by providing Directors and Emeritus Directors of the Banks and the Corporation a sense of proprietorship and personal involvement and to encourage Directors and Emeritus Directors of the Banks and the Corporation to remain with and devote their best efforts to their respective Bank or the Corporation.

3. SHARES SUBJECT TO THE PLAN

    There shall be authorized and reserved for issuance upon the exercise of Options to be granted under the Plan 100,000 shares of Common Stock.

4. ADMINISTRATION

    A Committee appointed by the Board with not less than three members will have complete authority to interpret the Plan, make grants, and determine terms and conditions within the context of the Plan.

5. ELIGIBILITY

    The following persons are eligible to receive options under the Plan: All Directors and Emeritus Directors of the Banks and the Corporation. To the extent that shares are available, Directors who take office subsequent to the effective date of the Plan shall be eligible to receive Options.

6. GRANTING OF OPTIONS; OPTION EXERCISE PRICE

    All Options granted under the Plan will be Non-Qualified Options as evidenced by a Non-Qualified Option Agreement. The following individuals will receive an Option to purchase the number of shares indicated at $11.50 per share, which the Committee has determined to be the Fair Market Value of the stock as of the date of the grant. The grant and the Option will vest immediately.

NAME                                                          NUMBER OF SHARES
----                                                          ----------------
Eugene L. Argo..............................................        5,645
James L. Armstrong..........................................        5,645
Dean T. Teusaw..............................................        5,645
Hugh Norton.................................................        5,645
Thomas M. Carnes............................................        3,000
Larry N. Reed...............................................        3,000
Robert C. Pittard...........................................        3,000
Ted A. Murphy...............................................       22,000

    The Committee may make additional grants of options as desirable. Any Option granted hereunder shall have a per share option exercise price at least equal to the Fair Market Value of a share on the date of the grant as determined in good faith by the Board of Directors.

7. TERM OF OPTION

    Options granted hereunder shall be exercisable in whole or in part, from time to time, during the ten year period subsequent to the date of the grant. Except as provided in Section 11, no Option granted under the Plan may be exercised prior to six months after the date it is granted.

8. MANNER OF EXERCISE

    The Options shall be exercised by written notice, delivered to the Corporation and signed by the Director or Emeritus Director or his or her successors stating the number of shares with respect to which the Option is being exercised. Payment in full of the Option price of the said shares must be made at the time of exercise, and payment may be made in cash or shares of the Common Stock previously held by the Optionee or a combination. Payment in shares may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares surrendered in payment of the Option Price shall be valued at the Fair Market Value as of the date of the exercise.

    Except as otherwise provided herein at the time of the exercise of an Option, the Optionee must be a Director or an Emeritus Director.

9. NON-TRANSFERABILITY

    Options can only be transferred by will or by the laws of descent and distribution.

10. TERMINATION OF SERVICE AS A DIRECTOR OR EMERITUS DIRECTOR

    At the later of the time that an Optionee ceases to be a Director or an Emeritus Director other than by his or her death or disability, all Options held by him or her at the time of such termination shall be exercisable by such Optionee but only:

    a. if and to the extent the same were exercisable at the time such Optionee ceases to be a Director or Emeritus Director, and

    b.  prior to the earlier of (1) the expiration dates of such Options or
       (2) that date which is twelve (12) months from the date such Optionee ceases to be a Director or an Emeritus Director, such twelve (12) month period to include the date on which such termination occurs, provided that the Board may in its discretion extend such date for an additional twelve (12) months.

    If an Optionee ceases to be a Director or an Emeritus Director as a result of such Optionee's death or disability then all Options held by such Optionee on the date of such termination shall be exercisable in full, whether or not exercisable on the date of such termination, but only at any time prior to the earlier of (1) the expiration dates of such Options or
    (2) that date which is two years from the date such Optionee ceases to be a Director or Emeritus Director. In the event of the death of an Optionee then such Optionee's Options shall be exercisable to the extent herein otherwise provided by the executor or personal representative of the Optionee's estate or by any person who acquired the right to exercise such Options by bequest under the Optionee's will or by inheritance. In the event of the mental disability of an Optionee then such Optionee's Options shall be exercisable to the extent herein otherwise provided by the legal representative of the Optionee.

    If any Optionee ceases to be a Director and immediately is appointed an Emeritus Director then the provisions of this Paragraph 10 shall not apply until he or she ceases to be an Emeritus Director.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION OF EXERCISE RIGHTS

    The total number of shares on which Options may be granted under the Plan and Option rights (both as to the number of shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from a stock split or payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and in the event of a merger or consolidation in accordance with the following paragraph.

    After any merger, consolidation or reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation's Common Stock, each Optionee at the time of such reorganization shall, at no additional cost, be entitled, upon any exercise of his Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of the Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

    The foregoing adjustments and the manner of their application will be in the sole discretion of the Committee to determine.

    In the event of: (1) the adoption of a plan of merger or consolidation in which the Corporation's shareholders as a group would receive less than 50% of the voting capital stock of the surviving entity; (2) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; or (3) the acquisition of more than 20% of the Corporation's voting capital stock by any person as defined by Section 13(d)(3) of the Securities and Exchange Act of 1934, other than a person, or group including a person who beneficially owned, as of the effective date of the Plan, more than 3% of the Corporation's securities, then, in the absence of a prior expression of approval of the Board Of Directors of the Corporation, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the Option Price, and shall remain exercisable for the remaining term of such Option, regardless of whether such option has been outstanding for six months or of any provision contained in the Stock Option Agreement with respect to limitations of the exercisability of the Option or any portion thereof for any length of time.

    Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate.

    The grant of an Option pursuant to this Plan shall not in any way affect the right or power of the Corporation to make adjustments, reclassifications, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

12. EFFECTIVENESS OF THE PLAN

    The effective date of the Plan shall be June 22, 1999, the date of the approval of the Plan by the Board of Directors of the Corporation, subject to the approval of the Plan by the shareholders of the Corporation within one (1) year following such date. No Option granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Corporation, and in the event that the shareholders fail to approve the Plan within one year of any Option grants made pursuant to the Plan, then all such Options shall be void.

    No Options may be granted under the Plan after the expiration of ten years from and including the effective date of the Plan.

13. AMENDMENT AND TERMINATION

    The Plan may be amended or terminated by the Board at any time as deemed in the best interests of the Corporation; provided, however, no amendments shall be made in the Plan without the approval of the shareholders of the Corporation which:

    a. Increase the total number of shares for which options may be granted under the Plan except as provided in Section 11.

    b. Change the minimum purchase price for the optioned shares except as provided in Section 11.

    c. Affect any outstanding option or any unexercised right thereunder except as provided in Section 11.

    d.  Extend the option period provided in Section 7.

    e.  Extend the termination date of the Plan.

                                                             APPENDIX C TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                       GEORGIA DISSENTERS' RIGHTS STATUTE
                       GEORGIA BUSINESS CORPORATION CODE

14-2-1301. DEFINITIONS.

    As used in this article, the term:

        (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (2) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

        (4) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

        (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

        (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (7) "Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302. RIGHT TO DISSENT.

    (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

        (1) Consummation of a plan of merger to which the corporation is a party:

           (A) If approval of the shareholder of the corporation is required for the merger by Code Section 14-2-1103 or 14-2-1104 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

           (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

        (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A) Alters or abolishes a preferential right of the shares;

           (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

           (F) Cancels, redeems or repurchases all or part of the shares of the class; or

        (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

    (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

        (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

        (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

14-2-1320. NOTICE OF DISSENTERS' RIGHTS.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code
Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters' rights:

        (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

        (2) Must not vote his or her shares in favor of the proposed action.

    (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his or her shares under this article.

14-2-1322. DISSENTERS' NOTICE.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

    (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

        (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

        (4) Be accompanied by a copy of this article.

14-2-1323. DUTY TO DEMAND PAYMENT.

    (a) A record shareholder sent a dissenters' notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

    (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code Section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324. SHARE RESTRICTIONS.

    (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325. OFFER OF PAYMENT.

    (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code
Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

        (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (2) A statement of the corporation's estimate of the fair value of the shares;

        (3) An explanation of how the interest was calculated;

        (4) A statement of the dissenter's right to demand payment under Code
    Section 14-2-1327; and

        (5) A copy of this article.

    (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326. FAILURE TO TAKE ACTION.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

        (1) The dissenter believes that the amount offered under Code
    Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

        (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this Code Section unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code Section within 30 days after the corporation made or offered payment for his or her shares, as provided in Code
Section 14-2-1325.

    (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325;

        (1) The shareholder may demand the information required under subsection
    (b) of Code Section 14-2-1325, and the corporation shall provide information to the shareholder within ten days after receipt of a written demand for the information; and

        (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330. COURT ACTION.

    (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other matter permitted by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

    (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

14-2-1331. COURT COSTS AND COUNSEL FEES.

    (a) The court in an appraisal proceeding commenced under Code
Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, an amount the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

    (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

        (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

        (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

14-2-1332. LIMITATION OF ACTIONS.

    No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporation action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                             APPENDIX D TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                 OPINION OF BROWN, BURKE CAPITAL PARTNERS, INC.

                [BROWN, BURKE CAPITAL PARTNERS, INC. LETTERHEAD]

                                                                  March 28, 2000

Board of Directors
First Sterling Banks, Inc.
P.O. Box 2147
Marietta, GA 30061

Dear Members of the Board:

    You have asked us to advise you with respect to the fairness to the shareholders of First Sterling Bancshares, Inc. ("First Sterling"), from a financial point of view, of the exchange ratio (the "Exchange Ratio") provided for in the Merger Agreement (the "Merger Agreement") dated as of December 1, 1999 between First Sterling and Main Street Banks, Inc. ("Main Street"). The Merger Agreement provides for a merger (the "Merger") of First Sterling and Main Street pursuant to which the common shareholders of Main Street will receive
1.01 shares of First Sterling common stock for every common share of Main Street they hold.

In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to First Sterling and Main Street. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by First Sterling and Main Street, and have discussed the business and prospects of First Sterling and Main Street with their respective managements.

We have also considered certain financial and stock market data of First Sterling and Main Street and we have compared that data with similar data for other publicly-held bank holding companies. Additionally, we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of First Sterling's and Main Street's managements as to the future financial performance of First Sterling and Main Street. We have not made an independent evaluation or appraisal of the assets of First Sterling or Main Street and we have assumed that the aggregate allowances for loan losses for both First Sterling and Main Street are adequate to cover such losses.

It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the First Sterling common shares necessarily will be when those shares are issued to the stockholders of Main Street upon consummation of the Merger.

We have acted as financial advisor to First Sterling in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

We agree to the inclusion of this opinion letter in the Proxy
Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Ratio of the Merger is fair to the common shareholders of First Sterling from a financial point of view.

Very truly yours,

/s/ Brown, Burke Capital Partners, Inc.
BROWN, BURKE CAPITAL PARTNERS, Inc.

                                                             APPENDIX E TO JOINT
                                                      PROXY STATEMENT/PROSPECTUS

                      OPINION OF THE CARSON MEDLIN COMPANY

                   [LETTERHEAD OF THE CARSON MEDLIN COMPANY]

March 28, 2000

Board of Directors
Main Street Banks, Incorporated
1121 Floyd Street
Covington, Georgia 30014

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Main Street Banks, Incorporated ("Main Street Banks") under the terms of that certain Agreement and Plan of Merger dated December 1, 1999 (the "Agreement") which provides for the merger of Main Street Banks with First Sterling Banks, Inc. ("First Sterling Banks") (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of Main Street Banks common stock shall be converted into the right to receive 1.01 shares of First Sterling Banks common stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc. member investment banking firm, which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Georgia and the Southeast and the major commercial banks operating in those markets. We have been retained by Main Street Banks in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of First Sterling Banks and Main Street Banks. We have reviewed: (i) the Agreement; (ii) the annual reports to shareholders and annual reports on Form 10-K of First Sterling Banks for the five years ended December 31, 1998; (iii) audited financial statements of Main Street Banks for the five years ended December 31, 1998; (iv) unaudited financial statements of First Sterling Banks for the year ended December 31, 1999; (v) unaudited financial statements of Main Street Banks for the year ended December 31, 1999; and, (vi) certain other financial and operating information with respect to the business, operations and prospects of First Sterling Banks and Main Street Banks. We also: (i) reviewed and discussed with members of management of First Sterling Banks and Main Street Banks the historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity, if any, for the common stocks of First Sterling Banks and Main Street Banks and compared them with those of certain other publicly-traded companies which we deemed to be relevant; (iii) compared the results of operations of First Sterling Banks and Main Street Banks with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger on First Sterling Banks; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of First Sterling Banks or Main Street Banks. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the exchange ratio provided for in the Agreement is fair, from a financial point of view, to the shareholders of Main Street Banks, Incorporated.

Very truly yours,

/s/ THE CARSON MEDLIN COMPANY

THE CARSON MEDLIN COMPANY

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code set forth provisions pertaining to the indemnification of and insurance for directors and officers of a corporation. The Georgia Business Corporation Code provides for the mandatory indemnification of a director, against reasonable expenses incurred by the director in connection with a proceeding, where a director is wholly successful in the defense of the proceeding and where the proceeding is one to which he or she was a party because he or she was a director of the corporation. The Georgia Business Corporation Code grants the Registrant the power to indemnify its directors and officers against liability for certain of their acts.

    Article 11 (Article 10 of the Restated Articles of Incorporation if approved by the First Sterling shareholders) of the Registrant's Articles of Incorporation limits the liability of directors of the Registrant. A description of this provision is included under the heading "Comparison of the rights of holders of Main Street Banks stock and First Sterling stock--Limitation of liability and indemnification of directors, officers and employees" in the Joint Proxy Statement/Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

    Article 9 of the Registrant's Bylaws provides for indemnification of and insurance for directors and officers of the Registrant. A description of this provision is also included under the heading set forth above in the Joint Proxy Statement/Prospectus set forth in Part I of this Registration Statement, and such description is incorporated by reference herein.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Merger Agreement dated December 1, 1999, between the
                        Registrant and Main Street Banks Incorporated, included as
                        APPENDIX A to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

         4.1            See page 1 of Registrant's Articles of Incorporation
                        (defining its common stock) which was filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (File No.
                        33-78046) (incorporated by reference)

         4.2            See page 1 of the Form of Registrant's Restated Articles of
                        Incorporation, included as Exhibit A to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

         5.1 Opinion of Miller & Martin LLP as to the legality of the securities being registered

         8.1            Form of Opinion of Miller & Martin LLP as to certain federal income tax consequences of the Merger

        10.1            Registrant's 1994 Substitute Incentive Stock Option Plan for
                        The Westside Bank & Trust Company's Incentive Stock Option
                        Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-97300)
                        (incorporated by reference)

        10.2 Form of Registrant's 1994 Incentive Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-97300)
                        (incorporated by reference)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.3            Registrant's 1995 Directors Stock Option Plan filed as
                        Exhibit 4.4 to Form S-8 (File No. 33-81053) (incorporated by reference)

        10.4 Form of Registrant's 1995 Directors Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-81053)
                        (incorporated by reference)

        10.5 Registrant's 1996 Substitute Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-15069)
                        (incorporated by reference)

        10.6            Form of Registrant's 1996 Substitute Incentive Stock Option
                        Agreement filed as Exhibit 4.2 to Form S-8 (File No.
                        333-15069) (incorporated by reference)

        10.7            Registrant's 1997 Directors Stock Option Plan filed as
                        Exhibit 4.1 to Form S-8 (File No. 333-56473) (incorporated by reference)

        10.8 Form of Registrant's 1997 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-56473)
                        (incorporated by reference)

        10.9            Registrant's 1997 Incentive Stock Option Plan filed as
                        Exhibit 4.1 to Form S-8 (File No. 333-74555) (incorporated by reference)

        10.10 Form of Registrant's 1997 Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-74555)
                        (incorporated by reference)

        10.11           Registrant's 1999 Directors Stock Option Plan included as
                        APPENDIX B to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

        10.12 Form of Registrant's 1999 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-88645)
                        (incorporated by reference)

        10.13           Employment Agreement dated August 16, 1995, between
                        Registrant, The Westside Bank & Trust Company and Edward C.
                        Milligan filed as Exhibit 10.5 to Form S-4 (File No.
                        333-03116) (incorporated by reference)

        10.14           Proposed Employment Agreement, between the Registrant and
                        Edward C. Milligan, to be entered into upon consummation of the merger of the Registrant and Main Street Banks
                        Incorporated, included in Exhibit B to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

        10.15           Proposed Employment Agreement, between the Registrant and
                        Robert R. Fowler, III, to be entered into upon consummation of the merger between the Registrant and Main Street Banks
                        Incorporated, included in Exhibit B to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

        10.16           Proposed Employment Agreement, between the Registrant and
                        Sam B. Hay, to be entered into upon consummation of the
                        merger of the Registrant and Main Street Banks Incorporated, included in Exhibit B to the Merger Agreement included as
                        APPENDIX A to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

        10.17           Proposed Employment Agreement, between the Registrant and
                        Joseph K. Strickland, Jr., to be entered into upon consummation of the merger between the Registrant and Main
                        Street Banks Incorporated

        10.18           Employment Agreement dated January 5, 1998, between The
                        Eastside Bank & Trust Company and Christopher H. Burnett filed as Exhibit 10.14 to Registrant's Form 10-KSB for the year ended December 31, 1998 (incorporated by reference)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.19           Employment Agreement dated January 1, 1998 between Community
                        Bank of Georgia and Ted A. Murphy

        13.1            Registrant's Annual Report on Form 10-KSB for the year ended
                        December 31, 1999 (incorporated by reference)

        23.1 Consents of Miller & Martin LLP are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto

        23.2 Consent of Mauldin & Jenkins, LLC concerning the financial statements of First Sterling Banks, Inc.

        23.3 Consent of Ernst & Young LLP concerning the financial statements of Main Street Banks Incorporated

        23.4            Consent of Brown, Burke Capital Partners, Inc.

        23.5            Consent of The Carson Medlin Company

        23.6            Consent of Porter Keadle Moore, LLP concerning the financial statements of Georgia Bancshares, Inc.

        24              A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration
                        Statement

        99.1            Opinion of The Carson Medlin Company dated March 28, 2000
                        (included as APPENDIX E to the Joint Proxy
                        Statement/Prospectus)

        99.2            Opinion of Brown, Burke Capital Partners, Inc. dated March
                        28, 2000 (included as APPENDIX D to the Joint Proxy
                        Statement/Prospectus)

        99.3            Form of Proxy Card for the Annual Meeting of Shareholders of
                        Registrant

        99.4 Form of Proxy Card for the Special Meeting of Shareholders of Main Street Banks Incorporated

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (d) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia, on the 28th day of March, 2000.

                                                      FIRST STERLING BANKS, INC.

                                                                   /s/ EDWARD C. MILLIGAN
                                                      ------------------------------------------------
                                                                    Edward C. Milligan,
                                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Edward C. Milligan his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including pre- and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

               /s/ EDWARD C. MILLIGAN
     -------------------------------------------       President, Chief Executive     March 28, 2000
                 Edward C. Milligan                      Officer and Director(1)

              /s/ HARRY L. HUDSON, JR.
     -------------------------------------------       Director                       March 28, 2000
                Harry L. Hudson, Jr.

             /s/ JOHN S. THIBADEAU, JR.
     -------------------------------------------       Director                       March 28, 2000
               John S. Thibadeau, Jr.

            /s/ HONORABLE P. HARRIS HINES
     -------------------------------------------       Director                       March 28, 2000
              Honorable P. Harris Hines

            /s/ BENJAMIN H. WOFFORD, M.D.
     -------------------------------------------       Director                       March 28, 2000
              Benjamin H. Wofford, M.D.

                 /s/ EUGENE L. ARGO
     -------------------------------------------       Director                       March 28, 2000
                   Eugene L. Argo

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                  /s/ TED A. MURPHY
     -------------------------------------------       Director                       March 28, 2000
                    Ted A. Murphy

             /s/ JAMES L. ARMSTRONG, JR.
     -------------------------------------------       Director                       March 28, 2000
               James L. Armstrong, Jr.

             /s/ CHRISTOPHER H. BURNETT
     -------------------------------------------       Director                       March 28, 2000
               Christopher H. Burnett

                 /s/ BARBARA J. BOND
     -------------------------------------------       Secretary(2)                   March 28, 2000
                   Barbara J. Bond

------------------------

(1) Principal executive officer

(2) Principal financial and accounting officer

                                 EXHIBIT INDEX

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
         2.1            Merger Agreement dated December 1, 1999, between the
                        Registrant and Main Street Banks Incorporated, included as
                        APPENDIX A to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

         4.1            See page 1 of Registrant's Articles of Incorporation
                        (defining its common stock) which was filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 (File No.
                        33-78046) (incorporated by reference)

         4.2            See page 1 of the Form of Registrant's Restated Articles of
                        Incorporation, included as Exhibit A to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

         5.1 Opinion of Miller & Martin LLP as to the legality of the securities being registered

         8.1            Form of Opinion of Miller & Martin LLP as to certain federal income tax consequences of the Merger

        10.1            Registrant's 1994 Substitute Incentive Stock Option Plan for
                        The Westside Bank & Trust Company's Incentive Stock Option
                        Plan filed as Exhibit 4.4 to Form S-8 (File No. 33-97300)
                        (incorporated by reference)

        10.2 Form of Registrant's 1994 Incentive Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-97300)
                        (incorporated by reference)

        10.3            Registrant's 1995 Directors Stock Option Plan filed as
                        Exhibit 4.4 to Form S-8 (File No. 33-81053) (incorporated by reference)

        10.4 Form of Registrant's 1995 Directors Stock Option Agreement filed as Exhibit 4.5 to Form S-8 (File No. 33-81053)
                        (incorporated by reference)

        10.5 Registrant's 1996 Substitute Incentive Stock Option Plan filed as Exhibit 4.1 to Form S-8 (File No. 333-15069)
                        (incorporated by reference)

        10.6            Form of Registrant's 1996 Substitute Incentive Stock Option
                        Agreement filed as Exhibit 4.2 to Form S-8 (File No.
                        333-15069) (incorporated by reference)

        10.7            Registrant's 1997 Directors Stock Option Plan filed as
                        Exhibit 4.1 to Form S-8 (File No. 333-56473) (incorporated by reference)

        10.8 Form of Registrant's 1997 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-56473)
                        (incorporated by reference)

        10.9            Registrant's 1997 Incentive Stock Option Plan filed as
                        Exhibit 4.1 to Form S-8 (File No. 333-74555) (incorporated by reference)

        10.10 Form of Registrant's 1997 Incentive Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-74555)
                        (incorporated by reference)

        10.11           Registrant's 1999 Directors Stock Option Plan included as
                        APPENDIX B to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

        10.12 Form of Registrant's 1999 Directors Stock Option Agreement filed as Exhibit 4.2 to Form S-8 (File No. 333-88645)
                        (incorporated by reference)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        10.13           Employment Agreement dated August 16, 1995, between
                        Registrant, The Westside Bank & Trust Company and Edward C.
                        Milligan filed as Exhibit 10.5 to Form S-4 (File No.
                        333-03116) (incorporated by reference)

        10.14           Proposed Employment Agreement, between the Registrant and
                        Edward C. Milligan, to be entered into upon consummation of the merger of the Registrant and Main Street Banks
                        Incorporated, included in Exhibit B to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

        10.15           Proposed Employment Agreement, between the Registrant and
                        Robert R. Fowler, III, to be entered into upon consummation of the merger between the Registrant and Main Street Banks
                        Incorporated, included in Exhibit B to the Merger Agreement included as APPENDIX A to the Joint Proxy
                        Statement/Prospectus set forth in Part I of the Registration
                        Statement

        10.16           Proposed Employment Agreement, between the Registrant and
                        Sam B. Hay, to be entered into upon consummation of the
                        merger of the Registrant and Main Street Banks Incorporated, included in Exhibit B to the Merger Agreement included as
                        APPENDIX A to the Joint Proxy Statement/Prospectus set forth in Part I of the Registration Statement

        10.17           Proposed Employment Agreement, between the Registrant and
                        Joseph K. Strickland, Jr., to be entered into upon consummation of the merger between the Registrant and Main
                        Street Banks Incorporated

        10.18           Employment Agreement dated January 5, 1998, between The
                        Eastside Bank & Trust Company and Christopher H. Burnett filed as Exhibit 10.14 to Registrant's Form 10-KSB for the year ended December 31, 1998 (incorporated by reference)

        10.19           Employment Agreement dated January 1, 1998 between Community
                        Bank of Georgia and Ted A. Murphy

        13.1            Registrant's Annual Report on Form 10-KSB for the year ended
                        December 31, 1999 (incorporated by reference)

        23.1 Consents of Miller & Martin LLP are contained in its opinions filed as Exhibits 5.1 and 8.1 hereto

        23.2 Consent of Mauldin & Jenkins, LLC concerning the financial statements of First Sterling Banks, Inc.

        23.3 Consent of Ernst & Young LLP concerning the financial statements of Main Street Banks Incorporated

        23.4            Consent of Brown, Burke Capital Partners, Inc.

        23.5            Consent of The Carson Medlin Company

        23.6            Consent of Porter Keadle Moore, LLP concerning the financial statements of Georgia Bancshares, Inc.

        24              A Power of Attorney relating to this Registration Statement is set forth on the signature pages to this Registration
                        Statement

        99.1            Opinion of The Carson Medlin Company dated March 28, 2000
                        (included as APPENDIX E to the Joint Proxy
                        Statement/Prospectus)

        99.2            Opinion of Brown, Burke Capital Partners, Inc. dated March
                        28, 2000 (included as APPENDIX D to the Joint Proxy
                        Statement/Prospectus)

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------   ------------------------------------------------------------
        99.3            Form of Proxy Card for the Annual Meeting of Shareholders of
                        Registrant

        99.4 Form of Proxy Card for the Special Meeting of Shareholders of Main Street Banks Incorporated